UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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WebMD Health Corp.

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WEBMD HEALTH CORP.
111 Eighth Avenue
New York, New York 10011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 21, 2010

To The Stockholders of WebMD Health Corp.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of WebMD Health Corp. will be held at 9:30 a.m., Eastern time, on October 21, 2010, at the W NEW YORK — Union Square, 201 Park Avenue South, New York, New York 10003, for the following purposes:

1. To elect four Class II directors, each to serve a three-year term expiring at our Annual Meeting of Stockholders in 2013 or until his successor is elected and has qualified or his earlier resignation or removal; and

2. To consider and vote on a proposal to ratify and approve an amendment to WebMD’s Amended and Restated 2005 Long-Term Incentive Plan to increase the number of shares of WebMD Common Stock issuable under that Plan by 2,600,000 shares; and

3. To consider and vote on a proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2010; and

4. To consider and transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on September 15, 2010 will be entitled to vote at this meeting. The stock transfer books will not be closed.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as promptly as possible.

By Order of the Board of Directors
of WebMD Health Corp.

Douglas W. Wamsley
Executive Vice President,
General Counsel and Secretary

New York, New York
September 17, 2010

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING,
PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 21, 2010
FORWARD-LOOKING STATEMENTS
WEBMD HEALTH CORP. 2009 ANNUAL REPORT
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 21, 2010
PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING
VOTING RIGHTS AND RELATED MATTERS
DIRECTORS AND EXECUTIVE OFFICERS
SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 1: ELECTION OF DIRECTORS
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THESE NOMINEES AS DIRECTORS.
CORPORATE GOVERNANCE
NON-EMPLOYEE DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2: AMENDMENT TO THE AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE WEBMD BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL 3.
REPORT OF THE AUDIT COMMITTEE
STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING
WHERE YOU CAN FIND MORE INFORMATION
MISCELLANEOUS

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be, forward-looking statements. For example, statements concerning projections, predictions, expectations, estimates or forecasts and statements that describe our objectives, future performance, plans or goals are, or may be, forward-looking statements. These forward-looking statements reflect management’s current expectations concerning future results and events and can generally be identified by the use of expressions such as “may,” “will,” “should,” “could,” “would,” “likely,” “predict,” “potential,” “continue,” “future,” “estimate,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” and other similar words or phrases, as well as statements in the future tense.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. Information about important risks and uncertainties that could affect future results, causing those results to differ materially from those expressed in our forward-looking statements, can be found in Annex G to this Proxy Statement and in our other Securities and Exchange Commission filings. Other unknown or unpredictable factors also could have material adverse effects on our future results.

The forward-looking statements included in this Proxy Statement are made only as of the date of this Proxy Statement. Except as required by law or regulation, we do not undertake any obligation to update any forward-looking statements to reflect subsequent events or circumstances.

WEBMD HEALTH CORP. 2009 ANNUAL REPORT

Annexes B through H of this Proxy Statement constitute portions of the 2009 Annual Report required to be distributed with this Proxy Statement to stockholders of WebMD. For 2009, WebMD will not be distributing a stand-alone Annual Report document. Annexes B through H, together with other information contained in this Proxy Statement, contain all of the information that WebMD would have included in its Annual Report.

WEBMD HEALTH CORP.
111 Eighth Avenue
New York, New York 10011

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 21, 2010

This Proxy Statement and the enclosed form of proxy are furnished to stockholders of WebMD Health Corp., a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors from holders of outstanding shares of our Common Stock, par value $0.01 per share, for use at our Annual Meeting of Stockholders to be held on October 21, 2010, at 9:30 a.m., Eastern time, at the W NEW YORK — Union Square, 201 Park Avenue South, New York, New York 10003, and at any adjournment or postponement thereof. The date of this Proxy Statement is September 17, 2010 and it and a form of proxy are first being mailed or otherwise delivered to stockholders on or about September 21, 2010.

PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING

The following proposals will be considered and voted on at the Annual Meeting:

•	Proposal 1 — Election of four Class II directors, each to serve a three-year term expiring at the Annual Meeting of Stockholders in 2013 or until his successor is elected and has qualified or his earlier resignation or removal. The nominees are:

Kevin M. Cameron	Abdool Rahim Moossa, M.D.
Wayne T. Gattinella	Stanley S. Trotman, Jr.

•	Proposal 2 — A proposal to ratify and approve an amendment to WebMD’s Amended and Restated 2005 Long-Term Incentive Plan to increase the number of shares of WebMD Common Stock issuable under that Plan by 2,600,000 shares.

•	Proposal 3 — A proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2010.

Our Board of Directors recommends a vote “FOR” the election of each of the nominees for director listed in Proposal 1 and “FOR” each of Proposals 2 and 3.

VOTING RIGHTS AND RELATED MATTERS

Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to us. All properly signed proxies that we receive prior to the vote at the Annual Meeting and that are not revoked will be voted (or withheld from voting, as the case may be) at the Annual Meeting according to the instructions indicated on the proxies or, if no direction is indicated, as follows:

•	FOR the election of each of the nominees for director listed below in Proposal 1;

•	FOR the ratification and approval of the amendment to WebMD’s Amended and Restated 2005 Long-Term Incentive Plan (which we refer to, in this Proxy Statement, as the 2005 Plan or the WebMD 2005 Plan) described in Proposal 2; and

•	FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2010.

None of the proposals requires the approval of any other proposal to become effective.

A stockholder may revoke a proxy at any time before it is exercised at the Annual Meeting by taking any of the following actions:

•	delivering to the Secretary of WebMD, at the address set forth above, prior to the vote at the Annual Meeting, a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting; or

•	attending the Annual Meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.

Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the shares.

Our Board of Directors does not know of any matter that is not referred to herein to be presented for action at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the proxies will have discretion to vote on these matters in accordance with their judgment.

Record Date and Outstanding Shares

Our Board of Directors has fixed the close of business on September 15, 2010 as the record date for the determination of our stockholders entitled to notice of and to vote at our Annual Meeting. Only holders of record of our Common Stock at the close of business on the record date are entitled to notice of and to vote at the meeting. No other voting securities of WebMD are outstanding. Votes may be cast either in person or by properly executed proxy.

As of the close of business on the record date, there were 58,266,599 shares of our Common Stock outstanding and entitled to vote held of record by approximately 2,400 stockholders, although we believe that there are more than 45,000 beneficial owners of our Common Stock. Unvested shares of restricted Common Stock granted under the 2005 Plan (which we refer to as WebMD Restricted Stock) are entitled to vote at the Annual Meeting and 1,224,017 such shares are included in the above number of outstanding shares of Common Stock.

Vote and Quorum Required

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of WebMD Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented and even though the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (sometimes referred to as a “broker non-vote”). If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. On all matters to be considered at the Annual Meeting, each share of WebMD Common Stock is entitled to one vote per share.

Proposal 1 (Election of Directors).  Election of directors is by a plurality of the votes cast at the Annual Meeting with respect to such election. Accordingly, the four nominees receiving the greatest number of votes for their election will be elected. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote with respect to a nominee will result in that nominee receiving fewer votes for election.

Proposal 2 (Amendment to 2005 Plan) and Proposal 3 (Ratification of Appointment of Independent Registered Public Accounting Firm).  The affirmative vote of the holders of a majority of the voting power of the outstanding shares present or represented at the meeting and entitled to vote on the matter is required to ratify and approve the amendment to WebMD’s Amended and Restated 2005 Long-Term Incentive Plan described in Proposal 2 and to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor described in Proposal 3. Abstentions with respect to Proposal 2 or Proposal 3 will be treated as shares that are present or represented at the meeting, but will not be counted in favor of the respective proposal. Accordingly, an abstention from voting on Proposal 2 or Proposal 3 will have the same effect as a vote “AGAINST” the respective proposal. Because brokers do not have discretionary authority to vote on Proposal 2, broker non-votes with respect to Proposal 2 will not be considered as entitled to vote at the meeting for purposes of that proposal and, accordingly, will have no impact on the outcome of the vote with respect to that proposal.

Expenses of Proxy Solicitation

We will pay the expenses of soliciting proxies from our stockholders to be voted at the Annual Meeting and the cost of preparing and mailing this Proxy Statement to our stockholders. Following the original mailing of this Proxy Statement and other soliciting materials, we and our agents also may solicit proxies by mail, telephone, facsimile or in person. In addition, proxies may be solicited from our stockholders by our directors, officers and employees in person or by telephone, facsimile or other means of communication. These officers, directors and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. Following the original mailing of this Proxy Statement and other soliciting materials, we will request brokers, custodians, nominees and other record holders of our Common Stock to forward copies of this Proxy Statement and other soliciting materials to persons for whom they hold shares of our Common Stock and to request authority for the exercise of proxies. In these cases, we will, upon the request of the record holders, reimburse these holders for their reasonable expenses. We have retained Innisfree M&A Incorporated, a proxy solicitation firm, for assistance in connection with the solicitation of proxies for our Annual Meeting and will pay customary fees plus reimbursement of out-of-pocket expenses.

No Appraisal Rights

Holders of our Common Stock are not entitled to appraisal rights with respect to the proposals to be considered at the Annual Meeting.

DIRECTORS AND EXECUTIVE OFFICERS

The charts below list our directors and executive officers and are followed by biographical information about them. The biographical information regarding each member of our Board of Directors ends with a statement regarding that member’s qualifications for service on our Board, as considered by the Nominating & Governance Committee of our Board (regardless of whether the individual director is up for election this year).

Directors

Name	Age	Positions

Mark J. Adler, M.D.(3)	54	Director; Chairman of the Compensation Committee
Paul A. Brooke	64	Director
Kevin M. Cameron	44	Director; Special Advisor to the Chairman of the Board
Neil F. Dimick(1)(2)(4)	61	Director; Chairman of the Nominating & Governance Committee
Wayne T. Gattinella(1)	58	Director; Chief Executive Officer and President
Jerome C. Keller(4)	68	Director
James V. Manning(1)(2)	63	Director; Chairman of the Audit Committee
Abdool Rahim Moossa, M.D.(4)	70	Director
Herman Sarkowsky(3)	85	Director
Joseph E. Smith(3)	71	Director
Stanley S. Trotman, Jr.(1)(2)	67	Director
Martin J. Wygod(1)	70	Chairman of the Board

(1)	Member of the Executive Committee

(2)	Member of the Audit Committee

(3)	Member of the Compensation Committee

(4)	Member of the Nominating & Governance Committee

For a description of each of the standing committees of the Board of Directors and other corporate governance matters, see “Corporate Governance” below. Until the completion of our merger with HLTH Corporation (which we refer to as HLTH) on October 23, 2009 (which we refer to as the Merger), Dr. Adler and Messrs. Dimick, Manning and Wygod were members of the Boards of Directors of both WebMD and HLTH and Messrs. Brooke, Cameron, Sarkowsky and Smith were members of the Board of Directors only of HLTH.

Executive Officers

Name	Age	Positions

Wayne T. Gattinella	58	Chief Executive Officer and President
Anthony Vuolo	52	Chief Operating Officer and Chief Financial Officer
Nan-Kirsten Forte	48	Executive Vice President — Consumer Services
William Pence	47	Executive Vice President and Chief Technology Officer
Douglas W. Wamsley	51	Executive Vice President, General Counsel and Secretary
Martin J. Wygod	70	Chairman of the Board
Steven Zatz, M.D.	53	Executive Vice President — Professional Services

Mark J. Adler, M.D., has been a member of WebMD’s Board of Directors since September 2005. From September 2000 until completion of the Merger in October 2009, Dr. Adler was a member of HLTH’s Board of Directors and from 1999 until September 2000, had been a director of a predecessor company. Dr. Adler is an oncologist and has, for more than five years, been CEO and Medical Director of the San Diego Cancer Center and a director of the San Diego Cancer Research Institute. Until April 2006, he had also been, for more than five years, the Chief Executive Officer of the internal medicine and oncology group of Medical Group of North County, which is based in San Diego, California, and he continues to be a member of that Medical Group. Dr. Adler’s qualifications for membership on WebMD’s Board of Directors include: his many years of experience as a physician and an executive of a physician practice; and his prior service as a director of WebMD, HLTH and predecessor companies.

Paul A. Brooke became a member of WebMD’s Board of Directors in October 2009, upon completion of the Merger. Mr. Brooke had been a member of HLTH’s Board of Directors from November 2000 until the Merger. Mr. Brooke has been a Managing Member of venBio, a private equity group specializing in life sciences investing, since early this year. Mr. Brooke has been the Managing Member of PMSV Holdings LLC, a private investment firm, since 1993. Mr. Brooke was a Senior Advisor to Morgan Stanley from 2000 to 2009. Mr. Brooke was Chairman of the Board of Alsius Corporation, a medical device company, from 2007 until its sale in 2009, and was Chairman and Chief Executive Officer of a predecessor company from 2005 to 2007. From 1997 through 2006, Mr. Brooke was a Venture Partner of MPM Capital, a venture capital firm specializing in the healthcare industry. From 1983 until April 1999, Mr. Brooke was a Managing Director and the Global Head of Healthcare Research and Strategy at Morgan Stanley. From April 1999 until May 2000, he was a Managing Director at Tiger Management LLC. He serves as a member of the boards of directors of the following public companies: Incyte Corporation, a drug discovery company; and Viropharma Incorporated, a pharmaceutical company. Mr. Brooke’s qualifications for membership on WebMD’s Board of Directors include: his prior service as a director of WebMD and HLTH; his experience as a director of other public and private companies in various aspects of the healthcare industry; and his experience in various aspects of investment banking and financing relating to healthcare companies, as described above.

Kevin M. Cameron became a member of WebMD’s Board of Directors in October 2009, upon completion of the Merger. Mr. Cameron had been a member of HLTH’s Board of Directors from October 2004 until the Merger. He also served as Chief Executive Officer of HLTH from October 2004 until February 2008, when he went on medical leave. Since November 2009, Mr. Cameron has served as Special Advisor to the Chairman of WebMD. From November 2005 until November 2006, Mr. Cameron also served as Acting CEO of Emdeon Business Services, which was then one of HLTH’s segments. From January 2002 until October 2004, Mr. Cameron was Special Advisor to the Chairman of HLTH. From September 2000 to January 2002, he served as Executive Vice President, Business Development of HLTH and, in addition, from September 2001 through January 2002, was a member of the Office of the President. From April 2000 until its merger with HLTH in September 2000, Mr. Cameron served as Executive Vice President, Business Development of a predecessor to HLTH. Prior to April 2000, Mr. Cameron was a Managing Director of the Health Care Investment Banking Group of UBS and held various positions at Salomon Smith Barney. Mr. Cameron’s qualifications for membership on WebMD’s Board of Directors include: his prior service as an executive of WebMD and predecessor companies (including his service as Chief Executive Officer of HLTH) and on HLTH’s Board; and his experience as an investment banker specializing in healthcare, as described above.

Neil F. Dimick has been a member of WebMD’s Board of Directors since September 2005. From December 2002 until completion of the Merger in October 2009, Mr. Dimick was a member of HLTH’s Board of Directors. Mr. Dimick served as Executive Vice President and Chief Financial Officer of AmerisourceBergen Corporation, a wholesale distributor of pharmaceuticals, from 2001 to 2002, and as Senior Executive Vice President and Chief Financial Officer and as a director of Bergen Brunswig Corporation, a wholesale distributor of pharmaceuticals, for more than five years prior to its merger in 2001 with AmeriSource Health Corporation to form AmerisourceBergen. He also serves as a member of the boards of directors of the following companies: Alliance Imaging Inc., a provider of outsourced diagnostic imaging services to hospitals and other healthcare companies; Global Resources Professionals, an international professional services firm that provides outsourced services to companies on a project basis; Mylan

Laboratories, Inc., a pharmaceutical manufacturer; and Thoratec Corporation, a developer of products to treat cardiovascular disease. Mr. Dimick’s qualifications for membership on WebMD’s Board of Directors include: his prior service as a director of WebMD and HLTH; his experience as a director of other public companies, as described above; his experience as a public company chief financial officer, as described above; and his experience prior to that as a CPA and partner of a major public accounting firm.

Nan-Kirsten Forte has, since July 2005, served as Executive Vice President, Consumer Services of WebMD and, for more than five years prior to that, had similar responsibilities at HLTH, where she focused on the consumer portals. From 1997 until its merger with HLTH in November 1999, Ms. Forte was President, Programming and Product Development of Medcast, Greenberg News Networks. Prior to Medcast, she was President of Health of iVillage where she launched iVillage’s first health channel, called “Better Health.” Ms. Forte has been a member of the American Medical Writers Association and the American Medical Illustrators Association.

Wayne T. Gattinella has served as Chief Executive Officer and President of WebMD and as a member of WebMD’s Board of Directors since 2005. Mr. Gattinella served as Chief Executive Officer of HLTH’s WebMD segment from 2005 until the Merger, and as that segment’s President from the time he joined HLTH in 2001. From 2000 to 2001, Mr. Gattinella was Executive Vice President and Chief Marketing Officer for People PC, an Internet services provider. Mr. Gattinella had previously held senior management positions with Merck-Medco (now Medco Health Solutions) and MCI Telecommunications. Mr. Gattinella is a member of the Board of Trustees of the Drexel University College of Medicine. Mr. Gattinella serves as a member of the WebMD Board based on his role as Chief Executive Officer of the company and the Board’s belief that the CEO should be a member of the Board.

Jerome C. Keller has been a member of WebMD’s Board of Directors since September 2005. From 1997 until he retired in October 2005, Mr. Keller served as Senior Vice President, Sales and Marketing at Martek Biosciences Corporation, a company that develops and sells microalgae products, and he has served, since October 2005, as a member of its board of directors. He served as Vice President of Sales for Merck & Co. Inc., a pharmaceutical company, from 1986 to 1993. Mr. Keller’s qualifications for membership on WebMD’s Board of Directors include: his prior service as a member of the WebMD Board; and his many years of experience as an executive of and consultant to pharmaceutical manufacturers and other healthcare companies.

James V. Manning has been a member of WebMD’s Board of Directors since September 2005. From September 2000 until completion of the Merger in October 2009, Mr. Manning was a member of HLTH’s Board of Directors. Prior to that, he was a member of a predecessor company’s board of directors for more than five years. Mr. Manning’s qualifications for membership on WebMD’s Board of Directors include: his prior service as a director of WebMD, HLTH and predecessor companies in the healthcare industry; his experience as a chief financial officer of several public companies (including of Medco Containment Services, Inc. for more than five years prior to 1994); and his experience prior to that as a CPA and partner of a major public accounting firm.

Abdool Rahim Moossa, M.D. has been a member of WebMD’s Board of Directors since September 2005. Since 2003, he has served as the Distinguished Professor of Surgery and Emeritus Chairman of the Department of Surgery, at the School of Medicine, University of California, San Diego (UCSD). From 2003 to 2009, Dr. Moossa also served as Associate Dean and Special Counsel to the Vice Chancellor for Health Sciences and Director of Tertiary and Quaternary Referral Services for UCSD. Prior to that, he served as Professor and Chairman, Department of Surgery, UCSD from 1983 to 2003. He also serves as a member of the board of directors of the Foundation for Surgical Education. Dr. Moossa’s qualifications for membership on WebMD’s Board of Directors include: his prior service on the WebMD Board; and his many years of experience as a physician and as an educator of physicians.

William Pence joined WebMD as Executive Vice President and Chief Technology Officer in November 2007. Before joining WebMD, Dr. Pence had served as Chief Technology Officer and Senior Vice President at Napster since 2003. From 2000 to 2003, Dr. Pence was the Chief Technology Officer for Universal Music Group’s online initiatives and for the pressplay joint venture with Sony. That joint venture later served as the basis for the relaunched Napster service. Previously, Dr. Pence spent more than a decade at IBM, where he held various technology management positions in Research as well as in the Software Division, focused on guiding research and development and commercializing technology for IBM product divisions. Dr. Pence received a B.S. degree in Physics from the University of Virginia, and a Ph.D. in Electrical Engineering from Cornell University.

Herman Sarkowsky became a member of WebMD’s Board of Directors in October 2009, upon completion of the Merger. Mr. Sarkowsky was a member of HLTH’s Board of Directors from November 2000 until the Merger. Prior to that, he was a member of a predecessor company’s board of directors for more than five years. Mr. Sarkowsky has been President of Sarkowsky Investment Corporation, a private investment company, for more than five years. Since July 2010, Mr. Sarkowsky has been a member of the Board of Directors of Power Efficiency Corp., which develops and markets energy saving technologies for electric motors. Since 2009, Mr. Sarkowsky has been a member of The UW Medicine Board, which advises and assists the chief executive officer and the dean of the School of Medicine of the University of Washington in strategic planning and oversight of programs across UW Medicine. Prior to that, Mr. Sarkowsky served on the University of Washington Hospital Board for 12 years, during two of which he was chairman of that board. Mr. Sarkowsky’s qualifications for membership on WebMD’s Board of Directors include: his prior service as a director of WebMD, HLTH and predecessor companies; his service on the other boards described above; and his experience as an investor in public and private companies.

Joseph E. Smith became a member of WebMD’s Board of Directors in October 2009, upon completion of the Merger. Mr. Smith was a member of HLTH’s Board of Directors from September 2000 until the Merger. Mr. Smith served in various positions with Warner-Lambert Company, a pharmaceutical company, from March 1989 to September 1997, the last of which was Corporate Executive Vice President and a member of the Office of the Chairman and the firm’s Management Committee. Mr. Smith serves on the board of directors of Par Pharmaceutical Companies, Inc., a manufacturer and distributor of generic and branded pharmaceuticals, and on the Board of Trustees of the International Longevity Center, a non-profit organization. Mr. Smith’s qualifications for membership on WebMD’s Board of Directors include: his prior service as a director of WebMD, HLTH and a predecessor company; his many years of experience as an executive of a pharmaceutical manufacturer; and his service on the boards of other public and private companies in the healthcare industry.

Stanley S. Trotman, Jr. has been a member of WebMD’s Board of Directors since September 2005. Mr. Trotman retired in 2001 from UBS Financial Services, Inc. after it acquired, in 2000, PaineWebber Incorporated, an investment banking firm where he had been a Managing Director with the Health Care Group since 1995. He serves as a member of the board of directors of American Shared Hospital Services, a public company that provides radio surgery services to medical centers for use in brain surgery. He also serves as a director of Ascend Health Care Corp., a privately-held company that provides services to acute psychiatric patients. Mr. Trotman’s qualifications for membership on WebMD’s Board of Directors include: his prior service as a director of WebMD; his experience as a director of other public and private companies in various aspects of the healthcare industry; and his experience as an investment banker specializing in healthcare companies.

Anthony Vuolo became Chief Financial Officer of WebMD in November 2009. Mr. Vuolo has also been Chief Operating Officer of WebMD since July 2007. From May 2005 until August 2007, Mr. Vuolo served as Executive Vice President and Chief Financial Officer of WebMD. Mr. Vuolo served as Executive Vice President, Business Development of HLTH from May 2003 until July 2005. From September 2000 to May 2003, Mr. Vuolo was Executive Vice President and Chief Financial Officer of HLTH. Prior to that, Mr. Vuolo served in senior management positions at HLTH and its predecessors for more than five years.

Douglas W. Wamsley has, since July 2005, served as Executive Vice President, General Counsel and Secretary of WebMD. From September 2001 until July 2005, Mr. Wamsley served as Senior Vice President — Legal of HLTH, focusing on its WebMD segment.

Martin J. Wygod has, since May 2005, served as Chairman of the Board of WebMD. From March 2001 until the Merger in October 2009, Mr. Wygod served as HLTH’s Chairman of the Board and served as a member of its Board of Directors from September 2000 until the Merger. Mr. Wygod also served as HLTH’s

Acting Chief Executive Officer from February 2008 until the Merger and as its Chief Executive Officer from September 2000 until May 2003. He is also engaged in the business of racing, boarding and breeding thoroughbred horses, and is President of River Edge Farm, Inc. Mr. Wygod’s qualifications for membership on WebMD’s Board of Directors include: his prior service as an executive officer and director of WebMD, HLTH and predecessor companies in the healthcare industry.

Steven Zatz, M.D. has, since July 2005, served as Executive Vice President, Professional Services of WebMD. From October 2000 to July 2005, Dr. Zatz had similar responsibilities at HLTH, where he focused on the physician portals. Dr. Zatz was Senior Vice President, Medical Director of CareInsite, Inc. from June 1999 until its acquisition by HLTH in September 2000. Prior to joining CareInsite, Dr. Zatz was a Senior Vice President of RR Donnelley Financial in charge of its healthcare business from October 1998 to May 1999. From August 1995 to May 1998, Dr. Zatz was President of Physicians’ Online, an online portal for physicians.

No family relationship exists among any of our directors or executive officers. No arrangement or understanding exists between any director or executive officer of WebMD and any other person pursuant to which any of them were selected as a director or executive officer, except that Messrs. Brooke, Cameron, Sarkowsky and Smith were originally appointed as directors of WebMD in connection with the Merger in October 2009, pursuant to the merger agreement between HLTH and WebMD.

SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of WebMD Common Stock, as of September 15, 2010 (except where otherwise indicated), by each person or entity known by us to beneficially own more than 5% of the outstanding shares of WebMD Common Stock, by each of our directors, by each of our Named Executive Officers and by all of our directors and executive officers as a group. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons listed in the table below have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. Unless otherwise indicated, the address of each of the beneficial owners identified is c/o WebMD Health Corp., 111 Eighth Avenue, New York, NY 10011.

Name and Address	Common			Total	Percent of
of Beneficial Owner	Stock(1)		Other(2)	Shares	Outstanding(2)

FMR LLC(3)	8,106,734		—	8,106,734	13.9%
82 Devonshire Street Boston, MA 02109
Kensico Capital Management Corporation, Michael Lowenstein and Thomas J. Coleman(4)	4,010,000		—	4,010,000	6.9%
55 Railroad Avenue, 2nd Floor Greenwich, CT 06830
CalPERS/PCG Corporate Partners, LLC(5)	3,950,632		—	3,950,632	6.8%
1200 Prospect Street, Suite 200 La Jolla, CA 92037
Samana Capital, L.P., Morton Holdings, Inc. and Philip B. Korsant(6)	3,620,884		—	3,620,884	6.2%
283 Greenwich Avenue Greenwich, CT 06830
BlackRock, Inc.(7)	3,098,339		—	3,098,339	5.3%
40 East 52nd Street New York, NY 10022
Mark J. Adler, M.D.	3,866	(8)	65,220	69,086	*
Paul A. Brooke	163,411	(9)	107,579	270,990	*
Kevin M. Cameron	373,017	(10)	784,457	1,157,474	2.0%
Neil F. Dimick	15,954		81,531	97,485	*
Nan-Kirsten Forte	25,104	(11)	—	25,104	*
Wayne T. Gattinella	148,119	(12)	101,100	249,219	*
Jerome C. Keller	18,937	(13)	29,700	48,637	*
James V. Manning	292,482	(14)	98,418	390,900	*
Abdool Rahim Moossa, M.D.	3,600		23,100	26,700	*
Herman Sarkowsky	181,697	(15)	132,021	313,718	*
Joseph E. Smith	34,791		88,025	122,816	*
Stanley S. Trotman, Jr.	52,692	(16)	29,700	82,392	*
Anthony Vuolo	184,550	(17)	244,998	429,548	*
Martin J. Wygod	2,335,576	(18)	33,330	2,368,906	4.1%
Steven Zatz, M.D.	87,718	(19)	—	87,718	*
All executive officers and directors as a group (17 persons)	3,922,117		1,956,679	5,878,796	9.8%

*	Less than 1%.

(1)	The amounts set forth in this column include shares of WebMD Common Stock held in the accounts of Messrs. Cameron, Keller and Wygod, Ms. Forte and Dr. Zatz in the 401(k) Plan (which we refer to in this table as 401(k) Plan Shares) in the respective amounts stated in the footnotes below, all of which are vested in accordance with the terms of the Plan. The amount set forth in this column for “All executive officers and directors as a group” includes 556 401(k) Plan Shares, all of which are vested in accordance with the terms of the 401(k) Plan.

Certain of the individuals listed in this table are beneficial owners of shares of unvested WebMD Restricted Stock in the respective amounts stated in the footnotes below. Holders of WebMD Restricted Stock have voting power, but not dispositive power, with respect to unvested shares of WebMD Restricted Stock.

(2)	Beneficial ownership is determined under the rules and regulations of the Securities and Exchange Commission (the “SEC”), which provide that shares of common stock that a person has the right to acquire within 60 days are deemed to be outstanding and beneficially owned by that person for the purpose of computing the total number of shares beneficially owned by that person and the percentage ownership of that person. However, those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Accordingly, we have set forth, in the column entitled “Other,” with respect to each person listed, the number of shares of WebMD Common Stock that such person has the right to acquire pursuant to options that are currently exercisable or that will be exercisable within 60 days of September 15, 2010. We have calculated the percentages set forth in the column entitled “Percent of Outstanding” based on the number of shares outstanding as of September 15, 2010 (which was 58,266,599, including all outstanding unvested shares of WebMD Restricted Stock) plus, for each listed person or group, the number of additional shares deemed outstanding, as set forth in the column entitled “Other.”

(3)	This amount is based upon information disclosed by FMR LLC, Fidelity Management & Research Company and Edward C. Johnson, 3d in: (a) a Schedule 13G filed with the SEC reporting that FMR Corp. and the other members of the filing group had, as of December 31, 2009, sole power to vote or to direct the vote of 91,654 shares of WebMD Common Stock and sole power to dispose of or to direct the disposition of 8,106,734 shares of WebMD Common Stock. Sole power to vote the other shares of WebMD Common Stock beneficially owned by the filing group resides in the respective boards of trustees of the funds that have invested in the shares.

(4)	The information shown is as of December 31, 2009 and is based upon information disclosed by Kensico Capital Management Corporation, Michael Lowenstein and Thomas J. Coleman in a Schedule 13G filed with the SEC. Such persons reported that they had shared power to dispose of or to direct the disposition of 4,010,000 shares of WebMD Common Stock and shared power to vote or to direct the vote of those shares.

(5)	The information shown is based upon information disclosed by CalPERS/PCG Corporate Partners, LLC, PCG Corporate Partners Investments LLC, and Pacific Corporate Group Holdings, LLC as of December 31, 2009, in a Schedule 13G filed with the SEC. Such persons reported that they had shared power to dispose of or to direct the disposition of 3,950,632 shares of WebMD Common Stock and shared power to vote or direct the vote of those shares.

(6)	The information shown is as of December 31, 2009 and is based upon information disclosed by Samana Capital, L.P., Morton Holdings, Inc. and Philip B. Korsant in a Schedule 13G filed with the SEC. Such persons reported that Morton Holdings, Inc. and Philip B. Korsant shared power to dispose of or to direct the disposition of 3,620,884 shares of WebMD Common Stock and shared power to vote or to direct the voting of those shares of WebMD Common Stock, with Samana Capital, L.P. also having shared voting power and shared dispositive power with respect to 3,031,180 of those shares.

(7)	The information shown is as of December 31, 2009 and is based upon information disclosed by BlackRock, Inc. in a Schedule 13G filed with the SEC, which reported the sole power to vote or direct the voting of 3,098,339 shares of WebMD Common Stock, and sole power to dispose or to direct the disposition of those shares.

(8)	Represents 3,600 shares held by Dr. Adler and 266 shares held by Dr. Adler’s son.

(9)	Represents 73,791 shares held by Mr. Brooke and 89,620 shares held by PMSV Holdings LLC, of which Mr. Brooke is the managing member.

(10)	Represents 252,948 shares held by Mr. Cameron, 69 401(k) Plan Shares and 120,000 unvested shares of WebMD Restricted Stock.

(11)	Represents 104 401(k) Plan Shares and 25,000 unvested shares of WebMD Restricted Stock held by Ms. Forte.

(12)	Represents 73,119 shares held by Mr. Gattinella and 75,000 unvested shares of WebMD Restricted Stock.

(13)	Represents 18,868 shares held by Mr. Keller and 69 401(k) Plan Shares.

(14)	Represents: 206,382 shares held by Mr. Manning; 79,212 shares held by the WebMD Health Foundation, Inc., a charitable foundation of which Messrs. Manning and Wygod are trustees and for which they share voting and dispositive power; 5,555 shares held by Mr. Manning through an IRA; and 1,333 shares held by Mr. Manning’s wife through an IRA.

(15)	Represents 147,697 shares held by Mr. Sarkowsky, 2,000 shares held by Mr. Sarkowsky’s wife, 12,000 shares held by SPF Holdings (an entity controlled by Mr. Sarkowsky) and 20,000 shares held by The Sarkowsky Family LLP (entities controlled by Mr. Sarkowsky).

(16)	Represents 41,757 shares held by Mr. Trotman and 10,935 shares held by The Stanley S. Trotman, Jr. Trust, of which Mr. Trotman is a trustee.

(17)	Represents 83,800 shares held by Mr. Vuolo and 100,750 unvested shares of WebMD Restricted Stock.

(18)	Represents: 22,774 shares held by Mr. Wygod; 105 401(k) Plan Shares; 309,992 shares of unvested WebMD Restricted Stock; 1,842,055 shares held by The Wygod Family Revocable Living Trust, of which Mr. Wygod is a trustee and for which he shares voting and dispositive power; 79,212 shares held by the WebMD Health Foundation, Inc., a charitable foundation of which Messrs. Manning and Wygod are trustees and for which they share voting and dispositive power; 2,222 shares held by Mr. Wygod’s spouse through an IRA; 71,695 shares held by SYNC, Inc., which is controlled by Mr. Wygod; 4,000 shares of WebMD Common Stock held by The Emily Wygod Trust u/t/a/d 12-31-1987 (as to which shares, Mr. Wygod disclaims beneficial ownership); and 3,521 shares of Common Stock held by The Max Wygod Trust u/t/a/d 12-31-1987 (as to which shares, Mr. Wygod disclaims beneficial ownership).

(19)	Represents 59,614 shares held by Dr. Zatz, 104 401(k) Plan Shares and 28,000 unvested shares of WebMD Restricted Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership of these securities with the SEC. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the forms furnished to us during or with respect to our most recent fiscal year, all of our directors and officers subject to the reporting requirements and each beneficial owner of more than ten percent of our Common Stock satisfied all applicable filing requirements under Section 16(a).

PROPOSAL 1: ELECTION OF DIRECTORS

Election of four Class II directors, each to serve a three-year term expiring at the Annual Meeting of Stockholders in 2013 or until his successor is elected and has qualified or his earlier resignation or removal.

WebMD’s Board of Directors currently has twelve members and, under its Restated Certificate of Incorporation, is divided into three classes. Under WebMD’s Restated Certificate of Incorporation, at each of its Annual Meetings, the term of one of the classes of directors expires and WebMD stockholders vote to elect nominees for the directorships in that class for a new three-year term. At this year’s Annual Meeting, the terms of the five Class II directors, Paul A. Brooke, Kevin M. Cameron, Wayne T. Gattinella, Abdool Rahim Moossa, M.D. and Stanley S. Trotman, Jr., will expire. The terms of Jerome C. Keller, Herman Sarkowsky and Martin J. Wygod will expire at the Annual Meeting in 2011; and the terms of Mark J. Adler, M.D., Neil F. Dimick, James V. Manning and Joseph E. Smith will expire at the Annual Meeting in 2012.

The Board of Directors, based on the recommendation of the Nominating & Governance Committee of the Board, has nominated Messrs. Cameron, Gattinella and Trotman and Dr. Moossa for re-election at the Annual Meeting, each to serve a three-year term expiring at the Annual Meeting in 2013 or until his successor is elected and has qualified or his earlier resignation or removal. Mr. Brooke has decided not to stand for re-election and, effective upon the expiration of his current term, the authorized number of directors shall be reduced to eleven.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF THESE NOMINEES AS DIRECTORS.

The persons named in the enclosed proxy intend to vote for the election of Messrs. Cameron, Gattinella and Trotman and Dr. Moossa, unless you indicate on the proxy card that your vote should be withheld.

WebMD has inquired of each nominee and has determined that each will serve if elected. While WebMD’s Board of Directors does not anticipate that any of the nominees will be unable to serve, if any nominee is not able to serve, proxies will be voted for a substitute nominee unless the Board of Directors chooses to reduce the number of directors serving on the Board.

For biographical information regarding the nominees and other directors and information regarding each nominee’s qualification for service on our Board, as considered by the Nominating & Governance Committee of our Board, see “Directors and Executive Officers” above. For information regarding corporate governance and related matters involving WebMD’s Board of Directors and its committees, see “Corporate Governance” below. For information regarding the compensation of non-employee directors, see “Non-Employee Director Compensation” below.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors currently has twelve members. Three of the members are employees of WebMD and the other nine are “Non-Employee Directors.” The three employee directors are: Mr. Gattinella, our Chief Executive Officer; Mr. Wygod, our Chairman of the Board; and Mr. Cameron, a Special Advisor to the Chairman. The Non-Employee Directors are: Drs. Adler and Moossa and Messrs. Brooke, Dimick, Keller, Manning, Sarkowsky, Smith and Trotman. The Non-Employee Directors meet regularly in private sessions with the Chairman of the Board and also meet regularly without any employee directors or other WebMD employees present. For information regarding the compensation of our Non-Employee Directors, see “Non-Employee Director Compensation” below.

Our Board of Directors met 12 times in 2009. During 2009, each of our directors attended 75% or more of the meetings held by our Board and the Board committees on which he served and each of HLTH’s directors attended 75% or more of the meetings held by HLTH’s Board. In addition to meetings, our Board and its committees reviewed and acted upon matters by unanimous written consent. WebMD’s Board of Directors encourages its members to attend our Annual Meetings of Stockholders. The members of our Board all attended our 2009 Annual Meeting (held jointly with HLTH’s 2009 Annual Meeting) and all but one of the members of HLTH’s Board of Directors attended that Annual Meeting.

Director Independence

Our Board of Directors has delegated to the Nominating & Governance Committee of the Board the authority to make determinations regarding the independence of members of the Board. The Nominating & Governance Committee has determined that Drs. Adler and Moossa, and Messrs. Brooke, Dimick, Keller, Manning, Sarkowsky, Smith and Trotman (all nine of our Non-Employee Directors) are “independent” in accordance with the published listing requirements of the Nasdaq Global Select Market applicable generally to members of our Board and, with respect to the committees of our Board on which they serve, those applicable to the specific committees. Messrs. Cameron, Gattinella and Wygod, as current employees of our company, are not independent.

The Nasdaq independence definition includes a series of objective tests, including one that requires a three year period to have elapsed since employment by the listed company and other tests relating to specific types of transactions or business dealings between a director (or persons or entities related to the director) and the listed company. In addition, as further required by the Nasdaq Marketplace Rules, the Nominating & Governance Committee of our Board has made a subjective determination as to each Non-Employee Director that no relationships exist which, in the opinion of the Nominating & Governance Committee, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In considering whether Mr. Manning qualified as “independent,” the Nominating & Governance Committee considered that (1) he had previously served as an executive officer of a predecessor of HLTH, more than ten years ago and (2) he and Mr. Wygod both serve as trustees of the WebMD Health Foundation, Inc., a charitable foundation. In considering whether Mr. Keller qualified as “independent,” the Nominating & Governance Committee considered the fact that he had previously served as a part-time employee of HLTH for a short period, more than five years ago. In considering whether Mr. Sarkowsky qualified as “independent,” the Nominating & Governance Committee considered the fact that he and Mr. Wygod have jointly owned race horses and been involved in related transactions. Each member of the Nominating & Governance Committee abstained from voting with respect to his own independence.

Communications with Our Directors

Our Board of Directors encourages our security holders to communicate in writing to our directors. Security holders may send written communications to our Board of Directors or to specified individual directors by sending such communications care of the Corporate Secretary’s Office, WebMD Health Corp.,

111 Eighth Avenue, New York, New York 10011. Such communications will be reviewed by our Legal Department and, depending on the content, will be:

•	forwarded to the addressees or distributed at the next scheduled Board meeting; or

•	if they relate to financial or accounting matters, forwarded to the Board’s Audit Committee or discussed at the next scheduled Audit Committee meeting; or

•	if they relate to the recommendation of the nomination of an individual, forwarded to the Board’s Nominating & Governance Committee or discussed at the next scheduled Nominating & Governance Committee meeting; or

•	if they relate to the operations of WebMD, forwarded to the appropriate officers of WebMD, and the response or other handling reported to the Board at the next scheduled Board meeting.

Committees of the Board of Directors

This section describes the roles of each of the Committees of our Board in the corporate governance of our company. With respect to certain committees, including the Audit Committee, the Compensation Committee and the Nominating & Governance Committee, a portion of their responsibilities are specified by SEC rules and Nasdaq listing standards. The Compensation Committee, the Audit Committee and the Nominating & Governance Committee each has the authority to retain such outside advisors as it may determine to be appropriate.

Executive Committee.  The Executive Committee, which met once during 2009, is currently comprised of Messrs. Dimick, Gattinella, Manning, Trotman and Wygod. The Executive Committee has the power to exercise, to the fullest extent permitted by law, the powers of the entire Board. Mr. Trotman was added to the Executive Committee upon the completion of the Merger. The other members of the Executive Committee were members for all of 2009.

Audit Committee.  The Audit Committee, which met 10 times during 2009, is currently comprised of Messrs. Dimick, Manning and Trotman; Mr. Manning is its Chairman. There were no changes to the membership or Chairman of the Audit Committee since the beginning of 2009. Each of the members of the Audit Committee meets the standards of independence applicable to audit committee members under applicable SEC rules and Nasdaq Global Select Market listing standards and is financially literate, as required under applicable Nasdaq Global Select Market listing standards. In addition, the Nominating & Governance Committee has determined that Messrs. Dimick and Manning qualify as “audit committee financial experts,” as that term is used in applicable SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002. The determination with respect to Mr. Dimick was based on his training and experience as a certified public accountant, including as a partner of a major accounting firm, and based on his service as a senior executive and chief financial officer of a public company. The determination with respect to Mr. Manning was based on his training and experience as a certified public accountant, including as a partner of a major accounting firm, and based on his service as a senior executive and chief financial officer of public companies.

The Audit Committee operates under a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Audit Committee. A copy of that Charter, as amended through October 23, 2009, was filed as Exhibit 99.2 to our Annual Report on Form 10-K for the year ended December 31, 2009 (which we refer to as the 2009 Form 10-K). The Audit Committee’s responsibilities are summarized below in “Report of the Audit Committee” and include oversight of the administration of WebMD’s Code of Business Conduct. A copy of the Code of Business Conduct, as amended in July 2010, was filed as Exhibit 14.1 to the Current Report on Form 8-K that WebMD filed on September 17, 2010. The Code of Business Conduct applies to all directors and employees of WebMD and its subsidiaries. Any waiver of applicable requirements in the Code of Business Conduct that is granted to any directors, the principal executive officer, any senior financial officers (including the principal financial officer, principal accounting officer or controller) or any other person who is an executive officer of WebMD requires the approval of the Audit Committee and waivers will be disclosed on WebMD’s corporate Web site, www.wbmd.com, in the “Investor Relations” section, or in a Current Report on Form 8-K.

Compensation Committee.  The Compensation Committee, which met eight times during 2009, is currently comprised of Dr. Adler and Messrs. Sarkowsky and Smith (the individuals who had been the members of the HLTH Compensation Committee during 2009, until the Merger) and Dr. Adler is its Chairman. Each of these directors is a Non-Employee Director within the meaning of the rules promulgated under Section 16 of the Exchange Act, an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and an independent director under applicable Nasdaq Global Select Market listing standards. Prior to the Merger, Drs. Adler and Moossa and Mr. Trotman were the members of WebMD’s Compensation Committee and Dr. Adler was its Chairman. The responsibilities delegated by the Board to the Compensation Committee include:

•	oversight of our executive compensation program and our incentive and equity compensation plans;

•	determination of compensation levels for and grants of incentive and equity-based awards to our executive officers and the terms of any employment agreements with them;

•	determination of compensation levels for non-employee directors; and

•	review of and making recommendations regarding other matters relating to our compensation practices.

The Compensation Committee operates under a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Compensation Committee. A copy of that Charter, as amended through October 23, 2009, was filed as Exhibit 99.3 to the 2009 Form 10-K. For additional information regarding our Compensation Committee and its oversight of executive compensation, see “Executive Compensation — Compensation Discussion and Analysis” below.

Nominating & Governance Committee.  The Nominating & Governance Committee was formed at the completion of the Merger and did not meet during 2009. Prior to that, the responsibilities of the Nominating & Governance Committee were divided between a Nominating Committee (which met twice during 2009) and a Governance & Compliance Committee (which met four times during 2009). The Nominating & Governance Committee is currently comprised of Dr. Moossa and Messrs. Dimick and Keller; Mr. Dimick is its Chairman. Each of these directors is an independent director under applicable Nasdaq Global Select Market listing standards. During 2009 until the Merger, the Nominating Committee consisted of Dr. Moossa and Messrs. Dimick and Trotman (and Mr. Dimick was its Chairman) and the Governance & Compliance Committee consisted of Dr. Adler and Messrs. Dimick and Manning (and Mr. Dimick was its Chairman).

The responsibilities delegated by the Board to the Nominating & Governance Committee include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the director nominees for each Annual Meeting of Stockholders;

•	recommending to the Board candidates for filling vacancies that may occur between Annual Meetings;

•	evaluating and making recommendations to the Board regarding matters relating to the governance of WebMD;

•	providing oversight of WebMD’s compliance programs and assisting the Board and the Board’s other standing committees with respect to their oversight of those compliance programs; and

•	providing oversight of senior executive recruitment and management development.

As part of its responsibilities relating to corporate governance, the Nominating & Governance Committee will evaluate and make recommendations to the Board regarding any proposal for which a stockholder has provided required notice that such stockholder intends to make at an Annual Meeting of Stockholders, including recommendations regarding the Board’s response and regarding whether to include such proposal in WebMD’s proxy statement.

The Nominating & Governance Committee operates pursuant to a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Nominating & Governance Committee. A copy of that Charter, as adopted as of October 23, 2009, was filed as Exhibit 99.4 to the 2009 Form 10-K. The Nominating & Governance Committee has not adopted specific objective requirements for service on the WebMD Board. Instead, the Nominating & Governance Committee considers various factors in determining whether to recommend to the Board potential new Board members, or the continued service of existing members, including:

•	the amount and type of the potential nominee’s managerial and policy-making experience in complex organizations and whether any such experience is particularly relevant to WebMD;

•	any specialized skills or experience that the potential nominee has and whether such skills or experience are particularly relevant to WebMD;

•	in the case of non-employee directors, whether the potential nominee has sufficient time to devote to service on the WebMD Board and the nature of any conflicts of interest or potential conflicts of interest arising from the nominee’s existing relationships;

•	in the case of non-employee directors, whether the nominee would be an independent director and would be considered a “financial expert” or to have “financial sophistication” under applicable SEC rules and the listing standards of the Nasdaq Global Select Market;

•	in the case of potential new members, whether the nominee assists in achieving a mix of Board members that represents a diversity of background and experience, including with respect to age, gender, race, areas of expertise and skills; and

•	in the case of existing members, the nominee’s contributions as a member of the Board during his or her prior service.

For information regarding the qualifications for service on our Board of Directors of each of its current members, as considered by the Nominating & Governance Committee of our Board (regardless of whether the individual director is up for election this year), please see the biographical information for each Board member included in “Directors and Executive Officers” above. As noted there, the Nominating & Governance Committee considers prior service on our Board of Directors and on the boards of directors of our predecessor companies to be part of our Board members’ qualifications for continued service, particularly in light of the fact that WebMD’s public and private Internet portals have a relatively short operating history and the experience our Board members have had in overseeing the evolution of those portals provides useful background for their current service on our Board. The Nominating & Governance Committee also believes that healthcare industry experience provides important background for service on our Board and that our Board should include individuals with diverse types of such experience, including experience as physicians, as industry executives, as board members of public or private healthcare industry companies, and as investment bankers or investors focused on those companies.

The Nominating & Governance Committee will consider candidates recommended by stockholders in the same manner as described above. Any such recommendation should be sent in writing to the Nominating & Governance Committee, care of Secretary, WebMD Health Corp., 111 Eighth Avenue, New York, NY 10011. To facilitate consideration by the Nominating & Governance Committee, the recommendation should be accompanied by a full statement of the qualifications of the recommended nominee, the consent of the recommended nominee to serve as a director of WebMD if nominated and to be identified in WebMD’s proxy materials and the consent of the recommending stockholder to be named in WebMD’s proxy materials. The recommendation and related materials will be provided to the Nominating & Governance Committee for consideration at its next regular meeting.

Related Parties Committee.  The Related Parties Committee, which did not meet during 2009, was comprised of Dr. Moossa and Messrs. Keller and Trotman; Mr. Trotman was its Chairman. Each of the members of the Related Parties Committee was an independent director and none of its members served as a director of HLTH. The responsibilities delegated by the Board to the Related Parties Committee included oversight of transactions between HLTH and WebMD and related matters. The Related Parties Committee was disbanded upon completion of the Merger. As described below under “— Other Committees — Special Committee,” the Board formed a special committee with authority and responsibilities relating to the Merger.

Other Committees.  From time to time, our Board of Directors forms additional committees to make specific determinations or to provide oversight of specific matters or initiatives. For example:

•	Special Committee Regarding the Merger. Messrs. Trotman and Keller (two non-management members of the WebMD Board who did not serve on HLTH’s Board of Directors) were members of a special committee formed in May 2009 to evaluate the Merger and negotiate with HLTH regarding its terms. Following the completion of the Merger, this Special Committee was disbanded.

•	Special Committee Regarding the DOJ Investigation. Messrs. Brooke, Manning, Sarkowsky and Smith and Dr. Adler were members of a special committee of the Board of Directors of HLTH to oversee matters relating to the investigations by the United States Attorney for the District of South Carolina and the SEC, as described in Note 11 to our Consolidated Financial Statements included in Annex B to this Proxy Statement. At the time of completion of the Merger, the WebMD Board constituted the same individuals as members of a similar special committee of the Board of Directors of WebMD.

•	Strategic Planning Committee. Dr. Adler and Messrs. Dimick, Keller, Manning, Trotman and Wygod are members of a Strategic Planning Committee of the Board, which meets informally between regularly scheduled Board meetings regarding WebMD’s business strategies and their implementation and any other matters that the Non-Employee Directors wish to discuss with management.

•	Securities Repurchase Committee. Messrs. Cameron, Smith and Trotman are members of a Securities Repurchase Committee of the Board, which was formed at the time of the Merger and is authorized to make determinations relating to repurchases of WebMD’s Common Stock and Convertible Notes. Until the Merger, Messrs. Keller and Trotman were the members of a predecessor committee of the Board, formed in December 2008, that was authorized to make determinations relating to repurchases of WebMD Common Stock.

Corporate Leadership Structure

Since WebMD’s initial public offering in 2005, Mr. Wygod has served as Chairman of the Board and Mr. Gattinella has served as Chief Executive Officer. The Board believes that this separation of the positions of Chief Executive Officer and the Chairman of the Board is appropriate because it enables Mr. Gattinella, as Chief Executive Officer, to focus on executing our business plan and the day-to-day operation of our business and allows Mr. Wygod, as an executive Chairman of the Board, to facilitate the flow of information between the Board and management and to focus on the overall strategy, strategic relationships and transactions intended to create long-term value for stockholders. The Board has chosen not to have a non-executive Chairman of the Board or a lead outside director because it believes that its outside director members work well together as a group, without designating a single leader among them, and have various avenues of communication, both individually and as a group, to management for their views. One such avenue is the Strategic Planning Committee of the Board, which meets between Board meetings for informal discussions with Messrs. Wygod and Gattinella regarding WebMD’s business strategies and their implementation and any other matters that the Non-Employee Directors wish to discuss with management. See “— Committees of the Boards of Directors — Other Committees — Strategic Planning Committee” above.

The Board’s Role in Risk Oversight

WebMD’s management is responsible for the day-to-day management of the risks that WebMD faces, while the WebMD Board has responsibility for the oversight of risk management. The WebMD Board exercises oversight, as a whole and also at the committee level, of how WebMD management seeks to mitigate the risks that WebMD faces, including those described in Annex G to this Proxy Statement. A fundamental part of settling WebMD’s business strategy is the assessment of the risks the company faces and how to manage those risks. The Board regularly reviews information regarding strategic, financial, operational and reputational risks that WebMD faces and discusses with management the resources to be allocated to avoiding or mitigating specific risks, including through insurance, internal controls, compliance programs (and related policies and procedures) and similar means. In addition, in its own decision-making processes the Board considers both the benefits and the risks applicable to the alternatives it is considering and seeks to foster similar processes in management’s decision-making.

NON-EMPLOYEE DIRECTOR COMPENSATION

Introduction

This section describes the compensation paid by WebMD and by HLTH during 2009 to the Non-Employee Directors. The Compensation Committee of the WebMD Board is authorized to determine the compensation of the Non-Employee Directors paid by WebMD and the Compensation Committee of the HLTH Board was authorized to determine the compensation of the Non-Employee Directors that was paid by HLTH prior to the Merger. As described below, WebMD and HLTH paid three types of compensation to their Non-Employee Directors in 2009 for their Board and Board Committee service:

•	annual fees for service on the Board and its standing committees, paid by WebMD in October 2009 in the form of shares of WebMD Common Stock not subject to any vesting requirements;

•	grants of non-qualified options to purchase WebMD Common Stock to directors of WebMD and grants of non-qualified options to purchase HLTH Common Stock to directors of HLTH; and

•	cash fees for service on certain other committees of the Board.

None of the Non-Employee Directors received any other compensation from WebMD or HLTH during 2009 and none of them provided any services to WebMD or HLTH during 2009, except their service as a director. WebMD does not (and HLTH did not) offer any deferred compensation plans or retirement plans to its Non-Employee Directors.

2009 Director Compensation Table

This table provides information regarding the value of the compensation paid by HLTH and WebMD to the Non-Employee Directors in 2009, as calculated in accordance with applicable SEC regulations. This table should be read together with the additional information under the headings “— Annual Fees” and “— Option Grants” below.

			(d)	(e)
	(b)	(c)	WebMD	HLTH	(f)
(a)	Fees Earned or Paid	Stock Awards	Option Awards	Option Awards	Total
Name	in Cash ($)(1)	($)(2)	($)(3)	($)(3)	($)

Mark J. Adler, M.D.	21,000	40,000	133,985	64,798	259,783
Paul A. Brooke	15,000	30,000	—	64,798	109,798
Neil F. Dimick	6,000	55,000	133,985	64,798	259,783
Jerome C. Keller	56,000	37,500	133,985	—	227,485
James V. Manning	21,000	55,000	133,985	64,798	274,783
A. R. Moossa, M.D.	—	37,500	133,985	—	171,485
Herman Sarkowsky	15,000	37,500	—	64,798	117,298
Joseph E. Smith	15,000	37,500	—	64,798	117,298
Stanley S. Trotman, Jr.	76,000	45,000	133,985	—	254,985

(1)	The amounts in Column (b) reflect fees to members of the following committees for service on those committees: (1) the Strategic Planning Committee of the WebMD Board ($6,000 for each of Dr. Adler and Messrs. Dimick, Keller, Manning and Trotman); (2) the Special Committee of the WebMD Board regarding the Merger ($50,000 for each of Messrs. Keller and Trotman, plus $20,000 for Mr. Trotman, as Chairman), and the Special Committee Regarding the DOJ Investigation, both by HLTH before the Merger and by WebMD after the Merger ($15,000 for each of Dr. Adler and Messrs. Brooke, Manning, Sarkowsky and Smith). See “Corporate Governance — Committees of the Board of Directors — Other Committees” above.

(2)	The Non-Employee Directors received shares of WebMD Common Stock, not subject to any vesting requirements and valued at the respective amounts reported in Column (c) above, in payment of their annual retainers for service on the WebMD Board and its standing committees. In 2009, the annual retainers were paid by WebMD in WebMD Common Stock to each director at the time of the completion of the Merger (and no annual retainers were paid in 2009 by HLTH). See “— Annual Fees” below. For each Non-Employee Director, the number of shares to be issued was determined by dividing the aggregate dollar amount of the fees payable to such Non-Employee Director by $34.28 (the closing price of WebMD Common Stock on the Nasdaq Global Select Market on October 23, 2009, the day the Merger was completed), with cash paid in lieu of issuing fractional shares. Based on that, the individual Non-Employee Directors received the following numbers of shares:

Name	Number of Shares

Mark J. Adler, M.D.	1,166
Paul A. Brooke	875
Neil F. Dimick	1,604
Jerome C. Keller	1,093
James V. Manning	1,604
A.R. Moossa, M.D.	1,093
Herman Sarkowsky	1,093
Joseph E. Smith	1,093
Stanley S. Trotman, Jr.	1,312

(3)	The amounts reported in Column (d) and (e) above reflect the grant date fair value for the stock options awarded to the Non-Employee Directors by WebMD and HLTH on January 1, 2009, computed in accordance with FASB ASC Topic 718. See Note 12 (Stock-Based Compensation) to the Consolidated Financial Statements included in the 2009 Form 10-K (a copy of which Consolidated Financial Statements is attached to this Proxy Statement as Annex B) for an explanation of the methodology and assumptions used in determining the fair value of stock option awards granted. The actual amounts, if any, ultimately realized by our Non-Employee Directors from these stock options will depend on the price of our Common Stock at the time they exercise vested stock options.

Under WebMD’s Amended and Restated 2005 Long-Term Incentive Plan (which we refer to as the 2005 Plan), each Non-Employee Director of WebMD automatically receives non-qualified options to purchase 13,200 shares of WebMD Common Stock on each January 1, with an exercise price equal to the closing price on the last trading date of the prior year. See “— Option Grants by WebMD” below for additional information. The following lists the total number of shares of WebMD Common Stock subject to outstanding unexercised option awards originally granted by WebMD that were held by our Non-Employee Directors as of December 31, 2009 and the weighted average exercise price of those options:

	Number of Shares Subject	Weighted Average
Name	to Outstanding Options	Exercise Price

Mark J. Adler, M.D.	79,200	$29.14
Neil F. Dimick	79,200	$29.14
Jerome C. Keller	79,200	$29.14
James V. Manning	79,200	$29.14
A.R. Moossa, M.D.	79,200	$29.14
Stanley S. Trotman, Jr.	79,200	$29.14

Under HLTH’s 2000 Long-Term Incentive Plan (which we refer to as the HLTH 2000 Plan), each Non-Employee Director of HLTH automatically received, on each January 1 prior to the Merger, non-qualified options to purchase 20,000 shares of HLTH Common Stock with an exercise price equal to the closing price on the last trading date of the prior year. See “— Option Grants by HLTH” below for additional information. The following lists the total number of shares of WebMD Common Stock subject to outstanding unexercised option awards originally granted by HLTH (and automatically converted to options to purchase WebMD Common Stock in the Merger) that were held by our Non-Employee Directors as of December 31, 2009 and the weighted average exercise price of those options:

	Number of Shares Subject	Weighted Average
Name	to Outstanding Options	Exercise Price

Mark J. Adler, M.D.	118,210	$23.86
Paul A. Brooke	119,988	$19.60
Neil F. Dimick	52,401	$23.57
James V. Manning	136,875	$20.98
Herman Sarkowsky	186,648	$25.53
Joseph E. Smith	100,434	$25.81

Annual Fees

Overview.  For each of the Non-Employee Directors, the amount set forth in Column (c) of the 2009 Director Compensation Table represents the sum of the value of shares issued to pay the following amounts, each of which is described below:

•	an annual retainer for service on the Board;

•	annual fees for service on standing Committees of the Board; and

•	annual fees, if any, for serving as Chairperson of standing Committees of the Board.

Non-Employee Directors do not receive per-meeting fees but are reimbursed for out-of-pocket expenses they incur in connection with attending Board and Board Committee meetings and our Annual Meeting of Stockholders.

Board Service.  Each Non-Employee Director receives an annual retainer of $30,000 for service on the WebMD Board, payable in WebMD Common Stock.

Service on Standing Committees.  We pay annual fees for service on some of the standing committees of our Board, as well as an additional fee to the Chairperson of each of those Committees, in the following amounts, payable in WebMD Common Stock:

Type of Service	Annual Fee

Membership on Audit Committee (Messrs. Dimick, Manning and Trotman)	$15,000
Chairperson of Audit Committee (Mr. Manning)	$10,000
Membership on Compensation Committee (Dr. Adler and Messrs. Sarkowsky and Smith) or Nominating & Governance Committee (Messrs. Dimick and Keller and Dr. Moossa)	$7,500
Chairperson of Compensation Committee (Dr. Adler) or Nominating & Governance Committee (Mr. Dimick)	$2,500

The amounts of the fees payable to Non-Employee Directors for service on our Board and its standing Committees are determined by the Compensation Committee and may be changed by it from time to time. The Compensation Committee also has discretion to determine whether such compensation is paid in cash, in WebMD Common Stock or some other form of compensation.

Service on Other Committees.  Our Non-Employee Directors may also receive additional fees for service on committees established by the Board for specific purposes. Those fees will generally be paid in cash on a quarterly basis for the period that the committee exists and may be set by the Board, the Compensation Committee or the committee itself. The fees paid in 2009 for service on these other Committees were as follows:

Type of Service	Fees Paid in 2009

Membership on the Strategic Planning Committee (Dr. Adler and Messrs. Dimick, Keller, Manning and Trotman)	$6,000
Membership on the Special Committee regarding the Merger (Messrs. Trotman and Keller)	$50,000
Chairperson of the Special Committee regarding the Merger (Mr. Trotman)	$20,000
Membership on the Special Committee regarding the DOJ Investigation (Dr. Adler and Messrs. Brooke, Manning, Sarkowsky and Smith)	$15,000

The payments for service on the Special Committee regarding the Merger and to its Chairman were one-time payments and that committee was disbanded upon completion of the Merger. The current quarterly payment for service on the Special Committee regarding the DOJ Investigation is $2,500, which was set by that committee. The current quarterly payment for service on the Strategic Planning Committee is $1,500, which was set by the Compensation Committee of the Board.

Option Grants by WebMD

Annual Stock Option Grants by WebMD.  On January 1 of each year, each Non-Employee Director receives a non-qualified option to purchase 13,200 shares of WebMD Common Stock pursuant to automatic annual grants of stock options under our 2005 Plan. The annual stock option awards are granted with a per-share exercise price equal to the fair market value of a share of WebMD Common Stock on the grant date. For these purposes, and in accordance with the terms of the 2005 Plan and WebMD’s equity award grant practices, the fair market value is equal to the closing price of a share of WebMD Common Stock on the Nasdaq Global Select Market on the last trading day of the prior year. The vesting schedule for each automatic annual grant is as follows: 25% of the underlying shares on each of the first through fourth anniversaries of the date of grant (full vesting on the fourth anniversary of the date of the grant). Each of our Non-Employee Directors received automatic annual grants of options to purchase 13,200 shares of WebMD Common Stock on January 1, 2009 (with an exercise price of $23.59 per share) and January 1, 2010 (with an exercise price of $38.49 per share). The options granted to Non-Employee Directors do not include any dividend or dividend equivalent rights. Each such option will expire, to the extent not previously exercised, ten years after the date of grant or earlier if their service as a director ends (generally, three years from the date such service ends).

Under the 2005 Plan, outstanding unvested options held by Non-Employee Directors vest and become fully exercisable: (a) upon the Non-Employee Director’s death or termination of service as a result of disability; and (b) upon a “Change in Control” of WebMD. Those options, and any others that had previously vested, will then continue to be exercisable or lapse in accordance with the other provisions of the 2005 Plan and the award agreement. For purposes of the 2005 Plan, a Change in Control generally includes (i) a change in the majority of the Board of Directors of WebMD without the consent of the incumbent directors, (ii) any person or entity becoming the beneficial owner of 50% or more of the voting shares of WebMD, (iii) consummation of a reorganization, merger or similar transaction as a result of which WebMD’s stockholders prior to the consummation of the transaction no longer represent 50% of the voting power; and (iv) consummation of a sale of all or substantially all of WebMD’s assets. The Merger did not constitute a Change in Control for purposes of the 2005 Plan.

Discretionary Grants by WebMD.  Our Non-Employee Directors may receive grants of stock options or WebMD Restricted Stock under the 2005 Plan at the discretion of the Compensation Committee of the Board. On December 10, 2008, each Non-Employee Director received a non-qualified option to purchase 13,200 shares of WebMD Common Stock. The grants had an exercise price of $23.61 per share and the same vesting schedule and other terms as described above with respect to the annual grants to Non-Employee Directors. There had been no other discretionary grants from WebMD’s initial public offering in September 2005 through the date of this Proxy Statement.

Option Grants by HLTH

Annual Stock Option Grants by HLTH.  On January 1 of each year prior to the Merger, each Non-Employee Director of HLTH received a non-qualified option to purchase 20,000 shares of HLTH Common Stock pursuant to automatic annual grants of stock options under the HLTH 2000 Plan. The annual stock option awards are granted with a per-share exercise price equal to the fair market value of a share of HLTH Common Stock on the grant date. For these purposes, and in accordance with the terms of the HLTH 2000 Plan and HLTH’s equity award grant practices, the fair market value was equal to the closing price of a share of HLTH Common Stock on the Nasdaq Global Select Market on the last trading day of the prior year. The vesting schedule for each automatic annual grant is as follows: 1/4 of the grant on the first anniversary of the date of grant and 1/48 of the grant on a monthly basis over the next three years (full vesting on the fourth anniversary of the date of grant). Each of HLTH’s Non-Employee Directors received an automatic annual grant of options to purchase 20,000 shares of HLTH Common Stock on January 1, 2009 with an exercise price of $10.46 per share, which was converted in the Merger into an option to purchase 8,888 shares of WebMD Common Stock with an exercise price of $23.54 per share. The options granted to Non-Employee Directors under the HLTH 2000 Plan do not include any dividend or dividend equivalent rights. Each such option will expire, to the extent not previously exercised, ten years after the date of grant or earlier if their service as a director ends (generally, three years from the date such service ends).

Under the HLTH 2000 Plan, outstanding unvested options held by Non-Employee Directors vest and become fully exercisable: (a) upon the Non-Employee Director’s death or termination of service as a result of disability; and (b) upon a “Change in Control” of WebMD. Those options, and any others that had previously vested, will then continue to be exercisable or lapse in accordance with the other provisions of the 2000 Plan and the award agreement. For purposes of the HLTH 2000 Plan, a “Change in Control” generally includes (i) a change in the majority of the Board of Directors of WebMD without the consent of the incumbent directors, (ii) any person or entity becoming the beneficial owner of 25% or more of the voting shares of WebMD and the Compensation Committee determining that such transaction constitutes a change in control, taking into consideration all relevant facts, (iii) consummation of a reorganization, merger or similar transaction as a result of which WebMD’s stockholders prior to the consummation of the transaction no longer represent 50% of the voting power and (iv) consummation of a sale of all or substantially all of WebMD’s assets. The Merger did not constitute a Change in Control for purposes of the HLTH 2000 Plan.

Discretionary Grants by HLTH.  HLTH’s Non-Employee Directors received grants, from time to time prior to the Merger, of stock options under the HLTH 2000 Plan at the discretion of the Compensation Committee of the HLTH Board. No such discretionary grant was made in 2009. The last such discretionary grant was made on December 10, 2008, when each Non-Employee Director received a non-qualified option to purchase 20,000 shares of HLTH Common Stock. The grants had an exercise price of $9.46 per share and the same vesting schedule and other terms as described above with respect to the annual grants by HLTH to Non-Employee Directors. In the Merger, these were converted into options to purchase 8,888 shares of WebMD Common Stock at an exercise price of $21.29 per share.

EXECUTIVE COMPENSATION

Overview

This section of our Proxy Statement contains information regarding our compensation programs and policies and, in particular, their application to a specific group of individuals that we refer to as our Named Executive Officers. Under applicable SEC rules, our Named Executive Officers for this Proxy Statement consist of our Chief Executive Officer, the two individuals who served as our Chief Financial Officer during 2009 and the three other executive officers of WebMD who received the most compensation for 2009. This section is organized as follows:

•	2009 Report of the Compensation Committee. This section contains a report of the Compensation Committee of our Board of Directors regarding the “Compensation Discussion and Analysis” section described below. The material in the 2009 Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that WebMD specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

•	Compensation Committee Interlocks and Insider Participation. This section contains information regarding certain types of relationships involving our Compensation Committee members.

•	Compensation Discussion and Analysis. This section contains a description of the specific types of compensation we pay, a discussion of our compensation policies, information regarding how those policies were applied to the compensation of our Named Executive Officers for 2009 and other information that we believe may be useful to investors regarding compensation of our Named Executive Officers and other employees.

•	Executive Compensation Tables. This section provides information, in tabular formats specified in applicable SEC rules, regarding the amounts or value of various types of compensation paid to our Named Executive Officers and related information.

•	Potential Payments and Other Benefits Upon Termination or Change in Control. This section provides information regarding amounts that could become payable to our Named Executive Officers following specified events.

•	Employment Agreements with Named Executive Officers. This section contains summaries of the employment agreements between our Named Executive Officers and WebMD or its subsidiaries. We refer to these summaries in various other places in this Executive Compensation section.

The parts of this Executive Compensation section described above are intended to be read together and each provides information not included in the others. In addition, for background information regarding the Compensation Committee of our Board of Directors and its responsibilities, please see “Committees of the Board of Directors — Compensation Committee” above.

2009 Report of the Compensation Committee

The Compensation Committee of our Board of Directors provides oversight of WebMD’s compensation programs and makes specific decisions regarding compensation of the Named Executive Officers and WebMD’s other executive officers. Set out below is the Compensation Discussion and Analysis section of this Proxy Statement. That section contains a discussion of WebMD’s executive compensation programs and policies and their application by the Compensation Committee in 2009 to the Named Executive Officers. The current members of the Compensation Committee and the other members of the Board who served on the Compensation Committee in 2009 have reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis. Based upon this review and our discussions, these Compensation

Committee members have recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Mark J. Adler, M.D. (Chairperson)
Herman Sarkowsky
Joseph E. Smith
A. R. Moossa, M.D.
Stanley S. Trotman, Jr.

Compensation Committee Interlocks and Insider Participation

Dr. Adler was a member of the Compensation Committees of the HLTH and WebMD Boards for all of 2009. Herman Sarkowsky and Joseph E. Smith were members of the HLTH Compensation Committee in 2009 until the Merger and, immediately following the Merger, joined Dr. Adler on the reconstituted WebMD Compensation Committee. Dr. Moossa and Mr. Trotman were members of the WebMD Compensation Committee in 2009 until the Merger. None of these individuals is a current or former executive officer or employee of WebMD or HLTH or had any relationships in 2009 requiring disclosure by WebMD or HLTH under the SEC’s rules requiring disclosure of certain relationships and related-party transactions.

None of WebMD’s or HLTH’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the HLTH Compensation Committee or the WebMD Compensation Committee during 2009.

Compensation Discussion and Analysis

This section contains a description of the specific types of compensation we pay, a discussion of our compensation policies, information regarding how the compensation of our Named Executive Officers for 2009 was determined under those policies and other information that we believe may be useful to investors regarding compensation of our Named Executive Officers and other employees.

Overview of Types of Compensation Used by WebMD.  The compensation of our Named Executive Officers consists primarily of the following:

•	cash salary;

•	an annual cash bonus, the amount of which was determined by the Compensation Committee in its discretion;

•	Supplemental Bonus Plan contributions (which are cash amounts contributed to a trust, which distributes such amounts, with interest earned, the following year if the Named Executive Officer remains employed through a specified date), the amount of which was determined by the Compensation Committee in its discretion;

•	special bonuses to provide recognition for specific accomplishments or at the time of a promotion, if determined by the Compensation Committee to be appropriate and in amounts determined by the Compensation Committee in its discretion;

•	grants of options to purchase shares of WebMD Common Stock, subject to vesting based on continued employment, with an exercise price that is equal to the fair market value of WebMD Common Stock on the grant date (and, prior to the Merger, options to purchase shares of HLTH Common Stock, with an exercise price that was equal to the fair market value of HLTH Common Stock on the grant date); and

•	grants of shares of WebMD Restricted Stock, subject to vesting based on continued employment (and, prior to the Merger, grants of shares of HLTH Restricted Stock, subject to vesting based on continued employment).

A discussion of each of the above types of compensation used in 2009 follows under the heading “— Use of Specific Types of Compensation in 2009.” The compensation of our other employees generally consists of the same types of compensation, with the specific types and amounts determined by our Chief Executive Officer and other members of our senior management, in light of the policies described under “— Discussion of Compensation Policies” below. In addition, some employees are compensated partially based on commissions or similar arrangements not used at the senior management level.

In determining the forms of compensation to be used by WebMD, the Compensation Committee considers various factors, including the effectiveness of the incentives provided, tax and accounting considerations, the compensation practices of other companies and the expectations of our employees and our investors. In addition, the Compensation Committee believes that it is important that compensation be understood by the employees who receive it and by our company’s investors. The Compensation Committee believes that our compensation programs, including the types of stock options and restricted stock that we use, are effective forms of compensation and well understood. Taken as a whole, our compensation programs are intended to provide incentives to employees at various levels of seniority and responsibility to work to achieve revenue and earnings growth for WebMD in both the short-term and the long-term. See “— Discussion of Compensation Policies” below for additional discussion of the goals of our compensation programs. The Compensation Committee believes that, in light of the specific forms of compensation that WebMD uses and the specific businesses in which WebMD is engaged, our compensation programs and practices are unlikely to cause our employees to take unnecessary or excessive risks to achieve that growth and that WebMD’s internal controls and compliance programs provide reasonable mitigation for the risks inherent in providing incentives for such growth. In addition, as described more fully below, the Compensation Committee has not tied the bonuses of executive officers to specific financial targets or other quantitative goals set in advance and, instead, awards executive officer bonuses based on its subjective assessment of the performance of WebMD and of individual executive officers. The Compensation Committee believes this is an appropriate way to mitigate the inherent risk that, in providing incentives for growth, efforts to achieve short-term growth will inappropriately take precedence over the efforts and investments required to achieve long-term growth.

We have not offered any deferred compensation plans to our executive officers or to our other employees. We have also not offered any retirement plans to our executive officers other than 401(k) plans that are generally available to our employees. We refer to the WebMD 401(k) Savings Plan, the current 401(k) Plan of WebMD (which it assumed in the Merger), as the “401(k) Plan.” Subject to the terms of the 401(k) Plan, WebMD matches, in cash, 25% of amounts contributed to that Plan by each Plan participant, up to 6% of eligible pay. The matching contribution made by WebMD is subject to vesting, based on continued employment, with 50% scheduled to vest on each of the first and second anniversaries of an employee’s date of hire (with employees vesting immediately in any matching contribution made after the second anniversary). For 2009, WebMD made an additional discretionary matching contribution in March 2010 of 25 cents for every dollar contributed by participants (up to 6% of eligible pay). Messrs. Gattinella and Funston, Ms. Forte and Dr. Zatz are the Named Executive Officers who chose to participate in the 401(k) Plan in 2009.

Discussion of Compensation Policies.  The Compensation Committee’s guiding philosophy is to establish a compensation program that is:

•	Competitive with the market in order to help attract, motivate and retain highly qualified managers and executives. We seek to attract and retain talent by offering competitive base salaries, annual incentive opportunities, and the potential for long-term rewards through equity-based awards, such as stock options and restricted stock. We have, in the past, granted and may continue to grant equity-based awards to a large portion of our employees, not just our executives. Those awards have been primarily in the form of non-qualified options to purchase WebMD Common Stock.

•	Performance-based to link executive pay to company performance over the short term and long term and to facilitate shareholder value creation. It is WebMD’s practice to provide compensation opportunities in addition to base salary that are linked to our company’s performance and the individual’s performance. Achievement of short-term goals is rewarded through annual cash bonuses, while achievement of long-term objectives is encouraged through nonqualified stock option grants and restricted stock awards that are subject to vesting over periods generally ranging from three to four years. Through annual and long-term incentives, a major portion of the total potential compensation of

WebMD’s executive officers (and other members of senior management) is placed at risk in order to motivate them to improve the performance of our businesses and to increase the value of our company.

•	Designed to foster a long-term commitment by management. The Compensation Committee believes that there is great value to our company in having a team of long-tenured, seasoned executives and managers. Our compensation practices are designed to foster a long-term commitment to WebMD by our management team. The vesting schedules attributable to equity grants are typically three to four years.

The Compensation Committee has not retained outside consultants to assist it in implementing these policies or making specific decisions relating to executive compensation. The Compensation Committee does, from time to time, review general information regarding the compensation practices of other companies, including some that are likely to compete with WebMD for the services of our executives and employees and that information is a factor used by the Committee in its decisions and in its general oversight of compensation practices at WebMD. However, the Compensation Committee does not use that information to generate specific compensation amounts or targets and does not seek to create an objective standard for WebMD compensation based on what other companies have done. Instead, in each compensation decision, the Committee exercises its business judgment regarding the appropriateness of types and amounts of compensation in light of the value to WebMD of specific individuals. With respect to 2009 compensation, the Compensation Committee took into account recommendations made by Martin J. Wygod, Chairman of the Board, and Wayne T. Gattinella, Chief Executive Officer, with respect to determinations of the types and amounts of compensation to be paid to the other executive officers and also discussed with Messrs. Wygod and Gattinella the types and amounts such individuals believed would be appropriate to pay each of them in light of the amounts being recommended for, and paid to, the other WebMD executive officers. The key compensation decisions for 2009 for which Messrs. Wygod and Gattinella provided input to the Compensation Committee relating to WebMD’s executive officers were:

•	the amounts of the annual bonuses for 2009 and the amounts contributed to the Supplemental Bonus Plan that were approved by the Compensation Committee in March 2010 and the special bonuses paid to Messrs. Wygod and Vuolo in November 2009, as more fully described under “— Use of Specific Types of Compensation in 2009” below; and

•	the size and terms of the equity grants that were approved by the Compensation Committee in November 2009, as more fully described below under “— Use of Specific Types of Compensation in 2009 — Equity Compensation — 2009 — Grants Based on Specific Events” below.

In connection with the above, Messrs. Wygod and Gattinella provided their views to the Compensation Committee regarding key accomplishments of the executive management team for 2009 and the contribution made by individual executive officers to those accomplishments, including the individuals’ respective roles in connection with the transactions described below under “— Key Corporate Transactions and Initiatives Affecting Compensation Decisions for 2009” and other background information relevant to the performance of the individual executive officers, as described under “— Application of Compensation Policies to Individual Named Executive Officers” below. In addition, Messrs. Wygod and Gattinella have discussions, from time to time, with the Compensation Committee and the full Board of Directors regarding compensation policies generally, compensation planning and other compensation matters unrelated to specific compensation decisions and give their views on these matters to the members of the Compensation Committee and the full Board. The Compensation Committee seeks the input from Messrs. Wygod and Gattinella described above because they believe that understanding management’s views regarding its own performance helps the Compensation Committees apply the compensation policies discussed earlier in this section to specific compensation decisions. However, all the decisions regarding the compensation paid to executive officers of WebMD for 2009 were made by the Compensation Committees of WebMD or HLTH (which followed similar practices as the WebMD Compensation Committee).

WebMD’s senior management generally applies a similar philosophy and similar policies to determine the compensation of officers and managers who are not executive officers and reports to the Compensation Committee regarding these matters.

Until the Merger, the Compensation Committees of the WebMD and HLTH Boards coordinated their decision-making to the extent they believed appropriate, including by having Mark J. Adler, M.D. serve as Chairman of both Compensation Committees and by having many of the meetings of the Compensation Committees be joint meetings that included discussion of compensation at both WebMD and HLTH. That coordination began when WebMD first became a public company in 2005, at a time when the compensation of WebMD’s executive officers had, historically, been determined by, or under the oversight of, the HLTH Compensation Committee and one goal of that coordination was to facilitate continuity in decision-making. The reason for continued coordination of the decision-making of the two Compensation Committees was to have the executive compensation philosophies and practices at HLTH and at WebMD (companies that shared some of their executive officers) be generally consistent with each other, except to the extent the Compensation Committees chose to maintain or implement specific differences that they believed to be appropriate. Notwithstanding these efforts to coordinate the work of the two Compensation Committees, prior to the Merger: the HLTH Compensation Committee was responsible for making specific determinations regarding executive compensation paid by HLTH; and the WebMD Compensation Committee was responsible for making specific determinations regarding executive compensation paid by WebMD.

Key Corporate Transactions Affecting Compensation Decisions for 2009.  The following key corporate transactions were relevant to compensation decisions for 2009:

•	Merger. In the Merger, each share of HLTH Common Stock was converted into 0.4444 shares of WebMD Common Stock. The shares of WebMD’s Class A Common Stock were unchanged in the Merger and continue to trade on the Nasdaq Global Select Market under the symbol “WBMD”; however, they are no longer referred to as “Class A” because the Merger eliminated both WebMD’s Class B Common Stock and the dual-class stock structure that had existed at WebMD. The key reasons for the Merger included allowing HLTH’s stockholders to participate directly in the ownership of WebMD, while eliminating HLTH’s controlling interest in WebMD and the inefficiencies associated with having two separate public companies, increasing the ability of WebMD to raise capital and to obtain financing, and improving the liquidity of WebMD Common Stock by significantly increasing the number of shares held by public stockholders.

•	Porex Sale. SNTC Holding, Inc., a wholly-owned subsidiary of HLTH, entered into a stock purchase agreement, dated as of September 17, 2009, for the sale of HLTH’s Porex business for which HLTH received approximately $74.3 million in cash at closing, subject to customary adjustment based on the amount of Porex’s working capital, received $67.5 million in senior secured notes (which we refer to as the Senior Secured Notes). The sale was completed on October 19, 2009. The Senior Secured Notes were later repurchased by the issuer for cash in April 2010 at 97% of their face value.

•	2009 Tender Offer. On December 10, 2009, we completed a tender offer for our Common Stock and repurchased 6,339,227 shares at a price of $37.00 per share. The 2009 Tender Offer represented an opportunity for WebMD to return capital to stockholders who elected to tender their shares of WebMD Common Stock, while stockholders who chose not to participate in the 2009 Tender Offer automatically increased their relative percentage interest in our company at no additional cost to them.

For additional information regarding these transactions, see Notes 1, 3 and 14 to the Consolidated Financial Statements included in Annex B to this Proxy Statement. The efforts of management with respect to these transactions was taken into consideration in compensation decisions with respect to 2009, both by the Compensation Committee in its decisions relating to executive officer compensation and by the Chief Executive Officer and other members of senior management in their decisions relating to other executives.

Use of Specific Types of Compensation in 2009

Base Salary.  The Compensation Committee reviews the base salaries of our executive officers from time to time, but expects to make few changes in those salaries except upon a change in position. In 2009, two changes were made to the salaries of our Named Executive Officers: an increase from $345,000 to $375,000 in Dr. Zatz’s salary, effective May 1, 2009; and, upon the consummation of the Merger, Mr. Wygod’s salary was reduced from $975,000 to $120,000, as contemplated by the employment agreement between WebMD and him (see “Employment Agreements with Named Executive Officers — Martin J. Wygod” below). In general, it is the Compensation Committee’s view that increases in the cash compensation of our executive officers should be performance-based and achieved through the bonus-setting process, rather than through an increase in base salary. However, the Compensation Committee considers various factors when it contemplates an adjustment to base salary, including: company performance, the executive’s individual performance, scope of responsibility and changes in that scope (including as a result of promotions), tenure, prior experience and market practice. WebMD’s senior management considers similar factors in determining whether to make adjustments to salaries of other employees, and such changes are made more frequently.

Annual Bonuses Paid by WebMD to the Named Executive Officers.  WebMD’s executive officers have the opportunity to earn annual cash bonuses. However, WebMD’s Named Executive Officers (and its other executive officers) do not participate in a formal annual bonus plan and the Compensation Committee did not set quantitative performance targets, in advance, for use in determining bonus amounts for executive officers for 2009. After the end of 2009, the Compensation Committee determined annual cash bonus amounts to be paid by WebMD to its executive officers based on its subjective assessment of the performance of WebMD in 2009, taking into consideration its views regarding the extent to which financial and operational goals discussed by management and the Board at various times during 2009 were achieved. The Compensation Committee believes that, for WebMD at this time, a flexible annual bonus process is a more appropriate one for motivating WebMD’s executive officers than setting quantitative targets in advance because it allows the Compensation Committee to consider, in its bonus determinations:

•	goals of any type set by the Board and communicated to senior management at any point in the year;

•	the effects of acquisitions and dispositions of businesses made during the year; and

•	the effects of unexpected events and changes in WebMD’s businesses during the year.

The Compensation Committee may, at some point in the future, determine that it will use quantitative targets set in advance in determining executive officer bonuses.

While the Compensation Committee does not set quantitative performance targets in advance, it does set individual target bonus opportunities, as a percentage of base salary, for each Named Executive Officer. In some cases, these percentages are reflected in the employment agreement for the Named Executive Officer approved by the Compensation Committee. The higher the target percentage of an individual’s salary that the annual bonus opportunity represents, the greater the percentage of total annual cash compensation that is not guaranteed for that individual. Generally, the target percentage (and therefore the percentage of annual compensation that is not guaranteed) increases with the level and scope of responsibility of the executive, as does salary. The target annual bonus opportunities, for 2009, for the Named Executive Officers (other than Mr. Funston, who was no longer an employee at year-end and Mr. Wygod, for whom no such target was set) are set forth in the following table:

			Target Annual	Target Annual
		Annual	Bonus	Bonus Amount as
Named Executive Officer	Title	Salary	Opportunity	a Percent of Salary

Wayne T. Gattinella	Chief Executive Officer and President	$560,000	$560,000	100%
Anthony Vuolo	Chief Operating Officer and Chief Financial Officer	$450,000	$450,000	100%
Nan-Kirsten Forte	Executive Vice President — Consumer Services	$353,000	$123,600	35%
Steven Zatz, M.D.	Executive Vice President — Professional Services	$375,000	$131,300	35%

However, the Compensation Committee retained discretion in 2009 regarding the actual annual bonus amounts to be paid these Named Executive Officers, which could be less than, equal to or more than the target bonus opportunity. The following table lists, for these Named Executive Officers, the sum of the annual cash bonuses and the SBP Awards (described further below), and the percentage this sum represented of the target annual bonus opportunity:

		Sum of 2009 Annual Bonus and SBP Award		Sum of 2008 Annual Bonus and SBP Award
Named Executive Officer	Title	Amount	% of Target	Amount	% of Target

Wayne T. Gattinella	Chief Executive Officer and President	$400,000	71%	$270,000	48%
Anthony Vuolo	Chief Operating Officer and Chief Financial Officer	$315,000	70%	$250,000	56%
Nan-Kirsten Forte	Executive Vice President — Consumer Services	$115,000	93%	$90,000	73%
Steven Zatz, M.D.	Executive Vice President — Professional Services	$125,000	95%	$90,000	74%

For each of 2009 and 2008, there were two separate bonus amounts for each of the above Named Executive Officers, a cash bonus and an award under the SBP (as described below), in the following amounts:

		2009 Amounts		2008 Amounts
Named Executive Officer	Title	Cash Bonus	SBP Award	Cash Bonus	SBP Award

Wayne T. Gattinella	Chief Executive Officer and President	$268,000	$132,000	$135,000	$135,000
Anthony Vuolo	Chief Operating Officer and Chief Financial Officer	$211,050	$103,950	$125,000	$125,000
Nan-Kirsten Forte	Executive Vice President — Consumer Services	$77,050	$37,950	$45,000	$45,000
Steven Zatz, M.D.	Executive Vice President — Professional Services	$83,750	$41,250	$45,000	$45,000

For 2009, the Compensation Committee primarily considered WebMD’s financial and operational performance in setting annual bonuses for its executive officers, including the above Named Executive Officers. However, the Compensation Committee did not attempt to tie the amounts of the 2009 annual bonuses for these executive officers to any specific measures and, instead, based its bonus determinations on its subjective view of our company’s results and management’s accomplishments. Because the Compensation Committee viewed the financial and operational performance of WebMD’s public portals as being strong, particularly in light of a difficult economic environment, and the financial and operational performance of its private portals in 2009 to be adequate in a difficult economic environment, the Compensation Committee set the combined amounts for 2009 for annual bonuses and SBP Awards of the above Named Executive Officers at levels higher than in 2008 and Ms. Forte and Dr. Zatz, whose positions are in the public portals, received amounts near their targets. The Compensation Committee also decided to reduce the percentage of the total amount that went to the SBP Award from 50% to approximately 33%, so that the most of the increase would be reflected in the cash bonus.

Bonuses for Mr. Wygod.  Mr. Wygod received: an annual bonus for 2009 of $335,000 and an SBP Award of $165,000 in recognition of his contributions as a member of WebMD’s management; and a special bonus of $900,000, paid in November 2009, in recognition of his contributions to the completion of HLTH’s divestiture of Porex, including his leadership in identifying and negotiating with potential purchasers. For 2008, Mr. Wygod’s annual bonus of $1,500,000 was determined by the HLTH Compensation Committee and paid by HLTH. The HLTH Compensation Committee believed it was appropriate to reward Mr. Wygod for his efforts in connection with significant corporate transactions during 2008, including: HLTH’s sales of its ViPS business for approximately $223 million (net of expenses and a working capital adjustment) and of its 48% ownership interest in Emdeon Business Services for approximately $575 million (net of expenses); the then ongoing sale process with respect to HLTH’s Porex business; the terminated merger between HLTH and WebMD in 2008; and a cash tender offer completed by HLTH in late November 2008, pursuant to which HLTH repurchased 83,699,922 shares of its Common Stock at a price of $8.80 per share (which represented approximately 45% of the outstanding shares of HLTH Common Stock immediately prior to the tender offer). With respect to these transactions, Mr. Wygod led the HLTH management team, including in analysis of alternatives, structuring, negotiations, interfacing with outside advisors, supervision of internal staff, and the making of recommendations to the HLTH Board.

Bonuses for Mr. Vuolo for Services Provided to HLTH.  For 2009, Mr. Vuolo received a special bonus of $100,000 paid in November 2009 in recognition of his contributions to the completion of HLTH’s divestiture of Porex. For 2008, HLTH paid a bonus of $250,000 to Mr. Vuolo in recognition of services he provided to HLTH in 2008, including in connection with HLTH’s strategic transactions during 2008 referred to above in connection with Mr. Wygod’s 2008 bonus. Mr. Vuolo also received annual bonuses from WebMD for 2008 and 2009, as described above. Mr. Vuolo’s employment agreement had contemplated that he would receive compensation from HLTH for services he provided to HLTH outside his responsibilities at WebMD.

Supplemental Bonus Plan (SBP).  Supplemental Bonus Plan contributions are cash amounts contributed by WebMD for specified Named Executive Officers (and other WebMD employees) to a trust (the Supplemental Bonus Trust), which distributes such amounts, with actual interest earned, the following year if the employee remains employed through a specified date), as more fully described below:

•	2009 SBP Awards. In March 2010, the Compensation Committee of the WebMD Board approved the contribution, made in March 2010, to the Supplemental Bonus Trust of SBP Awards for 2009 (which we refer to as the 2009 SBP Awards), including the contributions for Named Executive Officers described above. In order to receive the applicable payment from the Supplemental Bonus Trust for the 2009 SBP Awards, each SBP participant is required to be employed by WebMD on March 1, 2011 (subject to limited exceptions for death, disability, or certain terminations of employment in connection with a sale of a subsidiary, the closing of a business location or certain other position eliminations). The Supplemental Bonus Trust will distribute the 2009 SBP Awards, together with actual net interest earned on the respective amounts, to SBP participants as promptly as practicable following March 1, 2011 (but in no event later than 2 1/2 months following such date).

•	2008 SBP Awards. In February 2009, the Compensation Committee of the WebMD Board approved the contribution, made in March 2009, to the Supplemental Bonus Trust of SBP Awards for certain WebMD officers and employees for 2008 (which we refer to as the 2008 SBP Awards), including the contributions for Named Executive Officers described above. In order to receive the applicable payment from the Supplemental Bonus Trust for the 2008 SBP Awards, each SBP participant was required to be employed by WebMD on March 1, 2010 (subject to limited exceptions for death, disability, or certain terminations of employment in connection with a sale of a subsidiary, the closing of a business location or certain other position eliminations). Messrs. Funston and Wygod did not receive 2008 SBP Awards. In March 2010, the Supplemental Bonus Trust distributed the 2008 SBP Awards, together with actual net interest earned on the respective amounts, to SBP participants and, at that time: Mr. Gattinella received $135,099; Mr. Vuolo received $125,091; Ms. Forte received $45,033; and Dr. Zatz received $45,033.

•	2007 SBP Awards. In March 2008, the WebMD Compensation Committee approved the contribution, made in March 2008, to the Supplemental Bonus Trust of SBP Awards for 2007 (which we refer to as the 2007 SBP Awards) for certain WebMD officers and employees, including: a $135,000 contribution for Mr. Gattinella; a $125,000 contribution for Mr. Vuolo; a $40,000 contribution for Ms. Forte; and a $45,000 contribution for Dr. Zatz. Messrs. Funston and Wygod did not receive 2007 SBP Awards. In order to receive the applicable payment from the Supplemental Bonus Trust for the 2007 SBP Awards, each SBP participant was required to be employed by WebMD on March 1, 2009 (subject to limited exceptions for death, disability, or certain terminations of employment in connection with a sale of a subsidiary, the closing of a business location or certain other position eliminations). In March 2009, the Supplemental Bonus Trust distributed the 2007 SBP Awards, together with actual net interest earned on the respective amounts, to SBP participants and, at that time: Mr. Gattinella received $136,869; Mr. Vuolo received $126,730; Ms. Forte received $40,554; and Dr. Zatz received $45,623.

Any contributions to the Supplemental Bonus Trust that are forfeited for failure to meet the employment condition by an SBP participant are shared by the remaining SBP participants for that year, except that SBP participants who are executive officers of WebMD are not eligible to receive any portion of such forfeitures.

Equity Compensation.  We use two types of long-term incentives: non-qualified stock options and restricted stock. Stock options are granted with an exercise price that is equal to the fair market value of WebMD Common Stock on the grant date. Thus, participants in our equity plans (including the Named Executive Officers) will only realize value on their stock options if the price of WebMD Common Stock increases after the grant date. The Compensation Committee believes that equity compensation, subject to vesting periods of three to four years, encourages employees to focus on the long-term performance of our company. The amount that employees receive from equity awards increases when the price of WebMD Common Stock increases, which rewards employees for increasing shareholder value. The vesting schedules applicable to these equity awards are intended to further promote retention of employees during the vesting period.

The Compensation Committee does not make equity grants to our executive officers on an annual or other pre-determined basis. In determining whether and when to make equity grants, the Compensation Committee considers the history of prior grants made to individual executive officers, their vesting status and the amounts that have been or may be realized by those individuals from those grants. In addition, the Compensation Committee considers factors similar to those it considers in its decisions relating to cash compensation, as described above, including factors relating to individual and company performance. Finally, the Compensation Committee typically makes larger grants to the executive officers it believes have the greatest potential to affect the value of our company and improve results for stockholders. Similar considerations apply to grants made to other officers and employees. The HLTH Compensation Committee took a similar approach with respect to equity grants to HLTH’s executive officers and a similar approach was taken with respect to grants made to other HLTH officers and employees.

•	2008 — Broad-Based Grants by WebMD and HLTH. In December 2008, the WebMD Compensation Committee approved the making of a broad-based equity grant to most of WebMD’s employees, following an increase in the number of shares available for grant under the 2005 Plan approved at our 2008 Annual Meeting of Stockholders. Similarly, in December 2008, the HLTH Compensation Committee approved the making of a broad-based equity grant to HLTH’s corporate employees. The respective Compensation Committees also specifically determined the size and terms of the grants to be made to executive officers. See “Executive Compensation Tables — Outstanding Equity Awards at End of 2009” below. WebMD had not made any grants to any of its executive officers since the grants made at the time of our initial public offering in September 2005, other than the grant to Dr. Pence at the time he joined WebMD in late 2007. Accordingly, most of our current executive officers held equity awards that were substantially vested (with one 25% vesting in September 2009 remaining), which reduced the employee retention incentive provided by those awards. The vesting schedule for the December 2008 WebMD equity grants is 25% on March 31 of each of 2010 through 2013. This vesting schedule, which differs from the standard vesting schedule used by WebMD (25% on the first four anniversaries of grant), was designed so that the initial vesting would be six months after the last vesting of the grants made in connection with our initial public offering. HLTH had not made any grants to its executive officers since the fourth quarter of 2006 (with no grant being made to Mr. Gattinella at that time). In making grants of HLTH equity in December 2008, the HLTH Compensation Committee took into consideration the fact that the option grants made in 2006 were out-of-the-money in December 2008, with an exercise price of $11.86 (or, in the case of Mr. Funston, of $11.60). The grants made in December 2008 had an exercise price of $9.46 (the closing price on December 10, 2008, the date of grant), other than the grant to Mr. Wygod, which had an exercise price of $8.49 (the closing price on December 1, 2008, the date of grant). Similarly, in making grants of WebMD equity to Dr. Pence in December 2008, the WebMD Compensation Committee took into consideration the fact that the option grants made to Dr. Pence when he joined WebMD in November 2007 were out-of-the-money, with an exercise price of $45.23. The grants made by WebMD in December 2008 had an exercise price of $23.61.

•	2009 — Grants Based on Specific Events. WebMD made two grants of equity to Named Executive Officers in 2009: (1) one to Mr. Vuolo in connection with his taking on the additional position of Chief Financial Officer (as described in Footnote 6 to the Summary Compensation Table) and (2) one to

Mr. Wygod at the time of the reduction of his salary from $975,000 per year to $120,000 per year (as described in Footnote 12 to the Summary Compensation Table). HLTH did not make any grants of equity to our Named Executive Officers in 2009.

Application of Compensation Policies to Individual Named Executive Officers.  Differences in compensation among our Named Executive Officers result from a number of factors and may vary from year to year. The primary factors that may create differences in compensation are disparities in: (a) the level of responsibility of the individual Named Executive Officers, (b) individual performance of the Named Executive Officers, and (c) our need to motivate and retain specific individuals at specific points in time. In general, larger equity grants are made to our most senior executive officers because they have the greatest potential to affect the value of our company and to improve results for stockholders. Similarly, a greater portion of their total cash compensation is likely to come from their annual bonus.

In 2009, two changes were made to the salaries of our Named Executive Officers: an increase from $345,000 to $375,000 in Dr. Zatz’s salary, effective May 1, 2009; and, upon the consummation of the Merger, Mr. Wygod’s annual salary was reduced from $975,000 to $120,000, as contemplated by the employment agreement between WebMD and him (see “Employment Agreements with Named Executive Officers — Martin J. Wygod” below). The application of compensation policies to individual Named Executive Officers in 2009 related primarily to: (a) their bonuses, as described above (including the fact that Messrs. Wygod and Vuolo received bonuses in recognition of the successful completion of the sale of Porex by HLTH); and (b) grants of equity made in November 2009, described above, to Mr. Wygod in connection with his salary reduction to $120,000 and to Mr. Vuolo in connection with his assuming the additional position of Chief Financial Officer.

Benefits and Perquisites.  Our executive officers are generally eligible to participate in our benefit plans on the same basis as our other employees (including matching contributions to the 401(k) Plan and company-paid group term life insurance). For the past several years, we have maintained a sliding scale for the cost of employee premiums for our health plan, under which employees with higher salaries pay a higher amount. The limited perquisites (or “perks”) received by our Named Executive Officers in 2009 are described in the footnotes to the Summary Compensation Table. In addition, our executive officers (as part of a larger group of employees generally having a title of “Vice President” or higher or a salary of $180,000 or more) receive company-paid supplemental disability insurance, the cost of which is listed in those footnotes.

Compensation Following Termination of Employment or a Change in Control

Overview.  WebMD does not offer any deferred compensation plans to our executive officers or other employees and does not offer any retirement plans to our executive officers, other than a 401(k) plan generally available to our other employees. Accordingly, the payment and benefit levels for WebMD’s Named Executive Officers applicable upon a termination or a change in control result from provisions in the employment agreements between WebMD and the individual Named Executive Officers. However, unlike annual or special bonuses or the amounts of equity grants (which the Compensation Committee generally determines in its discretion at the time of payment or grant), the terms of employment agreements are the result of negotiations between WebMD and those individuals, which generally occur at the time the individual joins WebMD or in connection with a promotion to a more senior position with WebMD (subject to the approval of the Compensation Committee in the case of executive officer employment agreements). The Compensation Committees of WebMD and HLTH have, in the past, usually been willing to include similar provisions relating to potential terminations and changes in control in connection with the renewal of or extensions to an employment agreement with an existing executive officer as those in the existing employment agreement with that executive officer. The employment agreements with our Named Executive Officers are described under the heading “Employment Agreements with Named Executive Officers” below and summaries of the types of provisions relating to post-termination compensation included in those agreements are included in this section under the headings “— Employment Agreement Provisions Regarding Termination Benefits” and “— Employment Agreement Provisions Regarding Change in Control Benefits” below.

In determining whether to approve executive officer employment agreements (or amendments of or extensions to those agreements), the Compensation Committee considers our need for the services of the specific individual and the alternatives available to us, as well as potential alternative employment opportunities available to the individual from other companies. In considering whether to approve employment agreement terms that may result in potential payments and other benefits for executives that could become payable following a termination or change in control, the Compensation Committee considers both the costs that could potentially be incurred by our company, as well as the potential benefits to our company, including benefits to our company from post-termination confidentiality, non-solicit and non-compete obligations imposed on the executive and provisions relating to post-termination services that may be required of certain Named Executive Officers. In the case of potential payments and other benefits that could potentially become payable following a change in control, the Compensation Committee considers whether those provisions would provide appropriate benefit to an acquiror, in light of the cost the acquiror would incur, as well as benefits to our company during the period an acquisition is pending. HLTH had similar policies and practices prior to the Merger.

Employment Agreement Provisions Regarding Termination Benefits.  Certain of the employment agreements with our Named Executive Officers provide, or have provided, for some or all of the following to be paid if the Named Executive Officer is terminated without cause or resigns for good reason (the definitions of which are typically set forth in the applicable employment agreement, as more fully described below under “Employment Agreements with Named Executive Officers”), dies or ceases to be employed as a result of disability:

•	continuation of cash compensation (including salary and, in some cases, an amount based on past bonuses) for a period following termination;

•	continuation or acceleration of vesting and/or exercisability of some or all options or restricted stock; and

•	continued participation in certain of our health and welfare insurance plans or payment of COBRA premiums.

The amount and nature of these benefits vary by individual, with the most senior of the Named Executive Officers typically receiving more of these benefits and receiving them for a longer period. These benefits also vary depending on the reason for the termination. See “Employment Agreements with Named Executive Officers” below for a description of the specific provisions that apply to specific Named Executive Officers and “Potential Payments and Other Benefits Upon Termination of Employment or Change in Control” below for a sample calculation, based on applicable SEC rules, of the amounts that would have been payable if termination for specified reasons had occurred as of December 31, 2009. No such post-termination benefits apply if a Named Executive Officer is terminated for cause. The Compensation Committee believes that the protections provided to executive officers by the types of employment agreement provisions described above are appropriate for the attraction and retention of qualified and talented executives and consistent with good corporate governance.

Employment Agreement Provisions Regarding Change in Control Benefits.  The Compensation Committee believes that executives should generally not be entitled to severance benefits solely as a result of the occurrence of a change of control (as defined in the applicable employment agreement or referenced from the 2005 Plan, as more fully described below under “Employment Agreements with Named Executive Officers”), but that it is appropriate to provide for such benefits if a change in control is followed by a termination of employment or other appropriate triggering event. See “— Employment Agreement Provisions Regarding Termination Benefits” above. However, as more fully described below under “Employment Agreements with the Named Executive Officers” and “Potential Payments and Other Benefits Upon Termination of Employment or Change in Control” below, the Compensation Committee has approved the following exceptions:

•	In the case of Mr. Gattinella, his employment agreement provides that, so long as he remains employed for one year following a change of control of WebMD, his options to purchase WebMD Common Stock granted on December 10, 2008 would continue to vest until the second anniversary of the change of control, even if he resigns from the employ of WebMD prior to such vesting date. In addition, that portion of the restricted stock grant made on December 10, 2008 that would have vested through the second anniversary of the change of control would become vested on the date of his resignation.

•	With respect to Mr. Vuolo, his employment agreement includes terms providing that he would be able to resign following a change in control, (a) after the completion of a six month transition period with the successor, and receive the same benefits that he would be entitled to upon a termination without cause following the change in control (as set forth in the tables below and the description of his employment agreement that follows) or (b) in the case of the December 2008 equity grants from WebMD and HLTH and the November 2009 equity grant from WebMD, after the completion of a one year transition period, in which event (i) the options granted in December 2008 would continue to vest until the second anniversary of the change in control, (ii) that portion of the WebMD Restricted Stock granted in December 2008 that would have vested through the second anniversary of the change in control would become vested on the date of his resignation and (iii) that portion of the WebMD Restricted Stock granted in November 2009 that remains unvested will vest on the date of resignation.

•	Mr. Wygod’s employment agreement includes terms providing that if there is a change in control of WebMD, the vesting of all WebMD equity granted to him will accelerate on that date.

In the negotiations with those Named Executive Officers regarding their employment agreements, the WebMD Compensation Committee or the HLTH Compensation Committee (which was authorized to make compensation determinations with respect to WebMD executive officers prior to WebMD’s initial public offering and was authorized to make compensation determinations with respect to compensation granted by HLTH to executive officers of HLTH and WebMD) recognized that, for those individuals, a change in control is likely to result in a fundamental change in the nature of their responsibilities. Accordingly, under their employment agreements, the applicable Compensation Committee approved the specific Named Executive Officers having, following a change in control, the rights described above. The Compensation Committees believed that the rights provided were likely to be viewed as appropriate by a potential acquiror in the case of those specific individuals. In addition, the Compensation Committees sought to balance the rights given to the Named Executive Officers with certain requirements to provide transitional services (as described below) in types and amounts likely to be viewed as reasonable by a potential acquiror.

If the benefits payable to either Mr. Wygod or Mr. Vuolo in connection with a change in control would be subject to the excise tax imposed under Section 280G of the Internal Revenue Code (“Section 280G”), WebMD has agreed to make an additional payment to him so that the net amount of such payment (after taxes) that he receives is sufficient to pay the excise tax due.

Application in 2009.  The Merger did not constitute a change in control for purposes of the employment agreements of any of WebMD’s executive officers and no changes were made to any of the employment agreements of WebMD’s executive officers in 2009 that provided additional rights upon termination of employment or a change in control. However, there were three matters in which the Compensation Committee exercised discretion in 2009 relating to post-termination compensation:

•	In July 2009, WebMD entered into an amendment to Mr. Wygod’s employment agreement that provided that, instead of Mr. Wygod becoming a non-executive Chairman upon completion of the Merger, as contemplated by his existing employment agreement, he would continue to serve as executive Chairman of the Board of WebMD following the Merger and that, upon the consummation of the Merger, his salary would be reduced from $975,000 to $120,000, but he would continue to have the right, if his employment were to terminate for any reason, to receive the severance he would have received had he become a non-employee Chairman of the Board of WebMD upon the closing of the Merger, as had originally been contemplated. For additional information regarding this amendment, see “Employment Agreements with Named Executive Officers — Martin J. Wygod” below.

•	In making the grant to Mr. Wygod of 110,000 shares of WebMD Restricted Stock in November 2009 at the time his salary was reduced to $120,000, the Compensation Committee determined that it was appropriate that if Mr. Wygod’s employment were to be terminated by WebMD without cause, by Mr. Wygod for good reason or as a result of death or disability, the vesting of the shares would accelerate.

•	In making the grant to Mr. Vuolo of 44,000 shares of WebMD Restricted Stock in November 2009 upon his becoming Chief Financial Officer, the Compensation Committee determined that it was appropriate that if a change in control occurs, he may resign beginning one year after the change in control and any remaining unvested shares would vest.

Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code generally limits the ability of a publicly held corporation to deduct compensation in excess of $1 million per year paid to certain executive officers. It is the policy of the Compensation Committee to structure, where practicable, compensation paid to its executive officers so that it will be deductible under Section 162(m) of the Code. Accordingly, WebMD’s equity plans under which awards are made to officers and directors are generally designed to ensure that compensation attributable to stock options granted will be tax deductible by WebMD. However, cash bonuses for WebMD’s executive officers and grants of restricted stock do not qualify as performance-based within the meaning of Section 162(m) and, therefore, are subject to its limits on deductibility. In determining that the compensation of WebMD’s executive officers for 2009 was appropriate under the circumstances and in the best interests of WebMD and its stockholders, the Compensation Committee considered the amount of net operating loss carryforwards available to WebMD to offset income for Federal income tax purposes. See Note 15 to the Consolidated Financial Statements included in Annex B to this Proxy Statement.

Executive Compensation Tables

This section provides information, in tabular formats specified in applicable SEC rules, regarding the amounts of compensation paid to our Named Executive Officers and related information. The tables included are:

•	Summary Compensation Table, which presents information regarding our Named Executive Officer’s total compensation and the types and value of its components; and

•	three tables providing additional information regarding our equity compensation, entitled: Grants of Plan-Based Awards in 2009; Outstanding Equity Awards at End of 2009; and Option Exercises and Stock Vested in 2009.

As permitted by the SEC rules relating to the executive compensation tables, the following tables reflect only the types of compensation that WebMD and HLTH paid to our Named Executive Officers. For example, since our only retirement plan is a 401(k) plan, we do not include tables applicable to other types of retirement plans. For a general description of the types of compensation paid by WebMD and HLTH, see “Compensation Discussion and Analysis — Overview of Types of Compensation.”

In certain places in the following tables, we have indicated by use of the letters “W” and “H” whether equity compensation relates to securities originally issued by WebMD or HLTH. At the time of the completion of the Merger, outstanding awards of HLTH equity were assumed by WebMD. Accordingly, when reporting information as of December 31, 2009 (as required in various places in these tables) for grants originally made by HLTH, the tables reflect the number of shares of WebMD Common Stock subject to the grant (and, in the case of options, the exercise price) on December 31, 2009, after conversion in the Merger.

Summary Compensation Table

Table.  The following table presents information regarding the amount of the total compensation of our Named Executive Officers for services rendered during the years covered, as well as the amount of the specific components of that compensation. The compensation reported in the table reflects all compensation to the Named Executive Officers from our company and any of our subsidiaries as well as from HLTH and any of its other subsidiaries.

					(e)		(f)		(g)
		(c)	(d)		Stock		Option		All Other		(h)
(a)	(b)	Salary	Bonus		Awards		Awards		Compensation		Total
Name and Principal Position	Year	($)(1)	($)(2)		($)(3)		($)(3)		($)		($)

Wayne T. Gattinella	2009	581,538	404,869	(4)	—		—		13,658	(5)	1,000,065
Chief Executive Officer and President	2008	560,000	135,000		1,416,600	W	2,426,184	W	9,758	(5)	4,547,542
	2007	560,000	135,000		—		—		9,214	(5)	704,214

Anthony Vuolo	2009	467,308	437,780	(7)	1,507,440	W	—		18,165	(8)	2,430,693
Chief Operating Officer and	2008	450,000	375,000	(9)	1,156,890	W	500,310	H	17,704	(8)	4,481,288
Chief Financial Officer(6)							1,981,384	W

							2,481,694

	2007	450,000	125,000		—		—		16,610	(8)	591,610

Nan-Kirsten Forte	2009	366,058	117,604	(10)	—		—		8,095	(11)	491,757
Executive Vice President —	2008	352,500	45,000		472,200	W	1,010,910	W	5,595	(11)	1,886,205
Consumer Services	2007	352,500	80,000		—		—		5,445	(11)	437,945

Martin J. Wygod(12)	2009	848,077	1,235,000	(13)	3,768,600	W	—		10,847	(14)	5,862,524
Chairman of the Board	2008	975,000	1,500,000		2,037,600	H	1,224,960	H	10,847	(14)	9,591,191
					1,416,600	W	2,426,184	W

					3,454,200		3,651,144

	2007	975,000	520,000		—		—		10,847	(14)	1,505,847

Steven Zatz, M.D.	2009	378,577	129,373	(15)	—		—		8,865	(16)	516,815
Executive Vice President —	2008	345,000	45,000		566,640	W	1,010,910	W	6,257	(16)	1,973,807
Professional Services	2007	345,000	45,000		—		—		6,215	(16)	396,215

Mark D. Funston	2009	324,519	—		—		—		90,204	(18)	414,723
Former Chief Financial Officer(17)	2008	375,000	130,000		118,250	H	511,848	H	7,930	(18)	1,749,574
							606,546	W

							1,118,394

	2007	375,000	100,000		—		—		169,948	(18)	644,948

(1)	For information regarding the annual salary rate of the Named Executive Officers, see “Employment Agreements with Named Executive Officers” below. We pay salary to our employees on a bi-weekly basis and, in calendar year 2009, we made 27 such bi-weekly payments, so certain of the Named Executive Officers received aggregate salary payments in calendar year 2009 that exceeded their annual salary rate and that higher amount is reported in Column (c).

(2)	The amounts reported in Column (d) include, to the extent applicable to the individual Named Executive Officers, with respect to the years listed: annual cash bonuses for that year (which were paid in February or March of the following year); special bonuses paid in cash during that year; and amounts released from the Supplemental Bonus Trust during that year. See “— Background Information Regarding the Summary Compensation Table — Supplemental Bonus Plan (SBP)” below for a description of contributions made to, and releases from, a Supplemental Bonus Trust with respect to the Named Executive Officers. Where amounts listed for an individual in a specific year include anything other than just the annual cash bonus for that year, we have included the breakdown in a footnote to this table below.

(3)	The amounts reported in Columns (e) and (f) above reflect the grant date fair value, in the year of grant, for the WebMD Restricted Stock, HLTH Restricted Stock and options to purchase WebMD Common Stock and HLTH Common Stock awarded in each of 2009, 2008 and 2007, if any, to the respective Named Executive Officers, computed in accordance with FASB ASC Topic 718. See Note 12 (Stock-Based Compensation) to the Consolidated Financial Statements included in Annex B to this Proxy Statement for an explanation of the methodology and assumptions used in determining the fair value of these awards. The actual amounts, if any, ultimately realized by our Named Executive Officers from these grants depend on the price of our Common Stock at the time of vesting of restricted stock or at the time of exercise of vested stock options, as the case may be.

(4)	Consists of: (a) an annual bonus for 2009 of $268,000 and (b) $136,869 released in March 2009 from the Supplemental Bonus Trust with respect to contributions made on Mr. Gattinella’s behalf for 2007.

(5)	For 2009, consists of: (a) $7,350 in company matching contributions under the 401(k) Plan; (b) $3,986 for company-paid supplemental disability insurance; and (c) $2,322 for company-paid group term life insurance. For 2008, consists of: (a) $3,450 in company matching contributions under the 401(k) Plan; (b) $3,986 for company-paid supplemental disability insurance; and (c) $2,322 for company-paid group term life insurance. For 2007, consists of: (a) $2,906 in company matching contributions under the 401(k) Plan; (b) $3,986 for company-paid supplemental disability insurance; and (c) $2,322 for company-paid group term life insurance.

(6)	Mr. Vuolo served as our Chief Operating Officer for all of 2009 and began serving in the additional position of Chief Financial Officer in October 2009. In connection with Mr. Vuolo becoming Chief Financial Officer of WebMD, he was granted 44,000 shares of WebMD Restricted Stock on November 3, 2009, 25% of which is scheduled to vest on each of the first four anniversaries of the date of grant. That grant is reflected in Column (e) for 2009.

(7)	Consists of: (a) an annual bonus for 2009 of $211,050; (b) a special bonus of $100,000 paid in November 2009 in recognition of his contributions to the completion of HLTH’s divestiture of Porex; and (c) $126,730 released in March 2009 from the Supplemental Bonus Trust with respect to contributions made on Mr. Vuolo’s behalf for 2007.

(8)	For 2009, consists of: (a) $4,462 for company-paid supplemental disability insurance; (b) $1,242 for company-paid group term life insurance; and (c) an automobile allowance of $12,461. For 2008, consists of: (a) $4,462 for company-paid supplemental disability insurance; (b) $1,242 for company-paid group term life insurance; and (c) an automobile allowance of $12,000. For 2007, consists of: (a) $3,368 for company-paid supplemental disability insurance; (b) $1,242 for company-paid group term life insurance; and (c) an automobile allowance of $12,000.

(9)	Consists of: (a) an annual bonus for 2008 of $125,000 and (b) a bonus of $250,000 for services Mr. Vuolo provided to HLTH during 2008 outside his responsibilities as an officer of WebMD, including services in connection with HLTH’s divestitures and tender offer during 2008.

(10)	Consists of: (a) an annual bonus for 2009 of $77,050 and (b) $40,554 released in March 2009 from the Supplemental Bonus Trust with respect to contributions made on Ms. Forte’s behalf for 2007.

(11)	For 2009, consists of: (a) $810 company-paid group term life insurance, (b) $2,385 company-paid supplemental disability insurance; and (c) $4,900 in company matching contributions under the 401(k) Plan. For 2008, consists of: (a) $810 company-paid group term life insurance, (b) $2,385 company-paid supplemental disability insurance; and (c) $2,300 in company matching contributions under the 401(k) Plan. For 2007, consists of: (a) $810 company-paid group term life insurance, (b) $2,385 company-paid supplemental disability insurance; and (c) $2,250 in company matching contributions under the 401(k) Plan.

(12)	At the time of the Merger, Mr. Wygod’s salary was reduced from $975,000 per year to $120,000 per year. In connection with that reduction, Mr. Wygod was granted 110,000 shares of WebMD Restricted Stock on November 3, 2009, 25% of which is scheduled to vest on each of the first four anniversaries of the date of grant. That grant is reflected in Column (e) for 2009. For additional information, see “Employment Agreements with Named Executive Officers — Martin J. Wygod” below.

(13)	Consists of: (a) an annual bonus for 2009 of $335,000; and (b) a special bonus of $900,000 paid in November 2009 in recognition of his contributions to the completion of HLTH’s divestiture of Porex.

(14)	For each of 2009, 2008 and 2007, consists of: (a) $3,989 for company-paid supplemental disability insurance; and (b) $6,858 for company-paid group term life insurance.

(15)	Consists of: (a) an annual bonus for 2009 of $83,750 and (b) $45,623 released in March 2009 from the Supplemental Bonus Trust with respect to contributions made on Dr. Zatz’s behalf for 2007.

(16)	For 2009, consists of: (a) $1,242 for company-paid group term life insurance; (b) $2,723 for company-paid supplemental disability insurance; and (c) $4,900 in company matching contributions under the 401(k) Plan. For 2008, consists of: (a) $1,242 company-paid group term life insurance, (b) $2,715 company-paid supplemental disability insurance; and (c) $2,300 in company matching contributions under the 401(k) Plan. For 2007, consists of: (a) $1,242 company-paid group term life insurance, (b) $2,723 company-paid supplemental disability insurance; and (c) $2,250 in company matching contributions under the 401(k) Plan.

(17)	Mr. Funston served as Chief Financial Officer of WebMD until October 2009. For information on post-termination compensation payable to Mr. Funston, see “Employment Agreements with Named Executive Officers — Mark D. Funston” below.

(18)	For 2009, consists of: (a) $64,904 in severance payments; (b) $17,308 in payment for unused accrued vacation days; (c) $1,242 for company-paid group term life insurance; (d) $2,975 for company-paid supplemental disability insurance; (e) $3,675 in company matching contributions under the 401(k) Plan; and (f) a $100 gift card (an incentive for employees who completed a WebMD Health Manager online questionnaire). For 2008, consists of: (a) $3,450 in company matching contributions under the 401(k) Plan; (b) $3,570 for company-paid supplemental disability insurance; (c) a $100 gift card (an incentive for employees who completed a WebMD Health Manager online questionnaire); and (d) $810 for company-paid group term life insurance. For 2007, consists of: (a) $3,338 in company matching contributions under the 401(k) Plan; (b) $3,570 for company-paid supplemental disability insurance; (c) $810 for company-paid group term life insurance; and (d) $88,545 for reimbursement of relocation costs plus $73,685 for reimbursement of amounts required to pay income taxes resulting from the payment for such relocation costs.

Background Information Regarding the Summary Compensation Table

General.  The Summary Compensation Table above quantifies the amount or value of the different forms of compensation earned by or awarded to our Named Executive Officers by WebMD and by HLTH and provides a dollar amount for total compensation for each year covered. Compensation paid by WebMD to the Named Executive Officers was subject to approval of the WebMD Compensation Committee and compensation paid by HLTH to the Named Executive Officers was subject to approval by the HLTH Compensation Committee.

Equity Compensation.  Under current SEC rules (which were amended at the end of 2009), the Summary Compensation Table reflects the full grant date fair value of an equity grant in the year in which the grant is made. As a result, the compensation of our executive officers reported in the Summary Compensation Table may vary greatly from year to year, depending on which years grants were made to specific WebMD executive officers. WebMD has not, in the past, made equity grants to our executive officers or our other employees on an annual or other pre-determined basis. HLTH took a similar approach with respect to equity grants. Accordingly, we believe that the following background information regarding equity compensation will be useful in understanding year-to-year variations in total compensation, as reported in the Summary Compensation Table:

•	2007 — No Grants. No grants were made by either HLTH or WebMD to the Named Executive Officers in 2007.

•	2008 — Broad-Based Grants. In December 2008, the WebMD Compensation Committee approved the making of a broad-based equity grant to most of WebMD’s employees and the HLTH Compensation Committee approved the making of a broad-based equity grant to HLTH’s corporate employees. WebMD had not made any grants to any of its executive officers since the grants made at the time of our initial public offering in September 2005, other than the grant to Dr. Pence at the time he joined WebMD in late 2007. The option grants made by WebMD in December 2008 had an exercise price of $23.61. The vesting schedule for the December 2008 WebMD equity grants was 25% on March 31 of each of 2010 through 2013. This vesting schedule, which differs from the standard vesting schedule used by WebMD (25% on the first four anniversaries of grant), was designed so that the initial vesting would be six months after the last vesting of the grants made in connection with our initial public offering. HLTH had not made any grants to its executive officers since the fourth quarter of 2006 (with no grant being made by HLTH to Mr. Gattinella at that time). The option grants made by HLTH in December 2008 had an exercise price of $9.46 (the closing price on December 10, 2008, the date of grant), other than the grant to Mr. Wygod, which had an exercise price of $8.49 (the closing price on December 1, 2008, the date of grant). The vesting schedule for the grants made by HLTH in December 2008 was 25% on the first four anniversaries of the date of grant.

•	2009 — Grants Based on Specific Events. WebMD made two grants of equity to Named Executive Officers in 2009: (1) one to Mr. Vuolo in connection with his taking on the additional position of Chief Financial Officer (as described in Footnote 6 to the Summary Compensation Table) and (2) one to Mr. Wygod at the time of the reduction of his salary from $975,000 per year to $120,000 per year (as described in Footnote 12 to the Summary Compensation Table). HLTH did not make any grants of equity to our Named Executive Officers in 2009.

The amounts reported in the Summary Compensation Table for stock awards and option awards reflect a specific method of valuation of those awards, as more fully described in Note 12 (Stock-Based Compensation) to the Consolidated Financial Statements included in Annex B to this Proxy Statement and do not reflect income or cash received by our Named Executive Officers. The actual amounts, if any, ultimately realized by our Named Executive Officers from equity grants will depend on the price of our Common Stock at the time of vesting of restricted stock or at the time of exercise of vested stock options, as the case may be.

Employment Agreements.  Descriptions of the material terms of each Named Executive Officer’s employment agreement and related information is provided under “Employment Agreements with Named Executive Officers” below. The agreements provide the general framework and some of the specific terms for the compensation of the Named Executive Officers. Approval of the Compensation Committee is required prior to WebMD entering into employment agreements with its executive officers or amendments to those agreements. However, many of the decisions relating to compensation for a specific year made by the Compensation Committee are implemented without changes to the general terms of employment set forth in those agreements. For a discussion of the salary, bonus and equity compensation of our Named Executive Officers for 2009 and the decisions made by the Compensation Committee relating to 2009 compensation, see “Compensation Discussion and Analysis” above. In addition, the Named Executive Officers received the other benefits listed in Column (g) of the Summary Compensation Table and described in the related footnotes to the table.

Supplemental Bonus Plan (SBP).  Supplemental Bonus Plan contributions are cash amounts contributed by WebMD for specified Named Executive Officers (and other WebMD employees) to a trust (the Supplemental Bonus Trust), which distributes such amounts, with actual interest earned, the following year if the employee remains employed through a specified date, as more fully described below:

•	2009 SBP Awards. In March 2010, the Compensation Committee of the WebMD Board approved the contribution, made in March 2010, to the Supplemental Bonus Trust of SBP Awards for 2009 (which we refer to as the 2009 SBP Awards), including: a $132,000 contribution for Mr. Gattinella; a $103,950 contribution for Mr. Vuolo; a $37,950 contribution for Ms. Forte; a $165,000 contribution for Mr. Wygod; and a $41,250 contribution for Dr. Zatz. In order to receive the applicable payment from the Supplemental Bonus Trust for the 2009 SBP Awards, each SBP participant is required to be employed by WebMD on March 1, 2011 (subject to limited exceptions for death, disability, or certain terminations of employment in connection with a sale of a subsidiary, the closing of a business location or certain other position eliminations). The Supplemental Bonus Trust will distribute the 2009 SBP Awards, together with actual net interest earned on the respective amounts, to SBP participants as promptly as practicable following March 1, 2011 (but in no event later than 2 1/2 months following such date). Because those amounts will be forfeitable until March 1, 2011, they would be reflected in future Summary Compensation Tables as compensation in 2011 if the individual is a Named Executive Officer for the applicable year.

•	2008 SBP Awards. In February 2009, the Compensation Committee of the WebMD Board approved the contribution, made in March 2009, to the Supplemental Bonus Trust of SBP Awards for certain WebMD officers and employees for 2008 (which we refer to as the 2008 SBP Awards), including: a $135,000 contribution for Mr. Gattinella; a $125,000 contribution for Mr. Vuolo; a $45,000 contribution for Ms. Forte; and a $45,000 contribution for Dr. Zatz. In order to receive the applicable payment from the Supplemental Bonus Trust for the 2008 SBP Awards, each SBP participant was required to be employed by WebMD on March 1, 2010 (subject to limited exceptions for death, disability, or certain terminations of employment in connection with a sale of a subsidiary, the closing of a business location or certain other position eliminations). In March 2010, the Supplemental Bonus Trust distributed the 2008 SBP Awards, together with actual net interest earned on the respective amounts, to SBP participants and, at that time: Mr. Gattinella received $135,099; Mr. Vuolo received $125,091; Ms. Forte received $45,033; and Dr. Zatz received $45,033. Mr. Wygod did not receive a 2008 SBP Award. Because those amounts were forfeitable until March 1, 2010, they are not reflected in the Summary Compensation Table above, but would be reflected in future Summary Compensation Tables as compensation in 2010 if the individual is a Named Executive Officer for the applicable year.

•	2007 SBP Awards. In March 2008, the WebMD Compensation Committee approved the contribution, made in March 2008, to the Supplemental Bonus Trust of SBP Awards for 2007 (which we refer to as the 2007 SBP Awards) for certain WebMD officers and employees, including: a $135,000 contribution for Mr. Gattinella; a $125,000 contribution for Mr. Vuolo; and $40,000 contribution for Ms. Forte; and a $45,000 contribution for Dr. Zatz. Messrs. Funston and Wygod did not receive 2007 SBP Awards. In order to receive the applicable payment from the Supplemental Bonus Trust for the 2007 SBP Awards, each SBP participant was required to be employed by WebMD on March 1, 2009 (subject to limited exceptions for death, disability, or certain terminations of employment in connection with a sale of a subsidiary, the closing of a business location or certain other position eliminations). In March 2009, the

Supplemental Bonus Trust distributed the 2007 SBP Awards, together with actual net interest earned on the respective amounts, to SBP participants and, at that time: Mr. Gattinella received $136,869; Mr. Vuolo received $126,730; Ms. Forte received $40,554; and Dr. Zatz received $45,623. Those amounts are included in the bonus amounts reported for 2009 in Column (d) of the Summary Compensation Table since they ceased to be forfeitable in 2009.

Grants of Plan-Based Awards in 2009

Table.  The following table presents information regarding the equity incentive awards granted by WebMD to our Named Executive Officers during 2009. No grants were made by HLTH to our Named Executive Officers in 2009. The material terms of each grant are described under “— Additional Information Regarding Awards” below.

			(d)			(f)
			All Stock		(e)	Exercise or
			Awards:		All Option Awards:	Base Price of	(g)
	(b)	(c)	Number of		Number of Securities	Option	Grant Date Fair Value
(a)	Approval	Grant	Shares of Stock		Underlying Options	Awards	of Stock and Option Awards
Name	Date	Date	(#)		(#)	($/Sh)	($)(1)

Wayne T. Gattinella	—	—	—		—	—	—
Anthony Vuolo	11/03/09	11/03/09	44,000	(W)	—	—	1,507,440
Nan-Kirsten Forte	—	—	—		—	—	—
Martin J. Wygod	11/03/09	11/03/09	110,000	(W)	—	—	3,768,600
Steven Zatz, M.D.	—	—	—		—	—	—
Mark D. Funston	—	—	—		—	—	—

(1)	The amounts reported in this column have been calculated in accordance with FASB ASC Topic 718 and reflect the fair value of each equity award based on the grant date fair market value of WebMD Common Stock. See Note 12 (Stock-Based Compensation) to the Consolidated Financial Statements included in Annex B to this Proxy Statement for an explanation of the methodology and assumptions used in determining the fair value of these awards. The actual amounts, if any, ultimately realized by our Named Executive Officers from these grants depend on the price of our Common Stock at the time of vesting of restricted stock or at the time of exercise of vested stock options, as the case may be.

Additional Information Regarding Awards.  The shares of WebMD Restricted Stock granted to Messrs. Wygod and Vuolo in 2009 represents an award of WebMD Common Stock that is subject to certain restrictions, including restrictions on transferability, and were made under, and is subject to the terms of, the 2005 Plan. The restrictions lapse in accordance with the terms of the award agreement. Holders of shares of WebMD Restricted Stock have voting power with respect to those shares and the right to receive dividends (subject to vesting), if any, that are declared on those shares. The vesting schedule for these grants of WebMD Restricted Stock is 25% on each of the first four anniversaries of the date of grant. For information regarding the effect on vesting of WebMD Restricted Stock of the death, disability or termination of employment of a Named Executive Officer or a change of control of WebMD, see “Potential Payments and Other Benefits Upon Termination of Employment or a Change in Control” below. If a Named Executive Officer’s employment is terminated for cause, unvested shares of WebMD Restricted Stock are forfeited.

The 2005 Plan is administered by the Compensation Committee of the WebMD Board. The WebMD Compensation Committee has authority to interpret the plan provisions and make all required determinations under the 2005 Plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the 2005 Plan are generally transferable only to a beneficiary of a Plan participant upon his or her death or to certain family members or family trusts. However, the WebMD Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable laws.

For information regarding shares available for grant under the 2005 Plan, as of the end of 2009, see “Equity Compensation Plan Information” in Proposal 2 below.

Outstanding Equity Awards at End of 2009

The following table presents information regarding the outstanding equity awards held by each Named Executive Officer as of December 31, 2009, including the vesting dates for the portions of these awards that had not vested as of that date. Awards of WebMD equity are indicated with “(W)” at the beginning of column (b) in the table and awards that were originally of HLTH equity are indicated with “(H)” at the beginning of that column. The awards of HLTH equity were assumed by WebMD in the Merger. Accordingly, for grants by HLTH, this table reflects the number of shares of WebMD Common Stock subject to the grant (and, in the case of options, the exercise price) after conversion in the Merger and assumption by WebMD.

(a)			(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)
	Option Awards(1)								Stock Awards(2)
	Number of			Number of								Market
	Securities			Securities					Number of			Value of
	Underlying			Underlying					Shares of			Shares of
	Unexercised			Unexercised		Option			Stock That		Stock	Stock That
	Options			Options		Exercise	Option	Option	Have Not		Award	Have Not
	(#)			(#)		Price	Grant	Expiration	Vested		Grant	Vested
Name	Exercisable			Unexercisable		($)	Date	Date	(#)		Date	($)(3)

Wayne T. Gattinella	(W	)	—	240,000	(5)	23.61	12/10/08	12/10/18	60,000	(5)	12/10/08	2,309,400
	(W	)	110,000	—		17.50	9/28/05	9/28/15	—		—	—
	(H	)	111,100	—		19.33	3/17/04	3/17/14	—		—	—

Anthony Vuolo	(W	)	—	—		—	—	—	44,000	(4)	11/03/09	1,693,560
	(W	)	—	196,000	(5)	23.61	12/10/08	12/10/18	49,000	(5)	12/10/08	1,886,010
	(H	)	19,998	59,994	(4)	21.29	12/10/08	12/10/18	—		—	—
	(W	)	176,000	—		17.50	9/28/05	9/28/15	—		—	—
	(H	)	111,110	—		19.33	3/17/04	3/17/14	—		—	—

Nan-Kirsten Forte	(W	)	—	100,000	(5)	$23.61	12/10/08	12/10/18	20,000	(5)	12/10/08	769,800
	(W	)	55,000	—		$17.50	9/28/05	9/28/15	—		—	—
	(H	)	44,440	—		$36.29	9/12/00	9/12/10	—		—	—
	(H	)	158,584	—		$48.81	4/6/00	4/6/10	—		—	—

Martin J. Wygod	(W	)	—	—		—	—	—	110,000	(4)	11/03/09	4,233,900
	(W	)	—	240,000	(5)	23.61	12/10/08	12/10/18	60,000	(5)	12/10/08	2,309,400
	(H	)	53,328	159,984	(4)	19.11	12/01/08	12/01/18	79,992	(4)	12/01/08	3,078,892
	(H	)	399,960	—		26.69	10/23/06	10/23/16	—		—	—
	(H	)	144,430	66,660	(4)	19.74	1/27/06	1/27/16	—		—	—
	(W	)	220,000	—		17.50	9/28/05	9/28/15	—		—	—
	(H	)	997,200	—		28.70	8/21/00	8/21/10	—		—	—
	(H	)	11,110	—		51.54	7/01/98	7/01/13	—		—	—
	(H	)	11,110	—		34.88	7/01/97	7/01/12	—		—	—
	(H	)	11,110	—		33.31	7/01/96	7/01/11	—		—	—
	(H	)	11,110	—		22.51	7/03/95	7/03/10	—		—	—

Steven Zatz, M.D.	(W	)	—	100,000	(5)	$23.61	12/10/08	12/10/18	24,000	(5)	12/10/08	923,760
	(W	)	88,000	—		$17.50	9/28/05	9/28/15	—		—	—
	(H	)	222,200	—		$27.15	10/4/00	10/4/10	—		—	—

Mark D. Funston	(H	)	55,002	19,998	(4)	26.11	11/13/06	11/13/16	—		—	—

(1)	Each grant reported in the table above was granted under, and is subject to, the WebMD 2005 Plan, HLTH’s Amended and Restated 2000 Long-Term Incentive Plan, HLTH’s Amended and Restated 1996 Stock Plan or another plan or agreement that contains substantially similar terms. The option expiration date shown in Column (f) above is the normal expiration date, and the last date that the options may be exercised. For each Named Executive Officer, the unexercisable options shown in Column (c) above are also unvested. Unvested options are generally forfeited if the Named Executive Officer’s employment terminates, except to the extent otherwise provided in an employment agreement. For information regarding the effect on vesting of options of the death, disability or termination of employment of a Named Executive Officer or a change in control of WebMD, see “Potential Payments and Other Benefits Upon Termination of Employment or a Change in Control” below. The exercisable options shown in Column (b) above, and any unexercisable options shown in Column (c) above that subsequently become exercisable, will generally expire earlier than the normal expiration date if the Named Executive Officer’s employment terminates, except as otherwise specifically provided in the

Named Executive Officer’s employment agreement. For a description of the material terms of the Named Executive Officer’s employment agreements, see “Employment Agreements with Named Executive Officers” below.

(2)	Unvested shares of restricted stock are generally forfeited if the Named Executive Officer’s employment terminates, except to the extent otherwise provided in an employment agreement or award agreement. The stock awards held by our Named Executive Officers are subject to accelerated or continued vesting in connection with a change in control of WebMD and upon certain terminations of employment, as described below in more detail under “Employment Agreements with Named Executive Officers” and “Potential Payments and Other Benefits Upon Termination of Employment or a Change in Control.” Except as otherwise indicated in those sections, unvested stock awards will generally be forfeited if a Named Executive Officer’s employment terminates.

(3)	The market or payout value of stock awards reported in Column (i) is computed by multiplying the number of shares of WebMD Restricted Stock reported in Column (g) by $38.49, the closing market price of WebMD Common Stock on December 31, 2009.

(4)	Vesting schedule is: 25% of the original amount granted on each of first, second, third and fourth anniversaries of the date of the grant.

(5)	Vesting schedule is: 25% of the original amount granted on March 31 of each of 2010, 2011, 2012 and 2013.

Option Exercises and Stock Vested in 2009

The following table presents information regarding the exercise of options to purchase WebMD Common Stock and options to purchase HLTH Common Stock by our Named Executive Officers during 2009, and regarding the vesting during 2009 of WebMD Restricted Stock and HLTH Restricted Stock previously granted to our Named Executive Officers. Amounts with respect to equity granted by WebMD are noted with a “W” and amounts with respect to equity granted by HLTH are noted with an “H.” However, for exercises of options and vestings of restricted stock granted by HLTH, whether before or after the Merger, the share amounts in this table give effect to the conversion of such shares into shares of WebMD Common Stock in the Merger. Please note that the amounts reported for “Value Realized” in Columns (c) and (e) represent gain over a period of years; we do not consider such gain to all be 2009 compensation and, under applicable SEC rules, none of such gain is included in 2009 compensation in the Summary Compensation Table.

(a)	(b)	(c)		(d)		(e)
	Option Awards			Stock Awards
	Number of Shares	Value Realized on		Number of Shares		Value Realized on
	Acquired on Exercise	Exercise		Acquired on Vesting		Vesting
Name	(#)	($)(1)		(#)		($)(2)

Wayne T. Gattinella	91,049H	2,428,277	H	13,750	W	455,813	W
	110,000W	2,134,000	W

		4,562,277
Anthony Vuolo	366,630H	4,511,549	H	11,000	W	364,650	W
Nan-Kirsten Forte	—	—		6,875	W	227,906	W
Martin J. Wygod	336,000H	2,590,560	H	102,212	H	3,410,636	H
				13,750	W	455,813	W

						3,866,449
Steven Zatz, M.D.	128,135H	1,365,778	H	5,500	W	182,325	W
Mark D. Funston	4,992H	64,147	H	13,332	H	454,088	H

(1)	The dollar amounts shown in Column (c) above for option awards are determined by multiplying (i) the number of shares for which the option was exercised, by (ii) the difference between (1) the per-share closing price of HLTH Common Stock or WebMD Common Stock, as the case may be, on the date of exercise (or, for any shares sold on the date of exercise, the actual sale price received) and (2) the exercise price of the options.

(2)	The dollar amounts shown in Column (e) above for stock awards are determined by multiplying the number of shares that vested by the per-share closing price of WebMD Common Stock or HLTH Common Stock, as the case may be, on the vesting date.

Potential Payments and Other Benefits Upon Termination of Employment or a Change in Control

Background and Assumptions.  In this section, we provide tables containing estimates of (a) amounts that may become payable to our Named Executive Officers as a result of a termination of employment under specific circumstances and (b) the value of other benefits they may become entitled to receive as a result of such termination under:

•	employment agreements;

•	equity grant agreements; and

•	our Severance Benefit Plan, an ERISA severance plan applicable to all of our employees (the “Severance Plan”).

For a general discussion of matters relating to compensation that may become payable by WebMD after termination of employment or a change in control, see “Compensation Discussion and Analysis — Compensation Following Termination of Employment or a Change in Control” above and for a detailed description of the applicable provisions of the employment agreements of our Named Executive Officers, see “Employment Agreements with Named Executive Officers” below. Under those agreements, the amount and types of payment and other benefits vary depending on whether the termination is as a result of death or disability, is with or without cause, is a resignation for good reason and/or is in connection with a change in control. To be eligible for severance under the Severance Plan, the termination of employment must be part of a reorganization or restructuring, a closure of a facility or operation or a reduction in force. The level of benefits under the Severance Plan is calculated based on years of service and position with WebMD. As prescribed by applicable SEC rules, in estimating the amount of any potential payments to Named Executive Officers under their employment agreements or the Severance Plan, as applicable, and the value of other benefits they may become entitled to receive, we have assumed that the applicable triggering event (i.e., termination of employment or change in control) occurred on December 31, 2009, that the price per share of WebMD Common Stock is $38.49 (the closing price per share on December 31, 2009, the last trading day in 2009). We have also treated the right to continue to vest in options as being accelerated to December 31, 2009 for purposes of this disclosure only. We have also assumed that they have no accrued and unused vacation on December 31, 2009.

If the benefits payable to Mr. Wygod or to Mr. Vuolo in connection with a change in control would be subject to the excise tax imposed under Section 280G of the Internal Revenue Code, WebMD has agreed to make an additional payment to the individual so that the net amount of such payment (after taxes) that he receives is sufficient to pay the excise tax due. We note that the determination of whether a payment is a “parachute payment” is a facts and circumstances test. For purpose of the tables only, we have treated all payments as parachute payments except as noted in the footnotes to the table. In the tables below, we have calculated the Section 280G excise tax on the basis of IRS regulations and Rev. Proc. 2003-68 and have assumed that the Named Executive Officer’s outstanding equity awards (or portion thereof in the case of Mr. Vuolo) would be accelerated and terminated in exchange for a cash payment upon the change in control. The value of this acceleration (and thus the amount of the additional payment) would be slightly higher if the accelerated awards were assumed by the acquiring company rather than terminated upon the transaction. For purposes other than calculating the Section 280G excise tax, we have calculated the value of any option or stock award that may be accelerated in connection with a change in control to be the amount the holder can realize from such award as of December 31, 2009: for options, that is the market price of the shares that would be received upon exercise, less the applicable exercise price; and for restricted stock, that is the market value of the shares that would vest. In accordance with applicable SEC rules, options and restricted stock granted on June 28, 2010 (the only grants to executive officers in 2010), which are described below in the section “Employment Agreements with Named Executive Officers,” were not taken into consideration in preparing the tables below since the grants occurred after December 31, 2009.

For information regarding post-termination amounts payable to Mark D. Funston (our former Chief Financial Officer), see “Employment Agreements with Named Executive Officers — Mark D. Funston” below.

Tables.  The tables below set forth estimates (rounded to the nearest $1,000), based on the assumptions described above and in the footnotes to the tables, of the potential payments and the potential value of other benefits applicable to each Named Executive Officer upon the occurrence of specified termination or change in control triggering events. The terms used in the tables have the meanings given to them in each Named

Executive Officer’s employment agreement (if applicable) and described below under “Employment Agreements with Named Executive Officers.” In addition, the amounts set forth in each table reflect the following:

•	In the column entitled “Permanent Disability or Death,” the amounts reflect both provisions contained in certain employment agreements and the fact that WebMD’s equity plans (including HLTH equity plans assumed by WebMD in the Merger) generally provide for acceleration of vesting of awards in the event of a termination of employment as a result of death or disability.

•	Under their employment agreements, Messrs. Vuolo and Wygod are eligible to continue to participate in our health and welfare plans (or comparable plans) for a specified period. In the row entitled “Health and Welfare Benefits Continuation,” the amounts are based upon the current average cost to our company of these benefits per employee (with an estimate for individual coverage after expiration of the applicable COBRA period) and are net of amounts that the executives would continue to be responsible for. We have not made any reduction in the amounts in this row to reflect the fact that the obligation to continue benefits ceases in the event the executive becomes eligible for comparable coverage with a subsequent employer.

Wayne T. Gattinella, Chief Executive Officer and President

									Termination of
		Voluntary							Employment
		Termination							without “Cause” or
	Voluntary	in Connection					Involuntary		for “Good Reason”
	Termination	with a	Other	Permanent		Involuntary	Termination		Following a
Executive Benefits and	for “Good	“Change in	Voluntary	Disability		Termination	without		“Change in
Payments	Reason”	Control”(1)	Termination	or Death		for “Cause”	“Cause”		Control”

Cash Severance	-0-	-0-	-0-	135,000	(3)	-0-	329,000	(2)	329,000	(2)
Stock Options	-0-	1,786,000	-0-	3,571,000		-0-	-0-		1,786,000
Restricted Stock	-0-	1,155,000	-0-	2,309,000		-0-	-0-		1,155,000
Health and Welfare Benefits Continuation	-0-	-0-	-0-	-0-		-0-	2,000	(4)	2,000	(4)
280G Tax Gross-Up	-0-	-0-	-0-	-0-		-0-	-0-		-0-
Other	-0-	-0-	-0-	-0-		-0-	15,000	(5)	15,000	(5)
TOTAL	-0-	2,941,000	-0-	6,015,000		-0-	346,000		3,287,000

(1)	In the event of a Change in Control of WebMD, the December 2008 option and restricted stock awards granted to Mr. Gattinella will continue to vest through the second anniversary of the Change in Control so long as he remains employed for one year following the Change in Control. However, for purposes of calculating the amounts included in the column entitled “Voluntary Termination in Connection with a Change in Control” we treat such resignation as occurring on December 31, 2009 and assume, solely for purposes of preparing this table, that the requirement for the applicable transition period has been met.

(2)	Our obligation to pay Mr. Gattinella cash severance if his employment is terminated by us without Cause or by him for Good Reason under his employment agreement expired in April 2009. However, if Mr. Gattinella’s employment is terminated by us, he may be eligible for severance under our Severance Plan if the reason for his termination is covered under that Plan (see “— Background and Assumptions” above). Under the Severance Plan, he would be eligible for 19 weeks of base salary as severance. In addition, Mr. Gattinella may be entitled to his award under the Supplemental Bonus Plan (“SBP”) made in March 2009 only if his employment is terminated (i) in connection with the termination of a group of employees as part of a restructuring, reorganization or a reduction in force or (ii) if his employment is terminated as a result of a sale of the subsidiary or division by which he is employed. We have assumed, solely for purposes of preparing this table, that the reason for termination satisfies the requirements of the Severance Plan and the SBP.

(3)	Represents the amount contributed in March 2009 on Mr. Gattinella’s behalf to the Supplemental Bonus Trust, which would be paid to him in the event of a termination of his employment, as of December 31, 2009, as a result of death or disability. For additional information, see “— Summary Compensation Table — Supplemental Bonus Plan Award (SBP)” above.

(4)	Represents one month COBRA payment under the Severance Plan.

(5)	Represents the cost of outplacement assistance.

Anthony Vuolo, Chief Operating Officer and Chief Financial Officer

							Termination of
		Voluntary					Employment
		Termination					without “Cause” or
	Voluntary	in connection				Involuntary	for “Good Reason”
	Termination	with a	Other	Permanent	Involuntary	Termination	Following a
Executive Benefits and	for “Good	“Change in	Voluntary	Disability	Termination	without	“Change in
Payments	Reason”	Control”(1)	Termination	or Death(2)	for “Cause”	“Cause”	Control”

Cash Severance(3)	1,925,000	1,925,000	-0-	2,050,000	-0-	1,925,000	1,925,000
Stock Options	-0-	2,146,000	-0-	3,948,000	-0-	-0-	2,146,000
Restricted Stock	-0-	2,637,000	-0-	3,580,000	-0-	-0-	2,637,000
Health and Welfare Benefits Continuation	105,000	105,000	-0-	105,000	-0-	105,000	105,000
280G Tax Gross-Up(4)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Other	-0-	-0-	-0-	-0-	-0-	-0-	-0-
TOTAL	2,030,000	6,813,000	-0-	9,683,000	-0-	2,030,000	6,813,000

(1)	Mr. Vuolo may resign from his employment after six months following a Change in Control of WebMD and receive the same benefits as if he was terminated without Cause or for Good Reason following a Change in Control (other than with respect to the option and restricted stock awards granted to him in December 2008 and the restricted stock award granted in November 2009). He may not unilaterally resign without Good Reason prior to such date and receive these benefits. The December 2008 option and restricted stock awards will continue to vest through the second anniversary of the Change in Control so long as he remains employed for one year following the Change in Control and also in such event, the restricted stock granted in November 2009 will be deemed fully vested on the date of resignation after such one year period. However, for purposes of calculating the amounts included in the column entitled “Voluntary Termination in Connection with Change in Control” we treat such resignation as occurring on December 31, 2009 and assume that the requirement for the applicable transition period has been met.

(2)	Includes the $125,000 contributed in March 2009 on Mr. Vuolo’s behalf to the Supplemental Bonus Trust, which would be paid to him in the event of a termination of his employment, as of December 31, 2009, as a result of death or disability (for additional information, see “— Summary Compensation Table — Supplemental Bonus Plan (SBP)” above).

(3)	The amounts in this row, other than the columns that are zero, consist of 18 months of salary and annual bonuses, plus an annual bonus for 2009. We have assumed, solely for purposes of this table, that the amount of the annual bonus used for calculating the amounts in this line of the table, is $500,000, the amount of Mr. Vuolo’s actual cash bonus for 2008 payable by WebMD and HLTH (the year prior to the year of the assumed termination) together with the amount contributed on his behalf to the Supplemental Bonus Trust.

(4)	We have assumed, solely for purposes of preparing this table, that the bonus for the year of termination is reasonable compensation for services performed. In addition, we have assumed, solely for purposes of preparing this table, that 50% of the salary continuation portion of the severance constitutes “reasonable compensation” for the restrictive covenants to which the executive is bound following the termination of employment. Accordingly, we have not treated that portion of the salary continuation as a parachute payment for purposes of Section 280G. Such assumption may change at the time of an actual change in control.

Nan-Kirsten Forte, Executive Vice President — Consumer Services

									Termination of
		Voluntary							Employment
		Termination							without
	Voluntary	in Connection					Involuntary		“Cause”
	Termination	with a	Other	Permanent		Involuntary	Termination		Following a
Executive Benefits and	for “Good	“Change in	Voluntary	Disability		Termination	without		“Change in
Payments	Reason”	Control”	Termination	or Death		for “Cause”	“Cause”		Control”

Cash Severance	-0-	-0-	-0-	45,000	(1)	-0-	228,000	(2)	228,000	(2)
Stock Options	-0-	-0-	-0-	1,488,000		-0-	-0-		-0-
Restricted Stock	-0-	-0-	-0-	770,000		-0-	-0-		-0-
Health and Welfare Benefits Continuation	-0-	-0-	-0-	-0-		-0-	2,000	(3)	2,000	(3)
280G Tax Gross-Up	-0-	-0-	-0-	-0-		-0-	-0-		-0-
Other	-0-	-0-	-0-	-0-		-0-	15,000	(4)	15,000	(4)
TOTAL	-0-	-0-	-0-	2,303,000		-0-	245,000		245,000

(1)	Represents the amount contributed in March 2009 on Ms. Forte’s behalf to the Supplemental Bonus Trust, which would be payable to her in the event of a termination of her employment as a result of disability or death. For additional information, see “— Summary Compensation Table — Supplemental Bonus Trust (SBP)” above.

(2)	Represents 27 weeks of base salary under the Severance Plan and the award under the SBP in March 2009. Our obligation to pay Ms. Forte cash severance if her employment is terminated without Cause or by her for Good Reason under her employment agreement expired in April 2009. However, if Ms. Forte’s employment is terminated by us, she may be eligible for severance under our Severance Plan if the reason for her termination is covered under that Plan (see “— Background and Assumptions” above). In addition, Ms. Forte would be entitled to her award under the SBP made in March 2009 only if her employment is terminated (i) in connection with the termination of a group of employees as part of a restructuring, reorganization or a reduction in force or (ii) if her employment is terminated as a result of a sale of the subsidiary or division by which she is employed. We have assumed, solely for purposes of preparing this table, that the reason for termination satisfies the requirements of the Severance Plan and the SBP.

(3)	Represents one month COBRA payment under the Severance Plan.

(4)	Represents the cost of outplacement assistance.

Martin J. Wygod, Chairman of the Board

							Termination of
							Employment
		Voluntary					without
		Termination					“Cause” or for
	Voluntary	in Connection				Involuntary	“Good Reason”
	Termination	with a	Other	Permanent	Involuntary	Termination	Following a
Executive Benefits and	for “Good	“Change in	Voluntary	Disability	Termination	without	“Change in
Payments(1)	Reason”	Control”	Termination	or Death	for “Cause”	“Cause”	Control”

Cash Severance(2)	5,725,000	5,725,000	5,725,000	5,725,000	-0-	5,725,000	5,725,000
Stock Options	7,922,000	7,922,000	-0-	7,922,000	-0-	7,922,000	7,922,000
Restricted Stock	9,622,000	9,622,000	-0-	9,622,000	-0-	9,622,000	9,622,000
Health and Welfare Benefits Continuation	75,000	75,000	75,000	75,000	-0-	75,000	75,000
280G Tax Gross-Up(3)	-0-	6,212,000	-0-	-0-	-0-	-0-	6,212,000
Other	-0-	-0-	-0-	-0-	-0-	-0-	-0-
TOTAL	23,344,000	29,556,000	5,800,000	23,344,000	-0-	23,344,000	29,556,000

(1)	As more fully described in “Employment Agreements with Named Executive Officers — Martin J. Wygod” below, in connection with the Merger, Mr. Wygod agreed to remain Executive Chairman notwithstanding the terms of his employment agreement. Accordingly, his agreement was amended to provide that he may resign with or without Good Reason and receive his cash severance.

(2)	Such cash severance represents salary and bonus for three years (the bonus is determined by averaging bonus amounts for the prior three years).

(3)	We have assumed, solely for purposes of preparing this table, that the salary continuation portion of the severance is the only portion of the benefits that constitutes “reasonable compensation” for the restrictive covenants to which the executive is bound following the termination of employment. Accordingly, we have not treated the salary continuation portion as a parachute payment for purposes of Section 280G. Such assumption may change at the time of an actual change in control.

Steven Zatz, M.D., Executive Vice President — Professional Services

									Termination of
		Voluntary							Employment
		Termination							without
	Voluntary	in Connection					Involuntary		“Cause”
	Termination	with a	Other	Permanent		Involuntary	Termination		Following a
Executive Benefits and	for “Good	“Change in	Voluntary	Disability		Termination	without		“Change in
Payments	Reason”	Control”	Termination	or Death		for “Cause”	“Cause”		Control”

Cash Severance	-0-	-0-	-0-	45,000	(1)	-0-	225,000	(2)	225,000	(2)
Stock Options	-0-	-0-	-0-	1,488,000		-0-	-0-		-0-
Restricted Stock	-0-	-0-	-0-	924,000		-0-	-0-		-0-
Health and Welfare Benefits Continuation	-0-	-0-	-0-	-0-		-0-	2,000	(3)	2,000	(3)
280G Tax Gross-Up	-0-	-0-	-0-	-0-		-0-	-0-		-0-
Other	-0-	-0-	-0-	-0-		-0-	15,000	(4)	15,000	(4)
TOTAL	-0-	-0-	-0-	2,457,000		-0-	242,000		242,000

(1)	Represents the amount contributed in March 2009 on Dr. Zatz’s behalf to the Supplemental Bonus Trust, which would be payable to him in the event of a termination of his employment as a result of disability or death. For additional information, see “— Summary Compensation Table — Supplemental Bonus Trust (SBP)” above.

(2)	Represents 25 weeks of base salary under the Severance Plan and the award under the SBP in March 2009. Our obligation to pay Dr. Zatz cash severance if his employment is terminated by WebMD without Cause or by him for Good Reason under his employment agreement expired in April 2009. However, if Dr. Zatz’s employment is terminated by us, he may be eligible for severance under our Severance Plan if the reason for his termination is covered under that Plan (see “— Background and Assumptions” above). In addition, Dr. Zatz may be entitled to his award under the SBP made in March 2009 only if his employment is terminated (i) in connection with the termination of a group of employees as part of a restructuring, reorganization or a reduction in force or (ii) if his employment is terminated as a result of a sale of the subsidiary or division by which he is employed. We have assumed, solely for purposes of preparing this table, that the reason for termination satisfies the requirements of the Severance Plan and the SBP.

(3)	Represents one month COBRA payment under the Severance Plan.

(4)	Represents the cost of outplacement assistance.

Employment Agreements with Named Executive Officers

The following are summaries of the employment agreements with our Named Executive Officers. The agreements provide the general framework and some of the specific terms for the compensation of the Named Executive Officers. Approval of the Compensation Committee is required prior to WebMD entering into employment agreements with its executive officers. However, many of the decisions relating to the compensation of our Named Executive Officers for a specific year made by the Compensation Committee are implemented without changes to the general terms of employment set forth in those agreements. With respect to 2009, those decisions and their implementation are discussed earlier in this “Executive Compensation” section.

Wayne T. Gattinella

WebMD is a party to an employment agreement with Wayne Gattinella, its CEO and President, which was entered into in 2005 and amended in December 2008. The following is a description of Mr. Gattinella’s employment agreement, as amended:

•	Mr. Gattinella currently receives an annual base salary of $560,000 and is eligible to earn a bonus of up to 100% of his base salary, the actual amount to be determined by the WebMD Compensation Committee in its discretion. For 2009, Mr. Gattinella received an annual bonus of $268,000, determined by the WebMD Compensation Committee in its discretion. In addition, the WebMD Compensation Committee approved an SBP Award of $132,000 with respect to Mr. Gattinella. See “— Compensation Discussion and Analysis — Use of Specific Types of Compensation in 2009 — Bonuses Paid by WebMD to its Named Executive Officers” and “— Compensation Discussion and Analysis — Use of Specific Types of Compensation in 2009 — Supplemental Bonus Program (SBP)” above.

•	For information regarding Mr. Gattinella’s equity compensation, see “— Executive Compensation Tables” above. In addition, on June 28, 2010, Mr. Gattinella received grants, under the 2005 Plan, of non-qualified options to purchase 120,000 shares of WebMD Common Stock at an exercise price of $46.81 (the closing price of WebMD Common Stock on June 28, 2010, the date of grant) and of 30,000 shares of WebMD Restricted Stock. Both the option grant and the restricted stock grant made on June 28, 2010 are scheduled to vest over a four year period, with 25% scheduled to vest on each of the first, second, third and fourth anniversaries of the date of grant. The options are scheduled to expire on the tenth anniversary of the date of grant. The following terms apply to the grants made to Mr. Gattinella on June 28, 2010:

–	at any time after the first anniversary of the occurrence of a Change of Control (as defined in the 2005 Plan) of WebMD, he may resign, in which case (a) the options granted to him will continue to vest and remain outstanding through the date on which the second vesting after the change of control occurs and such options will expire, if they have not been exercised, 90 days after such second vesting date and (b) the two vestings of the restricted stock that would have occurred after the Change of Control will, if not already vested, accelerate to the date of termination; and

–	if his employment is terminated by WebMD without cause or by him for good reason following a Change of Control, the options and restricted stock granted to him will be treated in the same manner as described above.

•	The December 2008 amendment described the material terms of the December 2008 equity awards made to Mr. Gattinella, which are identical, with respect to the impact of a Change of Control, to the terms of the June 2010 awards described above. The December 2008 amendment also made changes to the agreement that were intended to bring its terms into compliance with, or exempt it from, Section 409A.

•	As used in the employment agreement, “good reason” means a material reduction in base salary, a material reduction in Mr. Gattinella’s authority or a material breach by WebMD of the terms of the employment agreement. Our obligation to pay cash severance, under the employment agreement, in the event of a termination by WebMD without cause or by Mr. Gattinella for good reason, has expired.

•	The employment agreement and the Trade Secret and Proprietary Information Agreement described below are governed by the laws of the State of New York.

Mr. Gattinella is also a party to a related Trade Secret and Proprietary Information Agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation provisions that prohibit Mr. Gattinella from hiring WebMD’s employees or soliciting any of WebMD’s clients or customers that he had a relationship with during the time he was employed by WebMD, and non-competition provisions that prohibit Mr. Gattinella from being involved in a business that competes with WebMD’s business or that competes with any other business engaged in by any affiliates of WebMD if he is directly involved in such business. The non-solicitation and non-competition obligations end on the first anniversary of the date his employment has ceased. Post-employment payments and benefits that may be due to Mr. Gattinella are subject to his continued compliance with these covenants.

Anthony Vuolo

Anthony Vuolo, who serves as WebMD’s Chief Operating Officer and Chief Financial Officer, was a party to an employment agreement with HLTH. Mr. Vuolo’s employment agreement was amended and restated, effective as of the date of WebMD’s initial public offering, and assumed by WebMD. The agreement was further amended as of December 10, 2008 and February 19, 2009. The following is a description of the agreement, as amended:

•	Mr. Vuolo receives an annual base salary of $450,000 and is eligible to earn a bonus of up to 100% of his base salary, the actual amount to be determined by the WebMD Compensation Committee in its discretion. For 2009, Mr. Vuolo received an annual bonus of $211,050, determined by the WebMD Compensation Committee in its discretion. In addition, the Compensation Committee approved an SBP

Award of $103,950 with respect to Mr. Vuolo. See “— Compensation Discussion and Analysis — Use of Specific Types of Compensation in 2009 — Bonuses Paid by WebMD to its Named Executive Officers” and “— Compensation Discussion and Analysis — Use of Specific Types of Compensation in 2009 — Supplemental Bonus Program (SBP)” above. In November 2009, the Compensation Committee also approved a bonus of $100,000 paid to Mr. Vuolo in recognition for services he provided in connection with HLTH’s divestiture of Porex.

•	For information regarding Mr. Vuolo’s equity compensation, see “— Executive Compensation Tables” above. In addition, on June 28, 2010, Mr. Vuolo received grants, under the 2005 Plan, of non-qualified options to purchase 100,000 shares of WebMD Common Stock at an exercise price of $46.81 (the closing price of WebMD Common Stock on June 28, 2010, the date of grant) and of 20,000 shares of WebMD Restricted Stock. Both the option grant and the restricted stock grant made on June 28, 2010 are scheduled to vest over a four year period, with 25% scheduled to vest on each of the first, second, third and fourth anniversaries of the date of grant. The options are scheduled to expire on the tenth anniversary of the date of grant. The following terms apply to the grants made to Mr. Vuolo on June 28, 2010:

–	at any time after the first anniversary of the occurrence of a Change in Control (as described below) of WebMD, he may resign, in which case (a) the options granted to him will continue to vest and remain outstanding through the date on which the second vesting after the change of control occurs and such options will expire, if they have not been exercised, 90 days after such second vesting date and (b) the two vestings of the restricted stock that would have occurred after the Change in Control will, if not already vested, accelerate to the date of termination; and

–	if his employment is terminated by WebMD without Cause (as described below) or by him for Good Reason (as described below) following a Change in Control, the options and restricted stock granted to him will be treated in the same manner as described above.

•	In the event of the termination of Mr. Vuolo’s employment due to his death or disability, by WebMD without Cause (as described below), or by Mr. Vuolo for Good Reason (as described below), or as a result of WebMD’s failure to renew his employment agreement, he would be entitled to the following (subject, in necessary, to a six month delay to comply with Section 409A of the Internal Revenue Code):

– continuation of his base salary for a period of 18 months following the date of termination;

–	any unpaid bonus for the year preceding the year in which the termination of employment occurs, as well as payment for bonuses for the 18-month period following the date of termination calculated using the bonus paid for the year prior to the year of termination (and, for this purpose only, the amount of his SBP Award for such year, if any); and

–	continued participation in certain of WebMD’s welfare benefit plans for 36 months (or if earlier, until he is eligible for comparable benefits); provided that, pursuant to the December 2008 amendment, he will no longer be entitled to participate in WebMD’s disability plans and will instead be entitled to a payment equal to the greater of $10,000 and 200% of the cost of his coverage for up to three years.

Amounts with respect to Mr. Vuolo’s SBP Award are payable only in accordance with the terms of the Supplemental Bonus Trust (see “— Compensation Discussion and Analysis — Use of Specific Types of Compensation in 2009 — Bonuses Paid by WebMD to its Named Executive Officers” and “— Compensation Discussion and Analysis — Use of Specific Types of Compensation in 2009 — Supplemental Bonus Program (SBP)” above). In addition, all vested options granted to Mr. Vuolo by HLTH (other than the options granted on March 17, 2004 and December 10, 2008), which were converted to options to purchase WebMD Common Stock at the time of the Merger, would remain exercisable as if he remained in WebMD’s employ through the original expiration date specified in each applicable stock option agreement. Mr. Vuolo’s receipt of these severance benefits is subject to his continued compliance with the applicable restrictive covenants described below.

•	The December 2008 amendment described the material terms of the December 2008 WebMD equity awards made to Mr. Vuolo. Specifically, Mr. Vuolo may resign one year after the occurrence of a Change in Control (as described below) and (i) he would continue to vest in the option granted on December 10, 2008 through the second anniversary of the Change in Control and (ii) that portion of the restricted stock award made on the same date that would have vested over the two year period following the Change in Control will become vested on the date of resignation. The February 2009 amendment provided that the option granted to Mr. Vuolo by HLTH on December 10, 2008 will be treated in the same manner as the WebMD grants made on such date and described above.

•	For purposes of the employment agreement: (a) “Cause” includes (i) a material breach of his employment agreement that remains unremedied after 30 days’ written notice, or (ii) conviction of a felony; and (b) “Good Reason” includes (i) a material reduction in his title or responsibilities, (ii) the requirement to report to anyone other than WebMD’s CEO, (iii) a reduction in his base salary or material fringe benefits, (iv) a material breach by WebMD of his employment agreement, (v) relocation of his place of work outside Manhattan, New York, unless it is within 25 miles of his current residence, or (vi) the date that is six months following a Change in Control (as described below) of WebMD (so long as Mr. Vuolo remains employed by WebMD’s successor, or is terminated without Cause or resigns for Good Reason, during such six-month period).

•	For purposes of the employment agreement, a “Change in Control” would occur when: (i) any person, entity, or group acquires at least 50% of the voting power of WebMD, (ii) there is a sale of all or substantially all of WebMD’s assets in a transaction where then current stockholders do not receive a majority of the voting power or equity interest in the acquiring entity or its controlling affiliates or (iii) a complete liquidation or dissolution of WebMD occurs.

•	The grant of 44,000 shares of WebMD Restricted Stock made in November 2009 is scheduled to vest in equal annual installments over four years, subject to continued employment on such dates; provided, however, that if a Change of Control (as defined in the 2005 Plan) occurs, he may resign beginning one year after the change in control and any remaining unvested shares would vest on the date of resignation.

•	The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the second anniversary of the date employment has ceased.

•	The December 2008 amendment also made changes to the agreement that were intended to bring its terms into compliance with, or exempt it from, Section 409A by, among other things, clarifying the timing of certain payments.

•	The employment agreement is governed by the laws of the State of New York.

•	The employment agreement contains a tax gross-up provision relating to any excise tax that Mr. Vuolo incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G. Any excess parachute and related gross-up payments made to Mr. Vuolo will not be deductible for federal income tax purposes.

Nan-Kirsten Forte

We are party to an employment agreement with Nan-Kirsten Forte, who serves as our Executive Vice President — Consumer Services, which was entered into in 2005 and amended in December 2008. The following is a description of Ms. Forte’s employment agreement with us.

•	Ms. Forte receives an annual base salary of $352,500 and is eligible to receive an annual bonus with a target of 35% of base salary to be determined by our Compensation Committee. For 2009, Ms. Forte received an annual bonus of $77,050, determined by the Compensation Committee of our Board in its discretion. In addition, the Compensation Committee approved an SBP Award of $37,950 with respect to Ms. Forte. See “Compensation Discussion and Analysis — Use of Specific Types of Compensation in 2009 — Bonuses Paid by WebMD to its Named Executive Officers” and “— Supplemental Bonus Program (SBP)” above.

•	For information regarding Ms. Forte’s equity compensation, see the “Executive Compensation Tables” above. In addition, on June 28, 2010, Ms. Forte received grants, under the 2005 Plan, of non-qualified options to purchase 75,000 shares of WebMD Common Stock at an exercise price of $46.81 (the closing price of WebMD Common Stock on June 28, 2010, the date of grant) and of 10,000 shares of WebMD Restricted Stock. Both the option grant and the restricted stock grant made on June 28, 2010 are scheduled to vest over a four year period, with 25% scheduled to vest on each of the first, second, third and fourth anniversaries of the date of grant. The options are scheduled to expire on the tenth anniversary of the date of grant.

•	The December 2008 amendment made changes to the agreement that were intended to bring its terms into compliance with, or exempt it from, Section 409A.

•	Our obligation to pay cash severance, under the employment agreement, in the event of a termination by WebMD without cause or by Ms. Forte for good reason, has expired.

•	The employment agreement and the Trade Secret and Proprietary Information Agreement described below are each governed by the laws of the State of New York.

Ms. Forte is also a party to a related Trade Secret and Proprietary Information Agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation provisions that prohibit her from hiring WebMD’s employees or soliciting any of WebMD’s clients or customers with whom she had a relationship during the time she was employed by WebMD, and non-competition provisions that prohibit her from being involved in a business that competes with WebMD’s business or that competes with any other business engaged in by any affiliates of WebMD if she is directly involved in such business. The non-solicitation and non-competition obligations end on the first anniversary of the date her employment ceases. Post-employment payments and benefits that may be due to Ms. Forte are subject to her continued compliance with these covenants.

Martin J. Wygod

Mr. Wygod was party to an employment agreement with HLTH dated as of August 3, 2005, as amended on each of February 1, 2006, December 1, 2008 (the “2008 Amendment”), December 29, 2008 and July 9, 2009 (the “2009 Amendment”). WebMD assumed the employment agreement upon the closing of the Merger. The following is a description of the employment agreement:

•	Pursuant to the 2008 Amendment, upon the closing of the Merger, (i) Mr. Wygod’s employment would have terminated, (ii) Mr. Wygod would have become a non-executive Chairman of the Board of WebMD and (iii) Mr. Wygod would have been entitled to receive the cash severance and benefits provided in the employment agreement (described below). However, HLTH, WebMD and Mr. Wygod agreed, in the 2009 Amendment, that Mr. Wygod would continue to serve as executive Chairman of the Board of WebMD following the Merger and that, upon the consummation of the Merger, Mr. Wygod’s salary would be reduced from $975,000 to $120,000. The 2009 Amendment also provided that Mr. Wygod would continue to have the right, if his employment were to terminate for any reason, to receive the severance he would have received under the 2008 Amendment had he become a non-employee Chairman of the Board of WebMD upon the closing of the Merger, as had originally been contemplated. Accordingly, upon any such termination, Mr. Wygod would be entitled to the following severance benefits:

–	a severance payment of $975,000 (Mr. Wygod’s base salary prior to the Merger), per year payable for three years following the date of termination in equal installments at the same time as WebMD’s payroll practices (for an aggregate of $2,925,000); provided that the first six months of severance shall be delayed for six months and will be paid in a lump sum after such six month period in accordance with Section 409A of the Code;

–	a bonus payment in the amount of $933,333.34 (the average of the three annual bonuses prior to the closing date of the Merger) for each of the three calendar years following the date of termination (for an aggregate of $2.8 million), with the payments to be made at such time as bonuses are paid to executive officers generally for each such year but not later than December 31 of the year following the year to which the bonus relates; and

–	continued participation in WebMD’s health, dental, vision and life insurance plans in which he participates on the date of termination (or reasonably equivalent plans) for three years from the date of termination (or, if earlier, until eligible for comparable coverage with a subsequent employer).

In addition, if his employment is terminated by WebMD without Cause, by Mr. Wygod for Good Reason or as a result of death or disability, the vesting of all of his options and restricted stock would accelerate and his options would remain outstanding for three years (but in no event longer than the expiration of the original term) or, if on or following a Change in Control, through the expiration of the original term. In the event of a Change in Control, all cash amounts payable to Mr. Wygod in connection with his termination are required to be placed in a rabbi trust.

•	The amount of any bonus payable to Mr. Wygod is in the discretion of the WebMD Compensation Committee. For 2009, Mr. Wygod received an annual bonus of $335,000 from WebMD, determined by the WebMD Compensation Committee in its discretion. In addition, the Compensation Committee approved an SBP Award of $165,000 with respect to Mr. Wygod. See “— Compensation Discussion and Analysis — Use of Specific Types of Compensation in 2009 — Bonuses Paid by WebMD to its Named Executive Officers” and “— Compensation Discussion and Analysis — Use of Specific Types of Compensation in 2009 — Supplemental Bonus Program (SBP)” above. In November 2009, the Compensation Committee also approved a bonus of $900,000 paid to Mr. Wygod in recognition for services he provided in connection with HLTH’s divestiture of Porex.

•	For information regarding Mr. Wygod’s equity compensation, see “— Executive Compensation Tables” above. In addition, on June 28, 2010, Mr. Wygod received grants, under the 2005 Plan, of non-qualified options to purchase 75,000 shares of WebMD Common Stock at an exercise price of $46.81 (the closing price of WebMD Common Stock on June 28, 2010, the date of grant) and of 75,000 shares of WebMD Restricted Stock. Both the option grant and the restricted stock grant made on June 28, 2010 are scheduled to vest over a four year period, with 25% scheduled to vest on each of the first, second, third and fourth anniversaries of the date of grant. The options are scheduled to expire on the tenth anniversary of the date of grant.

•	The 2008 Amendment extended the employment period, under the employment agreement, through December 31, 2012, provided that a non-renewal by WebMD will be treated as a termination without “Cause” (as that term is described below) and have the consequences described below.

•	For purposes of the employment agreement: (a) “Cause” includes a final court adjudication that Mr. Wygod (i) committed fraud or a felony directed against WebMD or an affiliate relating to his employment, or (ii) materially breached any of the material terms of the employment agreement; and (b) the definition of “Good Reason” includes the following conditions or events: (i) a material reduction in title or responsibility that remains in effect for 30 days after written notice, (ii) a final court adjudication that WebMD materially breached any material provisions of the employment agreement, (iii) failure to serve on WebMD’s Board or Executive Committee of WebMD’s Board, or (iv) the occurrence of a Change in Control of WebMD.

•	The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that continue until the third anniversary of the date his employment has ceased. Post-employment payments and benefits that may be due to Mr. Wygod under the employment agreement are subject to his continued compliance with these covenants.

•	The employment agreement contains a tax gross-up provision relating to any excise tax that Mr. Wygod incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G. Any excess parachute payments and related tax gross-up payments made to Mr. Wygod will not be deductible by WebMD for federal income tax purposes.

Steven Zatz, M.D.

We are party to an employment agreement with Steven Zatz, M.D., who serves as our Executive Vice President — Professional Services, which was entered into in 2005 and amended in December 2008. The following is a description of Dr. Zatz’s employment agreement with us.

•	Dr. Zatz receives an annual base salary of $375,000 and is eligible to receive an annual bonus with a target of 35% of base salary to be determined by our Compensation Committee. For 2009, Dr. Zatz received an annual bonus of $83,750, determined by the Compensation Committee of our Board in its discretion. In addition, the Compensation Committee approved an SBP Award of $41,250 with respect to Dr. Zatz. See “Compensation Discussion and Analysis — Use of Specific Types of Compensation in 2009 — Bonuses Paid by WebMD to its Named Executive Officers” and “— Supplemental Bonus Program (SBP)” above.

•	For information regarding Dr. Zatz’s equity compensation, see the “Executive Compensation Tables” above. In addition, on June 28, 2010, Dr. Zatz received grants, under the 2005 Plan, of non-qualified options to purchase 75,000 shares of WebMD Common Stock at an exercise price of $46.81 (the closing price of WebMD Common Stock on June 28, 2010, the date of grant) and of 10,000 shares of WebMD Restricted Stock. Both the option grant and the restricted stock grant made on June 28, 2010 are scheduled to vest over a four year period, with 25% scheduled to vest on each of the first, second, third and fourth anniversaries of the date of grant. The options are scheduled to expire on the tenth anniversary of the date of grant.

•	The December 2008 amendment made changes to the agreement that were intended to bring its terms into compliance with, or exempt it from, Section 409A.

•	Our obligation to pay cash severance, under the employment agreement, in the event of a termination by WebMD without cause or by Dr. Zatz for good reason, has expired.

•	The employment agreement and the Trade Secret and Proprietary Information Agreement described below are each governed by the laws of the State of New York.

Dr. Zatz is also a party to a related Trade Secret and Proprietary Information Agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation provisions that prohibit him from hiring WebMD’s employees or soliciting any of WebMD’s clients or customers with whom he had a relationship during the time he was employed by WebMD, and non-competition provisions that prohibit him from being involved in a business that competes with WebMD’s business or that competes with any other business engaged in by any affiliates of WebMD if he is directly involved in such business. The non-solicitation and non-competition obligations end on the first anniversary of the date his employment ceases. Post-employment payments and benefits that may be due to Dr. Zatz are subject to his continued compliance with these covenants.

Mark D. Funston

Mark D. Funston served as our Chief Financial Officer from August 2007 until October 30, 2009 and as HLTH’s Chief Financial Officer from November 2006 to October 2009. Under the employment agreement between Mr. Funston and HLTH (which was assumed by WebMD in the Merger), Mr. Funston is receiving: (i) continuation of his base salary of $375,000 per year, as severance, until October 30, 2011 (with certain payments being delayed until six months following termination); and (ii) payment of COBRA premiums as if he were an active employee with similar coverage for up to 18 months (or earlier, if he becomes eligible for comparable coverage) from November 1, 2009 (at a cost of up to approximately $8,000). The employment agreement provided that options to purchase 39,996 shares of WebMD Common Stock at an exercise price of

$26.11 would continue to vest through November 13, 2010. In addition, upon the termination of his employment, 13,332 shares of restricted WebMD Common Stock vested, with a value of $454,088, based on the closing price of WebMD Common Stock on October 30, 2009 of $34.06 per share.

The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on October 30, 2011, the second anniversary of the date his employment ceased. The severance payments and other post-employment benefits due to Mr. Funston under the employment agreement are subject to Mr. Funston’s continued compliance with these covenants.

Compensation of Kevin Cameron

Kevin M. Cameron, who formerly served as Chief Executive Officer of HLTH and as a member of it Board of Directors, became a member of the Board of Directors of WebMD upon completion of the Merger. In November 2009, Mr. Cameron returned from medical leave to active employment with WebMD on a part-time basis as a Special Advisor to the Chairman, at a salary rate of $100,000 per year. At that time, he received a grant of 110,000 shares of restricted WebMD Common Stock, 36,666 of which are scheduled to vest on the second anniversary of the date of grant and 36,667 of which are scheduled to vest on each of the next two anniversaries of the date of grant. The amount of shares granted, and the terms of the grant, were determined by the Compensation Committee, in its discretion. Pursuant to the terms of the 2005 Plan, the vesting of the restricted stock will be accelerated, in the event of termination of Mr. Cameron’s employment as a result of death or permanent disability, to the date of such termination. Vesting of the restricted stock will also be accelerated, in the event of a Change of Control (as defined in the 2005 Plan) of WebMD, to the date of such Change of Control. In addition, if Mr. Cameron’s employment is terminated by WebMD without cause, the next vesting will be accelerated to the date of termination.

Upon the completion of the Merger, Mr. Cameron was entitled to resign for good reason under his employment agreement and receive certain severance benefits. WebMD and Mr. Cameron have entered into an agreement, in connection with Mr. Cameron’s resuming active employment, that would allow Mr. Cameron to receive the same benefits if he resigns at a later date as he would be entitled to if he resigned immediately following the Merger, which include:

•	As a result of his serving as HLTH’s Chief Executive Officer for over three years, he would be entitled to continuation of his base salary for three years from his termination date at the rate in effect when he served as CEO of HLTH, which was $660,000 per year (an aggregate of $1.98 million); provided that the first six months of severance shall be delayed for six months and will be paid in a lump sum after such six month period in accordance with Section 409A of the Internal Revenue Code.

•	He would generally be entitled to continue to participate for three years, on the same terms and conditions that would have applied had he remained employed by WebMD during such period, in all health, medical, dental, life, and disability plans provided to him at the time of such termination and which are provided to employees generally following the date of termination (or comparable plans).

As of September 15, 2010, Mr. Cameron holds non-qualified options (originally granted by HLTH prior to the Merger) to purchase 773,216 shares of WebMD Common Stock with a weighted average exercise price of $21.94 per share (of which, 763,217 are vested options). In addition, Mr. Cameron holds the following, which were granted under the 2005 Plan: (a) non-qualified options to purchase 20,500 shares of WebMD Common Stock at an exercise price of $17.50, which is fully vested, (b) 110,000 shares of WebMD Restricted Stock granted by WebMD on November 3, 2009, one-third of which is scheduled to vest on November 3 of each of 2011 through 2013; and (c) non-qualified options to purchase 65,000 shares of WebMD Common Stock at an exercise price of $46.81 (the closing price of WebMD Common Stock on June 28, 2010, the date of grant) and of 10,000 shares of WebMD Restricted Stock. Both the option grant and the restricted stock grant made on June 28, 2010 are scheduled to vest over a four year period, with 25% scheduled to vest on each of the first, second, third and fourth anniversaries of the date of grant and are scheduled to expire on the tenth anniversary of the date of grant. In addition, the following terms apply to the grants made to Mr. Cameron on June 28, 2010:

•	if his employment is terminated by WebMD without cause, by Mr. Cameron for good reason or as a result of death or disability, (a) the options would remain outstanding and continue to vest until the next vesting date following termination and (b) the next vesting of the restricted stock would accelerate to the date of termination; and

•	if, following a change of control, his employment is terminated by WebMD without cause or by Mr. Cameron for good reason, (a) the options would remain outstanding and continue to vest for the remainder of their term and (b) the restricted stock would become fully vested on the date of termination.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

WebMD and HLTH were reimbursed approximately $322,000 and $297,000 for 2009 and 2008, respectively, by Martin J. Wygod (WebMD’s Chairman of the Board) and a corporation that he controls, for personal use of certain company staff and office facilities and for the personal portion of certain travel expenses.

FMR Corp. reported beneficial ownership, as of December 31, 2009, of shares that represented approximately 15.6% of WebMD’s outstanding Common Stock. Affiliates of FMR Corp. provide services to WebMD in connection with the 401(k) Plan and, until the sale of Porex by HLTH, provided such services in connection with Porex’s 401(k) plan. The aggregate amount charged to WebMD and HLTH for these services was approximately $40,000 for 2009 and $74,000 for 2008. Fidelity Employer Services Company LLC, or FESCO, an affiliate of FMR Corp. that provides human resources administration and benefit administration services to employers, serves as a distributor of WebMD’s private portal services, which are integrated into services that FESCO provides to its clients. WebMD recorded revenue of $8,072,000 in 2009 and $9,399,000 in 2008 related to the FESCO relationship, and $2,250,000 and $2,070,000, respectively, were included in accounts receivable, related to the FESCO relationship, as of December 31, 2009 and December 31, 2008. For additional information, see “Private Portals — Relationship with Fidelity Employer Services Company LLC” in Item 1 of the 2009 Form 10-K.

In June 2010, WebMD committed to make a charitable donation to the Rose Foundation of $1,600,000, to be made over a four year period beginning in 2010 and to be used to provide funding to a children’s health clinic in Oceanside, CA. The Rose Foundation is a private charitable foundation of which Mr. Wygod is a trustee.

Audit Committee Review of Related Party Transactions

Under our company’s Code of Business Conduct, directors and executive officers are required to disclose to our General Counsel or our Compliance Officer any transactions or relationships they are involved in that present or may present a conflict of interest with our company, including those that would be required to be disclosed as a related party transaction under applicable SEC rules. Under our Code of Business Conduct and the Audit Committee Charter, the Audit Committee has authority to determine whether to approve or ratify such transactions and relationships on behalf of our company. The Audit Committee considers whether to ratify or approve such transactions and relationships on a case-by-case basis, rather than pursuant to a general policy.

If not disclosed to the Audit Committee or if, after disclosure, not ratified or approved by the Audit Committee, a transaction or relationship presenting a conflict of interest or potential conflict of interest between a director or executive officer and our company may violate our Code of Business Conduct and other company policies. When reviewing such a relationship or transaction, the Audit Committee will examine the terms of the transaction to determine how close they are to terms that would be likely to be found in a similar arms’-length transaction and, if not, whether they are otherwise reasonable and fair to WebMD. In addition, the Audit Committee will consider the nature of the related party’s interest in the transaction and the significance of the transaction to the related party. If the transaction involves a Non-Employee Director, the Audit Committee may also consider whether the transaction would compromise the director’s independence. The Audit Committee may condition its ratification or approval of a transaction or relationship on imposition of specified limitations on the transaction or relationship or specific monitoring requirements on an ongoing basis.

PROPOSAL 2: AMENDMENT TO THE
AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN

A proposal to ratify and approve an amendment to WebMD’s Amended and Restated 2005 Long-Term Incentive Plan to increase the number of shares of WebMD Common Stock issuable under that Plan by 2,600,000 shares, which, together with the approximately 1,400,000 shares available under that Plan as of September 10, 2010, would result in approximately 4,000,000 shares being available for grant.

Background

Introduction.  We completed the initial public offering (or IPO) of our Common Stock on September 28, 2005. Prior to the date of the IPO, WebMD was a wholly-owned subsidiary of HLTH Corporation. From the IPO until October 23, 2009, HLTH continued to own over 80% of WebMD’s outstanding Common Stock. On October 23, 2009, HLTH and WebMD merged, with WebMD being the surviving company in the merger (which we refer to as the Merger) and each share of HLTH Common Stock being converted into 0.4444 shares of WebMD Common Stock (which we refer to below as the Exchange Ratio). As a result of the Merger, WebMD assumed HLTH’s equity compensation plans. During the several years prior to the Merger, HLTH had sold all of its businesses other than WebMD and, as more fully described below, from 2005 until the Merger, HLTH used approximately $3.0 billion of the proceeds of such sales to repurchase shares of HLTH Common Stock, reducing HLTH’s outstanding shares by approximately 66%. For historical information regarding granting of equity awards by WebMD and HLTH, see “History of Equity Grants Under the 2005 Plan” and “History of Equity Grants by HLTH” below.

Amount for Which Approval is Being Sought.  Under WebMD’s Amended and Restated 2005 Long-Term Incentive Plan (which we sometimes refer to in this Proxy Statement as the 2005 Plan or the WebMD 2005 Plan), a total of approximately 1,400,000 shares were available for future grant, as of September 10, 2010. The Compensation Committee of WebMD’s Board of Directors has determined that it is in the best interests of WebMD and its stockholders to amend the 2005 Plan to increase the total number of shares of WebMD’s Common Stock issuable under the 2005 Plan by 2,600,000 shares. If this increase is approved by stockholders, a total of approximately 4,000,000 shares would be available for grant under the 2005 Plan. The Compensation Committee has approved such increase, subject to the approval of our stockholders, which we are seeking at the 2010 Annual Meeting. If our stockholders approve this Proposal 2, our Board does not expect to seek approval of any increase in shares available for equity grants (whether in a new plan or in the 2005 Plan) prior to our Annual Meeting for 2012, unless there is a change in circumstance as a result of a merger, acquisition or other significant corporate transaction. Accordingly, even with the increased shares that would become available for grant under this Proposal 2, the granting of equity awards by WebMD in the next 24 months would generally be limited to a total of approximately 4,000,000 shares, which represents a significantly lower grant rate than applied for the past 24 months. In addition, as described more fully below under “— Limitation on Amount to be Used for WebMD Restricted Stock and Similar Awards,” only 20% of the approximately 4,000,000 shares would be available for grant as WebMD Restricted Stock or similar awards.

Planned Use of the Additional Shares.  As our company continues to grow, we expect to hire additional employees at all levels, including additional senior management. We intend to use the additional shares contemplated by this Proposal 2 primarily for grants to new employees and grants to existing employees who are being promoted to a new position, who are assuming significant new responsibilities or who the Compensation Committee determines has made an exceptional contribution to our company. As more fully discussed above under “Executive Compensation — Compensation Discussion and Analysis” and below under “History of Equity Grants under the 2005 Plan,” we have not made grants to our employees on an annual basis. Rather, there have been two broad-based grants (one at the time of the IPO and one in December 2008) to substantially all of our employees, grants to new employees upon their joining our company, and other grants to employees as determined by our Compensation Committee from time to time. If our Compensation Committee determines, in the future, that a broad-based grant to existing employees would be appropriate or if it believes that WebMD should begin making annual grants to employees, our Board would seek stockholder approval of a new equity compensation plan before doing so and, in connection with seeking such approval, would make clear the intended use of shares under such new plan.

Limitation on Amount to be Used for WebMD Restricted Stock and Similar Awards.  The Compensation Committee has also approved, contingent upon stockholder approval of this Proposal 2, an amendment to the 2005 Plan placing a limit on the number of shares available for grants of restricted stock and similar awards for which no exercise or purchase price is payable (often referred to as “full value awards”). This amendment provides that:

•	The number of shares available for full value awards under the 2005 Plan made after the amendment becomes effective will not exceed 20% of the aggregate number of shares available for grant under the 2005 Plan on October 21, 2010 (i.e., 20% of approximately 4,000,000 shares, which equals approximately 800,000 shares).

•	If full value awards are forfeited prior to vesting, the limit on the number of shares available for grant as full value awards will be increased by the number of shares underlying the forfeited full value awards. The limit on the number of full value awards will not be increased as a result of forfeitures of options.

Stockholder approval is not required for this amendment, but it will go into effect only if Proposal 2 is approved by stockholders at our 2010 Annual Meeting.

Historically, WebMD Restricted Stock (which is the only full value award we have used) has been granted primarily to our executive officers and other senior officers and key employees, with their grants of WebMD Restricted Stock representing a much smaller number of shares than the number of shares subject to their option grants. Through the date of this Proxy Statement, less than 11% of the shares subject to awards made under the 2005 Plan have been in the form of WebMD Restricted Stock (or shares granted to Non-Employee Directors in lieu of cash payment of their retainers), with over 89% granted as non-qualified options to purchase WebMD Common Stock with an exercise price equal to the fair market value on the date of grant.

Recommendation of Our Board

Our Board of Directors believes that the proposed increase in the 2005 Plan is important to our ability to continue to attract employees in the extremely competitive labor markets in which we compete. Competition for qualified personnel in the Internet and healthcare information services industries can be intense. WebMD must be able to offer competitive compensation packages in order to hire and retain experienced executives, writers and editors, software developers and other technical personnel, and sales and marketing personnel, among others. WebMD’s headquarters and a majority of its employees are located in New York City, a market in which numerous employers in various industries compete for employees with the experience and skills we seek. Our Board and its Compensation Committee believe that stock option and restricted stock grants have been, and will continue to be, an efficient and effective means of making WebMD’s compensation competitive with that of other companies in our own industry and companies in other industries that compete for the same employees, some of which are much larger than WebMD and have greater resources. If our stockholders approve this Proposal 2, the availability of additional shares for grant under the 2005 Plan will allow WebMD to offer compensation packages competitive with those provided by competing employers and will allow WebMD to continue to use equity as a significant component of compensation.

In addition, as more fully discussed earlier in this proxy statement under “Executive Compensation — Compensation Discussion and Analysis — Overview of Types of Compensation Used by WebMD” and “— Discussion of Compensation Policies,” our Board and its Compensation Committee believe that achievement of long-term objectives and employee retention are encouraged through stock option and restricted stock grants that vest over time. Long-term incentive compensation under the 2005 Plan aligns the interests of our employees with stockholders and encourages employees to focus on the long-term performance of our company. The amount that employees receive from equity awards increases when the price of WebMD Common Stock increases, which rewards employees for increasing shareholder value. The vesting schedules applicable to these equity awards are intended to promote retention of employees during the vesting period.

Failure to obtain stockholder approval for Proposal 2 would place WebMD at a significant disadvantage with respect to the recruitment of executive, editorial, technical and other talent. Limitations on WebMD’s ability to use equity-based compensation as part of its recruitment efforts would result in WebMD having to increase its use of cash compensation, which would have the effect of reducing the alignment of employee and shareholder interests.

For these reasons and in light of the planned use of the additional shares being primarily for grants to new employees and considering the other factors discussed in this section of our Proxy Statement, WebMD’s Board of Directors recommends that stockholders vote “FOR” Proposal 2.

Outstanding Equity Awards

Overview.  WebMD has, in the past, used only use two types of equity compensation: non-qualified stock options and restricted stock. Stock options are granted with an exercise price that is equal to the fair market value of WebMD Common Stock on the grant date.

•	Outstanding Options. As of September 10, 2010, we had outstanding 10,745,422 unexercised options to purchase WebMD Common Stock. As of that date:

–	Those options had a weighted average exercise price of $29.68 per share and a weighted average remaining life of approximately 7.6 years.

–	Approximately 3,600,000 of these options were vested, approximately 500,000 are scheduled to vest during the remainder of 2010, approximately 2,300,000 are scheduled to vest in 2011, approximately 2,100,000 in 2012, approximately 1,700,000 in 2013 and approximately 500,000 in 2014.

We expect that a significant portion of the 10,745,422 outstanding options will be exercised using net settlement, pursuant to which WebMD retains shares in payment of the exercise price and to satisfy the required tax withholding arising from the exercise (which we refer to as a Net Exercise). Net settlement reduces the dilutive effect of option exercises because fewer shares are issued upon exercise. The exact number of shares that we will eventually issue upon exercise of our outstanding options, to the extent they are exercised using Net Exercise, will depend on the then-current prices of our Common Stock at the time the respective Net Exercises occur and applicable tax withholding rates at those times and cannot be determined in advance. However, we can estimate that, based on a significant portion of the options being subject to Net Exercise and assuming a market price of approximately $50.00 per share of our Common Stock at the time of exercise, the 10,745,422 options outstanding would result in less than 6,000,000 shares of WebMD Common Stock being issued upon exercise (using current tax withholding rates for such estimation). For additional information regarding Net Exercise procedures, see Note 3 to the table included under the caption “Tabular Information, as of September 10, 2010, Regarding Our Equity Compensation Plans” below.

•	Outstanding Unvested Restricted Stock. We also had outstanding, as of September 10, 2010, 1,224,017 unvested shares of WebMD Restricted Stock. Approximately 100,000 of these shares are scheduled to vest during the remainder of 2010, approximately 400,000 in 2011, approximately 300,000 in each of 2012 and 2013, and approximately 100,000 in 2014. It is also customary for us to withhold the number of shares required to satisfy the taxes arising upon vesting of the WebMD Restricted Stock.

Considerations Relating to the Amount of Our Outstanding Equity Awards.  After giving effect to our tender offer for WebMD Common Stock that expired on September 8, 2010, we had outstanding, as of September 10, 2010, 58,255,180 shares of WebMD Common Stock, including unvested shares of WebMD Restricted Stock. Our Board recognizes that we have a relatively large amount of equity grants outstanding, based on the percentage this represents of our total outstanding Common Stock. While our Board recognizes that this can result in dilution to the ownership interest of our existing stockholders, our Board believes that our stockholders should consider our unique corporate history, including the following factors, in evaluating Proposal 2:

•	WebMD has made equity grants to virtually all of its full-time employees for at least a portion of their compensation and, for WebMD’s more senior employees, equity compensation represents a significant portion of their compensation. The equity compensation is offered in lieu of higher cash compensation in order to align the interests of our employees with the long-term interests of our stockholders.

•	As discussed more fully below, HLTH reduced the number of its outstanding shares significantly through issuer tender offers and other buybacks prior to the Merger (spending, from January 1, 2005 until the Merger, approximately $3.0 billion to reduce its outstanding shares by approximately 66%) and WebMD has continued to repurchase shares through three more issuer tender offers and other buybacks since completion of the Merger, purchasing a total of approximately 14.9 million shares for an aggregate purchase price of approximately $650 million.

•	As a result of our Merger with HLTH, our grant history represents the combination of the history of WebMD itself and HLTH (as more fully described in “History of Equity Grants Under the 2005 Plan” and “History of Equity Grants by HLTH” below). Many of the equity awards that we assumed from HLTH in the Merger were granted at a time when HLTH had significantly more shares outstanding than at the time of the Merger and were appropriate when compared to the shares outstanding at the time of grant.

Our Board believes that the reduction in outstanding shares resulting from stock repurchases by HLTH and WebMD in recent years is a significant reason why our outstanding options and restricted stock, measured against our outstanding shares, is larger than ordinarily found in companies in similar industries and with a market capitalization similar to our market capitalization at the time of this Proxy Statement. Our Board recognizes that future grants of equity awards by WebMD will need to reflect the reduced number of outstanding shares that has resulted from such repurchases. Our Board believes that the size of the increase in shares available for grant contemplated by Proposal 2, together with the planned use of the additional shares described above, represents an appropriate equity compensation strategy for WebMD at this time and recommends that stockholders approve Proposal 2.

Tabular Information, as of September 10, 2010, Regarding Our Equity Compensation Plans.  The following table contains certain information, as of September 10, 2010, regarding our equity compensation plans and updates the generally similar information, provided as of December 31, 2009, under the caption “Equity Compensation Plan Information” below.

	(a)		(c)
	Number of		Number of Securities
	Securities to	(b)	Remaining Available for
	Be Issued Upon	Weighted-Average	Future Issuance Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by security holders	7,982,163	$31.64	1,400,911	(3)
Equity compensation plans not approved by security holders(1)	9,650	$40.60	—
Equity compensation plans assumed in Merger with HLTH(2)	2,753,609	$23.98	—

Total	10,745,422	$29.68	1,400,911	(3)

(1)	The plan included in this category is the WebMD Health Corp. Long-Term Incentive Plan for Employees of Subimo, LLC, which did not require approval of our stockholders under applicable law and Nasdaq rules. We refer to that Plan as the Subimo Plan. A description of the Subimo Plan follows the related table, as of December 31, 2009, under the caption “Equity Compensation Plan Information” below.

(2)	We cannot grant additional awards under equity compensation plans assumed in the Merger. For additional information regarding the assumed options, see Note 12 to the Consolidated Financial Statements in included in Annex B to this Proxy Statement and “History of Grants by HLTH” below.

(3)	This represents the number of securities that remained available, as of September 10, 2010, for future issuance under the 2005 Plan. As of the date of this Proxy Statement, WebMD is not granting equity awards under any other equity plan. Option holders may exercise options granted under WebMD’s equity plans by net settlement, pursuant to which WebMD retains shares in payment of the exercise price and to satisfy the required tax withholding arising from the exercise (we sometimes refer to this as a Net Exercise). In addition, with respect to stock options granted during or after December 2008, WebMD may require optionholders to exercise those stock options by Net Exercise. Shares that are not issued or delivered as a result of the Net Exercise of a stock option and shares used to pay the withholding taxes related to a stock award do not become available again for future grants under the 2005 Plan; instead, the full number of shares underlying options exercised by Net Exercise are deemed to have already been used for purposes of determining the number of shares remaining available for future grants. However, under the 2005 Plan, if outstanding stock options expire or are terminated before being fully exercised or restricted stock or other share-based awards are forfeited, then the shares allocable to the unexercised or forfeited portion would again become available for issuance under the 2005 Plan.

History of Equity Grants under the 2005 Plan

As discussed above, our Compensation Committee believes that it is appropriate to make grants of stock options broadly, for at least a portion of the compensation of most of our employees, to align that portion of their compensation with stockholder return. The Compensation Committee believes that employees are more motivated to achieve superior performance when they have a stake in the financial performance of our company. Accordingly, WebMD has made equity grants to substantially all of its employees at the following times:

•	in connection with its IPO in September 2005, all of which vested by the fourth anniversary of the IPO in September 2009 (we refer to these as the IPO Grants); and

•	in December 2008, 25% of which vested on March 31, 2010 and 25% of which will vest on March 31 of each of 2011, 2012 and 2013 (we refer to these as the 2008 Grants).

The IPO Grants included a total of 4,195,700 options to purchase WebMD Common Stock granted to substantially all our employees and our Non-Employee Directors. In addition, the IPO Grants included 374,900 shares of WebMD Restricted Stock to our executive officers and to certain of our senior officers and other key employees and to our Non-Employee Directors. The 2008 Grants included a total of 5,291,925 options to purchase WebMD Common Stock granted to substantially all our employees and our Non-Employee Directors at that time and 533,400 shares of WebMD Restricted Stock granted to our executive officers, certain of our senior officers and certain other key employees.

As more fully discussed above under “Executive Compensation — Compensation Discussion and Analysis”, we have not made grants on an annual basis but rather typically grant stock options (and, in the case of certain senior officers and other key employees, restricted stock): (a) when officers and other employees first join us; (b) in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group; or (c) at other times where appropriate to retain and motivate our officers and employees. As a consequence, very few of the original participants in the 2005 Plan received an additional award under the Plan after the IPO Grants until the 2008 Grants. Other than the broad-based IPO Grants and 2008 Grants, WebMD has granted a total of approximately 6,245,000 options and 888,000 shares of WebMD Restricted Stock under the 2005 Plan since the IPO, of which:

•	approximately 4,393,000 options and 283,000 shares of WebMD Restricted Stock were granted upon initial hiring of new employees after the IPO;

•	approximately 960,000 options and 232,000 shares of WebMD Restricted Stock were granted to our executive officers and certain other key employees in June 2010; and

Grants of options and shares have also been made, outside of the broad-based grants, to our Non-Employee Directors in accordance with the terms of the 2005 Plan. For information regarding grants to WebMD’s Non-Employee Directors under the 2005 Plan, see “Non-Employee Director Compensation — Option Grants by WebMD” above. Automatic annual grants of options to purchase 13,200 shares of WebMD Common Stock, on each January 1st, to each of WebMD’s Non-Employee Directors are authorized under the terms of the 2005 Plan and payment in unrestricted shares for Board and Board Committee retainers are expected to continue.

When originally adopted, the 2005 Plan permitted the issuance of 7,150,000 shares. At our Annual Meeting in September 2007, we sought and received stockholder approval for a 1,850,000 increase in the size of the 2005 Plan, to 9,000,000 shares. At our Annual Meeting in December 2008, we sought and received stockholder approval for a 5,500,000 increase in the size of the 2005 Plan to 14,500,000 shares, in preparation for making the 2008 Grants. We had indicated, in the proxy statement for our 2008 Annual Meeting, that the increase would be used for a second broad-based grant to substantially all of our employees.

At our Annual Meeting in October 2009, an increase of 1,100,000 shares was approved, resulting in an increase from 14,500,000 to 15,600,000 shares. At the same Annual Meeting, the Merger with HLTH was approved. The 1,100,000 share increase was approximately equal to the number of shares that would have been available for grant by WebMD under HLTH’s equity compensation plans following the Merger. All granting under HLTH Plans ceased at the time of the Merger.

History of Equity Grants by HLTH

As more fully discussed in Note 1 to the Consolidated Financial Statements included in Annex B to this Proxy Statement, the applicable accounting treatment for the Merger resulted in HLTH being considered the acquiring entity of the non-controlling interest in WebMD, even though WebMD was the surviving company in the Merger. Accordingly, the pre-acquisition consolidated financial statements of HLTH became the historical financial statements of WebMD upon completion of the Merger. The weighted-average shares outstanding of HLTH for periods prior to the Merger were adjusted by multiplying the historical weighted-average shares outstanding for HLTH by the Exchange Ratio. The grants of options and shares of restricted stock reflected in those Consolidated Financial Statements and the related footnotes include all options issued by both HLTH and WebMD, with HLTH stock options and restricted stock awards converted into WebMD options and restricted stock based on the Exchange Ratio.

A key long-term trend for HLTH (and, as a result of the Merger, as described above, of WebMD) has been the reduction of its outstanding common stock through tender offers and stock buyback programs. The cash used for these purchases has come primarily from the proceeds of sales of HLTH’s businesses other than WebMD, along with smaller amounts of cash generated from operations and investments. For additional information, see Notes 3 and 4 to the Consolidated Financial Statements included in Annex B to this Proxy Statement. The following shows the approximate total number of shares of HLTH Common Stock (after giving effect to the Exchange Ratio), including unvested shares of HLTH Restricted Stock, as of October 22, 2009 (the day before the Merger) and for each prior year-end since 2004:

Approximate Number of
Date	Shares Outstanding

October 22, 2009	46,870,000
2008	45,590,000
2007	81,439,000
2006	72,940,000
2005	124,152,000
2004	139,910,000

Options granted by HLTH, including grants during periods when the number of shares outstanding was much larger, are one significant reason that WebMD has more options outstanding than other companies with a similar market capitalization in similar industries. The following table shows, for each year from 2004 until the Merger in October 2009, the total number of options granted by HLTH (adjusted to reflect the Exchange Ratio) and the approximate number of those options that remain outstanding as of September 10, 2010:

		Approximate Number of
	Total Number of Options	Those Options That
Year	Granted That Year	Remain Outstanding

2009 (through October 22)	158,873	126,900
2008	1,234,010	838,700
2007	75,748	53,300
2006	4,375,340	724,300
2005	1,742,454	53,400
2004	8,546,145	465,200

Reasons for Seeking Stockholder Approval of Proposal 2

We are seeking stockholders’ approval for the increase in shares issuable under the 2005 Plan in order to comply with applicable requirements of the NASDAQ Global Select Market and, to the extent permitted by law, to preserve the tax deductible status for certain awards granted under the 2005 Plan. The stock options (and, if any, stock appreciation rights) that would be granted under the 2005 Plan are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code. In addition, the 2005

Plan authorizes performance-based stock awards that would give WebMD the flexibility to structure stock-based bonus opportunities as performance-based within the meaning of Section 162(m).

* * * *

As of September 16, 2010, the market price of our Common Stock, based upon the Nasdaq Official Closing Price, was $51.47 per share.

* * * *

Summary of the WebMD 2005 Plan

Set forth below is a summary of the principal features of the 2005 Plan, as proposed to be amended in the manner contemplated by Proposal 2 (except where the existing terms are explicitly described). The following summary is qualified in its entirety by the full text of the 2005 Plan, which appears as Annex A to this Proxy Statement.

General

The purpose of the 2005 Plan is to promote WebMD’s success by linking the personal interests of WebMD’s or its parent’s employees, officers, directors and consultants to those of its stockholders, and to provide participants with an incentive for outstanding performance. The 2005 Plan authorizes the grant of awards in any of the following forms:

•	options to purchase shares of WebMD Common Stock, which may be incentive stock options or nonqualified stock options;

•	stock appreciation rights (settled in cash or WebMD Common Stock);

•	performance shares;

•	restricted stock;

•	dividend equivalents;

•	other stock-based awards;

•	any other right or interest relating to WebMD Common Stock; or

•	cash.

Share Limits

An aggregate of 15,600,000 shares of WebMD Common Stock is currently issuable under the 2005 Plan and, as of September 10, 2010, approximately 1,400,000 shares were available for future grant under the 2005 Plan. Approval of Proposal 2 would increase the aggregate amount issuable under the 2005 Plan to 18,200,000 shares by adding 2,600,000 to the number of shares available for future grant. If any outstanding stock option expires or is terminated before being fully exercised or any restricted stock or other share-based award is forfeited, then the shares allocable to the unexercised or forfeited portion would again become available for issuance under the 2005 Plan. However, shares that are not issued or delivered as a result of the net settlement of a stock option and shares used to pay the withholding taxes related to a stock award do not become available again for future grants under the 2005 Plan; instead, the full number of shares underlying options exercised by net settlement are deemed to have already been used for purposes of determining the number of shares remaining available for future grants. For more information, see Footnote 3 to the table included in “— Equity Compensation Plan Information” below. For a description of the limitation that would, if Proposal 2 is approved, apply to the aggregate number of shares subject to grants of restricted stock and similar awards for which no exercise or purchase price is payable (often referred to as “full value awards”), see “Background — Limitation on Amount to be Used for WebMD Restricted Stock and Similar Awards” above.

The maximum number of shares of WebMD Common Stock with respect to one or more options, stock appreciation rights or combination of options and stock appreciation rights that may be granted during any one calendar year under the 2005 Plan to any one person is 412,500 (all of which, may be granted as incentive stock options), except that that limit may be increased by 412,500 for awards made in connection with a person’s initial hiring.

The maximum fair market value of any awards (determined as of the date of the grant), other than options and stock appreciation rights, that may be received by a participant, less any consideration paid by the participant for such award, during any one calendar year under the 2005 Plan is $5,000,000. The maximum number of shares of WebMD Common Stock that may be subject to one or more performance shares (or used to provide a basis of measurement for one to determine the value of a performance share) granted in any one calendar year to any one person is 412,500.

Eligibility

Persons eligible to receive awards under the 2005 Plan are employees or officers (including executive officers) of WebMD or its subsidiaries, directors of WebMD, and certain consultants to WebMD or any of its subsidiaries. As of September 10, 2010, approximately 1,600 officers and employees of WebMD and its subsidiaries (including all of its executive officers), as well as each of its 9 Non-Employee Directors, are eligible to receive grants under the 2005 Plan.

As more fully described in “Non-Employee Director Compensation” above, WebMD’s non-employee directors receive automatic annual grants of options to purchase 13,200 shares on January 1 of each year, with an exercise price equal to the closing price of WebMD Common Stock on the last trading day of the prior year. WebMD’s Compensation Committee may make additional grants under the 2005 Plan to WebMD’s non-employee directors, including grants when non-employee directors first join WebMD’s Board. As of the date of this Proxy Statement, WebMD has no current plans or proposals to make any such additional grants of awards under the 2005 Plan to its non-employee directors.

Administration

The 2005 Plan is administered by WebMD’s Compensation Committee. The Compensation Committee has the authority:

•	to designate participants;

•	to determine the type or types of awards to be granted to each participant and the number, terms and conditions of awards or amend the terms of such award (subject to the terms of the 2005 Plan);

•	to accelerate the vesting or lapse of restrictions applicable to an award based in each case on such considerations as the Compensation Committee may determine in its discretion;

•	to establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2005 Plan; and

•	to make all other decisions and determinations that may be required under the 2005 Plan.

Subject to certain limitations, the Compensation Committee is permitted to delegate to one or more directors or executive officers its authority under the 2005 Plan. The Compensation Committee has delegated certain of its authority to WebMD’s Chief Executive Officer, subject to concurrence by WebMD’s Chief Financial Officer, to grant awards to employees who are not executive officers up to the following limits: options to purchase up to 50,000 shares and restricted stock with an aggregate fair market value of up to $400,000.

Stock Options

The Compensation Committee is authorized under the 2005 Plan to grant options, which may be incentive stock options or nonqualified stock options. All options will be evidenced by a written award agreement between WebMD and the participant, which will include any provisions specified by the Compensation Committee. The exercise price of an option may not be less than the fair market value of WebMD Common Stock on the date of grant. The terms of an incentive stock option will be intended to meet the requirements of Section 422 of the Internal Revenue Code.

Stock Appreciation Rights

The Compensation Committee may also grant stock appreciation rights. Upon the exercise of a stock appreciation right, the holder will have the right to receive the excess, if any, of the fair market value of one share of WebMD Common Stock on the date of exercise, over the grant price of the stock appreciation right as determined by the Compensation Committee, which will not be less than the fair market value of one share of WebMD Common Stock on the date of grant. All awards of stock appreciation rights will be evidenced by an award agreement reflecting the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of the stock appreciation right, as determined by the Compensation Committee at the time of grant.

Restricted Stock Awards

The Compensation Committee may make awards of restricted Common Stock to participants, which will be subject to restrictions on transferability and other restrictions as the Compensation Committee may impose, including, without limitation, restrictions on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock. These awards may be subject to forfeiture upon termination of employment or upon a failure to satisfy performance goals during the applicable restriction period.

Performance Shares

The Compensation Committee may grant performance shares to participants on terms and conditions as may be selected by the Compensation Committee. The Compensation Committee will have the discretion to determine the number of performance shares granted to each participant and to set performance goals and other terms or conditions to payment of the performance shares in its discretion which, depending on the extent to which they are met, will determine the number and value of performance shares that will be paid to the participant.

Dividend Equivalents

The Compensation Committee is authorized to grant dividend equivalents to participants subject to terms and conditions as may be selected by the Compensation Committee. Dividend equivalents will entitle the participant to receive payments equal to dividends (in cash, shares of WebMD Common Stock or other property) with respect to all or a portion of the number of shares of WebMD Common Stock subject to an award.

Other Stock-Based Awards

The Compensation Committee may, subject to limitations under applicable law, grant other awards that are payable in, or valued relative to, shares of Common Stock as will be deemed by the Compensation Committee to be consistent with the purposes of the 2005 Plan, including without limitation shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions. The Compensation Committee will determine the terms and conditions of any other stock-based awards.

Annual Awards to Non-Employee Directors

The 2005 Plan provides for an automatic grant on January 1 of each year of options to purchase 13,200 shares of Common Stock to each member of WebMD’s Board of Directors on that date who is not an employee of WebMD. These options will have an exercise price equal to the closing price of WebMD Common Stock on the last trading day of the prior year and will vest as to 25% of the underlying shares on each of the first through fourth anniversaries of the date of grant (full vesting on the fourth anniversary of the date of the grant). These options will expire ten years after the date of grant (unless previously exercised) or earlier in the event the optionee ceases to serve as a director. See “— Acceleration upon Certain Events” below for a description of certain events that will result in acceleration of vesting of these options.

Performance Goals

In order to preserve full deductibility under Section 162(m) of the Internal Revenue Code, the Compensation Committee may determine that any award will be determined solely on the basis of:

•	the achievement by WebMD or one of its subsidiaries of a specified target return, or target growth in return, on equity or assets;

•	total stockholder return, described as WebMD’s stock price appreciation plus reinvested dividends, relative to a defined comparison group or target over a specific performance period;

•	WebMD’s stock price;

•	the achievement by WebMD or a business unit, or one of WebMD’s subsidiaries, of a specified target, or target growth in, revenues, net income, earnings per share, EBIT or EBITDA; or

•	any combination of the above.

If an award is made on this basis, the Compensation Committee must establish goals prior to the beginning of the period for which the performance goal relates, or by a later date as may be permitted under applicable tax regulations, and the Compensation Committee may for any reason reduce, but not increase, any award, notwithstanding the achievement of a specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the Compensation Committee in each case that the performance goals and any other material conditions were satisfied.

Limitation on Transfer and Beneficiaries

No award under the 2005 Plan is assignable or transferable other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a qualified domestic relations order. However, the Compensation Committee may permit other transfers if it deems appropriate and will generally permit transfers made without consideration to family trusts established for estate planning or similar purposes.

Acceleration upon Certain Events

Unless otherwise set forth in the applicable award agreement, upon the participant’s death or termination of employment as a result of disability, all outstanding options, stock appreciation rights, and other awards in the nature of rights that may be exercised will become fully exercisable and all restrictions on outstanding awards will lapse. Any options or stock appreciation rights will thereafter continue or lapse in accordance with the other provisions of the 2005 Plan and the applicable award agreement. In addition, the Compensation Committee may at any time in its discretion declare any or all awards to be fully or partially vested and exercisable, provided that the Compensation Committee will not have the authority to accelerate or postpone the timing of payment or settlement with respect to awards subject to Section 409A of the Internal Revenue Code in a manner that would cause the awards to be subject to certain related interest and penalty provisions. The Compensation Committee may discriminate among participants or among awards in exercising such discretion. Awards made to WebMD’s directors who are not employed by WebMD will automatically accelerate in the event of a Change of Control. For purposes of the Plan, a Change of Control generally includes (i) a change in the majority of the Board of Directors of WebMD without the consent of the incumbent directors, (ii) any person or entity becoming the beneficial owner of 50% or more of the voting shares of WebMD, (iii) consummation of a reorganization, merger or similar transaction where WebMD’s stockholders no longer represent 50% of the voting power; and (iv) consummation of a sale of all or substantially all of WebMD’s assets. The Merger did not constitute a Change of Control for purposes of the 2005 Plan.

No Repricing

No adjustment may be made to a stock option or stock appreciation right award under the 2005 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award without prior approval of WebMD’s stockholders. The Compensation Committee is, however, required to make certain adjustments to the per share exercise price or base price, as well as certain other terms, in the case of a stock split and certain other events affecting the underlying Common Stock.

Termination and Amendment

WebMD’s Board of Directors or Compensation Committee has the right at any time to amend or terminate the 2005 Plan, but it may condition any amendment on the approval of WebMD’s stockholders if such approval will be necessary or advisable under tax, securities, stock exchange or other applicable laws, policies or regulations. The Board of Directors or the Compensation Committee has the right to amend or terminate any outstanding award without approval of the participant, but an amendment or termination may not, without the participant’s consent, reduce or diminish the value of the award determined as if it had been exercised, vested, cashed in or otherwise settled on the date of the amendment or termination, and the original term of any option may not be extended. The Compensation Committee has broad authority to amend the 2005 Plan or any outstanding award without the approval of the participants to the extent necessary to comply with applicable tax laws, securities laws, accounting rules or other applicable laws, or to ensure that an award is not subject to interest and penalties under Section 409A of the Internal Revenue Code. If any provision of the 2005 Plan or any award agreement contravenes any regulation or U.S. Department of Treasury guidance promulgated under Section 409A of the Internal Revenue Code that could cause an award to be subject to interest and penalties, such provision will be modified to maintain the original intent of the provision without violating Section 409A. Furthermore, any discretionary authority that the Compensation Committee may have pursuant to the 2005 Plan will not be applicable to an award that is subject to Section 409A to the extent such discretionary authority will contravene Section 409A.

Federal Income Tax Information

The following discussion is a summary of the federal income tax consequences relating to the grant and exercise of awards under the 2005 Plan and the subsequent sale of WebMD Common Stock that will be acquired under this Plan. The tax effect of exercising awards may vary depending upon the particular circumstances, and the income tax laws and regulations change frequently.

Nonqualified Stock Options.  There will be no federal income tax consequences to a participant or to WebMD upon the grant of a nonqualified stock option. When the participant exercises a nonqualified option, however, he will realize ordinary income in an amount equal to the excess of the fair market value of the option shares that he receives upon exercise of the option at the time of exercise over the exercise price, and WebMD will be allowed a corresponding deduction. Any gain that a participant realizes when the participant later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares.

Incentive Stock Options.  There typically will be no federal income tax consequences to a participant or to WebMD upon the grant or exercise of an incentive stock option. If the participant holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and WebMD will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he will realize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and WebMD will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the participant’s alternative minimum tax.

Stock Appreciation Rights.  The participant will not recognize income, and WebMD will not be allowed a tax deduction, at the time a stock appreciation right is granted. When the participant exercises the stock appreciation right, the fair market value of any shares of WebMD Common Stock received will be taxable as ordinary income, and WebMD will be allowed a federal income tax deduction equal to such amount.

Restricted Stock.  Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and WebMD will not be allowed a tax deduction, at the time a restricted stock award is granted. When the applicable restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the WebMD Common Stock as of that date, less any amount the participant paid for the stock, and WebMD will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. If the participant files an election under Section 83(b) of the Internal Revenue Code within 30 days after the date of grant of the restricted stock, he will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date, less any amount the participant paid for the stock, and WebMD will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, such participant will not be able to recover the tax previously paid pursuant to his Section 83(b) election.

Performance Shares.  A participant will not recognize income, and WebMD will not be allowed a tax deduction, at the time performance shares are granted. When the participant receives payment under the performance shares, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant, and WebMD will be allowed a corresponding tax deduction at that time.

New Plan Benefits Table

Awards to officers and other employees under the 2005 Plan are determined by the Compensation Committee in its discretion or, in the case of employees who are not executive officers, pursuant to authority delegated to the Chief Executive Officer with the concurrence of the Chief Financial Officer. Awards under this Plan to non-employee directors are determined by the Compensation Committee, in its discretion, except that non-employee directors receive automatic annual grants of options to purchase 13,200 shares on January 1 of each year, with an exercise price equal to the closing price of WebMD Common Stock on the last trading day of the prior year. As a result, it is not possible to determine the benefits and amounts that will be received by any individual participant or group of participants in the future. The grants shown on the table below were made from January 1, 2009 to the date of this Proxy Statement pursuant to the 2005 Plan (i) our Named Executive Officers (listed individually), (ii) to WebMD’s employees who are executive officers (in the aggregate), (iii) to WebMD’s non-employee directors (in the aggregate), and (iv) to WebMD’s employees who are not executive officers (in the aggregate).

Name and Position	Number of Options	Number of Restricted Shares

Wayne T. Gattinella, Chief Executive Officer and President and a Director	120,000	30,000
Nan-Kristen Forte, EVP — Consumer Services	75,000	10,000
Anthony Vuolo, Chief Operating Officer and Chief Financial Officer	100,000	64,000
Martin J. Wygod, Chairman of the Board	75,000	185,000
Steven Zatz, M.D., EVP — Professional Services	75,000	10,000
Executive Group	595,000	319,000
Non-Executive Director Group	198,000	0
Non-Executive Officer Employee Group	1,838,400	361,096

In addition, as described above under the heading “Non-Employee Directors Compensation,” on October 23, 2009, each non-employee director received shares of WebMD Common Stock under the 2005 Plan with a value equal to their annual board and committee retainers, with the total number of such shares being 10,933. The amounts in the above table for the Non-Executive Officer Employee Group include 65,000 options and 120,000 restricted shares granted to Kevin M. Cameron, a member of our Board of Directors who is an employee of WebMD, but not a member of the Executive Group.

Equity Compensation Plan Information

The following table contains certain information, as of December 31, 2009, about our equity compensation plans.

	(a)		(c)
	Number of		Number of Securities
	Securities to	(b)	Remaining Available for
	Be Issued Upon	Weighted-Average	Future Issuance Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category(1)	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by security holders	9,206,085	$26.20	3,085,579	(3)
Equity compensation plans not approved by security holders(2)	26,175	$40.60	—

Total	9,232,260	$26.24	3,085,579	(3)

(1)	This table does not include outstanding options to acquire 13,200,112 shares of WebMD Common Stock at a weighted-average exercise price of $32.08 per share, as of December 31, 2009, that were assumed by WebMD in the Merger. We cannot grant additional awards under the equity compensation plans assumed in the Merger. For additional information regarding the assumed options, see Note 12 to the Consolidated Financial Statements included in Annex B to this Proxy Statement.

(2)	The plan included in this category is the WebMD Health Corp. Long-Term Incentive Plan for Employees of Subimo, LLC, which did not require approval of our stockholders under applicable law and Nasdaq rules. We refer to that plan as the Subimo Plan. A description of the Subimo Plan follows this table.

(3)	This represents the number of securities that remained available, as of December 31, 2009, for future issuance under the 2005 Plan. For updated information regarding securities available for future issuance under the 2005 Plan, see “Outstanding Equity Awards — Tabular Information, as of September 10, 2010, Regarding Our Equity Compensation Plans” in Proposal 2 above. As of the date of this Proxy Statement, WebMD is not granting equity awards under any other equity plan. Optionholders may exercise options granted under WebMD’s equity plans by net settlement, pursuant to which WebMD retains shares in payment of the exercise price and to satisfy the required tax withholding arising from the exercise. In addition, with respect to stock options granted during or after December 2008, WebMD may require optionholders to exercise those stock options by net settlement. Shares that are not issued or delivered as a result of the net settlement of a stock option and shares used to pay the withholding taxes related to a stock award do not become available again for future grants under the 2005 Plan; instead, the full number of shares underlying options exercised by net settlement are deemed to have already been used for purposes of determining the number of shares remaining available for future grants. However, under the 2005 Plan, if outstanding stock options expire or are terminated before being fully exercised or restricted stock or other share-based awards are forfeited, then the shares allocable to the unexercised or forfeited portion would again become available for issuance under the 2005 Plan.

Description of Subimo Plan

The Subimo Plan authorized the granting of awards of non-qualified stock options to purchase shares of WebMD Common Stock and shares of WebMD Restricted Stock to employees of Subimo LLC in connection with our acquisition of that company. No further grants may be made under the Subimo Plan. The 305,075 options granted under the Subimo Plan were granted with an exercise price equal to $40.60, the market value on the date of grant, which was the closing date of the acquisition. The options to purchase WebMD Common Stock granted under the Subimo Plan generally had the following vesting schedule: 25% on each of the first four anniversaries of the date of grant. However, a small number of members of Subimo’s senior management received grants, under the Subimo Plan, of options to purchase WebMD Common Stock and shares of WebMD Restricted Stock that have the following vesting schedule: 15% on the third anniversary of the date of grant; 25% on the fourth anniversary; and 60% on the fifth anniversary. The options issued under the Subimo Plan expire on the tenth anniversary of the date of grant. Upon termination of employment, unvested options generally are forfeited and vested options generally expire 90 days after termination (one year in the case of termination as a result of death or disability or immediately in the event of termination for “cause”). The Subimo Plan is administered by the Compensation Committee of our Board of Directors and all or a portion of such authority may be delegated to one or more officers of WebMD. The authority to make awards and to determine their terms and conditions in accordance with this Plan was delegated by the Compensation Committee to our Chief Executive Officer, subject to concurrence by our Chief Financial Officer.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

A proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2010.

The Audit Committee of our Board of Directors has appointed the firm of Ernst & Young LLP, an independent registered public accounting firm, to be WebMD’s independent auditor for the current fiscal year and, with the endorsement of the Board, recommends to stockholders that they ratify that appointment. Ernst & Young LLP has served as WebMD’s independent auditors since 2005 and served as HLTH’s independent auditors from 1995 until completion of the Merger in October 2009.

Although stockholder approval of the Audit Committee’s appointment of Ernst & Young LLP is not required by law, the Board believes that it is advisable and a matter of good corporate practice to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, the Audit Committee will reconsider its appointment of Ernst & Young LLP.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will be afforded an opportunity to make a statement and will be available to respond to questions by stockholders. If the selection of Ernst & Young LLP is ratified, the Audit Committee nevertheless retains the discretion to select different accounting firms in the future, should the Audit Committee then deem such selection to be in WebMD’s best interest and in the best interest of the stockholders. Any such selection need not be submitted to a vote of stockholders.

THE WEBMD BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE APPROVAL OF PROPOSAL 3.

Services and Fees of Ernst & Young

In addition to retaining Ernst & Young LLP to audit WebMD’s consolidated financial statements for 2009 and to audit HLTH’s and WebMD’s consolidated financial statements for 2008 and to review their respective quarterly financial statements during those years, WebMD and HLTH retained Ernst & Young LLP to provide certain related services. The fees for Ernst & Young LLP’s services to WebMD and HLTH were:

Type of Fees	2009	2008

Audit Fees	$1,085,818	$1,507,981
Audit-Related Fees	639,165	1,217,026
Tax Fees	299,965	298,600
All Other Fees	1,995	1,500

Total Fees	$2,026,943	$3,025,107

In the above table, in accordance with applicable SEC rules:

•	“audit fees” include: (a) fees for professional services (i) for the audit of consolidated financial statements of WebMD for 2009 and for the audits of the consolidated financial statements of HLTH and WebMD for 2008, (ii) for review of the consolidated financial statements included in WebMD’s and HLTH’s Quarterly Reports on Form 10-Q filed during each year, and (iii) for the audit of internal control over financial reporting with respect to WebMD for 2009 and for the audits of internal control of financial reporting with respect to WebMD and HLTH for 2008; and (b) fees for services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements for each year;

•	“audit-related fees” are fees in each year for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, and included fees related to audits of employee benefit plans and, during 2009, fees for services related to the Merger and the disposition of Porex and, during 2008, for services related to the terminated merger transaction between HLTH and WebMD, and the dispositions by HLTH of Porex, ViPS and its interest in EBSCo;

•	“tax fees” are fees in the year for professional services for tax compliance, tax advice, and tax planning and analysis, a portion of which during 2009 related to the Merger and, during 2008, the terminated merger transaction between HLTH and WebMD; and

•	“all other fees” are fees in the year for any products and services not included in the first three categories and consisted of a subscription to Ernst & Young’s online research tool.

None of these services was provided pursuant to a waiver of the requirement that such services be pre-approved by the respective Audit Committees of HLTH and WebMD. The Audit Committee has determined that the provision by Ernst & Young of non-audit services to HLTH and WebMD in 2009 is compatible with Ernst & Young maintaining its independence.

The Audit Committee considers whether to pre-approve audit and permissible non-audit services and fees on a case-by-case basis, rather than pursuant to a general policy, with the exception of acquisition-related due diligence engagements, which have been pre-approved by the Audit Committee and are subject to monitoring by the Chairman of the Audit Committee. To ensure prompt handling of unexpected matters, the Audit Committee has delegated to its Chairman the authority to pre-approve audit and permissible non-audit services and fees and to amend or modify pre-approvals that have been granted by the entire Audit Committee. A report of any such actions taken by the Chairman is provided to the Audit Committee at the next Audit Committee meeting. HLTH followed similar pre-approval procedures.

REPORT OF THE AUDIT COMMITTEE

The current members of the Audit Committee are Neil F. Dimick, James V. Manning and Stanley S. Trotman, Jr. and Mr. Manning is the Chairman. The Audit Committee is responsible for, among other things:

•	retaining and overseeing the registered public accounting firm that serves as WebMD’s independent auditor and evaluating their performance and independence;

•	reviewing the annual audit plan with WebMD’s management and registered public accounting firm;

•	pre-approving any permitted services provided by WebMD’s registered public accounting firm;

•	approving the fees to be paid to WebMD’s registered public accounting firm;

•	reviewing the adequacy and effectiveness of WebMD’s internal controls with WebMD’s management, internal auditors and registered public accounting firm;

•	reviewing and discussing the annual audited financial statements and the interim unaudited financial statements with WebMD’s management and registered public accounting firm;

•	approving WebMD’s internal audit plan and reviewing reports of WebMD’s internal auditors;

•	determining whether to approve related party transactions (see “Certain Relationships and Related Transactions — Audit Committee Review of Related Party Transactions” above); and

•	overseeing the administration of WebMD’s Code of Business Conduct.

The Audit Committee operates under a written charter adopted by WebMD’s Board of Directors.

This report reviews the actions taken by the Audit Committee with regard to WebMD’s financial reporting process for 2009 and particularly with regard to WebMD’s audited consolidated financial statements and the related schedule included in the 2009 Form 10-K.

WebMD’s management has the primary responsibility for WebMD’s financial statements and reporting process, including the systems of internal controls. WebMD’s independent auditors are responsible for performing an independent audit of WebMD’s consolidated financial statements and the related schedule in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon and a report on the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. In carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to WebMD’s financial statements or systems of internal controls or any professional certification as to the independent auditors’ work. The Audit Committee has implemented procedures to ensure that, during the course of each fiscal year, it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements and the Report of Management on Internal Control Over Financial Reporting included in the 2009 Form 10-K. In addition, the Audit Committee reviewed with WebMD’s independent auditors, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, rather than just the acceptability, of WebMD’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, other standards of the Public Company Accounting Oversight Board (United States) SEC rules, and other professional standards. The Audit Committee also reviewed with Ernst & Young LLP the “Report of Independent Registered Public Accounting Firm on Internal Control Over Financial Reporting” included in the 2009 Form 10-K. In addition, the Audit Committee discussed with Ernst & Young LLP their independence from management and WebMD, including the matters in the written disclosures required of Ernst & Young LLP by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also considered whether the provision of non-

audit services (see “— Ratification of Appointment of Independent Registered Public Accounting Firm — Services and Fees of Ernst & Young LLP” above) during 2009 by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP’s independence.

Additionally, the Audit Committee discussed with WebMD’s independent auditors the overall scope and plan for their audit of WebMD’s financial statements and their audits of its internal control over financial reporting. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of WebMD’s internal controls and the overall quality of WebMD’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to WebMD’s Board of Directors that the audited financial statements and related schedule and management’s assessment of the effectiveness of WebMD’s internal control over financial reporting be included in the 2009 Form 10-K for filing with the SEC. The Audit Committee has also approved the retention of Ernst & Young LLP as WebMD’s independent auditors for 2010.

Neil F. Dimick
James V. Manning
Stanley S. Trotman, Jr.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

WebMD expects to hold its 2011 Annual Meeting on October 13, 2011.

Submission of Proposals for Inclusion in WebMD’s Proxy Materials. Proposals that stockholders intend to present at the 2011 Annual Meeting must be received by WebMD’s Corporate Secretary (at the address provided below under “—Advance Notice Provisions under WebMD’s Bylaws”) not later than May 24, 2011 if they are to be eligible for consideration for possible inclusion in WebMD’s proxy statement and form of proxy relating to that meeting, unless the date of the meeting is changed to a later one, in which case such proposals must be received a reasonable time before a solicitation is made.

Submission of Director Nominations for Inclusion in WebMD’s Proxy Materials. Stockholders that intend to submit director nominations for inclusion in WebMD’s proxy statement and form of proxy relating to the 2011 Annual Meeting must follow the procedures prescribed in SEC rule 14a-11, including filing a notice on Schedule 14N with the SEC and transmitting the notice to WebMD’s Corporate Secretary (at the address provided below under “—Advance Notice Provisions under WebMD’s Bylaws”) not later than May 24, 2011 and not earlier than April 24, 2011, unless the date of our 2011 Annual Meeting is changed by more than 30 days from the date of the 2010 Annual Meeting, in which case the notice must be filed and transmitted a reasonable time before a solicitation is made.

Advance Notice Provisions under WebMD’s Bylaws. WebMD’s Amended and Restated By-laws establish an advance notice procedure with regard to director nominations and proposals by stockholders intended to be presented at an annual meeting, but not included in WebMD’s proxy statement. For these nominations or other business to be properly brought before the 2011 Annual Meeting by a stockholder, the stockholder must provide written notice delivered to the Secretary of WebMD at least 90 days and not more than 120 days in advance of the anniversary of the 2010 Annual Meeting date, which notice must contain specified information concerning the matters to be brought before the meeting and concerning the stockholder proposing these matters. All notices of proposals by stockholders, whether or not intended to be included in WebMD’s proxy materials, should be sent to: Corporate Secretary, WebMD Health Corp., 111 Eighth Avenue, New York, New York 10011. If a stockholder intends to submit a director nomination or a proposal at the 2011 Annual Meeting that is not intended for inclusion in WebMD’s proxy statement relating to that meeting, notice from the stockholder in accordance with the requirements in the WebMD Amended and Restated By-laws must be received by WebMD no later than July 23, 2011, unless the date of the meeting is changed, in which case WebMD will announce any change in the date by which the notice must be received by WebMD when WebMD first announces the change in meeting date.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect, read and copy these reports, proxy statements and other information at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549.

We make available free of charge at www.wbmd.com (in the “Investor Relations” section) copies of materials we file with, or furnish to, the SEC. You can also obtain copies of these materials at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site at www.sec.gov that makes available reports, proxy statements and other information regarding issuers that file electronically with it.

MISCELLANEOUS

Where information contained in this Proxy Statement rests particularly within the knowledge of a person other than WebMD, we have relied upon information furnished by such person or contained in filings made by such person with the SEC.

The material under the headings “Report of the Audit Committee” (other than the description of the responsibilities of the Audit Committee in the first paragraph of that Report) and the “2009 Report of the Compensation Committee” shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that WebMD specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

ANNEX A

WEBMD HEALTH CORP.
AMENDED AND RESTATED
2005 LONG-TERM INCENTIVE PLAN

(AS PROPOSED TO BE AMENDED AND RESTATED ON OCTOBER 21, 2010)

ARTICLE 1

PURPOSE

1.1 General.  The purpose of the WebMD Health Corp. 2005 Long-Term Incentive Plan (as it may be amended from time to time, the “Plan”) is to promote the success, and enhance the value, of WebMD Health Corp., a Delaware Corporation (the “Corporation”), by linking the personal interests of its employees, officers, directors and consultants to those of Corporation shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract and retain the services of employees, officers, directors and consultants upon whose judgment, interest and special effort the successful conduct of the Corporation’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees and officers, directors and consultants.

ARTICLE 2

EFFECTIVE DATE

2.1 Effective Date.  The Plan became effective on the date upon which it was initially approved by the Board and the shareholders of the Corporation, which was September 26, 2005 (the “Effective Date”). This amendment and restatement of the Plan is effective as of October 21, 2010 and reflects the amendment to the Plan approved by stockholders of the Corporation on October 21, 2010 and all prior amendments.

ARTICLE 3

DEFINITIONS

3.1 Definitions.  When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence and is not otherwise defined in the Plan, the word or phrase shall generally be given the meaning ascribed to it in this Section. The following words and phrases shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

(c) “Affiliate” means any Parent or Subsidiary and any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Corporation.

(d) [intentionally omitted]

(e) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Dividend Equivalent Award or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(f) “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

(g) “Board” means the Board of Directors of the Corporation.

(h) “Cause” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Corporation or an affiliated company, provided, however, that if there is no such employment agreement in which such term is defined, “Cause” shall mean any of the following acts by the Participant, as determined by the Board: gross neglect of duty, prolonged absence from duty without the consent of the Corporation, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Corporation, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Corporation.

(i) “Change of Control” means and includes the occurrence of any one of the following events:

(i) individuals who, at the effective date of the Initial Public Offering, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest (as described in Rule 14a-11 under the 1934 Act (“Election Contest”)) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

(ii) any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation’s then outstanding securities eligible to vote for the election of the Board (the “Corporation Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change of Control of the Corporation by virtue of any of the following acquisitions: (A) any acquisition by a person who is on the Effective Date the beneficial owner of 50% or more of the outstanding Corporation Voting Securities, (B) an acquisition by the Corporation which reduces the number of Corporation Voting Securities outstanding and thereby results in any person acquiring beneficial ownership of more than 50% of the outstanding Corporation Voting Securities, provided that if after such acquisition by the Corporation such person becomes the beneficial owner of additional Corporation Voting Securities that increase the percentage of outstanding Corporation Voting Securities beneficially owned by such person, a Change of Control of the Corporation shall then occur, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Parent or Subsidiary, (D) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities or (E) an acquisition pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Corporation that requires the approval of the Corporation’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or the sale or other disposition of all or substantially all of the Corporation’s assets to an entity that is not an affiliate of the Corporation (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the

WebMD 2005 Long-Term Incentive Plan —
As Proposed to Be Amended and Restated on October 21, 2010

ANNEX A - Page 2

assets of the Corporation (in either case, the “Surviving Corporation”) or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Corporation Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Corporation Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Corporation Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than (x) the Corporation, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of 25% or more of the outstanding Corporation Voting Securities) is the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”).

Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code, and payment or settlement of such Award is to be accelerated in connection with an event that would otherwise constitute a Change of Control, no event set forth in clause (i), (ii) or (iii) will constitute a Change of Control for purposes of the Plan and any Award Agreement unless such event also constitutes a “change in the ownership”, “change in the effective control” or “change in the ownership of a substantial portion of the assets” of the Corporation as defined under Section 409A of the Code and the Treasury guidance promulgated thereunder.

(j) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations promulgated thereunder.

(k) “Committee” means, subject to the last sentence of Section 4.1, the committee of the Board described in Article 4.

(l) “Covered Employee” means a covered employee as defined in Section 162(m)(3) of the Code, provided that no employee shall be a Covered Employee until the deduction limitations of Section 162(m) of the Code are applicable to the Corporation and any reliance period under Treasury Regulation Section 1.162-27(f) has expired.

(m) “Disability” has the meaning ascribed under the long-term disability plan applicable to the Participant. Notwithstanding the above, (i) with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code and (ii) to the extent an Award is subject to Section 409A of the Code, and payment or settlement of the Award is to be accelerated solely as a result of the Participant’s Disability, Disability shall have the meaning ascribed thereto under Section 409A of the Code and the Treasury guidance promulgated thereunder.

(n) “Dividend Equivalent” means a right granted to a Participant under Article 11.

(o) “Effective Date” has the meaning assigned such term in Section 2.1.

(p) “Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, Fair Market Value will be determined by such other method as the

WebMD 2005 Long-Term Incentive Plan —
As Proposed to Be Amended and Restated on October 21, 2010

ANNEX A - Page 3

Committee determines in good faith to be reasonable; provided, however, that if the Stock underlying an Award is sold on the same day as the date of exercise or settlement or the date on which the restrictions lapse applicable to Restricted Stock or similar Award through a broker approved by the Corporation, Fair Market Value shall be the actual sale price of the Stock in such transaction or transactions. With respect to awards granted on the effective date of the Corporation’s Initial Public Offering, Fair Market Value shall mean the price at which the Stock is initially offered in the Initial Public Offering.

(q) “HLTH Corporation” means HLTH Corporation, a Delaware corporation (which was formerly known as Emdeon Corporation).

(r) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(s) “Initial Public Offering” means the underwritten initial public offering of equity securities of the Corporation pursuant to an effective registration statement under the 1933 Act.

(t) “Non-Employee Director” means a member of the Board who is not an employee of the Corporation or any Parent or Affiliate.

(u) “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

(v) “Option” means a right granted to a Participant under Article 7 to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(w) “Other Stock-Based Award” means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(x) “Parent” means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Corporation. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(y) “Participant” means a person who, as an employee, officer, consultant or director of the Corporation or any Parent, Subsidiary or Affiliate, has been granted an Award under the Plan.

(z) “Performance Share” means a right granted to a Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

(aa) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(bb) “Stock” means the $.01 par value common stock of the Corporation (which, beginning immediately following the completion of the merger of HLTH Corporation into the Corporation on October 23, 2009, was no longer referred to as “Class A” and, while otherwise unchanged, began being referred to as “$.01 par value common stock” of the Corporation) and such other securities of the Corporation as may be substituted for Stock pursuant to Article 15.

(cc) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(dd) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting equity securities or voting power is beneficially owned directly or indirectly by the Corporation. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

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ARTICLE 4

ADMINISTRATION

4.1 Committee.  The Plan shall be administered by a committee (the “Committee”) appointed by the Board (which Committee shall consist of two or more directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Section 162(m) of the Code) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Section 162(m) of the Code and such relief is sought by the Corporation, Section 162(m) of the Code, respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate (a) any Award made by the Committee which Award is otherwise validly made under the Plan or (b) any other action taken by the Committee which action is otherwise validly taken under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

4.2 Action by the Committee.  For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Corporation or any Parent or Affiliate, the Corporation’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation to assist in the administration of the Plan.

4.3 Authority of Committee.  Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted under the Plan, including, but not limited to, the exercise price, grant price or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(e) Accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards or other property, or an Award may be canceled, forfeited or surrendered;

(g) Prescribe the form of each Award Agreement, which need not be identical for each Participant, or amend any Award Agreement;

(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

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(j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

(k) Amend the Plan as provided herein.

Notwithstanding the foregoing authority, except as provided in or pursuant to Article 15, the Committee shall not authorize, generally or in specific cases only, for the benefit of any Participant, any adjustment in the exercise price of an Option or the base price of a Stock Appreciation Right, or in the number of shares subject to an Option or Stock Appreciation Right granted hereunder by (i) cancellation of an outstanding Option or Stock Appreciation Right and a subsequent regranting of an Option or Stock Appreciation Right, (ii) amendment to an outstanding Option or Stock Appreciation Right, (iii) substitution of an outstanding Option or Stock Appreciation Right or (iv) any other action that would be deemed to constitute a repricing of such an Award under applicable law, in each case, without prior approval of the Corporation’s stockholders.

4.4 Delegation of Authority.  To the extent not prohibited by applicable laws, rules and regulations, the Board or the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees thereof or to one or more directors or executive officers of the Corporation as it deems appropriate under such conditions or limitations as it may set at the time of such delegation or thereafter, except that neither the Board nor the Committee may delegate its authority pursuant to Article 16 to amend the Plan. For purposes of the Plan, references to the Committee shall be deemed to refer to any subcommittee, subcommittees, directors or executive officers to whom the Board or the Committee delegates authority pursuant to this Section 4.4.

4.5 Decisions Binding.  The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding and conclusive on all parties.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1 Number of Shares.  Subject to adjustment as provided in Article 15, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Share Award) shall be 18,200,000 shares (the “Maximum Number”). Not more than the Maximum Number of shares of Stock shall be granted in the form of Incentive Stock Options. Subject to Section 5.2, not more than 20% of the shares of Stock available for issuance under the Plan on October 21, 2010 shall be available for the grant of Restricted Stock Awards, Performance Share Awards and similar Awards for which no purchase or exercise price is paid (the “Full Value Award Limit”).

5.2 Lapsed Awards.  To the fullest extent permissible under Section 422 of the Code and any other applicable laws, rules and regulations, (i) if an Award is canceled, terminates, expires, is forfeited or lapses for any reason without having been exercised or settled, any shares of Stock subject to the Award will be added back into the Maximum Number and will again be available for the grant of an Award under the Plan and (ii) shares of Stock subject to SARs or other Awards settled in cash shall be added back into the Maximum Number and will be available for the grant of an Award under the Plan; provided, however, that beginning on October 21, 2010, any shares of Stock underlying Restricted Stock Awards, Performance Share Awards and similar Awards for which no purchase or exercise price is paid that are to be added back into the Maximum Number pursuant to this Section 5.2 shall increase the Full Value Award Limit. For the sake of clarity, shares tendered or withheld to satisfy the exercise price or tax withholding obligations arising in connection with the exercise or vesting of an Award (including in connection with a “net exercise” as contemplated by Section 7.1(c)) shall not be added back into the Maximum Number and shall not be available for further grant.

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5.3 Stock Distributed.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4 Limitation on Awards.  Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15), the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 412,500 (all of which may be granted as Incentive Stock Options); provided, however, that in connection with his or her initial employment with the Corporation, a Participant may be granted Options or SARs with respect to up to an additional 412,500 shares of Stock (all of which may be granted as Incentive Stock Options), which shall not count against the foregoing annual limit. The maximum Fair Market Value (measured as of the date of grant) of any Awards other than Options and SARs that may be received by any one Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $5,000,000. The maximum number of shares of Stock that may be subject to one or more Performance Share Awards (or used to provide a basis of measurement for or to determine the value of Performance Share Awards) in any one calendar year to any one Participant (determined on the date of grant) shall be 412,500.

ARTICLE 6

ELIGIBILITY

6.1 General.  Awards may be granted only to individuals who are employees, officers, directors or consultants of the Corporation or a Parent or an Affiliate. In the discretion of the Committee, Awards may be made to Covered Employees which are intended to constitute qualified performance-based compensation under Section 162(m) of the Code.

ARTICLE 7

STOCK OPTIONS

7.1 General.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price.  The exercise price per share of Stock under an Option shall be determined by the Committee at the time of the grant but in no event shall the exercise price be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b) Time and Conditions of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e) and 7.3. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exerciseable at an earlier date.

(c) Payment.  Unless otherwise determined by the Committee, the exercise price of an Option may be paid (i) in cash, (ii) by actual delivery or attestation to ownership of freely transferable shares of stock already owned; (iii) by a combination of cash and shares of Stock equal in value to the exercise price or (iv) by such other means as the Committee, in its discretion, may authorize. In accordance with the rules and procedures authorized by the Committee for this purpose, an Option may, if the Committee so determines also be exercised through either or both of the following: (i) a “cashless exercise” procedure authorized by the Committee that permits Participants to exercise Options by delivering a properly executed exercise notice to the Corporation together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay the exercise price and the amount of any required tax or other withholding obligations or (ii) a “net exercise” arrangement pursuant to which the Corporation will reduce the number of shares of Stock issued upon

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exercise by that number of shares of Stock having a Fair Market Value equal to the aggregate exercise price.

(d) Evidence of Grant.  All Options shall be evidenced by a written Award Agreement between the Corporation and the Participant. The Award Agreement shall include such provisions not inconsistent with the Plan as may be specified by the Committee.

(e) Exercise Term.  In no event may any Option be exercisable for more than ten years from the date of its grant.

7.2 Incentive Stock Options.  The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) Lapse of Option.  An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if an Option is exercised after the dates specified in paragraphs (3), (4) and (5) below, it will automatically become a Non-Qualified Stock Option:

(1) The Incentive Stock Option shall lapse as of the option expiration date set forth in the Award Agreement.

(2) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

(3) If the Participant terminates employment for any reason other than as provided in paragraph (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant’s termination of employment; provided, however, that if the Participant’s employment is terminated by the Corporation for Cause, the Incentive Stock Option shall (to the extent not previously exercised) lapse immediately.

(4) If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant’s termination of employment.

(5) If the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses, the Option shall lapse one year after the Participant’s death. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 14.5.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 14, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Participant’s termination of employment.

(b) Individual Dollar Limitation.  The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(c) Ten Percent Owners.  No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Parent or Affiliate unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

(d) Expiration of Incentive Stock Options.  No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

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(e) Right to Exercise.  During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(f) Directors.  The Committee may not grant an Incentive Stock Option to a non-employee director. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Corporation or any Parent or Affiliate but only in that individual’s position as an employee and not as a director.

7.3 Options Granted to Non-employee Directors.  Notwithstanding the foregoing, Options granted to Non-Employee Directors under this Article 7 shall be subject to the following additional terms and conditions:

(a) Lapse of Option.  An Option granted to a Non-Employee Director under this Article 7 shall lapse under the earliest of the following circumstances:

(1) The Option shall lapse as of the option expiration date set forth in the Award Agreement.

(2) If the Participant ceases to serve as a member of the Board for any reason other than as provided in the proviso to this paragraph (2) or in paragraph (3) below, the Option shall lapse, unless it is previously exercised, (A) in the case of Option grants made to Non-Employee Directors after January 27, 2006, three years after the Participant’s termination as a member of the Board and (B) in the case of Option grants made to Non-Employee Directors on or prior to January 27, 2006, on the later of (x) 5 1/2 months following the Participant’s termination as a member of the Board of Directors or (y) December 31 of the year in which such termination of service occurs; provided, however, that if the Participant is removed for cause (determined in accordance with the Corporation’s bylaws, as amended from time to time), the Option shall (to the extent not previously exercised) lapse immediately.

(3) If the Participant ceases to serve as a member of the Board by reason of his Disability or death, the Option shall lapse, unless it is previously exercised, (A) in the case of Option grants made to Non-Employee Directors after January 27, 2006, three years after the Participant’s termination as a member of the Board and (B) in the case of Option grants made to Non-Employee Directors on or prior to January 27, 2006, 14 1/2 months following the Participant’s termination as a member of the Board of Directors. If the Participant dies during the post termination exercise period specified above in paragraph (2) or in paragraph (3) and before the Option otherwise lapses, the Option shall lapse one year after the Participant’s death. Upon the Participant’s death, any exercisable Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 14.5.

If a Participant exercises Options after termination of his service on the Board, he may exercise the Options only with respect to the shares that were otherwise exercisable on the date of termination of his service on the Board. Such exercise otherwise shall be subject to the terms and conditions of this Article 7.

(b) Acceleration Upon Change of Control.  Notwithstanding Section 7.1(b), in the event of a Change of Control, each Option granted to a Non-Employee Director under this Article 7 that is then outstanding immediately prior to such Change of Control shall become immediately vested and exercisable in full on the date of such Change of Control.

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ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1 Grant of Stock Appreciation Rights.  The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) Right to Payment.  Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of one share of Stock on the date of exercise; over

(2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant.

(b) Other Terms.  All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

ARTICLE 9

PERFORMANCE SHARES

9.1 Grant of Performance Shares.  The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant, subject to Section 5.4. All Awards of Performance Shares shall be evidenced by an Award Agreement.

9.2 Right to Payment.  A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

9.3 Other Terms.  Performance Shares may be payable in cash, Stock or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

ARTICLE 10

RESTRICTED STOCK AWARDS

10.1 Grant of Restricted Stock.  The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

10.2 Issuance and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

10.3 Forfeiture.  Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject

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to restrictions shall be forfeited and reacquired by the Corporation; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

10.4 Certificates for Restricted Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

ARTICLE 11

DIVIDEND EQUIVALENTS

11.1 Grant of Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments (in cash, Stock or other property) equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued, or be deemed to have been reinvested in additional shares of Stock or otherwise reinvested. The terms of any reinvestment of Dividend Equivalents shall comply with Section 409A of the Code.

ARTICLE 12

OTHER STOCK-BASED AWARDS

12.1 Grant of Other Stock-based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, shares of Stock awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, stock units, phantom stock and other Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 13

ANNUAL AWARDS TO NON-EMPLOYEE DIRECTORS

13.1 Grant of Options.  Each Non-Employee Director who is serving in such capacity as of January 1 of each year that the Plan is in effect shall be granted a Non-Qualified Option to purchase 13,200 shares of Stock, subject to adjustment as provided in Article 15. In addition, each Non-Employee Director who is serving in such capacity as of the effective date of the Initial Public Offering shall be granted a Non-Qualified Stock Option to purchase 13,200 shares of Stock on such date. Each such date that Options are to be granted under this Article 13 is referred to hereinafter as a “Grant Date”. In addition, the Committee may, in its sole discretion, permit or require each Non-Employee Director to receive all or any portion of his or her compensation for services as a director in the form of an Award under the Plan with such term and conditions as may be determined by the Committee in its sole discretion.

If on any Grant Date, shares of Stock are not available under the Plan to grant to Non-Employee Directors the full amount of a grant contemplated by the immediately preceding paragraph, then each Non-Employee Director shall receive an Option (a “Reduced Grant”) to purchase shares of Stock in an amount

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equal to the number of shares of Stock then available under the Plan divided by the number of Non-Employee Directors as of the applicable Grant Date. Fractional shares shall be ignored and not granted.

If a Reduced Grant has been made and, thereafter, during the term of the Plan, additional shares of Stock become available for grant, then each person who was a Non-Employee Director both on the Grant Date on which the Reduced Grant was made and on the date additional shares of Stock become available (a “Continuing Non-Employee Director”) shall receive an additional Option to purchase shares of Stock. The number of newly available shares shall be divided equally among the Options granted to the Continuing Non-Employee Directors; provided, however, that the aggregate number of shares of Stock subject to a Continuing Non-Employee Director’s additional Option plus any prior Reduced Grant to the Continuing Non-Employee Director on the applicable Grant Date shall not exceed 13,200 shares (subject to adjustment pursuant to Article 15). If more than one Reduced Grant has been made, available Options shall be granted beginning with the earliest such Grant Date.

13.2 Option Price.  The option price for each Option granted under this Article 13 shall be the Fair Market Value on the date of grant of the Option.

13.3 Term.  Each Option granted under this Article 13 shall, to the extent not previously exercised, terminate and expire on the date ten (10) years after the date of grant of the Option, unless earlier terminated as provided in Section 13.4.

13.4 Lapse of Option.  An Option granted under this Article 13 shall not automatically lapse by reason of the Participant ceasing to qualify as a Non-Employee Director but remaining as a member of the Board. An Option granted under this Article 13 shall lapse under the earliest of the following circumstances:

(1) The Option shall lapse ten years after it is granted.

(2) If the Participant ceases to serve as a member of the Board for any reason other than as provided in the proviso to this paragraph (2) or paragraph (3) below, the Option shall lapse, unless it is previously exercised, (A) in the case of Option grants made to Non-Employee Directors after January 27, 2006, three years after the Participant’s termination as a member of the Board and (B) in the case of Option grants made to Non-Employee Directors on or prior to January 27, 2006, on the later of (x) 5 1/2 months following the Participant’s termination as a member of the Board of Directors or (y) December 31 of the year in which such termination of service occurs; provided, however, that if the Participant is removed for cause (determined in accordance with the Corporation’s bylaws, as amended from time to time), the Option shall (to the extent not previously exercised) lapse immediately.

(3) If the Participant ceases to serve as a member of the Board by reason of his Disability or death, the Option shall lapse, unless it is previously exercised, (A) in the case of Option grants made to Non-Employee Directors after January 27, 2006, three years after the Participant’s termination as a member of the Board and (B) in the case of Option grants made to Non-Employee Directors on or prior to January 27, 2006, 14 1/2 months following the Participant’s termination as a member of the Board of Directors.

(4) If the Participant dies during the post termination exercise period specified above in paragraph (2) or in paragraph (3) and before the Option otherwise lapses, the Option shall lapse one year after the Participant’s death. Upon the Participant’s death, any exercisable Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 14.5.

If a Participant exercises Options after termination of his or her service on the Board, he or she may exercise the Options only with respect to the shares that were otherwise exercisable on the date of termination of his service on the Board. Such exercise otherwise shall be subject to the terms and conditions of this Article 13.

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13.5 Cancellation of Options.  Upon a Participant’s termination of service for any reason other than death or Disability, all Options that have not vested in accordance with the Plan shall be cancelled immediately.

13.6 Exercisability.  Subject to Section 13.7, each Option grant under this Article 13 shall be exercisable as to twenty-five percent (25%) of the Option shares on each of the first, second, third and fourth anniversaries of the Grant Date, such that the Options will be fully exercisable after four years from the Grant Date.

13.7 Acceleration Upon Change of Control.  Notwithstanding Section 13.6, in the event of a Change of Control, each Option granted under this Article 13 that is then outstanding immediately prior to such Change of Control shall become immediately exercisable in full on the date of such Change in Control.

13.8 Termination of Article 13.  No Options shall be granted under this Article 13 after January 1, 2015.

13.9 Non-exclusivity.  Nothing in this Article 13 shall prohibit the Committee from making discretionary Awards to Non-Employee Directors pursuant to the other provisions of the Plan before or after January 1, 2015. Options granted pursuant to this Article 13 shall be governed by the provisions of this Article 13 and by other provisions of the Plan to the extent not inconsistent with the provisions of this Article 13.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1 Stand-alone, Tandem, and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, (subject to the last sentence of Section 4.3) or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

14.2 Term of Award.  The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(c) applies, five years from the date of its grant).

14.3 Form of Payment for Awards.  Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Corporation or a Parent or Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including, without limitation, cash, Stock, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

14.4 Limits on Transfer.  No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered or hypothecated to or in favor of any party other than the Corporation or a Parent or Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Corporation or a Parent or Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation or other adverse tax consequences, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including, without limitation, state or federal tax or securities laws applicable to transferable Awards. In furtherance of the foregoing, with the consent of

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the Committee or its designee, a Participant may transfer Awards to such Participant’s family members or trusts or other entities in which the Participant or his or her family members hold 50% or more of the voting or beneficial ownership interest in such trust or entity for estate planning or other tax purpose. Any such permitted transfer shall be subject to such conditions as the Committee or its designee may impose and compliance with applicable federal and state securities laws.

14.5 Beneficiaries.  Notwithstanding Section 14.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and such Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time, provided the change or revocation is filed with the Committee.

14.6 Stock Certificates.  All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.7 Acceleration Upon Death or Disability.  Unless otherwise set forth in an Award Agreement, upon the Participant’s death or Disability during his employment or service as a director, all outstanding Options, Stock Appreciation Rights, Restricted Stock Awards and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess Options shall be deemed to be Non-Qualified Stock Options.

14.8 Acceleration of Vesting and Lapse of Restrictions.  Subject to Sections 7.3(b) and 13.7, the Committee may, in its sole discretion, at any time (including, without limitation, prior to, coincident with or subsequent to a Change of Control) determine that (a) all or a portion of a Participant’s Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or (b) all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare; provided, however, that, with respect to Awards that are subject to Section 409A of the Code, the Committee shall not have the authority to accelerate or postpone the timing of payment or settlement of an Award in a manner that would cause such Award to become subject to the interest and penalty provisions under Section 409A of the Code. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.8. All Awards made to Non-Employee Directors shall become fully vested and, in the case of Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised, fully exercisable in the event of the occurrence of a Change of Control as of the date of such Change of Control.

14.9 Other Adjustments.  If (i) an Award is accelerated under Sections 7.3(b), 13.7 and/or 14.8 or (ii) a Change of Control occurs (regardless or whether acceleration under Sections 7.3(b), 13.7 and/or 14.8 occurs), the Committee may, in its sole discretion, provide (a) that the Award will expire after a designated period of time after such acceleration or Change of Control, as applicable, to the extent not then exercised, (b) that the Award will be settled in cash rather than Stock, (c) that the Award will be assumed by another party to a transaction giving rise to the acceleration or a party to the Change of Control, (d) that the Award will otherwise be equitably converted or adjusted in connection with such transaction or Change of Control, or

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As Proposed to Be Amended and Restated on October 21, 2010

ANNEX A - Page 14

(e) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated; provided, however, that, with respect to Awards that are subject to Section 409A of the Code, the Committee shall not have the authority to accelerate or postpone the timing of payment or settlement of an Award in a manner that would cause such Award to become subject to the interest and penalty provisions under Section 409A of the Code.

14.10 Performance Goals.  In order to preserve the deductibility of an Award under Section 162(m) of the Code, the Committee may determine that any Award granted pursuant to this Plan to a Participant that is or is expected to become a Covered Employee shall be determined solely on the basis of (a) the achievement by the Corporation or Subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Corporation’s stock price, (c) the Corporation’s total shareholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period, (d) the achievement by the Corporation or a Parent or Subsidiary, or a business unit of any such entity, of a specified target, or target growth in, net income, revenues, earnings per share, earnings before income and taxes, and earnings before income, taxes, depreciation and amortization, or (e) any combination of the goals set forth in (a) through (d) above. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Section 162(m) of the Code), and the Committee has the right for any reason to reduce (but not increase) the Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

14.11 Termination of Employment.  Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur (i) in a circumstance in which a Participant transfers from the Corporation to one of its Parents or Subsidiaries, transfers from a Parent or Affiliate to the Corporation, or transfers from one Parent or Affiliate to another Parent or Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a split-off, spin-off, sale or other disposition of the Participant’s employer from the Corporation or any Parent or Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Corporation, a Parent or Affiliate for purposes of Section 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Qualified Stock Options.

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1 General.  Upon or in contemplation of (a) any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split, (b) any merger, combination, consolidation, or other reorganization, (c) any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Stock (whether in the form of securities or property), (d) any exchange of Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Stock, or (e) a sale of all or substantially all the business or assets of the Corporation as an entirety, then the Committee shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan or an outstanding Award:

(i) proportionately adjust any or all of (A) the number and type of shares of Stock (or other securities) that thereafter may be made the subject of Awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (B) the number, amount and type of shares of Stock (or other securities or property) subject to any or all outstanding Awards, (C) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all

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ANNEX A - Page 15

outstanding Awards, (D) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards, or (E) the performance standards applicable to any outstanding Awards, or

(ii) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based Awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based Awards, based upon the distribution or consideration payable to holders of the Stock upon or in respect of such event.

The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the Award. With respect to any Award of an Incentive Stock Option, the Committee may make such an adjustment that causes the option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant. Notwithstanding the foregoing, to the extent possible, all adjustments shall be made in a manner to avoid: (i) an Award that is not already subject to Section 409A of the Code from becoming subject to Section 409A of the Code; and (ii) the imposition of penalties pursuant to Section 409A of the Code.

In any of such events, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by clause (i) above shall nevertheless be made.

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1 Amendment, Modification and Termination.  The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan; provided, however, that the Board or the Committee may condition any amendment or modification on the approval of shareholders of the Corporation if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

16.2 Awards Previously Granted.  At any time and from time to time, but subject to Section 4.3, the Committee may amend, modify or terminate any outstanding Award or Award Agreement without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination; provided further, however, that the original term of any Option may not be extended. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant. Notwithstanding any provision herein to the contrary, the Committee shall have broad authority to amend the Plan or any outstanding Award under the Plan without approval of the Participant to the extent necessary or desirable (i) to comply with, or take into account changes in or interpretations of, applicable tax laws, securities laws, accounting rules and other applicable laws, rules and regulations or (ii) to ensure that an Award is not subject to interest and penalties under Section 409A of the Code.

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As Proposed to Be Amended and Restated on October 21, 2010

ANNEX A - Page 16

ARTICLE 17

GENERAL PROVISIONS

17.1 No Rights to Awards.  No Participant or any eligible participant shall have any claim to be granted any Award under the Plan, and neither the Corporation nor the Committee is obligated to treat Participants or eligible participants uniformly.

17.2 No Stockholder Rights.  No Award gives the Participant any of the rights of a shareholder of the Corporation unless and until shares of Stock are in fact issued to such person in connection with the exercise, payment or settlement of such Award.

17.3 Withholding.  The Corporation or any Subsidiary, Parent or Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state, local and other taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by (i) withholding from the Award shares of Stock or (ii) delivering shares of Stock that are already owned, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The Corporation or any Subsidiary, Parent or Affiliate, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments.

17.4 No Right to Continued Service.  Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Corporation or any Parent or Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Corporation or any Parent or Affiliate. In its sole discretion, the Board or the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver shares of Stock with respect to awards hereunder.

17.5 Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Corporation or any Parent or Affiliate.

17.6 Indemnification.  To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Corporation from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit or proceeding against him; provided such member shall give the Corporation an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold such persons harmless.

17.7 Relationship to Other Benefits.  No Award shall constitute salary, recurrent compensation or contractual compensation for the year of grant, any later year or any other period of time. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Corporation or any Parent or Affiliate unless provided otherwise in such other plan.

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As Proposed to Be Amended and Restated on October 21, 2010

ANNEX A - Page 17

17.8 Expenses; Application of Funds.  The expenses of administering the Plan shall be borne by the Corporation and its Parents or Subsidiaries. The proceeds received by the Corporation from the sale of shares of Stock pursuant to Awards will be used for general corporate purposes.

17.9 Titles and Headings.  The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.10 Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.11 Fractional Shares.  No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down.

17.12 Government and Other Regulations.  The obligation of the Corporation to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by government agencies as may be required. To the extent that Awards under the Plan are awarded to individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the laws of such jurisdiction and (ii) to avoid adverse tax consequences relating to an Award. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Corporation, one or more sub-plans applicable to separate classes of Participants who are subject to the laws of jurisdictions outside of the United States.

17.13 Securities Law Restrictions.  An Award may not be exercised or settled and no shares of Stock may be issued in connection with an Award unless the issuance of such shares of Stock has been registered under the 1933 Act and qualified under applicable state “blue sky” laws and any applicable foreign securities laws, or the Corporation has determined that an exemption from registration and from qualification under such state “blue sky” laws is available. The Corporation shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock issued in connection with the Plan. The shares issued in connection with the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Corporation may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. The Committee may require each Participant purchasing or acquiring shares of Stock pursuant to an Award under the Plan to represent to and agree with the Corporation in writing that such Participant is acquiring the shares of Stock for investment purposes and not with a view to the distribution thereof. All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any exchange upon which the Stock is then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

17.14 Satisfaction of Obligations.  Subject to applicable law, the Corporation may apply any cash, shares of Stock, securities or other consideration received upon exercise or settlement of an Award to any obligations a Participant owes to the Corporation and its Parents, Subsidiaries or Affiliates in connection with the Plan or otherwise, including, without limitation, any tax obligations or obligations under a currency facility established in connection with the Plan.

17.15 Section 409A of the Code.  Notwithstanding any contrary provisions of the Plan or an Award Agreement, if any provision of the Plan or an Award Agreement contravenes the requirements of any regulations or Treasury guidance promulgated under Section 409A of the Code or could cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code,

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As Proposed to Be Amended and Restated on October 21, 2010

ANNEX A - Page 18

such provision of the Plan or any Award Agreement shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Board or the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority will contravene Section 409A of the Code or the Treasury guidance promulgated thereunder.

17.16 Governing Law.  To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

17.17 Additional Provisions.  Each Award Agreement may contain such other terms and conditions as the Board or the Committee may determine, provided that such other terms and conditions are not inconsistent with the provisions of this Plan. In the event of any conflict or inconsistency between the Plan and an Award Agreement, the Plan shall govern and the Award Agreement shall be interpreted to minimize or eliminate such conflict or inconsistency. Nothing contained in the Plan shall be construed: (a) to prevent the Company or any Subsidiary from taking any corporate action, whether or not it would have an adverse effect on any Awards made under the Plan; or (b) to provide any rights, not otherwise provided under applicable law, to any participant, beneficiary or other person with respect to the taking of any corporate action by the Company or any Subsidiary.

WebMD 2005 Long-Term Incentive Plan —
As Proposed to Be Amended and Restated on October 21, 2010

ANNEX A - Page 19

ANNEX B

WEBMD HEALTH CORP. 2009 ANNUAL REPORT

FINANCIAL STATEMENTS

Index to Consolidated Financial Statements and Supplemental Data

Page

Historical Financial Statements:
Report of Management on Internal Control Over Financial Reporting	2
Report of Independent Registered Public Accounting Firm on Internal Control Over Financial Reporting	3
Report of Independent Registered Public Accounting Firm	4
Consolidated Balance Sheets at December 31, 2009 and 2008	5
Consolidated Statements of Operations for the Years Ended December 31, 2009, 2008 and 2007	6
Consolidated Statements of Equity for the Years Ended December 31, 2009, 2008 and 2007	7
Consolidated Statements of Cash Flows for the Years Ended December 31, 2009, 2008 and 2007	8
Notes to Consolidated Financial Statements	9
Supplemental Financial Data:
The following supplemental financial data of the Registrant and its subsidiaries required to be included in Item 15(a)(2) on Form 10-K are listed below:
Schedule II — Valuation and Qualifying Accounts	S-1

All other schedules not listed above have been omitted as not applicable or because the required information is included in the Consolidated Financial Statements or in the notes thereto. Columns omitted from the schedule filed have been omitted because the information is not applicable.

WebMD 2009 Annual Report — Financial Statements Annex

Annex B – Page 1

REPORT OF MANAGEMENT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Management of WebMD Health Corp. is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Securities Exchange Act of 1934 (the Exchange Act) as a process designed by, or under the supervision of, a company’s principal executive and principal financial officers and effected by its board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Internal control over financial reporting includes those policies and procedures that:

•	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;

•	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Internal control over financial reporting includes the controls themselves, monitoring and internal auditing practices and actions taken to correct deficiencies as identified.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

WebMD management assessed the effectiveness of WebMD’s internal control over financial reporting as of December 31, 2009. In making this assessment, WebMD management used the criteria set forth in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on that assessment and those criteria, WebMD management concluded that WebMD maintained effective internal control over financial reporting as of December 31, 2009.

Ernst & Young LLP, the independent registered public accounting firm that audited and reported on the Company’s financial statements as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009, has audited the Company’s internal control over financial reporting as of December 31, 2009, as stated in their report which appears on page 3.

March 2, 2010

WebMD 2009 Annual Report — Financial Statements Annex

Annex B – Page 2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of WebMD Health Corp.

We have audited WebMD Health Corp.’s internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). WebMD Health Corp.’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Report of Management on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, WebMD Health Corp. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of WebMD Health Corp. as of December 31, 2009 and 2008, and the related consolidated statements of operations, equity and cash flows for each of the three years in the period ended December 31, 2009 of WebMD Health Corp. and our report dated March 2, 2010 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

New York, New York
March 2, 2010

WebMD 2009 Annual Report — Financial Statements Annex

Annex B – Page 3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of WebMD Health Corp.

We have audited the accompanying consolidated balance sheets of WebMD Health Corp. as of December 31, 2009 and 2008, and the related consolidated statements of operations, equity, and cash flows for each of the three years in the period ended December 31, 2009. Our audits also included the financial statement schedule listed in the Index to consolidated financial statements and supplemental data at page 1. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of WebMD Health Corp. at December 31, 2009 and 2008, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 2009, the Company retrospectively adopted authoritative guidance relating to (i) non-controlling interests in consolidated financial statements and (ii) accounting for convertible debt instruments that may be settled in cash upon conversion. As further discussed in Note 2 to the consolidated financial statements, effective January 1, 2009, the Company adopted (i) authoritative guidance clarifying that unvested share-based payment awards with a right to receive nonforfeitable dividends are participating securities, and (ii) revised authoritative guidance related to accounting for business combinations, and effective April 1, 2009, the Company adopted authoritative guidance which changed when and how to assess other-than-temporary impairments of securities.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), WebMD Health Corp.’s internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 2, 2010 expressed an unqualified opinion thereon.

/s/  Ernst & Young LLP

New York, New York
March 2, 2010

WebMD 2009 Annual Report — Financial Statements Annex

Annex B – Page 4

WEBMD HEALTH CORP.

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31,
	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$459,766	$629,848
Accounts receivable, net of allowance for doubtful accounts of $1,511 at December 31, 2009 and $1,301 at December 31, 2008	118,155	93,082
Prepaid expenses and other current assets	11,419	18,644
Investments	9,932	—
Deferred tax assets	—	26,096
Assets of discontinued operations	—	131,350

Total current assets	599,272	899,020
Investments	338,446	288,049
Property and equipment, net	52,194	56,633
Goodwill	202,104	202,104
Intangible assets, net	26,020	32,328
Deferred tax assets	50,789	—
Other assets	19,723	23,600

TOTAL ASSETS	$1,288,548	$1,501,734

LIABILITIES AND EQUITY
Current liabilities:
Accrued expenses	$63,721	$54,595
Deferred revenue	98,474	79,613
1.75% convertible subordinated notes due 2023	264,583	—
Deferred tax liabilities	12,955	—
Liabilities of discontinued operations	34,197	100,771

Total current liabilities	473,930	234,979
1.75% convertible subordinated notes due 2023	—	350,000
3 1/8% convertible notes due 2025, net of discount of $22,641 at December 31, 2009 and $35,982 at December 31, 2008	227,659	264,018
Other long-term liabilities	22,191	21,816
Commitments and contingencies
Stockholders’ equity:
Preferred stock, 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value per share, 650,000,000 shares authorized; 57,243,710 shares issued at December 31, 2009 and 203,661,733 shares issued at December 31, 2008	572	2,036
Additional paid-in capital	9,469,857	12,564,864
Treasury stock, at cost; 6,296,944 shares at December 31, 2009 and 158,610,889 shares at December 31, 2008	(233,651)	(3,292,997)
Accumulated deficit	(8,634,585)	(8,776,618)
Accumulated other comprehensive loss	(37,425)	(587)

Stockholders’ equity	564,768	496,698
Noncontrolling interest	—	134,223

Total equity	564,768	630,921

TOTAL LIABILITIES AND EQUITY	$1,288,548	$1,501,734

See accompanying notes.

WebMD 2009 Annual Report — Financial Statements Annex

Annex B – Page 5

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Years Ended December 31,
	2009	2008	2007

Revenue	$438,536	$373,462	$319,232
Cost of operations	165,753	135,138	114,000
Sales and marketing	112,101	106,080	91,035
General and administrative	89,620	88,053	102,661
Depreciation and amortization	28,185	28,410	27,808
Interest income	9,149	35,300	42,035
Interest expense	23,515	26,428	25,887
Severance and other transaction expenses	11,066	6,941	2,527
Gain on repurchases of convertible notes	10,120	—	—
Gain on sale of EBS Master LLC	—	538,024	—
Restructuring	—	7,416	—
Impairment of auction rate securities	—	60,108	—
Other (expense) income, net	(1,369)	992	6,332

Income from continuing operations before income tax (benefit) provision	26,196	489,204	3,681
Income tax (benefit) provision	(45,491)	26,638	(9,053)
Equity in earnings of EBS Master LLC	—	4,007	28,566

Consolidated income from continuing operations	71,687	466,573	41,300
Consolidated income (loss) from discontinued operations, net of income tax provision (benefit) of $21,224, $3,134 and $(4,894) in 2009, 2008 and 2007	49,354	94,682	(18,048)

Consolidated net income inclusive of noncontrolling interest	121,041	561,255	23,252
Income attributable to noncontrolling interest	(3,705)	(1,032)	(10,667)

Net income attributable to Company stockholders	$117,336	$560,223	$12,585

Amounts attributable to Company stockholders:
Income from continuing operations	$67,018	$465,725	$31,845
Income (loss) from discontinued operations	50,318	94,498	(19,260)

Net income attributable to Company stockholders	$117,336	$560,223	$12,585

Basic income per common share:
Income from continuing operations	$1.40	$5.99	$0.40
Income (loss) from discontinued operations	1.05	1.22	(0.24)

Net income attributable to Company stockholders	$2.45	$7.21	$0.16

Diluted income per common share:
Income from continuing operations	$1.21	$4.92	$0.36
Income (loss) from discontinued operations	0.86	0.96	(0.23)

Net income attributable to Company stockholders	$2.07	$5.88	$0.13

Weighted-average shares outstanding used in computing per share amounts:
Basic	47,400	77,738	79,694

Diluted	57,740	97,824	83,886

See accompanying notes.

WebMD 2009 Annual Report — Financial Statements Annex

Annex B – Page 6

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF EQUITY
(In thousands, except share data)

	Stockholders’ Equity
							Accumulated
			Additional				Other		Non-
	Common Stock		Paid-In	Treasury Stock		Accumulated	Comprehensive	Stockholders’	Controlling	Total
	Shares	Amount	Capital	Shares	Amount	Deficit	(Loss) Income	Equity	Interest	Equity

Balances at December 31, 2006	199,802,571	$1,998	$12,347,298	127,885,353	$(2,585,769)	$(9,350,784)	$10,110	$422,853	$101,860	$524,713
Comprehensive income:
Net income	—	—	—	—	—	12,585	—	12,585	10,667	23,252
Other comprehensive income:
Net change in unrealized losses on securities	—	—	—	—	—	—	(249)	(249)	—	(249)
Foreign currency translation adjustment	—	—	—	—	—	—	3,318	3,318	—	3,318
Company’s share of EBSCo’s comprehensive loss	—	—	—	—	—	—	(7,326)	(7,326)	—	(7,326)

Other comprehensive income								(4,257)	—	(4,257)

Comprehensive income								8,328	10,667	18,995

Cumulative effect related to the adoption of new authoritative guidance relating to uncertain tax positions	—	—	—	—	—	1,475	—	1,475	—	1,475
Issuance of stock for option exercises, ESPP and other issuances	3,645,242	36	96,858	(2,095,738)	22,840	—	—	119,734	13,714	133,448
Tax benefit realized from issuances of common stock and valuation reversal	—	—	7,299	—	—	—	—	7,299	—	7,299
Gain on issuance of subsidiary common stock for options exercised and restricted stock released and other	—	—	14,364	—	—	—	—	14,364	(14,364)	—
Conversion and accretion of convertible redeemable exchangeable preferred stock	—	—	53,781	(4,727,659)	45,104	(117)	—	98,768	—	98,768
Stock-based compensation expense	—	—	18,699	—	—	—	—	18,699	17,888	36,587
Purchase of treasury stock under repurchase program	—	—	—	1,497,624	(47,123)	—	—	(47,123)	—	(47,123)
Noncontrolling interest impact of cash transferred	—	—	(1,588)	—	—	—	—	(1,588)	1,588	—

Balances at December 31, 2007	203,447,813	2,034	12,536,711	122,559,580	(2,564,948)	(9,336,841)	5,853	642,809	131,353	774,162
Comprehensive income:
Net income	—	—	—	—	—	560,223	—	560,223	1,032	561,255
Other comprehensive income:
Net change in unrealized losses on securities	—	—	—	—	—	—	(9,588)	(9,588)	(702)	(10,290)
Foreign currency translation adjustment	—	—	—	—	—	—	(4,178)	(4,178)	—	(4,178)
Reversal of EBSCo’s comprehensive loss in connection with sale of EBSCo	—	—	—	—	—	—	7,326	7,326	—	7,326

Other comprehensive income								(6,440)	(702)	(7,142)

Comprehensive income								553,783	330	554,113

Issuance of stock for option exercises, ESPP and other issuances	213,920	2	9,283	(1,144,936)	9,275	—	—	18,560	3,465	22,025
Tax benefit realized from issuances of common stock and valuation reversal	—	—	2,232	—	—	—	—	2,232	—	2,232
Gain on issuance of subsidiary common stock for options exercised and restricted stock released and other	—	—	3,688	—	—	—	—	3,688	(3,688)	—
Repurchase of common stock of subsidiary	—	—	—	—	—	—	—	—	(6,728)	(6,728)
Cash settlement for Subimo transaction	—	—	—	—	—	—	—	—	(2,782)	(2,782)
Purchase of warrant	—	—	(700)	—	—	—	—	(700)	—	(700)
Stock-based compensation expense	—	—	13,650	—	—	—	—	13,650	12,273	25,923
Purchase of treasury stock in tender offer	—	—	—	37,196,245	(737,324)	—	—	(737,324)	—	(737,324)

Balances at December 31, 2008	203,661,733	2,036	12,564,864	158,610,889	(3,292,997)	(8,776,618)	(587)	496,698	134,223	630,921
Comprehensive income:
Net income	—	—	—	—	—	117,336	—	117,336	3,705	121,041
Cumulative effect related to the adoption of new authoritative guidance relating to other-than-temporary impairments	—	—	—	—	—	24,697	(24,697)	—	—	—
Other comprehensive income:
Net change in unrealized losses on securities	—	—	—	—	—	—	(340)	(340)	(857)	(1,197)
Foreign currency translation adjustment	—	—	—	—	—	—	(8,091)	(8,091)	—	(8,091)

Other comprehensive income								(8,431)	(857)	(9,288)

Comprehensive income								108,905	2,848	111,753

Issuance of stock for option exercises and other issuances	774,130	8	2,790	(1,585,065)	16,651	—	—	19,449	6,179	25,628
Tax benefit realized from issuances of common stock	—	—	480	—	—	—	—	480	—	480
Recognition of Merger	(147,192,153)	(1,472)	(3,115,748)	(157,068,107)	3,277,915	—	(3,710)	156,985	(162,013)	(5,028)
Repurchases of 3 1/8% convertible notes, net of tax	—	—	(3,544)	—	—	—	—	(3,544)	—	(3,544)
Stock-based compensation expense	—	—	21,015	—	—	—	—	21,015	18,763	39,778
Purchase of treasury stock in tender offer	—	—	—	6,339,227	(235,220)	—	—	(235,220)	—	(235,220)

Balances at December 31, 2009	57,243,710	$572	$9,469,857	6,296,944	$(233,651)	$(8,634,585)	$(37,425)	$564,768	$—	$564,768

See accompanying notes.

WebMD 2009 Annual Report — Financial Statements Annex

Annex B – Page 7

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,
	2009	2008	2007

Cash flows from operating activities:
Consolidated net income inclusive of noncontrolling interest	$121,041	$561,255	$23,252
Adjustments to reconcile consolidated net income inclusive of noncontrolling interest to net cash provided by operating activities:
Consolidated (income) loss from discontinued operations, net of tax	(49,354)	(94,682)	18,048
Depreciation and amortization	28,185	28,410	27,808
Equity in earnings of EBS Master LLC	—	(4,007)	(28,566)
Non-cash interest	10,205	9,859	10,210
Non-cash advertising	1,753	5,097	5,264
Non-cash stock-based compensation	39,412	24,632	32,336
Deferred income taxes	(42,143)	7,474	(10,430)
Gain in repurchases of convertible notes	(10,120)	—	—
Gain on sale of EBS Master LLC	—	(538,024)	—
Gain on 2006 EBS Sale	—	—	(399)
Impairment of auction rate securities	—	60,108	—
Changes in operating assets and liabilities:
Accounts receivable	(25,073)	(9,672)	4,239
Prepaid expenses and other, net	6,979	1,893	5,599
Accrued expenses and other long-term liabilities	7,677	6,052	(44,248)
Deferred revenue	18,861	4,095	93

Net cash provided by continuing operations	107,423	62,490	43,206
Net cash provided by discontinued operations	305	34,624	32,187

Net cash provided by operating activities	107,728	97,114	75,393
Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	2,300	118,339	670,326
Purchases of available-for-sale securities	—	(177,150)	(927,038)
Purchases of property and equipment	(17,886)	(24,265)	(19,041)
Purchase of investment in preferred stock	—	(6,471)	—
Cash paid in business combinations, net of cash acquired	—	(2,633)	—
Purchase of noncontrolling interest in subsidiary	—	(12,818)	—
Proceeds from the sale of discontinued operations	72,318	247,491	11,667
Proceeds related to the sale of EBS Master LLC	—	574,617	—
Proceeds from the 2006 EBS Sale, net	—	—	2,898
Other	—	1,224	18,792

Net cash (used in) provided by continuing operations	56,732	718,334	(242,396)
Net cash used in discontinued operations	(3,552)	(4,852)	(4,753)

Net cash provided by (used in) investing activities	53,180	713,482	(247,149)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of cash used for employee withholding taxes	25,253	21,683	133,054
Tax benefit on stock-based awards	480	748	6,601
Purchase of treasury stock under repurchase program	—	—	(47,123)
Purchase of treasury stock in tender offers, net of $6,818 in 2009 for shares not delivered as of year-end	(228,402)	(737,324)	—
Repurchases of convertible notes	(123,857)	—	—
Cash paid for merger related costs	(5,021)	—	—
Other	—	(700)	(20)

Net cash (used in) provided by continuing operations	(331,547)	(715,593)	92,512
Net cash used in discontinued operations	—	(76)	(175)

Net cash (used in) provided by financing activities	(331,547)	(715,669)	92,337
Effect of exchange rates on cash	557	(1,958)	1,607

Net (decrease) increase in cash and cash equivalents	(170,082)	92,969	(77,812)
Cash and cash equivalents at beginning of period	629,848	536,879	614,691

Cash and cash equivalents at end of period	$459,766	$629,848	$536,879

See accompanying notes.

WebMD 2009 Annual Report — Financial Statements Annex

Annex B – Page 8

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share data)

1.	Background and Basis of Presentation

Background

WebMD Health Corp. (the “Company” or “WebMD”) is a Delaware corporation that was incorporated on May 3, 2005. The Company completed an initial public offering on September 28, 2005. The Company’s common stock trades under the symbol “WBMD” on the Nasdaq Global Select Market. From the completion of the initial public offering through the completion of the merger with HLTH Corporation (“HLTH”) on October 23, 2009, the Company was more than 80% owned by HLTH. On October 23, 2009, stockholders of HLTH and WebMD approved a merger with HLTH and the transaction was completed later that day, with HLTH merging into WebMD and WebMD continuing as the surviving corporation (“Merger”). WebMD automatically succeeded to all of HLTH’s assets, liabilities and commitments upon completion of the Merger (other than the shares of WebMD Class B common stock owned by HLTH which were cancelled in the Merger). In the Merger, each share of HLTH common stock was converted into 0.4444 shares of WebMD common stock. The shares of WebMD’s Class A common stock were unchanged in the Merger and continue to trade on the NASDAQ Global Select Market under the symbol “WBMD”; however, they are no longer referred to as “Class A” because the Merger eliminated both WebMD’s Class B common stock and the dual-class stock structure that had existed at WebMD.

WebMD was the only operating business of HLTH at the time the Merger closed. Accordingly, the completion of the Merger did not have a significant effect on the operations of WebMD since there were no HLTH business operations to combine with WebMD’s business operations and, while HLTH had previously been providing certain corporate services to WebMD under a services agreement and had certain other agreements with WebMD, those agreements ceased when WebMD acquired HLTH. The employees and resources of HLTH used to provide services to WebMD under the services agreement became employees and resources of WebMD upon completion of the Merger.

The Company provides health information services to consumers, physicians and other healthcare professionals, employers and health plans through its public and private online portals and health-focused publications. The Company’s public portals for consumers enable them to obtain health and wellness information (including information on specific diseases or conditions), check symptoms, locate physicians, store individual healthcare information, receive periodic e-newsletters on topics of individual interest and participate in online communities with peers and experts. The Company’s public portals for physicians and healthcare professionals make it easier for them to access clinical reference sources, stay abreast of the latest clinical information, learn about new treatment options, earn continuing medical education (“CME”) credit and communicate with peers. The Company’s public portals generate revenue primarily through the sale of advertising and sponsorship products, including CME services. The Company also distributes online content and services to other entities and generates revenue from these arrangements through the sale of advertising and sponsorship products and content syndication fees. The Company also provides e-detailing promotion and physician recruitment services, information services and provides print services including the publication of WebMD the Magazine, a consumer magazine distributed to physician office waiting rooms. The public portals sponsors and advertisers include pharmaceutical, biotechnology, medical device and consumer products companies. The Company’s private portals enable employers and health plans to provide their employees and members with access to personalized health and benefit information and decision-support technology that helps them to make more informed benefit, treatment and provider choices. In addition, the Company offers clients of its private portals telephonic health coaching services on a per participant basis across an employee or plan population. The Company generates revenue from its private portals through the licensing of these portals and related services to employers and health plans either directly or through distributors.

WebMD 2009 Annual Report — Financial Statements Annex

Annex B – Page 9

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Basis of Presentation

The applicable accounting treatment for the Merger results in HLTH being considered the acquiring entity of the WebMD non-controlling interest. Therefore, the pre-acquisition consolidated financial statements of HLTH became the historical financial statements of WebMD following the completion of the Merger. Accordingly, in these consolidated financial statements, the defined term “Company” refers not only to WebMD but also, where the context requires, to HLTH. The specific names of HLTH and WebMD are used only where there is a need to distinguish between the legal entities. The weighted-average shares outstanding used in computing income per common share have been adjusted by multiplying the historical weighted-average shares outstanding for HLTH by the 0.4444 exchange ratio in the Merger (the “Exchange Ratio”), for all prior periods presented in this Annual Report. Additionally, basic and diluted income per common share have been recalculated to reflect the adjusted weighted-average shares outstanding for the prior year periods presented. For the year ended December 31, 2009, these adjustments only apply to the portion of the year prior to the completion of the Merger on October 23, 2009. In addition, all references in these consolidated financial statements to amounts of shares of HLTH common stock and to market prices or purchase prices for HLTH common stock have been adjusted to reflect the Exchange Ratio, and expressed as the number of shares of WebMD common stock into which the HLTH common stock would be converted in the Merger and the equivalent price per share of WebMD common stock. Similarly, the exercise price of options and warrants to purchase HLTH common stock and the number of shares subject to those options and warrants have been adjusted to reflect the Exchange Ratio.

The accompanying consolidated financial statements include the consolidated accounts of the Company and its subsidiaries and have been prepared in United States dollars, and in accordance with U.S. generally accepted accounting principles (“GAAP”). The consolidated accounts of HLTH included, until the completion of the Merger, 100% of the assets and liabilities of WebMD, which was more than 80% owned by HLTH until the Merger. The ownership interests of the noncontrolling stockholders of WebMD were presented as “noncontrolling interest” for periods prior to the Merger, included within the December 31, 2008 Consolidated Balance Sheet. In the Consolidated Statements of Operations, “Net income attributable to Company stockholders” reflects an adjustment for the noncontrolling stockholders’ share of the net income of WebMD until completion of the Merger.

The accompanying consolidated financial statements reflect the Company’s Porex, LBB, ViPS and ACS/ACP businesses as discontinued operations. The sale of Porex was completed on October 19, 2009 (the “Porex Sale”), the sale of Little Blue Book print directory business (“LBB”) was completed on September 30, 2009 (the “LBB Sale”), the sale of ViPS was completed on July 22, 2008 (the “ViPS Sale”) and the sale of the Company’s reference publications business, including the publications ACP Medicine and ACS Surgery: Principles and Practice (the “ACS/ACP Business”) was completed on December 31, 2007. See Note 3 for further details.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries. The results of operations for companies acquired or disposed are included in the consolidated financial statements from the effective date of acquisition or up to the date of disposal. All material intercompany balances and transactions have been eliminated in consolidation.

WebMD 2009 Annual Report — Financial Statements Annex

Annex B – Page 10

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The Company bases its estimates on historical experience, current business factors, and various other assumptions that the Company believes are necessary to consider to form a basis for making judgments about the carrying values of assets and liabilities, the recorded amounts of revenue and expenses, and the disclosure of contingent assets and liabilities. The Company is subject to uncertainties such as the impact of future events, economic and political factors, and changes in the Company’s business environment; therefore, actual results could differ from these estimates. Accordingly, the accounting estimates used in the preparation of the Company’s financial statements will change as new events occur, as more experience is acquired, as additional information is obtained and as the Company’s operating environment changes. Changes in estimates are made when circumstances warrant. Such changes in estimates and refinements in estimation methodologies are reflected in reported results of operations; if material, the effects of changes in estimates are disclosed in the notes to the consolidated financial statements. Significant estimates and assumptions by management affect: the allowance for doubtful accounts, the carrying value of prepaid advertising, the carrying value of long-lived assets (including goodwill and intangible assets), the amortization period of long-lived assets (excluding goodwill and indefinite lived intangible assets), the carrying value, capitalization and amortization of software and Web site development costs, the carrying value of investments including investments in auction rate securities, the provision for income taxes and related deferred tax accounts, certain accrued expenses, revenue recognition, contingencies, litigation and related legal accruals and the value attributed to employee stock options and other stock-based awards.

Seasonality

The timing of the Company’s revenue is affected by seasonal factors. The Company’s public portal advertising and sponsorship revenue is seasonal, primarily due to the annual spending patterns of the advertising and sponsorship clients of the Company’s public portals. This portion of the Company’s revenue is usually the lowest in the first quarter of each calendar year, and increases during each consecutive quarter throughout the year. The timing of revenue in relation to the Company’s expenses, much of which do not vary directly with revenue, has an impact on cost of operations, sales and marketing and general and administrative expenses as a percentage of revenue in each calendar quarter.

Cash and Cash Equivalents

All highly liquid investments with an original maturity from the date of purchase of three months or less are considered to be cash equivalents. These investments are stated at cost, which approximates market. The Company’s cash and cash equivalents are generally invested in various money market accounts.

Fair Value

The carrying amount of cash and cash equivalents, accounts receivable, accrued expenses and deferred revenue is deemed to approximate fair value due to the immediate or short-term maturity of these financial instruments. See Note 16 for further information on the fair value of the Company’s investments.

Marketable Securities

The Company classifies its investments in marketable securities as either available-for-sale or held-to-maturity at the time of purchase and re-evaluates such classifications at each balance sheet date. The Company does not invest in trading securities. Debt securities in which the Company has the positive intent

WebMD 2009 Annual Report — Financial Statements Annex

Annex B – Page 11

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and ability to hold the securities to maturity are classified as held-to-maturity; otherwise they are classified as available-for-sale. Investments in marketable equity securities are classified as available-for-sale.

Held-to-maturity securities are carried at amortized cost and available-for-sale securities are carried at fair value as of each balance sheet date. Unrealized gains and losses associated with available-for-sale securities are recorded as a component of accumulated other comprehensive income within equity. Realized gains and losses are recorded in the consolidated statements of operations. If the Company intends to sell or if it is more likely than not that it will be required to sell an impaired security prior to recovery of its cost basis, then the security is to be considered other-than-temporarily impaired and the full amount of impairment must be charged to earnings. Otherwise, losses on securities which are other-than-temporarily impaired are separated into two categories, the portion of loss which is considered credit loss and the portion of loss which is due to other factors. The credit loss portion is charged to earnings while the loss due to other factors is charged to other comprehensive income. The cost of securities is based on the specific identification method.

Equity Investment in EBS Master LLC

From November 17, 2006 through February 8, 2008, the Company accounted for its investment in EBS Master LLC as an equity method investment since the Company had “the ability to exercise significant influence over operating and financial policies of an investee,” but did not exercise control.

Allowance for Doubtful Accounts

The allowance for doubtful accounts receivable reflects the Company’s best estimate of losses inherent in the Company’s receivable portfolio determined on the basis of historical experience, specific allowances for known troubled accounts and other currently available evidence.

Long-Lived Assets

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. The useful lives are generally as follows:

Computer equipment	3 to 5 years
Office equipment, furniture and fixtures	4 to 7 years
Software	3 to 5 years
Building and improvements	Up to 40 years
Web site development costs	3 years
Leasehold improvements	Shorter of useful life or lease term

Expenditures for maintenance, repair and renewals of minor items are charged to expense as incurred. Major improvements are capitalized.

WebMD 2009 Annual Report — Financial Statements Annex

Annex B – Page 12

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Goodwill and Intangible Assets

Goodwill and intangible assets result from business combinations accounted for under the acquisition method, formerly the purchase method. Goodwill and other intangible assets with indefinite lives are not amortized and are subjected to impairment review by applying fair value based tests. Intangible assets with definite lives are amortized on a straight-line basis over the individually estimated useful lives of the related assets as follows:

Content	3 to 5 years
Customer relationships	5 to 12 years
Acquired technology and patents	3 years
Trade names	10 years

Recoverability

The Company reviews the carrying value of goodwill and indefinite lived intangible assets annually and whenever indicators of impairment are present. The Company determines whether goodwill may be impaired by comparing the carrying value of its reporting unit to the fair value of its reporting unit determined using an income approach valuation. A reporting unit is defined as an operating segment or one level below an operating segment.

Long-lived assets used in operations are reviewed for impairment whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and the fair value. Long-lived assets held for sale are reported at the lower of cost or fair value less costs to sell.

Based on the Company’s analysis, there was no impairment of goodwill and indefinite lived intangible assets of any of the Company’s continuing operations in connection with the annual impairment tests that were performed during the years ended December 31, 2009, 2008 and 2007.

Internal Use Software

Software development costs that are incurred in the preliminary project stage are expensed as incurred. Once certain criteria have been met, internal and external direct costs incurred in developing or obtaining computer software are capitalized. The Company capitalized $4,354 and $2,797 during the years ended December 31, 2009 and 2008, respectively. Capitalized internal use software development costs are included in property and equipment in the accompanying consolidated balance sheets. Training and data conversion costs are expensed as incurred. Capitalized software costs are depreciated over a three-year period. Depreciation expense related to internal use software was $3,797, $3,699 and $3,492 for the years ended December 31, 2009, 2008 and 2007, respectively.

Web Site Development Costs

Costs related to the planning and post implementation phases of WebMD’s Web site development efforts, as well as minor enhancements and maintenance, are expensed as incurred. Direct costs incurred in the development phase are capitalized. The Company capitalized $3,906 and $6,289 during the years ended December 31, 2009 and 2008, respectively. These capitalized costs are included in property and equipment in the accompanying consolidated balance sheets and are depreciated over a three-year period. Depreciation

WebMD 2009 Annual Report — Financial Statements Annex

Annex B – Page 13

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

expense related to Web site development costs was $7,140, $6,644 and $4,501 during the years ended December 31, 2009, 2008 and 2007, respectively.

Restricted Cash

The Company’s restricted cash primarily relates to collateral for letters of credit obtained to support the Company’s operations. As of December 31, 2009 and 2008, the total restricted cash was $2,334 and $3,665, respectively, and is included in other assets in the accompanying consolidated balance sheets.

Deferred Charges

Other assets includes costs associated with the issuance of the convertible notes that are amortized to interest expense in the accompanying consolidated statements of operations, using the effective interest method over the period from issuance through the earliest date on which holders can demand redemption. The Company capitalized $8,493 of issuance costs in connection with the 2005 issuance of the $300,000 3 1/8% Convertible Notes due 2025 and $10,411 of issuance costs in connection with the 2003 issuance of the $350,000 1.75% Convertible Subordinated Notes due 2023. The aggregate amortization of these issuance costs, which is included within interest expense in the accompanying statements of operations, was $2,359, $2,682 and $2,555 for the years ended December 31, 2009, 2008 and 2007, respectively. In connection with the repurchase of the 1.75% Notes and 3 1/8% Notes during 2009, $1,260 of issuance costs were written off. As of December 31, 2009 and 2008, the total unamortized issuance costs for all outstanding convertible notes were $3,697 and $7,316, respectively.

Leases

The Company recognizes rent expense on a straight-line basis, including predetermined fixed escalations, over the initial lease term including reasonably assured renewal periods, net of lease incentives, from the time that the Company controls the leased property. Leasehold improvements made at the inception of the lease are amortized over the shorter of the useful life of the asset or the lease term. Lease incentives are recorded as a deferred credit and recognized as a reduction to rent expense on a straight-line basis over the lease term as described above.

Revenue Recognition

Revenue from advertising is recognized as advertisements are delivered or as publications are distributed. Revenue from sponsorship arrangements, content syndication and distribution arrangements, information services and licenses of healthcare management tools and private portals as well as related health coaching services are recognized ratably over the term of the applicable agreement. Revenue from the sponsorship of CME is recognized over the period the Company substantially completes its contractual deliverables as determined by the applicable agreements. When contractual arrangements contain multiple elements, revenue is allocated to each element based on its relative fair value determined using prices charged when elements are sold separately. In certain instances where fair value does not exist for all the elements, the amount of revenue allocated to the delivered elements equals the total consideration less the fair value of the undelivered elements. In instances where fair value does not exist for the undelivered elements, revenue is recognized when the last element is delivered.

Sales, Use and Value Added Tax

The Company excludes sales, use and value added tax from revenue in the accompanying consolidated statements of operations.

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Annex B – Page 14

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Advertising Costs

Advertising costs are generally expensed as incurred and totaled $10,929, $10,852 and $9,779 in 2009, 2008 and 2007, respectively. Included in advertising expense were non-cash advertising costs of $1,753, $5,097 and $5,264 in 2009, 2008 and 2007, respectively. These non-cash advertising costs resulted from a strategic relationship with News Corporation that the Company entered into in 2000 and amended in 2001, through which the Company received rights to an aggregate of $205,000 in advertising services from News Corporation to be used over nine years expiring in 2009, in exchange for equity securities issued by the Company. The advertising services were initially recorded at fair value determined using a discounted cash flow methodology, and were amortized as the advertisements were broadcast. As of December 31, 2008, unamortized prepaid advertising services was $1,753 and was included in prepaid expenses and other current assets. As of December 31, 2009, there were no remaining prepaid advertising services.

Foreign Currency

The financial statements and transactions of the Company’s foreign facilities are generally maintained in their local currency. In accordance with SFAS No. 52, “Foreign Currency Translation,” the translation of foreign currencies into United States dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using average exchange rates during the year. The gains or losses resulting from translation are included as a component of accumulated other comprehensive income within equity. Foreign currency transaction gains and losses are included in net income attributable to HLTH stockholders and were not material in any of the periods presented. The Company’s foreign operations are not significant except for the foreign operations of the Company’s Porex business, which was sold on October 19, 2009 and which was included in discontinued operations during the periods presented in the accompanying financial statements.

Concentration of Credit Risk

None of the Company’s customers individually accounted for more than 10% of the Company’s revenue in 2009, 2008 or 2007 or more than 10% of the Company’s accounts receivable as of December 31, 2009, 2008 or 2007.

The Company’s revenue is principally generated in the United States. An adverse change in economic conditions in the United States could negatively affect the Company’s revenue and results of operations. The Company recorded revenue from foreign customers of $3,693, $3,417 and $3,660 during the years ended December 31, 2009, 2008 and 2007, respectively.

Income Taxes

Deferred income taxes are recognized for the future tax consequence of differences between the tax and financial reporting basis of assets and liabilities at each reporting period. A valuation allowance is established to reduce deferred tax assets to the amount expected to be realized. Tax contingencies are recorded to address potential exposure involving tax positions the Company has taken that could be challenged by tax authorities. These potential exposures result from applications of various statutes, rules, regulations and interpretations. The Company’s estimates of tax contingencies contain assumptions and judgments about potential actions by taxing jurisdictions.

Effective January 1, 2007, the Company adopted the authoritative guidance which clarifies the accounting for uncertainty in income taxes recognized in the financial statements. The guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on derecognizing, classification,

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WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

interest and penalties, accounting in interim periods, disclosure and transition. Consistent with its historical financial reporting, the Company has elected to reflect interest and penalties related to uncertain tax positions as part of the income tax provision in the accompanying consolidated statements of operations. Upon adoption, the Company reduced its existing reserves for uncertain income tax positions by $1,475, primarily related to a reduction in state income tax matters. This reduction was recorded as a cumulative effect adjustment to accumulated deficit as of January 1, 2007. In addition, the Company reduced $5,213 of a deferred tax asset and its associated valuation allowance upon adoption of this authoritative guidance.

Accounting for Stock-Based Compensation

Effective January 1, 2006 the Company adopted authoritative guidance which required all share-based payments to employees, including grants of employee stock options, to be recognized as compensation expense over the service period (generally the vesting period) in the consolidated financial statements based on their fair values. The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model. The assumptions used in this model are expected dividend yield, expected volatility, risk-free interest rate and expected term. Unvested stock options and restricted stock awards that were granted prior to January 1, 2006 continued to be accounted for, using the same grant date fair value and same expense attribution method used under previously issued authoritative guidance, except that all awards began to be recognized in the results of operations over the remaining vesting periods.

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WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Net Income Attributable to Company Stockholders Per Common Share

Basic income (loss) per common share has been computed using the weighted-average number of shares of common stock outstanding during the period, increased to give effect to the participating rights of the convertible redeemable exchangeable preferred stock during the periods it was outstanding. Diluted income (loss) per common share has been computed using the weighted-average number of shares of common stock outstanding during the period, increased to give effect to potentially dilutive securities and assumes that any dilutive convertible notes were converted, only in the periods in which such effect is dilutive:

	Years Ended December 31,
	2009	2008	2007

Amounts Attributable to Company Stockholders:
Numerator:
Income from continuing operations(1)	$66,231	$465,725	$31,845
Convertible redeemable exchangeable preferred stock fee	—	—	174

Income from continuing operations — Basic	66,231	465,725	32,019
Interest expense on 1.75% convertible notes, net of tax	3,714	4,600	—
Interest expense on 3 1/8% convertible notes, net of tax	—	11,255	—
Effect of dilutive securities of subsidiary	(343)	(587)	(1,911)

Income from continuing operations — Diluted	$69,602	$480,993	$30,108

Income (loss) from discontinued operations, net of tax — Basic(1)	$49,727	$94,498	$(19,260)
Effect of dilutive securities of subsidiary	53	(27)	(250)

Income (loss) from discontinued operations, net of tax — Diluted	$49,780	$94,471	$(19,510)

Denominator:
Common stock	47,400	77,738	77,349
Convertible redeemable exchangeable preferred stock	—	—	2,345

Weighted-average shares — Basic	47,400	77,738	79,694
Employee stock options, restricted stock and warrants	2,265	1,414	4,192
1.75% Convertible notes	8,075	10,107	—
3 1/8% Convertible notes	—	8,565	—

Adjusted weighted-average shares after assumed
conversions — Diluted	57,740	97,824	83,886

Basic income (loss) per common share:
Income from continuing operations	$1.40	$5.99	$0.40
Income (loss) from discontinued operations	1.05	1.22	(0.24)

Net income attributable to Company stockholders	$2.45	$7.21	$0.16

Diluted income (loss) per common share:
Income from continuing operations	$1.21	$4.92	$0.36
Income (loss) from discontinued operations	0.86	0.96	(0.23)

Net income attributable to Company stockholders	$2.07	$5.88	$0.13

(1)	For 2009, income from continuing operations and discontinued operations was adjusted for the effect of participating non-vested restricted stock of $787 and $591, respectively.

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WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company has excluded convertible subordinated notes and convertible notes, as well as certain outstanding warrants, stock options and restricted stock, from the calculation of diluted income (loss) per common share during the periods in which such securities were anti-dilutive. The following table presents the total number of shares that could potentially dilute income (loss) per common share in the future that were not included in the computation of diluted income (loss) per common share during the periods presented (shares in thousands):

	Years Ended December 31,
	2009	2008	2007

Options, restricted stock and warrants	12,929	14,510	8,782
Convertible notes	7,147	—	18,672

	20,076	14,510	27,454

Discontinued Operations

The operating results of a business unit are reported as discontinued if its operations and cash flows can be clearly distinguished from the rest of the business, the operations have been sold or will be sold within a year, there will be no continuing involvement in the operation after the disposal date and certain other criteria are met. Significant judgments are involved in determining whether a business component meets the criteria for discontinued operation reporting and the period in which these criteria are met.

Reclassifications

Certain reclassifications have been made to the prior period financial statements to conform with the current period presentation.

Recent Accounting Pronouncements

Accounting Pronouncements Adopted During 2009

The Company adopted the new authoritative guidance which establishes accounting and reporting standards for noncontrolling interests, previously called minority interests. This new guidance requires that a noncontrolling interest be reported in the Company’s consolidated balance sheets within equity and separate from the parent company’s equity. Also, the new guidance requires consolidated net income to be reported at amounts inclusive of both the parent’s and noncontrolling interest’s shares and, separately, the amounts of consolidated net income attributable to the parent and noncontrolling interest, all on the face of the consolidated operating statement. In addition, discontinued operations and continuing operations reflected as part of the noncontrolling interest should be allocated between continuing operations and discontinued operations for the calculation of earnings per share. The consolidated financial statements reflect the retrospective application of this accounting standard adopted by the Company effective January 1, 2009.

The Company adopted the new authoritative guidance which requires cash settled convertible debt to be separated into debt and equity components at issuance and a value to be assigned to each. This new guidance affects the accounting for the Company’s 3 1/8% Convertible Notes due 2025 (the “3 1/8% Notes”). The value assigned to the debt component will be the estimated fair value, as of the issuance date, of a similar bond without the conversion feature. The difference between the bond’s cash proceeds and this estimated fair value, which was $61,300 at the time the 3 1/8% Notes were issued during August 2005, represents a debt discount and will be amortized to interest expense over the period from issuance to August 2012 (the first date on which the Company may be required to repurchase the 3 1/8% Notes at the option of the holder). The $61,300 also represents the value of the equity component on the 3 1/8% Notes and was included within additional paid-

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WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

in capital through December 31, 2008. The consolidated financial statements reflect the retrospective application of this accounting standard adopted by the Company effective January 1, 2009.

Effective January 1, 2009, the Company adopted the revised authoritative guidance on business combinations which changed existing practice, in part, as follows: (1) contingent consideration arrangements are now fair valued at the acquisition date and included on that basis in the purchase price consideration; (2) transaction costs are now expensed as incurred, rather than capitalized as part of the purchase price; (3) reversal of valuation allowances created in purchase accounting are now recorded through the income tax provision; and (4) in order to accrue for a restructuring plan in purchase accounting, all authoritative guidance would have to be met at the acquisition date. While the adoption of this standard did not have a material impact on the Company’s financial statements, it could materially change the accounting for business combinations consummated in the future and for tax matters relating to prior acquisitions settled subsequent to December 31, 2008.

Effective January 1, 2009, the Company adopted the authoritative guidance which clarifies that unvested share-based payment awards with a right to receive nonforfeitable dividends are participating securities. The Company reflected the impact on the year ended December 31, 2009 in the Net Income (Loss) Per Common Share section of Note 2. The adoption of the new guidance did not have a material impact on the years ended December 31, 2008 and 2007 and accordingly, those periods were not retrospectively adjusted.

In April 2009, the Financial Accounting Standards Board (“FASB”) issued authoritative guidance requiring disclosures about fair value of financial instruments in interim reporting periods. Such disclosures were previously required only in annual financial statements. Because this pronouncement applies only to financial statement disclosure, it did not have an impact on the Company’s results of operations, financial position or cash flows.

In April 2009, the FASB issued authoritative guidance which changed when and how to assess other-than-temporary impairments of securities and to improve the financial statement presentation of such impairments. A more detailed description of this new guidance and the impact of its adoption is discussed in Note 16.

In May 2009, the FASB issued authoritative guidance establishing general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. This new guidance was effective for interim or annual financial periods ending after June 15, 2009.

In June 2009, the FASB issued authoritative guidance which established the FASB Accounting Standards Codification (“Codification”). On the effective date of this new guidance, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification became non-authoritative. This new guidance was effective for financial statements issued for interim and annual periods ending after September 15, 2009. Because this pronouncement applies only to financial statement disclosure, it did not have an impact on the Company’s results of operations, financial position or cash flows.

Accounting Pronouncements to be Adopted in the Future

In October 2009, the FASB issued authoritative guidance on revenue recognition that will become effective for the Company beginning January 1, 2011, with earlier adoption permitted. Under the new guidance on arrangements that include software elements, tangible products that have software components that are essential to the functionality of the tangible product will no longer be within the scope of the software revenue recognition guidance, and software-enabled products will now be subject to other relevant revenue recognition guidance. Additionally, the FASB issued authoritative guidance on revenue arrangements with multiple deliverables that are outside the scope of the software revenue recognition guidance. Under the new guidance, when vendor specific objective evidence or third party evidence for deliverables in an arrangement cannot be determined, a best estimate of the selling price is required to separate deliverables. In addition,

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WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

revenue under multiple element arrangements will be allocated using the relative selling price method. The new guidance includes new disclosure requirements on how the application of the relative selling price method affects the timing and amount of revenue recognition. The Company has not yet determined the impact that this new guidance will have on its results of operations and financial position.

In January 2010, FASB issued an amendment regarding improving disclosures about fair value measurements. This new guidance requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The Company has not yet determined the impact that this guidance will have on its results of operations and financial position.

3.	Discontinued Operations

Porex

In February 2008, the Company announced its intention to divest its Porex business, and on October 19, 2009, the Company completed the sale. In connection with the sale of Porex, the Company received $74,378 in cash at closing, subject to customary adjustment based on the amount of Porex’s working capital, received $67,500 in senior secured notes (“Senior Secured Notes”) and incurred approximately $4,900 of transaction expenses. The Senior Secured Notes are secured by certain assets of the acquirer. The Senior Secured Notes accrue interest at a rate of 8.75% per annum, payable quarterly. The Senior Secured Notes were issued in four series: the Senior Secured Notes of the first, second and third series have an aggregate principal amount of $10,000 each and mature on the first, second and third anniversaries of the closing, respectively; and the Senior Secured Notes of the fourth series have an aggregate principal amount of $37,500 and matures on the fourth anniversary of the closing. The Company determined the fair value of the Senior Secured Notes was $63,598. In addition, Company agreed to indemnify Porex for certain tax matters, which were estimated by the Company to be approximately $4,800. An accrual for these tax matters is included within liabilities of discontinued operations, within the accompanying balance sheet as of December 31, 2009. In connection with the sale of Porex, the Company recognized a pre-tax gain of $25,790.

Summarized operating results for the discontinued operations of Porex are as follows:

	Years Ended December 31,
	2009	2008	2007

Revenue	$68,208	$94,407	$92,581
Earnings before taxes	14,137	19,294	20,790
Gain on disposal before taxes	25,790	—	—

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Annex B – Page 20

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The major classes of assets and liabilities of Porex were as follows as of December 31, 2008:

Assets of discontinued operations:
Accounts receivable, net	$13,866
Inventory	11,978
Property and equipment, net	21,487
Goodwill	42,297
Intangible assets, net	24,724
Deferred tax assets	1,420
Other assets	3,003

Total assets	$118,775

Liabilities of discontinued operations:
Accounts payable	$1,601
Accrued expenses	6,654
Deferred tax liabilities	12,095

Total liabilities	$20,350

Little Blue Book Print Directory Business

In March 2009, the Company decided to divest LBB. As a result, the historical financial information for LBB has been reflected as discontinued operations in the accompanying consolidated financial statements. During the three months ended June 30, 2009, the Company recorded an impairment charge of $8,300 to reduce the carrying value of LBB to its current estimated fair value. On September 30, 2009, the Company completed the sale of LBB in which it received cash proceeds of $2,590. Summarized operating results for the discontinued operations of LBB and the loss recognized on the sale are as follows:

	Years Ended December 31,
	2009	2008	2007

Revenue	$4,066	$9,235	$12,461
(Loss) earnings before taxes	(8,432)	1,954	4,462
Loss on disposal before taxes	(103)	—	—

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Annex B – Page 21

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The major classes of assets and liabilities of LBB were as follows as of December 31, 2008:

Assets of discontinued operations:
Accounts receivable, net	$1,058
Property and equipment, net	98
Goodwill	11,044
Intangible assets, net	362
Other assets	13

Total assets	$12,575

Liabilities of discontinued operations:
Accrued expenses	$113
Deferred revenue	876
Deferred tax liability	1,570

Total liabilities	$2,559

ViPS

During February 2008, the Company announced its intention to divest its ViPS business and on July 22, 2008, the Company completed the ViPS Sale to an affiliate of General Dynamics Corporation. The Company received cash proceeds of $223,175, net of a working capital adjustment, professional fees and other expenses associated with the ViPS Sale. In connection with the ViPS Sale, the Company recognized a pre-tax gain of $96,969 and incurred approximately $1,472 of professional fees and other expenses.

	Years Ended December 31,
	2008	2007

Revenue	$57,497	$103,083
Earnings before taxes	8,121	6,601
Gain on disposal before taxes	96,969	—

ACS/ACP Business

As of December 31, 2007, the Company entered into an Asset Sale Agreement and completed the sale of certain assets and certain liabilities of its medical reference publications business, including the publications ACP Medicine and ACS Surgery: Principles and Practice. ACP Medicine and ACS Surgery are official publications of the American College of Physicians and the American College of Surgeons, respectively. The Company received net cash proceeds of $1,925 during 2008 and $250 during 2009. The Company incurred approximately $750 of professional fees and other expenses associated with the sale of the ACS/ACP Business. In connection with the sale, the Company recognized a pre-tax loss of $234 and pre-tax gain of

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Annex B – Page 22

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

$3,394 for the years ended December 31, 2008 and 2007, respectively. Summarized operating results for the discontinued operations of the ACS/ACP Business and the gain recognized on the sale are as follows:

	Years Ended December 31,
	2008	2007

Revenue	$—	$4,219
Loss before taxes	—	(129)
(Loss) gain on disposal before taxes	(234)	3,394

EPS

On September 14, 2006, the Company completed the sale of Emdeon Practice Services, Inc. (together with its subsidiaries, “EPS”) to Sage Software, Inc. (“Sage Software”), an indirect wholly owned subsidiary of The Sage Group plc (the “EPS Sale”). The Company has certain indemnity obligations to advance amounts for reasonable defense costs for initially ten, and now four, former officers and directors of EPS, who were indicted in connection with the previously disclosed investigation by the United States Attorney for the District of South Carolina (the “Investigation”), which is more fully described in Note 11. In connection with the EPS Sale, the Company agreed to indemnify Sage Software relating to these indemnity obligations. During the year ended December 31, 2007, based on information available at that time, the Company determined a reasonable estimate of the range of probable costs with respect to its indemnification obligation and accordingly, recorded an aggregate pre-tax charge of $73,347, which represented the Company’s estimate of the low end of the probable range of costs related to this matter. The Company had reserved the low end of the probable range of costs because no estimate within the range was a better estimate than any other amount. That estimate included assumptions as to the duration of the trial and pre-trial periods, and the defense costs to be incurred during these periods. The Company updated the estimated range of its indemnification obligation based on new information received during the year ended December 31, 2009 and 2008, and as a result, recorded additional pre-tax charges of $14,367 and $29,078, respectively. The probable future costs with respect to this matter are estimated to be approximately $25,000 as of December 31, 2009, which includes costs that have been incurred prior to, but were not yet paid, as of December 31, 2009. The ultimate outcome of this matter is still uncertain, and the estimate of future costs includes assumptions as to the duration of the trial and the defense costs to be incurred during the remainder of the pre-trial period and during the trial period. Accordingly, the amount of cost the Company may ultimately incur could be substantially more than the reserve the Company has currently provided. If the recorded reserves are insufficient to cover the ultimate cost of this matter, the Company will need to record additional charges to its consolidated statement of operations in future periods. The accrual related to this obligation was $25,437 and $47,550 as of December 31, 2009 and 2008, respectively, and is included within liabilities of discontinued operations in the accompanying consolidated balance sheets.

Also included within liabilities of discontinued operations related to this matter is $3,957 and $30,312, as of December 31, 2009 and 2008, respectively, which represents certain reimbursements received from the Company’s insurance carriers between July 31, 2008 and December 31, 2009. The Company deferred recognizing these insurance reimbursements within the consolidated statement of operations given the pending Coverage Litigation, which is described below in Note 11. During the years ended December 31, 2009 and 2008, the Company received reimbursements from its insurance carriers in the amount of $53,150 and $14,625, respectively, which reimbursements are no longer subject to the pending Coverage Litigation. Accordingly, the Company recognized these amounts within consolidated (loss) income from discontinued operations during the years ended December 31, 2009 and 2007, respectively.

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Annex B – Page 23

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Also included in income (loss) from discontinued operations for the years ended December 31, 2009, 2008 and 2007 is $403, $790 and $662, respectively, primarily related to the reversal of certain sales and use tax contingencies, which were indemnified by the Company for Sage Software, resulting from the expiration of statutes of limitations.

4.	Emdeon Business Services

On November 16, 2006, the Company completed the sale of a 52% interest in the entities comprising its Emdeon Business Services business (“EBS”) to an affiliate of General Atlantic LLC (“GA”), (the “2006 EBS Sale”). The 2006 EBS Sale was structured so that the Company and GA each owned interests in EBS Master LLC (“EBSCo”), a limited liability company owning the entities comprising EBS. The Company received gross cash proceeds of approximately $1,220,000 in connection with the 2006 EBS Sale, and recognized a gain of $352,297 during 2006, and recognized an additional gain of $399 during 2007 which related to the finalization of a working capital adjustment.

In connection with the 2006 EBS Sale, EBSCo agreed to continue its strategic relationship with the Company and to market the Company’s online decision-support platform and tools that support consumer directed health plans and health savings accounts to its payer customers for integration into their consumer directed health plan offerings. In addition, EBSCo agreed to license certain de-identified data to the Company and its subsidiaries through February 2018.

Beginning on November 17, 2006, the Company’s remaining 48% ownership interest in EBSCo was reflected as an investment in the Company’s consolidated financial statements, accounted for under the equity method and the Company’s share of EBSCo’s net earnings was reported as equity in earnings of EBS Master LLC in the accompanying consolidated statements of operations through February 8, 2008.

On February 8, 2008, the Company entered into a securities purchase agreement and simultaneously completed the sale of its 48% noncontrolling ownership interest in EBS Master LLC (the “2008 EBSCo Sale”) for $574,617 in cash, net of professional fees and other expenses, to an affiliate of GA and affiliates of Hellman & Friedman, LLC. In connection with the 2008 EBSCo Sale, the Company recognized a pre-tax gain of $538,024.

The Company’s share of EBSCo’s net earnings is reported as equity in earnings of EBS Master LLC in the accompanying consolidated statements of operations. The Carrying value of the Company’s investment in EBSCo of $25,261 as of December 31, 2007, differed from 48% of the net equity of EBSCo as of December 31, 2007. The difference is principally due to the excess of the fair value of EBSCo’s net assets as adjusted for in purchase accounting, over the carryover basis of the Company’s investment in EBSCo. The following is summarized financial information of EBSCo during the periods prior to the date of the 2008 EBSCo Sale on February 8, 2008:

	For the Period
	January 1, 2008
	Through	Year Ended
	February 8, 2008	December 31, 2007

Revenue	$94,481	$808,537
Cost of operations	44,633	517,884
Net income	5,551	34,493

5.	Cost Method Investment

On November 19, 2008, the Company acquired Series D preferred stock in a privately held company. The total investment was approximately $6,471, which included approximately $470 of acquisition costs. Since the

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Annex B – Page 24

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company does not have the ability to exercise significant influence over this company, the investment is accounted for under the cost method and is included within other assets in the accompanying balance sheet as of December 31, 2009 and 2008.

6.	Convertible Redeemable Exchangeable Preferred Stock

On March 19, 2004, the Company issued $100,000 of Convertible Redeemable Exchangeable Preferred Stock (the “Preferred Stock”) in a private transaction to CalPERS/PCG Corporate Partners, LLC (“CalPERS/PCG Corporate Partners”). CalPERS/PCG Corporate Partners is a private equity fund managed by the Pacific Corporate Group and principally backed by California Public Employees’ Retirement System, or CalPERS.

The Preferred Stock had a liquidation preference of $100,000 in the aggregate and was convertible into 4,727,659 shares of the Company’s common stock in the aggregate, representing a conversion price of $21.15 per share of common stock. So long as the Preferred Stock remained outstanding, the Company was required to pay to CalPERS/PCG Corporate Partners, on a quarterly basis, an aggregate annual fee of 0.35% of the face amount of the then outstanding Preferred Stock. Holders of the Preferred Stock had the right to vote, together with the holders of the Company’s common stock on an as converted to common stock basis, on matters that were put to a vote of the common stock holders. The Certificate of Designations for the Preferred Stock also provided that the Company would not, without the prior approval of holders of 75% of the shares of Preferred Stock then outstanding, voting as a separate class, issue any additional shares of the Preferred Stock, or create any other class or series of capital stock that ranks senior to or on a parity with the Preferred Stock.

On June 26, 2007, the Company notified the Holder that it had elected to redeem all outstanding shares of its Preferred Stock. On June 29, 2007, prior to the date set for the redemption, the Holder converted all of the then outstanding Preferred Stock into 4,727,659 shares of the Company’s common stock.

The Company incurred issuance costs related to the Preferred Stock of approximately $1,885, which were recorded against the Preferred Stock in the accompanying consolidated balance sheets. The issuance costs were being amortized to accretion of convertible redeemable exchangeable preferred stock, using the effective interest method. In 2007, $117 was recorded to accretion of convertible redeemable exchangeable preferred stock, included within equity. In connection with the conversion of the Preferred Stock to common stock, the unamortized portion of the deferred issuance costs related to the Preferred Stock of $1,115 was reflected as a reduction to equity during the year ended December 31, 2007.

7.	Convertible Notes

3 1/8% Convertible Notes due 2025

During 2005, the Company issued $300,000 aggregate principal amount of 3 1/8% Convertible Notes due 2025 (the “3 1/8% Notes”) in a private offering. Unless previously redeemed or converted, the 3 1/8% Notes will mature on September 1, 2025. Interest on the 3 1/8% Notes accrues at the rate of 3 1/8% per annum and is payable semiannually on March 1 and September 1, commencing March 1, 2006. The Company will also pay contingent interest of 0.25% per annum to the holders of the 3 1/8% Notes during specified six-month periods, commencing with the six-month period beginning on September 1, 2012, if the average trading price of a 3 1/8% Note for the specified period equals 120% or more of the principal amount of the 3 1/8% Notes.

As of the time the 3 1/8% Notes were issued, they were convertible into an aggregate of 8,565,096 shares of common stock (representing a conversion price of $35.03 per share). Upon conversion, the Company will have the right to deliver, in lieu of shares of common stock, cash or a combination of cash and shares of common stock. Holders of the 3 1/8% Notes may require the Company to repurchase their 3 1/8% Notes on September 1, 2012, September 1, 2015 and September 1, 2020, at a price equal to 100% of the principal

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Annex B – Page 25

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

amount of the 3 1/8% Notes being repurchased, plus any accrued and unpaid interest, payable in cash. Additionally, the holders of the 3 1/8% Notes may require the Company to repurchase the 3 1/8% Notes upon a change in control of the Company at a price equal to 100% of the principal amount of the 3 1/8% Notes, plus accrued and unpaid interest, payable in cash or, at the Company’s option, in shares of the Company’s common stock or in a combination of cash and shares of the Company’s common stock. On or after September 5, 2010, September 5, 2011 and September 5, 2012, the 3 1/8% Notes are redeemable, at the option of the Company, for cash at redemption prices of 100.893%, 100.446% and 100.0%, respectively, plus accrued and unpaid interest.

The Company separately accounts for the debt and equity components of its 3 1/8% Notes by assigning a value to the debt component, which was the estimated fair value, as of the issuance date, of a similar bond without the conversion feature. The difference between the original face value and this estimated fair value, which was $61,300 at the time the 3 1/8% Notes were issued during August 2005, represents a debt discount and will be amortized to interest expense over the period from issuance to August 2012 (when the 3 1/8% Notes are first redeemable at the option of the holder). As of December 31, 2009 and 2008, the debt discount was $22,641 and $35,982, respectively. The decrease in value of the equity component included in additional paid-in capital was due to the repurchases of the 3 1/8% Notes during 2009. The following table reflects the interest expense recognized and effective interest rate for the Company’s 3 1/8% Notes:

	Years Ended December 31,
	2009	2008	2007

Contractual coupon interest	$8,310	$9,375	$9,375
Amortization of debt discount	7,846	8,244	7,655
Amortization of debt issuance costs	1,087	1,142	1,061

Interest expense for 3 1/8% Notes	$17,243	$18,761	$18,091

Effective interest rate	7.4%	7.4%	7.4%

During 2009, the Company repurchased $49,700 principal amount of its 3 1/8% Notes for $43,734 in cash. The Company recognized an aggregate pre-tax gain of $5,326 related to the repurchases of the 3 1/8% Notes during 2009, which is reflected as gain on repurchases of convertible notes in the accompanying consolidated statement of operations. As of December 31, 2009, the remaining principal amount of the 3 1/8% Notes outstanding was $250,300 which was convertible into 7.15 million shares of common stock.

1.75% Convertible Subordinated Notes due 2023

During 2003, the Company issued $350,000 aggregate principal amount of 1.75% Convertible Subordinated Notes due 2023 (the “1.75% Notes”) in a private offering. Unless previously redeemed or converted, the 1.75% Notes will mature on June 15, 2023. Interest on the 1.75% Notes accrues at the rate of 1.75% per annum and is payable semiannually on June 15 and December 15. The Company will also pay contingent interest of 0.25% per annum of the average trading price of the 1.75% Notes during specified six-month periods, commencing on June 20, 2010, if the average trading price of the 1.75% Notes for specified periods equals 120% or more of the principal amount of the 1.75% Notes.

As of the time the 1.75% Notes were issued, they were convertible into an aggregate of 10,106,563 shares of common stock (representing a conversion price of $34.63 per share) if the sale price of the Company’s common stock exceeds 120% of the conversion price for specified periods and in certain other circumstances. The 1.75% Notes are redeemable by the Company after June 15, 2008 and prior to June 20, 2010, subject to certain conditions, including the sale price of the Company’s common stock exceeding certain levels for specified periods. If the 1.75% Notes are redeemed by the Company during this period, the

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Company will be required to make additional interest payments. After June 20, 2010, the 1.75% Notes are redeemable at any time for cash at 100% of their principal amount. Holders of the 1.75% Notes may require the Company to repurchase their 1.75% Notes on June 15, 2010, June 15, 2013 and June 15, 2018, for cash at 100% of the principal amount of the 1.75% Notes, plus accrued interest. As a result of this repurchase right by the holders, the 1.75% Notes have been classified as a current liability as of December 31, 2009. Upon a change in control, holders may require the Company to repurchase their 1.75% Notes for, at the Company’s option, cash or shares of common stock, or a combination thereof, at a price equal to 100% of the principal amount of the 1.75% Notes being repurchased.

During 2009, the Company repurchased $85,417 principal amount of its 1.75% Notes for $80,123 in cash. The Company recognized an aggregate pre-tax gain of $4,794 related to the repurchases of the 1.75% Notes during 2009, which is reflected as gain on repurchases of convertible notes in the accompanying consolidated statement of operations. As of December 31, 2009 the remaining principal amount of the 1.75% Notes outstanding was $264,583 which was convertible into 7.64 million shares of common stock.

8.	Long-Lived Assets

Property and Equipment

Property and equipment consist of the following:

	December 31,
	2009	2008

Software	$28,401	$24,622
Computer equipment	31,663	26,145
Web site development costs	30,116	26,210
Leasehold improvements	22,353	19,494
Office equipment, furniture and fixtures	6,924	6,959
Land and buildings	1,847	3,288

	121,304	106,718
Less: accumulated depreciation	(69,110)	(50,085)

Property and equipment, net	$52,194	$56,633

Depreciation expense was $21,877, $19,013 and $15,161 in 2009, 2008 and 2007, respectively.

Goodwill and Intangible Assets

The changes in the carrying amount of goodwill during the years ended December 31, 2009 and 2008 were as follows:

Balance as of January 1, 2008	$206,279
Reversal of income tax valuation allowance and other adjustments	(4,027)
Purchase price allocation	(148)

Balance as of December 31, 2008 and 2009	$202,104

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Intangible assets subject to amortization consist of the following:

	December 31, 2009				December 31, 2008
				Weighted				Weighted
	Gross			Average	Gross			Average
	Carrying	Accumulated		Remaining	Carrying	Accumulated		Remaining
	Amount	Amortization	Net	Useful Life(a)	Amount	Amortization	Net	Useful Life(a)

Content	$15,954	$(15,482)	$472	1.0	$15,954	$(14,541)	$1,413	1.7
Customer relationships	34,057	(16,374)	17,683	8.3	34,057	(12,872)	21,185	8.8
Technology and patents	14,700	(14,700)	—	—	14,700	(13,370)	1,330	0.8
Trade names—definite lives	6,030	(2,629)	3,401	6.4	6,030	(2,094)	3,936	7.4
Trade names—indefinite lives	4,464	—	4,464	n/a	4,464	—	4,464	n/a

Total	$75,205	$(49,185)	$26,020		$75,205	$(42,877)	$32,328

(a)	The calculation of the weighted average remaining useful life is based on the net book value and the remaining amortization period of each respective intangible asset.

Amortization expense was $6,308, $9,397 and $12,647 in 2009, 2008 and 2007, respectively. Future amortization expense for intangible assets is estimated to be:

Year Ending December 31:
2010	$3,394
2011	2,627
2012	2,627
2013	2,627
2014	2,627
Thereafter	7,654

9.	Restructuring

As a result of the completion of the integration of previously acquired businesses and efficiencies that the Company was continuing to realize from its infrastructure investments combined with the continued reduction in HLTH’s shared services following the divestitures of EPS, EBS and ViPS, the Company recorded a restructuring charge during 2008 of $7,416. This amount included (i) $3,575 related to the purchase of insurance for extended coverage during periods when the Company owned the divested businesses, (ii) $3,391 related to severance and (iii) $450 of costs to consolidate facilities and other exit costs. The remaining accrual related to this charge as of December 31, 2008 was $7,071 and was reflected within accrued expenses in the accompanying consolidated balance sheets. During 2009, this remaining accrual was substantially paid in full.

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10.	Accrued Expenses

Accrued expenses consist of the following:

	December 31,
	2009	2008

Accrued compensation	$32,012	$23,258
Accrued outside services	4,148	4,714
Accrued marketing and distribution	4,051	1,937
Accrued income, sales and other taxes	1,745	3,204
Accrual for tendered shares not yet delivered	6,818	—
Accrued restructuring	—	7,071
Other accrued liabilities	14,947	14,411

	$63,721	$54,595

11.	Commitments and Contingencies

Legal Proceedings

Litigation Regarding Distribution of Shares in Healtheon Initial Public Offering

Seven purported class action lawsuits were filed against Morgan Stanley & Co. Incorporated and Goldman Sachs & Co., underwriters of the initial public offering of HLTH (then known as Healtheon Corporation) in the United States District Court for the Southern District of New York in the summer and fall of 2001. Three of these suits also named HLTH and certain of its former officers and directors as defendants. Similar suits were filed in connection with over 300 other initial public offerings that occurred in 1999, 2000 and 2001.

The complaints against HLTH and its former officers and directors alleged violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 under that Act and Section 11 of the Securities Act of 1933 because of failure to disclose certain practices alleged to have occurred in connection with the distribution of shares in the Healtheon initial public offering. Claims under Section 12(a)(2) of the Securities Act of 1933 were also brought against the underwriters. These claims were consolidated, along with claims relating to over 300 other initial public offerings, in the Southern District of New York.

After a lengthy mediation under the auspices of former United States District Judge Nicholas Politan, the issuer defendants in the consolidated action (including HLTH), the issuers’ insurance carriers, and the plaintiffs reached an agreement on a settlement to resolve the matter among the participating issuer defendants, their insurers, and the plaintiffs. HLTH, and virtually all of the approximately 260 other issuer defendants who were eligible to participate, elected to participate in the settlement. Although HLTH believed that the claims alleged in the lawsuits were primarily directed at the underwriters and, as they related to HLTH, were without merit, HLTH believed that the settlement was beneficial to HLTH because it would have reduced the time, expense and risks of further litigation, particularly since all the other eligible issuer defendants elected to participate, HLTH’s insurance carriers strongly supported the settlement, and HLTH’s insurance carriers, not HLTH, would have paid any funds required under the settlement.

On June 10, 2004, plaintiffs submitted to the court a Stipulation and Agreement of Settlement with Defendant Issuers and Individuals. Although the district court had preliminarily approved the settlement, the parties terminated this settlement after the Second Circuit Court of Appeals reversed the district court’s certification of the classes in nine related “focus cases” in a ruling that was inconsistent with the proposed

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settlement class. After termination of this settlement, litigation proceeded in the nine “focus cases” but was stayed in the cases involving the other issuers, including HLTH.

After another lengthy mediation under the auspices of former Judges Politan and Daniel Weinstein, all the parties to the litigation reached a revised global settlement. This settlement calls for the underwriters and the insurers for the issuers to pay a total of $586 million to settle all of the approximately 300 cases outstanding. HLTH is not obligated to provide any money to fund the settlement. As with the previous proposed settlement, although HLTH believes that the claims alleged in the lawsuits were primarily directed at the underwriters and, as they relate to HLTH, are without merit, HLTH believed that the settlement was beneficial to HLTH because it would reduce the time, expense and risks of further litigation, particularly since all the other eligible issuer and underwriter defendants elected to participate, HLTH’s insurance carriers strongly supported the settlement, and it required no payment by HLTH.

On June 10, 2009, the district court granted preliminary approval to the new proposed settlement. On October 5, 2009, the court approved the final settlement in this matter.

Roberta Feinstein v. WebMD Health Corporation, et al.

In June 2009, a purported class action was filed on behalf of stockholders of the Company in the Supreme Court of the State of New York, County of New York. Roberta Feinstein v. WebMD Health Corporation, et al., No. 650369/2009 (Sup. Ct. N.Y. Co.). The action named as defendants: the Company; certain directors of the Company; and HLTH. The action alleged, among other things, that the members of the Company’s Board of Directors breached their fiduciary duties of care, loyalty, good faith and candor in agreeing to the Merger and have attempted to unfairly deprive the Company’s stockholders of the true value of their investment in the Company, with the action containing additional allegations that HLTH aided and abetted the breaches of fiduciary duty of the Company’s directors. The lawsuit sought, among other things, to certify plaintiff as class representative, a declaration that the members of the Company’s Board of Directors have breached their fiduciary duties, and an award of attorneys’ and experts’ fees and expenses. The plaintiff has filed a stipulation of discontinuance, which concluded the matter.

Roger H. Kaye and Roger H. Kaye, MD PC v. WebMD, LLC, et al.

In December 2009, a lawsuit was filed by Dr. Roger H. Kaye (and Roger H. Kaye MD PC) individually, and as an alleged class action, under the Telephone Consumer Protection Act (the “TCPA”) and under a similar Connecticut statute, in the U.S. District Court, District of Connecticut against subsidiaries of the Company. The lawsuit claims that faxes allegedly sent during the period August 1, 2006 to the present by subsidiaries of the Company and by the The Little Blue Book business that the Company sold in September 2009 were sent in violation of the TCPA and the Connecticut statute. The lawsuit seeks damages in excess of $5,000. The Company has filed its answer denying that it has violated either the TCPA or the Connecticut statute. Discovery has recently begun in the action. The Company intends to vigorously defend this action.

Porex Corporation v. Kleanthis Dean Haldopoulos, Benjamin T. Hirokawa and Micropore Plastics, Inc.

On September 24, 2005, Porex Corporation (then a subsidiary of HLTH) filed a complaint in the Superior Court of Fulton County against two former employees of Porex, Dean Haldopoulos and Benjamin Hirokawa, and their corporation, Micropore Plastics, Inc. (“Micropore”), alleging misappropriation of Porex’s trade secrets and breaches of Haldopoulos’ and Hirokawa’s employment agreements, and seeking monetary and injunctive relief. The lawsuit was subsequently transferred to the Superior Court of DeKalb County, Georgia. On October 24, 2005, the defendants filed an Answer and Counterclaims against Porex. In the Answer and Counterclaims, the defendants allege that Porex breached non-disclosure and standstill agreements in connection with a proposed transaction between Porex and Micropore and engaged in fraud. The defendants

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also seek punitive damages and expenses of litigation. In connection with HLTH’s sale of Porex in October 2009 (described above in Note 3 above), HLTH agreed to indemnify Porex for any liability that may be incurred by Porex with respect to defendants’ counterclaim against Porex and for certain legal fees of Porex in connection with the case and the Company assumed that obligation in the Merger.

Investigations by United States Attorney for the District of South Carolina and the SEC

As previously disclosed, the United States Attorney for the District of South Carolina has been conducting an investigation of HLTH, which HLTH first learned about on September 3, 2003. Based on the information available to the Company, it believes that the investigation relates principally to issues of financial accounting improprieties relating to Medical Manager Corporation, a predecessor of HLTH (by its merger into HLTH in September 2000), and, more specifically, HLTH’s former Medical Manager Health Systems, Inc. subsidiary. Medical Manager Health Systems was a predecessor to Emdeon Practice Services, Inc. (“EPS”), a subsidiary that HLTH sold to Sage Software in September 2006 (the “EPS Sale”). HLTH and the Company have been fully cooperating and the Company intends to continue to cooperate fully with the U.S. Attorney’s Office. As previously reported, the Board of Directors of HLTH formed a special committee consisting solely of independent directors to oversee this matter with the sole authority to direct HLTH’s response to the allegations that have been raised and that special committee has been continued as a committee of the Board of Directors of the Company following the Merger. As previously disclosed, the Company understands that the SEC is also conducting a formal investigation into this matter. In connection with the EPS Sale, HLTH agreed to indemnify Sage Software with respect to this matter and the Company assumed that obligation in the Merger.

The United States Attorney for the District of South Carolina announced on January 10, 2005 that three former employees of Medical Manager Health Systems each had agreed to plead guilty to one count of mail fraud and that one such employee had agreed to plead guilty to one count of tax evasion for acts committed while they were employed by Medical Manager Health Systems. According to the Informations, Plea Agreements and Factual Summaries filed by the United States Attorney in, and available from, the District Court of the United States for the District of South Carolina — Beaufort Division, on January 7, 2005, the three former employees and other then unnamed co-schemers were engaged in schemes between 1997 and 2002 that included causing companies acquired by Medical Manager Health Systems to pay the former vice president in charge of acquisitions and co-schemers kickbacks which were funded through increases in the purchase price paid by Medical Manager Health Systems to the acquired companies and that included fraudulent accounting practices to artificially inflate the quarterly revenues and earnings of Medical Manager Health Systems when it was an independent public company called Medical Manager Corporation from 1997 through 1999, when and after it was acquired by Synetic, Inc. in July 1999, and when and after it became a subsidiary of HLTH in September 2000. A fourth former officer of Medical Manager Health Systems pled guilty to similar activities later in 2005.

On December 15, 2005, the United States Attorney announced indictments of ten former officers and employees of Medical Manager Health Systems including Michael A. Singer, a former Chief Executive Officer of Medical Manager Health Systems and a former director of HLTH, who was last employed by HLTH as its Executive Vice President, Physician Software Strategies until February 2005, John H. Kang, a former President of Medical Manager Health Systems, who was employed until May 2001, and John P. Sessions, a former President and Chief Operating Officer of Medical Manager Health Systems, who was employed until September 2003. The indictment initially charged the defendants with conspiracy to commit mail, wire and securities fraud, a violation of Title 18, United States Code, Section 371 and conspiracy to commit money laundering, a violation of Title 18, United States Code, Section 1956(h) but the second count was dismissed earlier this year. The allegations set forth in the indictment describe activities that are substantially similar to those described above with respect to the January 2005 plea agreements. One of the defendants passed away in 2008 and was dismissed from the indictment. Four of the defendants have been dismissed from the case and two defendants were severed from the case and their cases was transferred to Tampa, Florida. In addition,

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Mr. Singer has entered into a Deferred Prosecution Agreement with the United States pursuant to which, if Mr. Singer complies with the conditions of such agreement, all charges against him in the indictment will be dismissed in July of this year. The trial of John Kang and John Sessions, former officers of Medical Manager Health Systems, began on January 19, 2010 and on March 1, 2010 both men were found guilty by the jury.

Based on the information it has obtained to date, including that contained in the court documents filed by the United States Attorney in South Carolina, the Company does not believe that any member of HLTH’s senior management whose duties were not primarily related to the operations of Medical Manager Health Systems during the relevant time periods engaged in any of the violations or improprieties described in those court documents. The Company understands, however, that in light of the nature of the allegations involved, the U.S. Attorney’s office has been investigating all levels of HLTH’s management. The Company has not uncovered information that it believes would require a restatement for any of the years covered by HLTH’s financial statements. In addition, the Company believes that the amounts of the kickback payments referred to in the court documents have already been reflected in the financial statements of HLTH to the extent required.

HLTH had (and the Company has assumed in the Merger) certain indemnity obligations to advance amounts for reasonable defense costs for the former officers and directors of EPS. For the years ended December 31, 2009, 2008 and 2007, the Company recorded pre-tax charges of $14,367, $29,078 and $73,347, respectively, related to its estimated liability with respect to these indemnity obligations. See Note 3 for a more detailed discussion regarding these charges.

Directors & Officers Liability Insurance Coverage Litigation

On July 23, 2007, HLTH commenced litigation (the “Coverage Litigation”) in the Court of Chancery of the State of Delaware in and for New Castle County against ten insurance companies in which the Company was seeking to compel the defendant companies (collectively, the “Defendants”) to honor their obligations under certain directors and officers liability insurance policies (the “Policies”). The Company succeeded to HLTH as plaintiff in this action as a result of the Merger. HLTH was seeking an order requiring the Defendants to advance and/or reimburse expenses that HLTH has incurred and expected to continue to incur for the advancement of the reasonable defense costs of initially ten, and now four, former officers and directors of the HLTH’s former EPS subsidiary who were indicted in connection with the Investigation described above in this Note 11 (the “Investigation”).

Pursuant to a stipulation among the parties, the Coverage Litigation was transferred on September 13, 2007 to the Superior Court of the State of Delaware in and for New Castle County. The Policies were issued to HLTH and to EPS, which is a co-plaintiff with the Company in the Coverage Litigation (collectively, the “Plaintiffs”). EPS was sold in September 2006 to Sage Software and has changed its name to Sage Software Healthcare, Inc. (“SSHI”). In connection with HLTH’s sale of EPS to Sage Software, HLTH retained certain obligations relating to the Investigation and agreed to indemnify Sage Software and SSHI with respect to certain expenses in connection with the Investigation and the Company assumed those obligations as a result of the Merger. HLTH retained (and the Company succeeded to as a result of the Merger) the right to assert claims and recover proceeds under the Policies on behalf of SSHI.

Prior to the filing of the Second Amended Complaint which is discussed below, the Policies at issue in the Coverage Litigation consisted of two separate groups of insurance policies. Each group of policies consists of several layers of coverage, with different insurers having agreed to provide specified amounts of coverage at various levels. The first group of policies was issued to EPS in the amount of $20,000 (the “EPS Policies”) and the second group of policies was issued to Synetic, Inc. (the former parent of EPS, which merged into HLTH) in the amount of $100,000, of which approximately $3,600 was paid by the primary carrier with respect to another unrelated matter (the “Synetic Policies”).

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The carrier with the third level of coverage in the Synetic Policies filed a motion for summary judgment in the Coverage Litigation, which most of the carriers who have issued the Synetic Policies joined, which sought summary judgment that any liability to pay defense costs should be allocated among the three sets of policies available to the Company (including the policies with respect to which the Coverage Litigation relates and a third set of policies the issuers of which had not yet been named by the Company) such that the Synetic Policies would only be liable to pay about $23,000 of the $96,400 total coverage available under such policies. HLTH filed its opposition to the motion together with its motion for summary judgment against such carrier and several other carriers who have issued the Synetic Policies seeking to require such carriers to advance payment of the defense costs that the Company is obligated to pay while the Coverage Litigation is pending. On July 31, 2008, the Superior Court for the State of Delaware denied the motion filed by the carriers seeking allocation and granted HLTH’s motion for partial summary judgment to enforce the duty of such carriers to advance and reimburse these costs. Pursuant to the Court’s order, the issuers of the Synetic Policies have been reimbursing the Company for its costs as described above.

On September 9, 2008 and February 4, 2009, respectively, the eighth and ninth level carriers of the Synetic Policies notified HLTH that they believe that they were not bound by the Court’s July 31, 2008 order regarding the duty of the Synetic carriers to advance and reimburse defense costs. This resulted in HLTH making a motion to the Court on February 23, 2009 to require such eighth and ninth level carriers to advance and reimburse defense costs. HLTH later settled with the eighth level carrier. Under the terms of the settlement such carrier will pay, in full and final settlement, an agreed-upon percentage of the policy amount against each payment of defense costs made by the Company as such policy continues to be implicated. On April 15, 2009, the ninth level carrier made a cross-motion for summary judgment claiming that, in light of a policy endorsement applicable only to the ninth level carrier, because of the time period during which the conspiracy charged in the Second Superseding Indictment is alleged to have taken place, the Synetic Policy issued by such carrier does not cover HLTH’s indemnification obligations. HLTH believed that such carrier’s motion was without merit and responded to the motion. On July 15, 2009, the Court granted summary judgment in favor of the ninth level carrier and unless and until the Company successfully appeals such decision, the ninth level carrier is not liable to pay any portion of the $10,000 total coverage of its policy with respect to the Company’s indemnification obligations. As of December 31, 2009, $83,100 has been paid by insurance companies representing the EPS Policies and the Synetic Policies through a combination of payment under the terms of the Policies, payment under reservation of rights or through settlement. Of this amount, $61,700 represents the portion received through settlement.

On November 17, 2008, HLTH filed a Second Amended Complaint which added four new insurance companies as defendants in the Coverage Action. These carriers are the issuers of a third set of policies (the “Emdeon Policies”) that provide coverage with respect to HLTH’s indemnification obligations to the former officers and directors of HLTH’s former EPS subsidiary who were indicted in connection with the Investigation. All but one of the carriers who issued the Emdeon Policies moved for summary judgment asserting that exclusions in the Emdeon Policies preclude coverage for HLTH’s indemnification obligations and HLTH filed motions seeking to compel such carriers to advance defense costs that HLTH was obligated to indemnify. On August 31, 2009, the Court issued two opinions. In the first opinion, the Court granted summary judgment in favor of HLTH with respect to one of the exclusions asserted by the carriers who issued the Emdeon Policies. In the second opinion, the Court granted summary judgment in favor of the carriers with respect to the other exclusion asserted by such carriers. One of the carriers only joined in the first motion with respect to which HLTH prevailed, although the policy issued by such carrier also contains language with respect to which the other carriers prevailed. The Company has made a motion to compel such carrier to advance defense costs and also asking the Court to rule that the Company has satisfied the $10 million retention amount with respect to the Emdeon Policies and the Court has stayed a ruling on this motion pending the outcome of the appeals to the Supreme Court of Delaware discussed below. The implication of these opinions, when considered together, is that unless and until the Company

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successfully appeals the second opinion described above, the Company has (with the possible exception of the carrier who only joined in the motion regarding the first exclusion) effectively exhausted its insurance with respect to its obligation to indemnify the indicted individuals. The Company and the carriers who issued the Emdeon Policies (with the exception of the second level carrier with whom the Company has settled) have each appealed the trial Court’s August 31, 2009 rulings to the Supreme Court of Delaware and the Supreme Court has agreed to hear both appeals, which have been consolidated. The Supreme Court heard oral argument on both appeals on February 24, 2010.

The insurance carriers assert that the Company’s insurance policies provide that under certain circumstances, amounts advanced by the insurance companies in connection with the defense costs of the indicted individuals may have to be repaid by the Company, although the amounts that the Company has received in settlement from certain carriers is not subject to being repaid. The Company has obtained an undertaking from each indicted individual pursuant to which, under certain circumstances, such individual has agreed to repay defense costs advanced on such individual’s behalf.

In addition to the Coverage Litigation, on December 22, 2009, TIG Specialty Insurance Company (“TIG”), the second level issuer of the EPS Policies commenced an action against the Company (the “TIG Action”) to recover the $5,000 that TIG advanced to the Company in 2006. The Company has not yet answered the TIG Action but intends to vigorously defend its rights.

There can be no assurance that the Company will ultimately prevail in the Coverage Litigation or the TIG Action or that the Defendants in the Coverage Action will be required to provide funding on an interim basis pending the resolution of the Coverage Litigation. The Company intends to continue to satisfy its legal obligations to the indicted individuals with respect to advancement of amounts for their defense costs.

Other Legal Proceedings

In the normal course of business, the Company and its subsidiaries are involved in various other claims and legal proceedings. While the ultimate resolution of these matters has yet to be determined, the Company does not believe that their outcomes will have a material adverse effect on the Company’s consolidated financial position, results of operations or liquidity.

Leases

The Company leases its offices and other facilities under operating lease agreements that expire at various dates through 2018. Total rent expense for all operating leases was approximately $7,306, $6,981 and $8,870 in 2009, 2008 and 2007, respectively. Included in other long-term liabilities as of December 31, 2009 and 2008 were $7,400 and $8,402, respectively, related to lease incentives and the difference between rent expense and the rental amount payable for leases with fixed escalations.

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Future minimum lease commitments under non-cancelable lease agreements at December 31, 2009 were as follows:

Years Ending December 31,

2010	$7,928
2011	6,964
2012	5,007
2013	4,564
2014	4,617
Thereafter	6,824

Total minimum lease payments	$35,904

Other Contingencies

The Company provides certain indemnification provisions within its license agreements to protect the other party from any liabilities or damages resulting from a claim of misappropriation or infringement by third parties relating to its products and services. The Company has not incurred a liability relating to any of these indemnification provisions in the past and management believes that the likelihood of any future payment relating to these provisions is unlikely. Therefore, the Company has not recorded a liability during any period for these indemnification provisions.

12.	Stock-Based Compensation

Prior to the Merger on October 23, 2009, HLTH had various stock-based compensation plans (collectively, the “HLTH Plans”) under which directors, officers and other eligible employees received awards of options to purchase HLTH common stock and restricted shares of HLTH common stock. WebMD also had similar stock-based compensation plans (the “WebMD Plans”) that provide for the grant of stock options, restricted stock awards, and other awards based on WebMD common stock. In connection with the Merger, all outstanding stock options and restricted stock awards under the HLTH Plans were converted into outstanding stock options and restricted stock awards of WebMD based on the Merger exchange ratio of 0.4444. The following sections of this note present the historical activity of the HLTH Plans (on a converted basis after giving effect to the Merger exchange ratio of .4444) combined with the historical activity of the WebMD Plans, which are collectively referred to as (the “Plans”).

The 2005 Long-Term Incentive Plan, (as amended, the “2005 Plan”) is the only plan under which future grants can be made. The maximum number of shares of the Company’s common stock that may be subject to awards under the 2005 Plan was 15,600,000 as of December 31, 2009, subject to adjustment in accordance with the terms of the 2005 Plan. The Company had an aggregate of 3,085,579 shares of common stock available for future grants under the 2005 Plan at December 31, 2009.

WebMD 2009 Annual Report — Financial Statements Annex

Annex B – Page 35

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock Options

Generally, options under the Plans vest and become exercisable ratably over periods ranging from four to five years based on their individual grant dates, subject to continued employment on the applicable vesting dates, and generally expire within ten years from the date of grant. Options are granted at prices not less than the fair market value of the Company’s common stock on the date of grant. The following table summarizes stock option activity for the Plans:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise Price	Contractual Life	Intrinsic
	Shares	Per Share	(In Years)	Value(1)

Outstanding at January 1, 2007	33,665,565	$30.31
Granted	1,074,398	46.19
Exercised	(6,053,991)	22.49
Cancelled	(2,648,155)	46.23

Outstanding at December 31, 2007	26,037,817	31.39
Granted	7,382,934	23.86
Exercised	(1,339,415)	17.20
Cancelled	(2,029,466)	33.28

Outstanding at December 31, 2008	30,051,870	30.04
Granted	1,000,673	28.98
Exercised	(4,614,910)	23.29
Cancelled	(4,008,680)	39.67

Outstanding at December 31, 2009	22,428,953	$29.67	5.0	$250,814

Vested and exercisable at the end of the period	15,043,612	$31.52	3.1	$154,161

(1)	The aggregate intrinsic value is based on the market price of the Company’s common stock on December 31, 2009, which was $38.49, less the applicable exercise price of the underlying option. This aggregate intrinsic value represents the amount that would have been realized if all the option holders had exercised their options on December 31, 2009.

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Annex B – Page 36

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes information with respect to options outstanding and options exercisable at December 31, 2009:

	Outstanding			Exercisable
			Weighted
		Weighted	Average		Weighted
		Average	Remaining		Average
		Exercise Price Per	Contractual Life		Exercise Price
Exercise Prices	Shares	Share	(In Years)	Shares	Per Share

$7.72-$17.50	2,785,637	$16.44	5.1	2,783,087	$16.44
$17.53-$21.29	2,713,873	20.00	6.3	1,776,324	19.70
$21.31-$23.54	255,414	22.60	7.6	71,353	22.32
$23.57-$23.61	4,647,700	23.61	8.9	23,225	23.61
$23.66-$27.15	2,406,075	26.38	5.0	2,175,572	26.45
$27.16-$30.38	2,585,168	28.73	1.8	2,410,052	28.72
$30.47-$34.88	742,019	32.33	7.4	263,669	32.56
$35.00-$36.15	2,337,882	36.10	0.9	2,288,819	36.12
$36.16-$48.81	2,613,864	41.29	3.7	2,065,296	41.41
$49.03-$154.15	1,341,321	71.39	1.9	1,186,215	74.01

	22,428,953	29.67	5.0	15,043,612	31.52

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model considering the weighted average assumptions noted in the following table. Expected volatility is based on implied volatility from traded options of the Company’s common stock combined with historical volatility of the Company’s common stock. The expected term represents the period of time that options are expected to be outstanding following their grant date, and was determined using historical exercise data. The risk-free rate is based on the U.S. Treasury yield curve for periods equal to the expected term of the options on the grant date.

	Years Ended December 31,
	2009	2008	2007

Expected dividend yield	0.0%	0.0%	0.0%
Expected volatility	0.38-0.55	0.37-0.57	0.31-0.44
Risk-free interest rate	1.45%	1.26%	4.28%
Expected term (years)	3.4	3.4	3.4
Weighted average fair value of options granted during the year	$11.01	$9.29	$16.67

Restricted Stock Awards

The Company’s Restricted Stock consists of shares of the Company’s common stock which have been awarded to employees with restrictions that cause them to be subject to substantial risk of forfeiture and restrict their sale or other transfer by the employee until they vest. Generally, the Company’s Restricted Stock awards vest ratably over periods ranging from three to five years from their individual award dates subject to

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Annex B – Page 37

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

continued employment on the applicable vesting dates. The following table summarizes the activity of the Company’s Restricted Stock:

	Years Ended December 31,
	2009		2008		2007
		Weighted		Weighted		Weighted
		Average		Average		Average
		Grant Date		Grant Date		Grant Date
	Shares	Fair Value	Shares	Fair Value	Shares	Fair Value

Balance at the beginning of the year	1,244,900	$23.99	858,910	$26.07	1,464,178	$24.10
Granted	411,875	33.63	826,039	22.66	71,700	47.02
Vested	(449,936)	23.50	(364,521)	23.90	(534,935)	22.64
Forfeited	(100,715)	26.87	(75,528)	33.52	(142,033)	29.22

Balance at the end of the year	1,106,124	27.51	1,244,900	23.99	858,910	26.07

Proceeds received from the exercise of options to purchase shares of the Company’s common stock were $42,898, $23,041 and $136,079 for the years ended December 31, 2009, 2008 and 2007, respectively. Additionally, in connection with the exercise of certain stock options and the vesting of restricted stock, the Company withheld shares of common stock with a value of $17,645, $1,822 and $3,923 during the years ended December 31, 2009, 2008 and 2007, respectively, in order to satisfy the statutory withholding tax requirements of the respective employees.

The intrinsic value related to stock options that were exercised, combined with the fair value of shares of restricted stock that vested, aggregated $63,571, $21,868 and $92,214 for the years ended December 31, 2009, 2008 and 2007, respectively.

Employee Stock Purchase Plan

As of and prior to April 30, 2008, the Company maintained an Employee Stock Purchase Plan (“ESPP”) which allowed eligible employees of the Company the opportunity to purchase shares of HLTH common stock through payroll deductions, up to 15% of a participant’s annual compensation with a maximum of 2,222 common shares per participant during each six-month purchase period. The purchase price of the stock was equal to 85% of the fair market value of the Company’s common stock on the last day of each purchase period. There were 21,831 and 31,019 shares of common stock issued to the Company’s employees under the ESPP during the years ended December 31, 2008 and 2007, respectively. The Company received cash proceeds of $464 and $898 related to these issuances, during the years ended December 31, 2008 and 2007, respectively. The ESPP was terminated effective April 30, 2008.

Other

At the time of the IPO and on the anniversary of the IPO until 2008, the Company issued shares of its common stock to each WebMD non-employee director with a value equal to their annual board and committee retainers. During 2009, the Company issued the shares on the date of the Merger, October 23, 2009. The Company recorded $327, $340, and $340 of stock-based compensation expense for the years ended December 31, 2009, 2008 and 2007, respectively, in connection with these issuances.

Additionally, the Company recorded $1,070 and $1,094 of stock-based compensation expense during 2008 and 2007, respectively, in connection with a stock transferability right for shares required were issued in connection with the acquisition of Subimo, LLC by the Company.

WebMD 2009 Annual Report — Financial Statements Annex

Annex B – Page 38

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Summary of Stock-Based Compensation Expense

The following table summarizes the components and classification of stock-based compensation expense:

	Years Ended December 31,
	2009	2008	2007

Stock options	$29,038	$17,578	$25,316
Restricted stock	10,625	7,184	9,999
ESPP	—	51	162
Other	442	1,419	1,455

Total stock-based compensation expense	$40,105	$26,232	$36,932

Included in:
Cost of operations	$6,723	$3,818	$5,027
Sales and marketing	8,069	3,591	4,868
General and administrative	24,620	17,223	22,441
Equity in earnings of EBS Master LLC	—	—	2,107

Consolidated income from continuing operations	39,412	24,632	34,443
Consolidated income from discontinued operations	693	1,600	2,489

Total stock-based compensation expense	$40,105	$26,232	$36,932

Stock-based compensation expense during the year ended December 31, 2009 includes $1,193 and $1,129 related to 2008 and 2007, respectively. As of December 31, 2009, approximately $63,500 of unrecognized stock-based compensation expense related to unvested awards (net of estimated forfeitures) is expected to be recognized over a weighted-average period of approximately 3.1 years, related to the Plans.

Tax benefits attributable to stock-based compensation represented 39% and 38% of stock-based compensation expense during the years ended December 31, 2009 and 2008, respectively. No tax benefits were recognized during 2007 as the Company maintained a full valuation allowance on its federal and state deferred tax assets.

13.	Retirement Plans

The Company maintains various defined contribution retirement plans covering substantially all of its employees. Certain of these plans provide for matching and discretionary contributions. The Company has recorded expenses related to these plans of $2,854, $1,310 and $1,087 for 2009, 2008 and 2007, respectively.

14.	Equity

Common Stock

Repurchased shares are recorded under the cost method and are reflected as treasury stock in the accompanying consolidated balance sheets.

Tender Offers

On December 10, 2009, the Company completed a tender offer (the “2009 Tender Offer”) and, as a result, repurchased 6,339,227 shares of common stock at a price of $37.00 per share. The total cost of the 2009 Tender Offer was $235,220, which includes $670 of costs directly attributable to the purchase.

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Annex B – Page 39

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Approximately 184,000 of the shares that were tendered in the 2009 Tender Offer were not delivered to the Company until January 2010, and therefore the amounts due to the respective shareholders of $6,818 were included in accrued expenses within the accompanying consolidated balance sheet as of December 31, 2009.

On November 25, 2008, the Company completed a tender offer (the “2008 Tender Offer”) and, as a result, repurchased 37,196,245 shares of common stock at a price of $19.80 per share. The total cost of the 2008 Tender Offer was $737,324, which includes $765 of costs directly attributable to the purchase.

Stock Repurchase Programs

In December 2006, the Company announced a stock repurchase program (“2006 Repurchase Program”). Under the 2006 Repurchase Program, the Company was authorized to use up to $100,000 to purchase shares of common stock from time to time beginning on December 19, 2006, subject to market conditions. During the year ended December 31, 2007, the Company repurchased 1,497,624 shares at a cost of approximately $47,123 under the 2006 Repurchase Program. No shares were repurchased through program during 2009 or 2008. As a result of the Merger, the 2006 Repurchase Program was terminated.

On December 4, 2008, the Company announced the authorization of a WebMD common stock repurchase program, at which time the Company was authorized to use up to $30,000 to purchase shares of its common stock, from time to time, in the open market, through block trades or in private transactions, depending on market conditions and other factors. During 2009 and 2008, no shares were repurchased under this program.

Warrants

At December 31, 2009, the Company had warrants outstanding to purchase 3,419 common shares at an exercise price of $67.51 per share. These warrants expired in January 2010.

During 2008, the Company repurchased a warrant for $700, which was exercisable into 1,070,519 common shares at an exercise price of $20.81 per share. Other activity during the years ended December 2009, 2008 and 2007 related to outstanding warrants was not material.

Accumulated Other Comprehensive (Loss) Income

Accumulated other comprehensive (loss) income includes:

	December 31,
	2009	2008	2007

Foreign currency translation gains	$—	$8,091	$12,269
Unrealized (losses) earnings on securities, net	(37,425)	(8,678)	910
Comprehensive loss EBSCo.	—	—	(7,326)

Total accumulated other comprehensive (loss) income	$(37,425)	$(587)	$5,853

Included in comprehensive loss of EBSCo as of December 31, 2007, is the Company’s share of unrealized loss on the fair value of EBSCo’s interest rate swap agreements. This amount was relieved when EBSCo was sold on February 8, 2008. See Note 4 for additional information.

Deferred taxes are not included within accumulated other comprehensive (loss) income because a valuation allowance was maintained on these net deferred tax assets.

WebMD 2009 Annual Report — Financial Statements Annex

Annex B – Page 40

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

15.	Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets (liabilities) were as follows:

	December 31,
	2009	2008

Deferred tax assets:
Federal net operating loss carryforwards	$162,520	$230,001
State net operating loss carryforwards	45,588	55,633
Federal tax credits	44,943	36,678
Accrued expenses	33,344	50,395
Stock-based compensation	30,497	22,457
Intangible assets	10,457	11,279
Auction rate securities	28,470	26,695
Fixed assets	5,293	2,799
Other	4,921	1,001

Total deferred tax assets	366,033	436,938
Valuation allowance	(234,735)	(317,235)

Net deferred tax assets	131,298	119,703

Deferred tax liabilities:
Convertible notes	(76,167)	(82,826)
Goodwill and indefinite-lived intangible asset	(15,978)	(12,420)
Other	(1,319)	(284)

Total deferred tax liabilities	(93,464)	(95,530)

Net deferred tax assets	$37,834	$24,173

	December 31,
	2009	2008

Current deferred tax (liabilities) assets, net:
Current deferred tax assets, net of deferred tax liabilities	$55,752	$94,467
Valuation allowance	(68,707)	(68,371)

Current deferred tax (liabilities) assets, net	(12,955)	26,096

Non-current deferred tax assets (liabilities), net:
Non-current deferred tax assets, net of deferred tax liabilities	216,817	246,941
Valuation allowance	(166,028)	(248,864)

Non-current deferred tax assets (liabilities), net	50,789	(1,923)

Net deferred tax assets	$37,834	$24,173

WebMD 2009 Annual Report — Financial Statements Annex

Annex B – Page 41

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The income tax (benefit) provision was as follows:

	Years Ended December 31,
	2009	2008	2007

Current:
Federal	$(5,695)	$6,602	$(366)
State	2,282	12,379	(2,215)
Foreign	65	590	(2)

Current income tax (benefit) provision	(3,348)	19,571	(2,583)

Deferred:
Federal	(31,662)	2,218	(13,276)
State	(10,481)	701	278

Deferred income tax (benefit) provision	(42,143)	2,919	(12,998)
Reversal of valuation allowance applied to goodwill	—	2,707	2,610
Reversal of valuation allowance applied to additional paid-in capital	—	1,441	3,918

Total income tax (benefit) provision	$(45,491)	$26,638	$(9,053)

The reconciliation between the federal statutory rate and the effective income tax rate is as follows:

	Years Ended December 31,
	2009	2008	2007

United States federal statutory rate	35.0%	35.0%	35.0%
State income taxes (net of federal benefit)	1.4	1.7	18.3
Gain on 2006 EBS Sale	—	—	(17.9)
Valuation allowance	(259.5)	(38.6)	(120.5)
Non-deductible officer compensation	5.7	0.1	6.5
Reversal of valuation allowance applied to goodwill	—	—	8.1
Reversal of valuation allowance applied to additional paid-in capital	—	—	12.2
Losses benefited to discontinued operations	59.5	6.5	25.5
Effect of the Merger on state net operating loss carryforwards	(17.6)	—	—
Other	1.8	0.7	4.7

Effective income tax rate	(173.7)%	5.4%	(28.1)%

Until 2007, a full valuation allowance had been provided against all domestic net deferred tax assets, except for a deferred tax liability originating from the Company’s business combinations that resulted in tax-deductible goodwill which is indefinite as to when such liability will reverse, as well as a deferred tax liability established in purchase accounting that is not expected to reverse prior to the expiration of net operating losses. During 2009 and 2007, after consideration of the relevant positive and negative evidence, the Company reversed $68,922 and $24,652 of its valuation allowance, respectively, of which $54,200 and $16,327, respectively, reversed through the tax provision and the remainder primarily reversed through discontinued operations. During 2008, the Company reversed approximately $224,682 of its valuation allowance as a result of the gains the Company recorded in connection with the 2008 EBSCo Sale and the ViPS Sale, of which $186,196 reversed through the tax provision and the remainder primarily reversed through discontinued operations. The valuation allowance for deferred tax assets decreased by $82,500 and $168,962 in 2009 and 2008, respectively.

WebMD 2009 Annual Report — Financial Statements Annex

Annex B – Page 42

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

At December 31, 2009, the Company had net operating loss carryforwards for federal income tax purposes of approximately $650 million, which expire in 2011 through 2027, and federal tax credits of approximately $53,656, which excludes the impact of any unrecognized tax benefits, of which approximately $30,818 expire in 2017 through 2027 and approximately $22,838 can be carried forward indefinitely. Approximately $430,281 of these net operating loss carryforwards were recorded through additional paid-in capital. Therefore, if in the future the Company believes that it is more likely than not that these tax benefits will be realized, this portion of the valuation allowance will be reversed against additional paid-in capital.

The Company uses the “with-and-without” approach in determining the order in which tax attributes are utilized. Using the “with-and-without” approach, the Company will only recognize a tax benefit from stock-based awards in additional paid-in capital if an incremental tax benefit is realized after all other net operating loss carryforwards currently available to the Company have been utilized, but prior to the utilization of other tax attributes.

The Company has excess tax benefits related to share-based payments of $185,898 that are not recorded as a deferred tax asset as the amounts would not have resulted in a reduction in current taxes payable if all other net operating loss carryforwards currently available to the Company were utilized. The benefit of these deductions is recorded to additional paid-in capital at the time the tax deduction results in a reduction of current taxes payable.

The 2008 Tender Offer discussed in Note 14 above resulted in a cumulative change of more than 50% of the ownership of the Company’s capital, as determined under rules prescribed by the U.S. Internal Revenue Code and applicable Treasury regulations. As a result of the ownership change, there is an annual limitation imposed on the Company’s net operating loss carryforwards and federal tax credits.

As of December 31, 2009 and 2008, the Company had unrecognized income tax benefits of $14,199 and $11,478, respectively, which if recognized, would result in $2,288 and $5,926, respectively, being reflected as a component of the income tax provision. Included in the unrecognized income tax benefits as of December 31, 2009 and 2008 are accrued interest and penalties of $880 and $902, respectively. If recognized, these benefits would be reflected as a component of the income tax (benefit) provision. The following table summarizes the activity of unrecognized tax benefits, excluding accrued interest and penalties, for the years ended December 31, 2009 and 2008:

	Years Ended December 31,
	2009	2008

Balance at the beginning of the year	$10,576	$10,910
Increases related to prior year tax positions	3,161	—
Increases related to current year tax positions	4,254	734
Decreases related to prior year tax positions	(3,781)	—
Decreases related to current year tax positions	(727)	—
Expiration of the statute of limitations for the assessment of taxes	(164)	(1,068)

Balance at the end of the year	$13,319	$10,576

Although the Company files U.S. federal and various state and other tax returns, the major taxing jurisdiction is the U.S. The Company is currently under audit in a number of state and local taxing jurisdictions and will have statutes of limitations with respect to certain tax returns expiring within the next twelve months. As a result, it is reasonably possible that there may be a reduction in the unrecognized income tax benefits, prior to any annual increase, in the range of $500 to $600 within the next twelve months. With the exception of adjusting net operating loss carryforwards that may be utilized, the Company is no longer

WebMD 2009 Annual Report — Financial Statements Annex

Annex B – Page 43

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

subject to federal income tax examinations for tax years before 2006 and for state and local income tax examinations for years before 2004.

16.	Fair Value of Financial Instruments and Non-Recourse Credit Facilities

The Company accounts for certain assets and liabilities at fair value, which is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, the Company uses valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities.

Level 2:  Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company did not have any Level 2 assets as of December 31, 2009 and 2008. The following table sets forth the Company’s Level 1 and Level 3 financial assets that were measured and recorded at fair value on a recurring basis as or December 31, 2009 and 2008:

		December 31, 2009				December 31, 2008
				Gross				Gross
	Fair Value	Amortized		Unrealized		Amortized		Unrealized
	Estimate Using:	Cost Basis	Fair Value	Gains (Losses)		Cost Basis	Fair Value	Gains (Losses)

Cash and cash equivalents	Level 1	$459,766	$459,766	$—		$629,848	$629,848	$—
Equity securities	Level 1	1,470	4,851	3,381		1,470	1,497	27
Auction rate securities(1)	Level 3	320,507	279,701	(40,806	)(2)	295,959	286,552	(9,407)
Senior secured notes(3)	Level 3	63,826	63,826	—		—	—	—

(1)	The face (par) value of the auction rate securities was $352,700 and $355,000 as of December 31, 2009 and 2008, respectively.

(2)	Amounts reflect cumulative effect of adoption of new authoritative guidance as discussed below.

(3)	The face value of the senior secured notes was $67,500 as of December 31, 2009.

WebMD 2009 Annual Report — Financial Statements Annex

Annex B – Page 44

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table reconciles the beginning and ending balances of the Company’s Level 3 assets, which consist of the auction rate securities and the senior secured notes:

	Years Ended December 31,
	2009		2008
	Auction	Senior	Auction
	Rate Securities	Secured Notes	Rate Securities

Fair value as of the beginning of the period	$286,552	$—	$—
Transfers to Level 3	—	63,598	363,700
Redemptions	(2,300)	—	(8,700)
Impairment charge included in earnings	—	—	(60,108)
Interest income accretion included in earnings	—	228	1,067
Unrealized loss included in other comprehensive loss	(4,551)	—	(9,407)

Fair value as of the end of the period	$279,701	$63,826	$286,552

The Company holds investments in auction rate securities (“ARS”) which have been classified as Level 3 assets as described above. The types of ARS holdings the Company owns are backed by student loans, 97% guaranteed under the Federal Family Education Loan Program (FFELP), and had credit ratings of AAA or Aaa when purchased. Historically, the fair value of the Company’s ARS holdings approximated par value due to the frequent auction periods, generally every 7 to 28 days, which provided liquidity to these investments. However, since February 2008, all auctions involving these securities have failed. The result of a failed auction is that these ARS holdings will continue to pay interest in accordance with their terms at each respective auction date; however, liquidity of the securities will be limited until there is a successful auction, the issuer redeems the securities, the securities mature or until such time as other markets for these ARS holdings develop. As a secondary market has yet to develop, these investments have been classified as long-term investments as their contractual maturity dates are generally in excess of 20 years. Additionally, during 2009 approximately one-half of the auction rate securities the Company holds were either downgraded below AAA or placed on “watch” status by one or more of the major credit rating agencies. As of March 31, 2008, the Company concluded that the estimated fair value of its ARS no longer approximated the face value. The Company concluded the fair value of its ARS holdings was $302,842 compared to a face value of $362,950. The impairment in value, of $60,108, was considered to be other-than-temporary, and accordingly, was recorded as an impairment charge within the statement of operations during the three months ended March 31, 2008.

Effective April 1, 2009, the Company was required to adopt new authoritative guidance which amended the recognition guidance for other-than-temporary impairments of debt securities and changed the presentation of other-than-temporary impairments in the financial statements. In accordance with this new guidance, if an entity intends to sell or if it is more likely than not that it will be required to sell an impaired security prior to recovery of its cost basis, the security is to be considered other-than-temporarily impaired and the full amount of impairment must be charged to earnings. Otherwise, losses on securities which are other-than-temporarily impaired are separated into two categories, the portion of loss which is considered credit loss and the portion of loss which is due to other factors. The credit loss portion is charged to earnings while the loss due to other factors is charged to other comprehensive income. This new guidance requires a cumulative effect adjustment to be reported as of the beginning of the period of adoption to reclassify the non-credit component of previously recognized other-than-temporary impairments on debt securities held at that date, from retained earnings to accumulated other comprehensive income, if the entity does not intend to sell the debt security and it is not more likely than not that the entity will be required to sell the debt security before recovery of its amortized cost basis.

WebMD 2009 Annual Report — Financial Statements Annex

Annex B – Page 45

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Since the Company has no current intent to sell the auction rate securities that it holds, and it is not more likely than not that the Company will be required to sell the securities prior to recovery, the Company estimated the present value of the cash flows expected to be collected related to the auction rate securities it holds. The difference between the present value of the estimated cash flows expected to be collected and the amortized cost basis as of April 1, 2009, the date this new guidance was adopted, was $24,697, which is net of the effect of noncontrolling interest of $2,151. This represents the cumulative effect of initially adopting this new guidance and it has been reflected as an increase to accumulated other comprehensive loss and an increase to retained earnings in the accompanying balance sheet effective as of April 1, 2009.

The Company estimates the fair value of its ARS holdings using an income approach valuation technique. Using this approach, expected future cash flows are calculated over the expected life of each security and are discounted to a single present value using a market required rate of return. Some of the more significant assumptions made in the present value calculations were (i) the estimated weighted average lives for the loan portfolios underlying each individual ARS, which ranged from 4 to 14 years as of March 31, 2008 and (ii) the required rates of return used to discount the estimated future cash flows over the estimated life of each security, which consider both the credit quality for each individual ARS and the market liquidity for these investments. Additionally, as discussed above, during 2009, certain of the auction rate securities the Company holds were downgraded below AAA by one or more of the major credit rating agencies. These revised credit ratings were a significant consideration in determining the cash flows expected to be collected. Substantial judgment and estimation factors are necessary in connection with making fair value estimates of Level 3 securities, including estimates related to expected credit losses as these factors are not currently observable in the market due to the lack of trading in the securities. The Company continues to monitor the market for ARS as well as the individual ARS investments it owns. The Company may be required to record additional losses, either realized or unrealized, in future periods if the fair value of its ARS holdings deteriorates further.

The Company’s other Level 3 asset as of December 31, 2009, included $67,500 in senior secured notes (“Senior Secured Notes”) that the Company received in connection with its sale of Porex on October 19, 2009. The Senior Secured Notes are secured by certain assets of the acquirer of Porex. The Senior Secured Notes accrue interest at a rate of 8.75% per annum, payable quarterly. The Senior Secured Notes were issued in four series: the Senior Secured Notes of the first, second and third series have an aggregate principal amount of $10,000 each and mature on the first, second and third anniversaries of the closing, respectively; and the Senior Secured Notes of the fourth series have an aggregate principal amount of $37,500 and mature on the fourth anniversary of the closing. The Company estimated that the fair value of the Senior Secured Notes was $63,826 as of December 31, 2009, of which $9,932 and $53,894 were classified as current investments and long-term investments, respectively, within the accompanying consolidated balance sheet. The Company estimated the fair value of the Senior Secured Notes using an income approach valuation technique. Using this approach, the expected future cash flows were discounted to a single present value using a market required rate of return. The market required rate of return used to discount the future cash flows considered the estimated credit quality of the issuer and the liquidity of the securities.

The Company also holds an investment in a privately held company which is carried at cost, and not subject to fair value measurements. However, if events or circumstances indicate that its carrying amount may not be recoverable, it would be reviewed for impairment. The amount of this investment is $6,471 and it is included in other assets on the accompanying balance sheets.

WebMD 2009 Annual Report — Financial Statements Annex

Annex B – Page 46

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For disclosure purposes, the Company is required to measure the outstanding value of its debt on a recurring basis. The following table presents the carrying value and estimated fair value of the Company’s convertible notes that are carried at historical cost:

	December 31, 2009		December 31, 2008
	Carrying Amount	Fair Value	Carrying Amount	Fair Value

Financial Assets:
1.75% Notes(a)	$264,583	$296,002	$350,000	$305,200
3 1/8% Notes(a)	227,659	284,716	264,018	243,750

(a)	Fair value estimate incorporates bid price quotes.

Non-Recourse Credit Facilities

On May 6, 2008, the Company entered into two substantially similar non-recourse credit facilities (the “2008 Credit Facilities”) with an affiliate of Citigroup, secured by its ARS holdings (including, in some circumstances, interest payable on the ARS holdings), that would allow the Company to borrow up to 75% of the face amount of the ARS holdings pledged as collateral under the 2008 Credit Facilities. No borrowings were made under the 2008 Credit Facilities.

On April 28, 2009, the Company entered into amended and restated credit facilities with an affiliate of Citigroup (the “2009 Credit Facilities”), replacing the 2008 Credit Facilities. As of the date of this Annual Report, no borrowings have been made under the 2009 Credit Facilities. The 2009 Credit Facilities are secured by the Company’s ARS holdings (including, in some circumstances, interest payable on the ARS holdings). The Company can make borrowings under the 2009 Credit Facilities until April 27, 2010. Any borrowings outstanding under these 2009 Credit Facilities after February 26, 2010 become demand loans, subject to 60 days notice, with recourse only to the pledged collateral. Loan proceeds may be used for general working capital purposes or other lawful business purposes of the Company (including repurchases of its own securities), but not for purposes of buying, trading or carrying other securities. The interest rate applicable to borrowings under the 2009 Credit Facilities will be the Open Federal Funds Rate plus 3.95%. The maximum that can be borrowed under the 2009 Credit Facilities is 75% of the face amount of the pledged ARS holdings. As of December 31, 2009, the maximum the Company would be able to borrow under these credit facilities would be $264,525. Removals of ARS from the pledged collateral (including upon their redemption or sale) will reduce the amount available for borrowing under the 2009 Credit Facilities.

The 2009 Credit Facilities are governed by amended and restated loan agreements, which contain customary representations and warranties of the Company and certain affirmative covenants and negative covenants relating to the pledged collateral. Under the loan agreements, the Company and the lender may, in certain circumstances, cause the pledged collateral to be sold, with the proceeds of any such sale required to be applied in full immediately to repayment of amounts borrowed.

WebMD 2009 Annual Report — Financial Statements Annex

Annex B – Page 47

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Other (Expense) Income, Net

Other (expense) income, net consists of the following items:

	Years Ended December 31,
	2009	2008	2007

Transition service fees(a)	$47	$335	$5,833
Reduction of tax contingencies(b)	915	1,749	1,497
Legal expense(c)	(2,331)	(1,092)	(1,397)
Gain on 2006 EBS Sale(d)	—	—	399

Other (expense) income, net	$(1,369)	$992	$6,332

(a)	Represents the net fees received from ViPS, Sage Software and EBSCo in relation to their respective transition services agreements.

(b)	Represents the reduction of certain sales and use tax contingencies resulting from the expiration of various statutes.

(c)	Represents the costs and expenses incurred by the Company related to the investigation by the United States Attorney for the District of South Carolina and the SEC and the related Coverage Litigation.

(d)	Represents the finalization of the working capital adjustment related to the 2006 EBS Sale.

18.	Related Party Transactions

In 2004, the Company entered into an agreement with Fidelity Employer Services Company LLC (“FESCO”) to integrate WebMD’s private portals product into the services FESCO provides to its clients. FESCO provides human resources administration and benefit administration services to employers. The agreement with FESCO terminated in August, 2009 but the relationship has continued under the transition provisions while the parties negotiate a new agreement for FESCO to continue to distribute the Company’s services. The Company recorded revenue of $8,072, $9,399, and $10,362 in 2009, 2008 and 2007, respectively, and $2,250 and $2,070 was included in accounts receivable as of December 31, 2009 and 2008, respectively, related to the FESCO agreement. FESCO is an affiliate of FMR LLC, which reported beneficial ownership of shares that represent approximately 15.6% of the Company’s common stock as of December 31, 2009. Affiliates of FMR LLC also provide services to the Company in connection with certain of the Company’s 401(k) plans.

WebMD 2009 Annual Report — Financial Statements Annex

Annex B – Page 48

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

19.	Supplemental Disclosures of Cash Flow Information

Supplemental information related to the consolidated statements of cash flows is summarized below:

	Years Ended December 31,
	2009	2008	2007

Supplemental Disclosure of Cash Flow Information:
Interest paid	$13,891	$15,502	$15,764

Taxes (received) paid, net(a)	$(3,687)	$26,714	$27,375

Supplemental Schedule of Non-Cash Investing and Financing
activities:
Conversion of convertible redeemable exchangeable
preferred stock to common stock	$—	$—	$100,000

Accretion of convertible redeemable exchangeable
preferred stock	$—	$—	$117

(a)	As the Company generally files its tax returns on a consolidated basis, taxes paid, net of refunds, includes all taxes paid by the Company, including those of the Company’s discontinued operations.

WebMD 2009 Annual Report — Financial Statements Annex

Annex B – Page 49

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

20.	Quarterly Financial Data (Unaudited)

The following table summarizes the quarterly financial data for 2009 and 2008. The per common share calculations for each of the quarters are based on the weighted average number of common shares for each period; therefore, the sum of the quarters may not necessarily be equal to the full year per common share amount.

	2009
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

Revenue	$90,264	$98,631	$111,568	$138,073
Cost of operations	36,565	39,229	41,965	47,994
Sales and marketing	27,561	26,797	26,265	31,478
General and administrative	21,848	22,003	21,967	23,802
Depreciation and amortization	7,103	6,956	7,134	6,992
Interest expense, net	(4,274)	(3,823)	(3,701)	(2,568)
Severance and other transaction expenses	—	—	—	11,066
Gain on repurchases of convertible notes	6,647	3,473	—	—
Other expense, net	(269)	(552)	(123)	(425)

(Loss) income from continuing operations before income tax (benefit) provision	(709)	2,744	10,413	13,748
Income tax (benefit) provision	(1,217)	750	5,389	(50,413)

Consolidated income from continuing operations	508	1,994	5,024	64,161
Consolidated income (loss) from discontinued operations, net of tax	517	(13,284)	27,462	34,659

Consolidated net income (loss) inclusive of noncontrolling interest	1,025	(11,290)	32,486	98,820
Income attributable to noncontrolling interest	(610)	(387)	(2,184)	(524)

Net income (loss) attributable to Company stockholders	$415	$(11,677)	$30,302	$98,296

Amounts attributable to Company stockholders:
(Loss) income from continuing operations	$(194)	$703	$2,872	$63,637
Income (loss) from discontinued operations	609	(12,380)	27,430	34,659

Net income (loss) attributable to Company stockholders	$415	$(11,677)	$30,302	$98,296

Basic income (loss) per common share:
(Loss) income from continuing operations	$(0.00)	$0.02	$0.06	$1.19
Income (loss) from discontinued operations	0.01	(0.28)	0.59	0.65

Net income (loss) attributable to Company stockholders	$0.01	$(0.26)	$0.65	$1.84

Diluted income (loss) per common share:
(Loss) income from continuing operations	$(0.00)	$0.01	$0.05	$0.92
Income (loss) from discontinued operations	0.01	(0.26)	0.56	0.47

Net income (loss) attributable to Company stockholders	$0.01	$(0.25)	$0.61	$1.39

Net Income Attributable to Company Stockholders Per Common Share:
Numerator:
(Loss) income from continuing operations — Basic(1)	$(194)	$703	$2,841	$62,751
Interest expense on 1.75% convertible notes, net of tax	—	—	—	876
Interest expense on 3 1/8% convertible notes, net of tax	—	—	—	2,472
Effect of dilutive securities of subsidiary	—	(76)	(188)	(57)

(Loss) income from continuing operations — Diluted	$(194)	$627	$2,653	$66,042

Income (loss) from discontinued operations, net of tax — Basic and Diluted(1)	$602	$(12,380)	$27,137	$34,176

Denominator:
Weighted-average shares — Basic	45,217	45,599	46,096	52,688
Employee stock options, restricted stock and warrants	—	1,134	2,513	4,470
1.75% Convertible notes	—	—	—	7,640
3 1/8% Convertible notes	—	—	—	7,147

Adjusted weighted-average shares after assumed
conversions — Diluted	45,217	46,733	48,609	71,945

(1)	Adjusted for the effect of participating non-vested restricted stock if dilutive to income per common share.

WebMD 2009 Annual Report — Financial Statements Annex

Annex B – Page 50

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2008
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

Revenue	$80,650	$85,964	$96,777	$110,071
Cost of operations	30,927	31,968	34,225	38,018
Sales and marketing	25,149	24,898	26,021	30,012
General and administrative	20,849	22,778	22,493	21,933
Depreciation and amortization	6,775	7,214	7,188	7,233
Interest income (expense), net	5,411	1,477	2,750	(766)
Severance and other transaction expenses	4,259	765	1,135	782
Gain on sale of EBS Master LLC	538,024	—	—	—
Restructuring	—	—	—	7,416
Impairment of auction rate securities	60,108	—	—	—
Other income, net	115	99	138	640

Income (loss) from continuing operations before income tax provision (benefit)	476,133	(83)	8,603	4,551
Income tax provision (benefit)	25,602	569	3,493	(3,026)
Equity in earnings of EBS Master LLC	4,007	—	—	—

Consolidated income (loss) from continuing operations	454,538	(652)	5,110	7,577
Consolidated income (loss) from discontinued operations, net of tax	3,057	(3,063)	92,647	2,041

Consolidated net income (loss) inclusive of noncontrolling interest	457,595	(3,715)	97,757	9,618
Income (loss) attributable to noncontrolling interest	3,845	(1,071)	(1,845)	(1,961)

Net income (loss) attributable to Company stockholders	$461,440	$(4,786)	$95,912	$7,657

Amounts attributable to Company stockholders:
Income (loss) from continuing operations	$458,322	$(1,611)	$3,403	$5,611
Income (loss) from discontinued operations	3,118	(3,175)	92,509	2,046

Net income (loss) attributable to Company stockholders	$461,440	$(4,786)	$95,912	$7,657

Basic income (loss) per common share:
Income (loss) from continuing operations	$5.66	$(0.02)	$0.04	$0.08
Income (loss) from discontinued operations	0.04	(0.04)	1.13	0.03

Net income (loss) attributable to Company stockholders	$5.70	$(0.06)	$1.17	$0.11

Diluted income (loss) per common share:
Income (loss) from continuing operations	$4.56	$(0.02)	$0.04	$0.08
Income (loss) from discontinued operations	0.03	(0.04)	1.11	0.03

Net income (loss) attributable to Company stockholders	$4.59	$(0.06)	$1.15	$0.11

Net Income Attributable to Company Stockholders Per Common Share:
Numerator:
Income (loss) from continuing operations — Basic	$458,322	$(1,611)	$3,403	$5,611
Interest expense on 1.75% convertible notes, net of tax	1,146	—	—	—
Interest expense on 3 1/8% convertible notes, net of tax	2,775	—	—	—
Effect of dilutive securities of subsidiary	—	(110)	(188)	(288)

Income (loss) from continuing operations — Diluted	$462,243	$(1,721)	$3,215	$5,323

Income (loss) from discontinued operations, net of tax — Basic and Diluted	$3,118	$(3,175)	$92,509	$2,046

Denominator:
Weighted-average shares — Basic	80,959	81,157	81,644	67,193
Employee stock options, restricted stock and warrants	1,763	1,609	1,693	592
1.75% Convertible notes	10,107	—	—	—
3 1/8% Convertible notes	8,565	—	—	—

Adjusted weighted-average shares after assumed
conversions — Diluted	101,394	82,766	83,337	67,785

WebMD 2009 Annual Report — Financial Statements Annex

Annex B – Page 51

Schedule II. Valuation and Qualifying Accounts

	Years Ended December 31, 2009, 2008 and 2007
	Balance at	Charged to
	Beginning	Costs and					Balance at
	of Year	Expenses	Acquired	Write-offs	Other		End of Year
	(in thousands)

December 31, 2009
Allowance for Doubtful Accounts	$1,301	$1,486	$—	$(1,276)	$—		1,511
Valuation Allowance for Deferred Tax Assets	317,235	(67,781)	131	—	(14,850	)(a)	234,735
December 31, 2008
Allowance for Doubtful Accounts	1,165	668	—	(532)	—		1,301
Valuation Allowance for Deferred Tax Assets	486,197	(194,057)	24,775	—	320		317,235
December 31, 2007
Allowance for Doubtful Accounts	956	1,074	—	(865)	—		1,165
Valuation Allowance for Deferred Tax Assets	533,724	(40,176)	1,449	—	(8,800	)(b)	486,197

(a)	Primarily represents the valuation allowance released as a result of the effect of the Merger on state net operating loss carryforwards.

(b)	Primarily represents the valuation allowance released as a result of (i) the adoption of new authoritative guidance relating to uncertain tax positions and (ii) stock option and warrant exercises, partially offset by the valuation allowance established relating to the Company’s share of unrealized loss on the fair value of EBSCo’s interest rate swap agreements.

WebMD 2009 Annual Report — Financial Statements Annex

Annex B – Page S-1

ANNEX C

WEBMD HEALTH CORP. 2009 ANNUAL REPORT

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following selected consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Annex D below and with the consolidated financial statements and notes thereto included in Annex B above.

	Years Ended December 31,(1)
	2009	2008	2007	2006(2)(3)	2005(4)
	(In thousands, except per share data)

Consolidated Statements of Operations Data:
Revenue	$438,536	$373,462	$319,232	$899,585	$842,660
Cost of operations	165,753	135,138	114,000	542,723	525,405
Sales and marketing	112,101	106,080	91,035	116,258	101,939
General and administrative	89,620	88,053	102,661	130,056	116,589
Depreciation and amortization	28,185	28,410	27,808	44,073	43,013
Interest income	9,149	35,300	42,035	32,339	21,527
Interest expense	23,515	26,428	25,887	25,472	18,442
Severance and other transaction expenses	11,066	6,941	2,527	—	—
Gain on repurchases of convertible notes	10,120	—	—	—	—
Gain on sale of EBS Master LLC	—	538,024	—	—	—
Restructuring	—	7,416	—	—	—
Impairment of auction rate securities	—	60,108	—	—	—
Gain on 2006 EBS Sale	—	—	399	352,297	—
Other (expense) income, net	(1,369)	992	5,933	(4,252)	(27,965)

Income from continuing operations before income tax (benefit) provision	26,196	489,204	3,681	421,387	30,834
Income tax (benefit) provision	(45,491)	26,638	(9,053)	50,033	(2,461)
Equity in earnings of EBS Master LLC	—	4,007	28,566	763	—

Consolidated income from continuing operations	71,687	466,573	41,300	372,117	33,295
Consolidated income (loss) from discontinued operations, net of tax	49,354	94,682	(18,048)	393,527	34,170

Consolidated net income inclusive of noncontrolling interest	121,041	561,255	23,252	765,644	67,465
Income attributable to noncontrolling interest	(3,705)	(1,032)	(10,667)	(405)	(775)

Net income attributable to Company stockholders	$117,336	$560,223	$12,585	$765,239	$66,690

Amounts attributable to Company stockholders:
Income from continuing operations	$67,018	$465,725	$31,845	$371,844	$32,725
Income (loss) from discontinued operations	50,318	94,498	(19,260)	393,395	33,965

Net income attributable to Company stockholders	$117,336	$560,223	$12,585	$765,239	$66,690

Basic income per common share:
Income from continuing operations	$1.40	$5.99	$0.40	$3.00	$0.22
Income (loss) from discontinued operations	1.05	1.22	(0.24)	3.17	0.22

Net income attributable to Company stockholders	$2.45	$7.21	$0.16	$6.17	$0.44

Diluted income per common share:
Income from continuing operations	$1.21	$4.92	$0.36	$2.69	$0.21

WebMD 2009 Annual Report — Selected Financial Data

Annex C – Page 1

	Years Ended December 31,(1)
	2009	2008	2007	2006(2)(3)	2005(4)
	(In thousands, except per share data)

Income (loss) from discontinued operations	0.86	0.96	(0.23)	2.67	0.22

Net income attributable to Company stockholders	$2.07	$5.88	$0.13	$5.36	$0.43

Weighted-average shares outstanding used in computing per share amounts:
Basic	47,400	77,738	79,694	124,092	151,872

Diluted	57,740	97,824	83,886	147,382	156,807

	As of December 31,(1)
	2009	2008	2007	2006(2)	2005(4)
	(In thousands)

Consolidated Balance Sheets Data:
Cash, cash equivalents and investments	$808,144	$917,897	$830,120	$651,464	$427,433
Working capital (excluding assets and liabilities of discontinued operations)	159,539	633,462	860,181	617,101	397,555
Total assets	1,288,548	1,501,734	1,651,481	1,469,795	2,213,558
Long-term convertible notes, net of discount	227,659	614,018	605,776	598,121	590,987
Convertible redeemable exchangeable preferred stock	—	—	—	98,768	98,533
Noncontrolling interest	—	134,223	131,353	101,860	43,096
Stockholders’ equity	564,768	496,698	642,809	422,853	1,118,237

(1)	On October 23, 2009, WebMD Health Corp. completed a merger with HLTH Corporation (the “Merger”), with WebMD Health Corp. continuing as the surviving company. The accounting treatment for the Merger results in HLTH Corporation being treated as the acquiring entity and the pre-acquisition consolidated financial statements of HLTH Corporation being treated as the historical financial statements of WebMD Health Corp. for all historical periods presented. In addition, the weighted-average shares outstanding used in computing income per common share have been adjusted by multiplying the historical weighted-average shares outstanding for HLTH by the 0.4444 exchange ratio in the Merger for all historical periods presented. Basic and diluted income per common share also have been recalculated to reflect the adjusted weighted-average shares outstanding for all historical periods presented. See “Introduction — Basis of Presentation; Accounting Treatment of the Merger” within Management’s Discussion and Analysis of Financial Condition and Results of Operations, which is included as Annex D below.

(2)	For the year ended December 31, 2006, the consolidated financial position and results of operations reflect the sale of a 52% interest in our Emdeon Business Services business (which we refer to as EBS), as of November 16, 2006. Accordingly, the consolidated balance sheet as of December 31, 2006 excludes the assets and liabilities of EBS and includes an investment in EBS Master LLC accounted for under the equity method of accounting related to our 48% ownership, and the consolidated statement of operations for the year ended December 31, 2006 includes the operations of EBS for the period January 1, 2006 through November 16, 2006 and our 48% equity in earnings of EBS Master LLC from November 17, 2006 through December 31, 2006.

(3)	On January 1, 2006, we adopted the new authoritative guidance which requires all share-based payments to employees, including grants of employee stock options, to be recognized as compensation expense over the service period based on their fair values. This resulted in additional non-cash stock-based compensation expense beginning in 2006 and subsequent periods. See Results of Operations within Management’s Discussion and Analysis of Financial Condition and Results of Operations, which is included as Annex D below.

(4)	The selected financial data for the year ended December 31, 2005 does not reflect the retrospective application of authoritative guidance for our 3 1/4% Convertible Notes, which were outstanding during this period and were fully redeemed or converted to equity during June 2005. The authoritative guidance requires cash settled convertible debt to be separated into debt and equity components at issuance and a value to be assigned to each.

WebMD 2009 Annual Report — Selected Financial Data

Annex C – Page 2

ANNEX D

WEBMD HEALTH CORP. 2009 ANNUAL REPORT

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Annex D contains forward-looking statements that involve risks and uncertainties. The results of operations for the periods reflected herein are not necessarily indicative of results that may be expected for future periods, and our actual results may differ materially from those discussed in our forward-looking statements as a result of various factors, including but not limited to those listed under “Risk Factors” in Annex G below. In this Annex D, dollar amounts (other than per share amounts) are stated in thousands, unless otherwise noted.

Except for adjustments to references to where to find our Consolidated Financial Statements, the text of this Annex D is taken directly from Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2009, which was filed on March 2, 2010, and does not reflect any events occurring after that filing date.

Overview

Management’s discussion and analysis of financial condition and results of operations, or MD&A, is provided as a supplement to the consolidated financial statements and notes thereto included in Annex B above and is intended to provide an understanding of our results of operations, financial condition and changes in our results of operations and financial condition. Our MD&A is organized as follows:

•	Introduction. This section provides: a general description of our company and its business; a description of our merger with HLTH Corporation (which we refer to as the Merger) and the accounting treatment of the Merger; background information on certain trends, transactions and other developments affecting our company; and a discussion of how seasonal factors may impact the timing of our revenue.

•	Critical Accounting Estimates and Policies. This section discusses those accounting policies that are considered important to the evaluation and reporting of our financial condition and results of operations, and whose application requires us to exercise subjective and often complex judgments in making estimates and assumptions. In addition, all of our significant accounting policies, including our critical accounting policies, are summarized in Note 2 to the Consolidated Financial Statements included in Annex B above.

•	Results of Operations and Supplemental Financial and Operating Information. These sections provide our analysis and outlook for the significant line items on our statements of operations, as well as other information that we deem meaningful to understand our results of operations on a consolidated basis.

•	Liquidity and Capital Resources. This section provides an analysis of our liquidity and cash flows, as well as a discussion of our commitments that existed as of December 31, 2009.

•	Recent Accounting Pronouncements. This section provides a summary of the most recent authoritative accounting standards and guidance that have either been recently adopted by our company or may be adopted in the future.

Introduction

Our Company.  WebMD Health Corp. is a Delaware corporation that was incorporated on May 3, 2005. We completed an initial public offering on September 28, 2005. Our common stock trades under the symbol “WBMD” on the Nasdaq Global Select Market. From the completion of our initial public offering through the completion of the Merger on October 23, 2009, we were more than 80% owned by HLTH Corporation (which

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Annex D – Page 1

we refer to as HLTH). On October 23, 2009, stockholders of HLTH and WebMD approved the Merger and the transaction was completed later that day, with HLTH merging into WebMD and WebMD continuing as the surviving corporation. WebMD automatically succeeded to all of HLTH’s assets, liabilities and commitments upon completion of the Merger (other than the shares of WebMD Class B common stock owned by HLTH which were cancelled in the Merger). In the Merger, each share of HLTH common stock was converted into 0.4444 shares of WebMD common stock. The shares of WebMD’s Class A common stock were unchanged in the Merger and continue to trade on the NASDAQ Global Select Market under the symbol “WBMD”; however, they are no longer referred to as “Class A” because the Merger eliminated both WebMD’s Class B common stock and the dual-class stock structure that had existed at WebMD. The key reasons for the Merger included allowing HLTH’s stockholders to participate directly in the ownership of WebMD, while eliminating HLTH’s controlling interest in WebMD and the inefficiencies associated with having two separate public companies, increasing the ability of WebMD to raise capital and to obtain financing, and improving the liquidity of WebMD common stock by significantly increasing the number of shares held by public stockholders.

WebMD was the only operating business of HLTH at the time the Merger closed. Accordingly, the completion of the Merger did not have a significant effect on the operations of WebMD since there were no HLTH business operations to combine with WebMD’s business operations and, while HLTH had previously been providing certain corporate services to WebMD under a services agreement and had certain other agreements with WebMD, those agreements ceased when WebMD acquired HLTH. The employees and resources of HLTH used to provide services to WebMD under the services agreement became employees and resources of WebMD upon completion of the Merger.

Basis of Presentation; Accounting Treatment of the Merger.  The applicable accounting treatment for the Merger results in HLTH being considered the acquiring entity of the WebMD non-controlling interest. Therefore, the pre-acquisition consolidated financial statements of HLTH became the historical financial statements of WebMD following the completion of the Merger. For all prior periods presented in the Consolidated Financial Statements included in Annex B above, the weighted-average shares outstanding used in computing income per common share have been adjusted by multiplying the historical weighted-average shares outstanding for HLTH by the 0.4444 exchange ratio in the Merger. Additionally, basic and diluted income per common share have been recalculated to reflect the adjusted weighted-average shares outstanding for the prior year periods presented. For the year ended December 31, 2009, these adjustments only apply to the portion of the year prior to the completion of the Merger on October 23, 2009.

The consolidated accounts of HLTH included, until the completion of the Merger, 100% of the assets and liabilities of WebMD, which was more than 80% owned by HLTH until the Merger. The ownership interests of the noncontrolling stockholders of WebMD are recorded as “noncontrolling interest” in the December 31, 2008 Consolidated Balance Sheet included in the Consolidated Financial Statements included in Annex B above. In the Consolidated Statements of Operations included in the Consolidated Financial Statements included in Annex B above, “Net income attributable to Company stockholders” reflects an adjustment for the noncontrolling stockholders’ share of the net income of WebMD until completion of the Merger.

Our Business.  We are a leading provider of health information services to consumers, physicians and other healthcare professionals, employers and health plans through our public and private online portals and health-focused publications. Our public portals for consumers enable them to obtain health and wellness information (including information on specific diseases or conditions), check symptoms, locate physicians, store individual healthcare information, receive periodic e-newsletters on topics of individual interest and participate in online communities with peers and experts. Our public portals for physicians and healthcare professionals make it easier for them to access clinical reference sources, stay abreast of the latest clinical information, learn about new treatment options, earn continuing medical education (which we refer to as CME) credit and communicate with peers. We generate revenue from our public portals primarily through the sale of advertising and sponsorship products, including CME services. We also distribute our online content and services to other entities and generate revenue from these arrangements through the sale of advertising and sponsorship products and content syndication fees. We also provide e-detailing promotion and physician recruitment services, information services and provide print services including the publication of WebMD the

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Magazine, a consumer magazine distributed to physician office waiting rooms. The sponsors and advertisers of our public portals include pharmaceutical, biotechnology, medical device and consumer products companies. Our private portals enable employers and health plans to provide their employees and members with access to personalized health and benefit information and decision-support technology that helps them to make more informed benefit, treatment and provider decisions. In addition, we offer, clients of our private portals, telephonic health coaching services on a per participant basis across an employee or plan population. We generate revenue from our private portals through the licensing of these portals and related services to employers and health plans either directly or through distributors.

Background Information on Certain Trends Influencing the Use of Our Services.  Several key trends in the healthcare and Internet industries are influencing the use of healthcare information services of the types we provide or are developing. Those trends are described briefly below:

•	Use of the Internet by Consumers and Physicians. The Internet has emerged as a major communications medium and has already fundamentally changed many sectors of the economy, including the marketing and sales of financial services, travel, and entertainment, among others. The Internet is also changing the healthcare industry and has transformed how consumers and physicians find and utilize healthcare information.

—	Healthcare consumers increasingly seek to educate themselves online about their healthcare related issues, motivated in part by the continued availability of new treatment options and in part by the larger share of healthcare costs they are being asked to bear due to changes in the benefit designs being offered by health plans and employers. The Internet has fundamentally changed the way consumers obtain health and wellness information, enabling them to have immediate access to searchable information and dynamic interactive content to check symptoms, assess risks, understand diseases, find providers and evaluate treatment options. According to a study of health information technology by the National Center for Health Statistics of the Centers for Disease Control and Prevention (or CDC), approximately 51% of United States adults aged 18-64 had used the Internet to look up health information during the prior 12 months, based on a survey conducted in the first half of 2009. According to a June 2009 study by the Pew Internet & American Life Project, 61% of U.S. adults have searched for health information on the Internet (compared to 25% in a similar study in 2000) and approximately 37% of U.S. adults have accessed social media related to health.

—	The Internet has also become a primary source of information for physicians seeking to improve clinical practice and is growing relative to traditional information sources, such as conferences, meetings and offline journals.

•	Increased Online Marketing and Education Spending for Healthcare Products. Pharmaceutical, biotechnology and medical device companies spend large amounts each year marketing their products and educating consumers and physicians about them; however, only a small portion of this amount is currently spent on online services. We believe that these companies, which comprise the majority of the advertisers and sponsors of our public portals, are becoming increasingly aware of the effectiveness of the Internet relative to traditional media in providing health, clinical and product-related information to consumers and physicians, and this increasing awareness will result in increasing demand for our services. However, notwithstanding our general expectation for increased demand, our advertising and sponsorship revenue may vary significantly from quarter to quarter due to a number of factors, including general economic conditions and the following:

—	The majority of our advertising and sponsorship contracts are for terms of approximately four to twelve months. We have relatively few longer term advertising and sponsorship contracts.

—	The time between the date of initial contact with a potential advertiser or sponsor regarding a specific program and the execution of a contract with the advertiser or sponsor for that program

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may be subject to delays over which we have little or no control, including as a result of budgetary constraints of the advertiser or sponsor or their need for internal approvals.

Other factors that may affect the timing of contracting for specific programs with advertisers and sponsors, or receipt of revenue under such contracts, include: the timing of FDA approval for new products or for new approved uses for existing products; the timing of FDA approval of generic products that compete with existing brand name products; the timing of withdrawals of products from the market; the timing of roll-outs of new or enhanced services on our public portals; seasonal factors relating to the prevalence of specific health conditions and other seasonal factors that may affect the timing of promotional campaigns for specific products; and the scheduling of conferences for physicians and other healthcare professionals.

•	Changes in Health Plan Design; Health Management Initiatives. In a healthcare market where a greater share of the responsibility for healthcare costs and decision-making has been increasingly shifting to consumers, use of information technology (including personal health records) to assist consumers in making informed decisions about healthcare has also increased. We believe that through our WebMD Health and Benefits Manager tools, including our personal health record application, we are well positioned to play a role in this environment. However, our strategy depends, in part, on increasing usage of our private portal services by our employer and health plan clients’ employees and members, respectively. Increasing usage of our services requires us to continue to deliver and improve the underlying technology and develop new and updated applications, features and services. In addition, we face competition in the area of healthcare decision-support tools and online health management applications and health information services. Many of our competitors have greater financial, technical, product development, marketing and other resources than we do, and may be better known than we are. We also expect that, for clients and potential clients in the industries most adversely affected by recent general economic conditions (including those in the financial services and automotive industries), we may continue to experience some reductions in initial contracts, contract expansions and contract renewals for our private portal services, as well as reductions in the size of existing contracts.

•	Developments in Social Media and Other Internet Applications. In the past several years, video and multimedia applications have become an increasingly important part of what users expect from Internet sites. In addition, consumers are increasingly using the Internet to access social media as a means to communicate and exchange information, including regarding health and wellness. Similarly, physicians and other healthcare professionals are increasingly participating in condition or topic specific community groups and other interactive applications. Consumers and healthcare professionals are also increasingly using handheld devices to access the Internet, with physicians increasingly using handheld devices in diagnosis and treatment at the point of care. We have invested and intend to continue to invest in software and systems that allow us to meet the demands of our users and sponsors, including customized content management and publishing technology to deliver interactive content, multimedia programming and personalized health applications that engage our users. The following are some of our recent and current initiatives to improve the user experience on our Web sites, expand our services and increase our user base:

—	Physician Connect, our social networking platform for physicians, allows them to exchange information online on a range of topics, including patient care, drug information, healthcare-related legislation and practice management. Physicians can also create polls to elicit tailored, constructive feedback from other physicians. We also offer third parties the opportunity to sponsor Physician Connect discussions and polls so that they can gain insights into physicians’ perspectives and areas of interest. By the end of 2009, Physician Connect had attracted more than 120,000 physician members. Medscape from WebMD also offers a variety of sponsored and unsponsored blogs where healthcare professionals can share their thoughts and opinions with the Medscape from WebMD community.

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—	We plan to launch the WebMD Health Exchange, a social networking initiative that will build on the hundreds of health communities that exist on WebMD Health today and will more closely integrate the social experience throughout each of our core content areas, in 2010. The WebMD Health Exchange will give consumers the opportunity to explore a health or wellness topic on their own terms, by participating in WebMD expert moderated communities or by creating their own public community or invitation-only private community.

—	Medscape Mobile is a free medical application that can be accessed on the iPhonetm and iPod touch®. Medscape Mobile includes Medscape’s specialty-specific news, comprehensive drug information and clinical reference tools. Medscape Mobile also includes CME activities organized by specialty and designed for use on a mobile device. Medscape Mobile is currently available on the iPhonetm and iPod touch® and will soon be offered on additional mobile platforms, including BlackBerry®.

—	WebMD Mobile is a free consumer application that allows consumers to access certain WebMD tools on an iPhone, including Symptom Checker, First Aid, and Pill Identifier applications, as well as other health information. It has been downloaded more than 1.5 million times since launch and is the leading free health application in the iTunes Store.

—	We are pursuing opportunities to expand the reach of our brands outside the United States. In October 2009, we launched our first major consumer portal outside the United States in partnership with Boots, the UK’s leading pharmacy-led health and beauty retailer.

•	Healthcare Reform Legislation. Congress is currently considering significant healthcare reform legislation. Healthcare reform legislation, if enacted, may increase governmental involvement in healthcare and health insurance, may change the way health insurance is funded (including the role that employers play in such funding), may change reimbursement rates and other terms of such insurance coverage, may affect the way information technology is used in healthcare, and may otherwise change the environment in which healthcare industry participants operate and the specific roles such participants play in the industry. One important focus of healthcare reform is control of healthcare costs over the long term. We believe that our services can play an important role in efforts to reduce healthcare costs. Accordingly, healthcare reform may create opportunities for us, including with respect to personal health record applications and health and benefits decision-support tools and, more generally, with respect to our capabilities in providing health and wellness information and education. However, we are unable to predict future legislation or proposals with any certainty or to predict the effect they could have on our business, and healthcare industry participants may respond to healthcare reform legislation or to the uncertainties created by potential legislation by reducing their expenditures or postponing expenditure decisions, including expenditures for our services.

The healthcare industry in the United States and relationships among healthcare payers, providers and consumers are very complicated. In addition, the Internet and the market for online services are relatively new and still evolving. Accordingly, there can be no assurance that the trends identified above will continue or that the expected benefits to our businesses from our responses to those trends will be achieved. In addition, the market for healthcare information services is highly competitive and not only are our existing competitors seeking to benefit from these same trends, but the trends may also attract additional competitors.

Background Information on Certain Transactions and Other Significant Developments

2009 Tender Offer.  On December 10, 2009, we completed a tender offer for our common stock and repurchased 6,339,227 shares at a price of $37.00 per share. In this MD&A, we refer to this tender offer as the 2009 Tender Offer. The total cost of the 2009 Tender Offer was $235,220, which includes $670 of costs directly attributable to the purchase. The 2009 Tender Offer represented an opportunity for WebMD to return capital to stockholders who elected to tender their shares of WebMD common stock, while stockholders who chose not to participate in the 2009 Tender Offer automatically increased their relative percentage interest in our company at no additional cost to them.

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Sale of Porex; Senior Secured Notes.  SNTC Holding, Inc., a wholly-owned subsidiary of the Company, entered into a stock purchase agreement, dated as of September 17, 2009, for the sale of our Porex business (which we refer to as Porex) for which we received $74,378 in cash at closing, subject to customary adjustment based on the amount of Porex’s working capital, received $67,500 in senior secured notes (which we refer to as the Senior Secured Notes) and incurred approximately $4,900 of transaction expenses. The sale was completed on October 19, 2009. The Senior Secured Notes are secured by certain assets of the acquirer. The Senior Secured Notes accrue interest at a rate of 8.75% per annum, payable quarterly. The Senior Secured Notes were issued in four series: the Senior Secured Notes of the first, second and third series have an aggregate principal amount of $10,000 each and mature on the first, second and third anniversaries of the closing, respectively; and the Senior Secured Notes of the fourth series have an aggregate principal amount of $37,500 and matures on the fourth anniversary of the closing. The historical financial information for Porex is reflected as discontinued operations within the consolidated financial statements included in Annex B above.

Divestiture of the Little Blue Book Print Directory Business.  In March 2009, we decided to divest the Little Blue Book print directory business (which we refer to as LBB). As a result, the historical financial information for LBB has been reflected as discontinued operations within the consolidated financial statements included in Annex B above. During the three months ended June 30, 2009, we recorded an impairment charge of $8,300 to reduce the carrying value of LBB to its current estimated fair value. On September 30, 2009, we completed the sale of LBB in which we received cash proceeds of $2,590. The revenue and operating results of LBB had previously been reflected within our former publishing and other services operating segment. As a result of our decision to divest LBB, we eliminated the separate segment presentation for publishing and other services. We are currently reporting revenue in the following two categories: public portal advertising and sponsorship and private portal services.

Non-Recourse Credit Facilities.  On May 6, 2008 we entered into two substantially similar non-recourse credit facilities (which we refer to as the 2008 Credit Facilities) with an affiliate of Citigroup, secured by our auction rate securities (including, in some circumstances, interest payable on the auction rate securities), that would allow us to borrow up to 75% of the face amount of the auction rate securities pledged as collateral under the 2008 Credit Facilities. No borrowings were made under the 2008 Credit Facilities. A description of our auction rate securities (which we refer to as ARS) is included under “— Critical Accounting Estimates and Policies — Critical Accounting Policies — Fair Value of Investments in Auction Rate Securities (ARS)” below.

On April 28, 2009, we entered into amended and restated credit facilities with an affiliate of Citigroup (which we refer to as the 2009 Credit Facilities), replacing the 2008 Credit Facilities. As of March 2, 2010, no borrowings have been made under the 2009 Credit Facilities. The 2009 Credit Facilities are secured by our ARS holdings (including, in some circumstances, interest payable on the ARS holdings). We can make borrowings under the 2009 Credit Facilities until April 27, 2010. Any borrowings outstanding under these 2009 Credit Facilities after February 26, 2010 become demand loans, subject to 60 days notice, with recourse only to the pledged collateral. Loan proceeds may be used for general working capital purposes or other lawful business purposes (including repurchases of our own securities), but not for purposes of buying, trading or carrying other securities. The interest rate applicable to borrowings under the 2009 Credit Facilities will be the Open Federal Funds Rate plus 3.95%. The maximum that can be borrowed under the 2009 Credit Facilities is 75% of the face amount of the pledged ARS holdings. As of December 31, 2009, the maximum that we would be able to borrow under these credit facilities would be $264,525. Removals of ARS from the pledged collateral (including upon their redemption or sale) will reduce the amount available for borrowing under the 2009 Credit Facilities. The 2009 Credit Facilities are governed by amended and restated loan agreements, which contain customary representations and warranties of our Company, as borrower, and certain affirmative covenants and negative covenants relating to the pledged collateral. Under the loan agreements, our Company and the lender may, in certain circumstances, cause the pledged collateral to be sold, with the proceeds of any such sale required to be applied in full immediately to repayment of amounts borrowed.

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2008 Tender Offer.  On November 25, 2008, we completed a tender offer for our common stock and repurchased 37,196,245 shares at a price of $19.80 per share. The total cost of the 2008 Tender Offer was $737,324, which includes $765 of costs directly attributable to the purchase. The 2008 Tender Offer represented an opportunity to return capital to stockholders who elected to tender their shares of common stock, while stockholders who chose not to participate in the 2008 Tender Offer automatically increased their relative percentage interest in our company at no additional cost to them.

2008 EBSCo Sale.  On November 16, 2006, we completed the sale of a 52% interest in the business that constituted our Emdeon Business Services segment, excluding our ViPS business unit (which we refer to as EBS) to an affiliate of General Atlantic LLC (which we refer to as GA). We refer to this transaction as the 2006 EBS Sale. From the closing of the 2006 EBS Sale to the closing of the 2008 EBSCo Sale on February 8, 2008, we owned 48% of EBS Master LLC (which we refer to as EBSCo), the entity that acquired EBS in the 2006 EBS Sale and accounted for that 48% ownership interest as an equity investment in our consolidated financial statements. On February 8, 2008, we entered into a Securities Purchase Agreement and simultaneously completed the sale of our 48% noncontrolling ownership interest in EBSCo for $574,617 in cash, net of professional fees and other expenses, to an affiliate of GA and affiliates of Hellman & Friedman, LLC.

ViPS Sale.  On July 22, 2008, we completed the sale of our ViPS business to an affiliate of General Dynamics Corporation. We received cash proceeds of $223,175, net of the working capital adjustment, professional fees and other expenses associated with the ViPS Sale. In connection with the ViPS Sale, we entered into a transition services agreement with ViPS whereby we provided ViPS with certain administrative services for a short period following the sale. The historical financial information of ViPS has been reflected as discontinued operations within the consolidated financial statements included in Annex B above.

Directors & Officers Liability Insurance Coverage Litigation.  On July 23, 2007, HLTH commenced litigation (which we refer to as the Coverage Litigation) in the Court of Chancery of the State of Delaware in and for New Castle County against ten insurance companies in which HLTH was seeking to compel the defendant companies (which we refer to collectively as the Defendants) to honor their obligations under certain directors and officers liability insurance policies (which we refer to as the Policies). WebMD succeeded to HLTH as plaintiff in this action as a result of the Merger. HLTH was seeking an order requiring the Defendants to advance and/or reimburse expenses that HLTH has incurred and expected to continue to incur for the advancement of the reasonable defense costs of initially ten, and now four, former officers and directors of the HLTH’s former EPS subsidiary who were indicted in connection with the investigation by United States Attorney for the District of South Carolina (which we refer to as the Investigation) described in Note 11, “Commitments and Contingencies” located in the Notes to the Consolidated Financial Statements included in Annex B above.

Pursuant to a stipulation among the parties, the Coverage Litigation was transferred on September 13, 2007 to the Superior Court of the State of Delaware in and for New Castle County. The Policies were issued to HLTH and to EPS, which is a co-plaintiff with WebMD in the Coverage Litigation (which we refer to collectively as the Plaintiffs). EPS was sold in September 2006 to Sage Software and has changed its name to Sage Software Healthcare, Inc. (which we refer to as SSHI). In connection with HLTH’s sale of EPS to Sage Software, HLTH retained certain obligations relating to the Investigation and agreed to indemnify Sage Software and SSHI with respect to certain expenses in connection with the Investigation and we assumed those obligations as a result of the Merger. HLTH retained (and we succeeded to as a result of the Merger) the right to assert claims and recover proceeds under the Policies on behalf of SSHI.

Prior to the filing of the Second Amended Complaint which is discussed below, the Policies at issue in the Coverage Litigation consisted of two separate groups of insurance policies. Each group of policies consists of several layers of coverage, with different insurers having agreed to provide specified amounts of coverage at various levels. The first group of policies was issued to EPS in the amount of $20,000 (which we refer to as the EPS Policies) and the second group of policies was issued to Synetic, Inc. (the former parent of EPS,

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which merged into HLTH) in the amount of $100,000, of which approximately $3,600 was paid by the primary carrier with respect to another unrelated matter (which we refer to as the Synetic Policies).

The carrier with the third level of coverage in the Synetic Policies filed a motion for summary judgment in the Coverage Litigation, which most of the carriers who have issued the Synetic Policies joined, which sought summary judgment that any liability to pay defense costs should be allocated among the three sets of policies available to us (including the policies with respect to which the Coverage Litigation relates and a third set of policies the issuers of which had not yet been named by us) such that the Synetic Policies would only be liable to pay about $23,000 of the $96,400 total coverage available under such policies. HLTH filed its opposition to the motion together with its motion for summary judgment against such carrier and several other carriers who have issued the Synetic Policies seeking to require such carriers to advance payment of the defense costs that we are obligated to pay while the Coverage Litigation is pending. On July 31, 2008, the Superior Court for the State of Delaware denied the motion filed by the carriers seeking allocation and granted HLTH’s motion for partial summary judgment to enforce the duty of such carriers to advance and reimburse these costs. Pursuant to the Court’s order, the issuers of the Synetic Policies have been reimbursing us for our costs as described above.

On September 9, 2008 and February 4, 2009, respectively, the eighth and ninth level carriers of the Synetic Policies notified HLTH that they believe that they were not bound by the Court’s July 31, 2008 order regarding the duty of the Synetic carriers to advance and reimburse defense costs. This resulted in HLTH making a motion to the Court on February 23, 2009 to require such eighth and ninth level carriers to advance and reimburse defense costs. HLTH later settled with the eighth level carrier. Under the terms of the settlement such carrier will pay, in full and final settlement, an agreed-upon percentage of the policy amount against each payment of defense costs made by us as such policy continues to be implicated. On April 15, 2009, the ninth level carrier made a cross-motion for summary judgment claiming that, in light of a policy endorsement applicable only to the ninth level carrier, because of the time period during which the conspiracy charged in the Second Superseding Indictment is alleged to have taken place, the Synetic Policy issued by such carrier does not cover HLTH’s indemnification obligations. HLTH believed that such carrier’s motion was without merit and responded to the motion. On July 15, 2009, the Court granted summary judgment in favor of the ninth level carrier and unless and until we successfully appeal such decision, the ninth level carrier is not liable to pay any portion of the $10,000 total coverage of its policy with respect to our indemnification obligations. As of December 31, 2009, $83,100 has been paid by insurance companies representing the EPS Policies and the Synetic Policies through a combination of payment under the terms of the Policies, payment under reservation of rights or through settlement. Of this amount, $61,700 represents the portion received through settlement.

On November 17, 2008, HLTH filed a Second Amended Complaint which added four new insurance companies as defendants in the Coverage Action. These carriers are the issuers of a third set of policies (which we refer to as the Emdeon Policies) that provide coverage with respect to HLTH’s indemnification obligations to the former officers and directors of HLTH’s former EPS subsidiary who were indicted in connection with the Investigation. All but one of the carriers who issued the Emdeon Policies moved for summary judgment asserting that exclusions in the Emdeon Policies preclude coverage for HLTH’s indemnification obligations and HLTH filed motions seeking to compel such carriers to advance defense costs that HLTH was obligated to indemnify. On August 31, 2009, the Court issued two opinions. In the first opinion, the Court granted summary judgment in favor of HLTH with respect to one of the exclusions asserted by the carriers who issued the Emdeon Policies. In the second opinion, the Court granted summary judgment in favor of the carriers with respect to the other exclusion asserted by such carriers. One of the carriers only joined in the first motion with respect to which HLTH prevailed, although the policy issued by such carrier also contains language with respect to which the other carriers prevailed. We have made a motion to compel such carrier to advance defense costs and also asking the Court to rule that we have satisfied the $10,000 retention amount with respect to the Emdeon Policies and the Court has stayed a ruling on this motion pending the outcome of the appeals to the Supreme Court of Delaware discussed below. The implication of these opinions, when considered together, is that unless and until we successfully appeal the second opinion

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described above, we have (with the possible exception of the carrier who only joined in the motion regarding the first exclusion) effectively exhausted our insurance with respect to our obligation to indemnify the indicted individuals. We and the carriers who issued the Emdeon Policies (with the exception of the second level carrier with whom we have settled) have each appealed the trial Court’s August 31, 2009 rulings to the Supreme Court of Delaware and the Supreme Court has agreed to hear both appeals, which have been consolidated. The Supreme Court heard oral argument on both appeals on February 24, 2010.

The insurance carriers assert that our insurance policies provide that under certain circumstances, amounts advanced by the insurance companies in connection with the defense costs of the indicted individuals may have to be repaid by us, although the amounts that we have received in settlement from certain carriers is not subject to being repaid. We have obtained an undertaking from each indicted individual pursuant to which, under certain circumstances, such individual has agreed to repay defense costs advanced on such individual’s behalf.

In addition to the Coverage Litigation, on December 22, 2009, TIG Specialty Insurance Company (which we refer to as TIG), the second level issuer of the EPS Policies commenced an action against us (which we refer to as the TIG Action) to recover the $5,000 that TIG advanced to us in 2006. We have not yet answered the TIG Action but intend to vigorously defend our rights.

There can be no assurance that we will ultimately prevail in the Coverage Litigation or the TIG Action or that the Defendants in the Coverage Action will be required to provide funding on an interim basis pending the resolution of the Coverage Litigation. We intend to continue to satisfy our legal obligations to the indicted individuals with respect to advancement of amounts for their defense costs.

Indemnification Obligations to Former Officers and Directors of EPS.  HLTH had certain indemnity obligations to advance amounts for reasonable defense costs for initially ten, and now four, former officers and directors of EPS, who were indicted in connection with the Investigation. In connection with the sale of EPS, HLTH agreed to indemnify Sage Software relating to these indemnity obligations and we also assumed that obligation in the Merger. During 2007, based on information available at that time, we determined a reasonable estimate of the range of probable costs with respect to its indemnification obligation and accordingly, recorded an aggregate pre-tax charge of $73,347, which represented our estimate of the low end of the probable range of costs related to this matter. We reserved the low end of the probable range of costs because no estimate within the range was a better estimate than any other amount. That estimate included assumptions as to the duration of the trial and pre-trial periods, and the defense costs to be incurred during these periods. During 2008 and 2009 we updated the estimated range of our indemnification obligation based on new information received during those periods, and as a result, recorded additional pre-tax charges of $29,078 and $14,367, respectively. The probable future costs with respect to this matter is estimated to be approximately $25,000, as of December 31, 2009 which includes costs that have been incurred prior to, but were not yet paid, as of December 31, 2009. The ultimate outcome of this matter is still uncertain, and the estimate of future costs includes assumptions as to the duration of the trial and the defense costs to be incurred during the remainder of the pre-trial period and during the trial period. Accordingly, the amount of cost we may ultimately incur could be substantially more than the reserve we have currently provided. If the recorded reserves are insufficient to cover the ultimate cost of this matter, we will need to record additional charges to our results of operations in future periods.

Seasonality

The timing of our revenue is affected by seasonal factors. Our public portal advertising and sponsorship revenue is seasonal, primarily due to the annual spending patterns of the advertising and sponsorship clients of our public portals. This portion of our revenue is usually the lowest in the first quarter of each calendar year, and increases during each consecutive quarter throughout the year. The timing of revenue in relation to our expenses, much of which do not vary directly with revenue, has an impact on cost of operations, sales and marketing and general and administrative expenses as a percentage of revenue in each calendar quarter.

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Critical Accounting Estimates and Policies

Critical Accounting Estimates

Our MD&A is based upon our consolidated financial statements and notes to consolidated financial statements, which were prepared in conformity with U.S. generally accepted accounting principles. The preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience, current business factors, and various other assumptions that we believe are necessary to consider to form a basis for making judgments about the carrying values of assets and liabilities, the recorded amounts of revenue and expenses and the disclosure of contingent assets and liabilities. We are subject to uncertainties such as the impact of future events, economic and political factors, and changes in our business environment; therefore, actual results could differ from these estimates. Accordingly, the accounting estimates used in the preparation of our financial statements will change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes. Changes in estimates are made when circumstances warrant. Such changes in estimates and refinements in estimation methodologies are reflected in reported results of operations; if material, the effects of changes in estimates are disclosed in the notes to our consolidated financial statements.

We evaluate our estimates on an ongoing basis, including those related to revenue recognition, the allowance for doubtful accounts, the carrying value of prepaid advertising, the carrying value of long-lived assets (including goodwill and indefinite lived intangible assets), the amortization period of long-lived assets (excluding goodwill and indefinite lived intangible assets), the carrying value, capitalization and amortization of software and Web site development costs, the carrying value of investments including investments in auction rate securities, the provision for income taxes and related deferred tax accounts, certain accrued expenses, contingencies, litigation and related legal accruals and the value attributed to employee stock options and other stock-based awards.

Critical Accounting Policies

We believe the following reflects our critical accounting policies and our more significant judgments and estimates used in the preparation of our Consolidated Financial Statements:

•	Revenue Recognition. Revenue from advertising is recognized as advertisements are delivered or as publications are distributed. Revenue from sponsorship arrangements, content syndication and distribution arrangements, information services and licenses of healthcare management tools and private portals as well as related health coaching services, are recognized ratably over the term of the applicable agreement. Revenue from the sponsorship of CME is recognized over the period we substantially complete our contractual deliverables as determined by the applicable agreements. When contractual arrangements contain multiple elements, revenue is allocated to each element based on its relative fair value determined using prices charged when elements are sold separately. In certain instances where fair value does not exist for all the elements, the amount of revenue allocated to the delivered elements equals the total consideration less the fair value of the undelivered elements. In instances where fair value does not exist for the undelivered elements, revenue is recognized when the last element is delivered.

•	Long-Lived Assets. Our long-lived assets consist of property and equipment, goodwill and other intangible assets. Goodwill and other intangible assets arise from the acquisitions we have made. The amount assigned to intangible assets is subjective and based on fair value using exit price and market participant view, such as discounted cash flow and replacement cost models. Our long-lived assets, excluding goodwill and indefinite lived intangible assets, are amortized over their estimated useful lives, which we determine based on the consideration of several factors including the period of time the asset is expected to remain in service. We evaluate the carrying value and remaining useful lives of long-lived assets, excluding goodwill and indefinite lived intangible assets, whenever indicators of impairment are present. We evaluate the carrying value of goodwill and indefinite lived intangible

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assets annually, or whenever indicators of impairment are present. We use a discounted cash flow approach to determine the fair value of goodwill and indefinite lived intangible assets. Long-lived assets held for sale are reported at the lower of cost or fair value less cost to sell. There was no impairment of goodwill or indefinite lived intangible assets noted as a result of our impairment testing in 2009 for any of our continuing operations.

•	Fair Value of Investments in Auction Rate Securities (ARS). We hold investments in ARS which are backed by student loans, 97% guaranteed under the Federal Family Education Loan Program (FFELP), and had credit ratings of AAA or Aaa when purchased. Historically, the fair value of our ARS holdings approximated par value due to the frequent auction periods, generally every 7 to 28 days, which provided liquidity to these investments. However, since February 2008, all auctions involving these securities have failed. The result of a failed auction is that these ARS holdings will continue to pay interest in accordance with their terms at each respective auction date; however, liquidity of the securities will be limited until there is a successful auction, the issuer redeems the securities, the securities mature or until such time as other markets for our ARS holdings develop. We cannot be certain regarding the amount of time it will take for an auction market or other markets to develop. Additionally, approximately one-half of the auction rate securities we hold were, during 2009, either downgraded below AAA or placed on “watch” status by one or more of the major credit rating agencies.

We estimate the fair value of our ARS holdings using an income approach valuation technique. Using this approach, expected future cash flows are calculated over the expected life of each security and are discounted to a single present value using a market required rate of return. Some of the more significant assumptions made in the present value calculations include (i) the estimated weighted average lives for the loan portfolios underlying each individual ARS and (ii) the required rates of return used to discount the estimated future cash flows over the estimated life of each security, which consider both the credit quality for each individual ARS and the market liquidity for these investments. Additionally, effective April 1, 2009, we adopted new authoritative guidance which required us to separate losses associated with our ARS into two categories, the portion of the loss which is considered credit loss and the portion of the loss which is due to other factors. As discussed above, certain of the auction rate securities we hold were, during 2009, downgraded below AAA by one or more of the major credit rating agencies. These revised credit ratings were a significant consideration in determining the estimated credit loss associated with our ARS.

Our ARS have been classified as Level 3 assets as their valuation, including the portion of their valuation attributable to credit losses, requires substantial judgment and estimation of factors that are not currently observable in the market due to the lack of trading in the securities. If different assumptions were used for the various inputs to the valuation approach including, but not limited to, assumptions involving the estimated lives of the ARS holdings the estimated cash flows over those estimated lives, and the estimated discount rates applied to those cash flows, the estimated fair value of these investments could be significantly higher or lower than the fair value we determined. We continue to monitor the market for auction rate securities as well as the individual ARS holdings we own. We may be required to record losses in future periods, either realized or unrealized, if the fair value of our ARS deteriorates further. See Note 16 located within the Notes to the Consolidated Financial Statements included in Annex B above for additional information regarding our ARS.

•	Stock-Based Compensation. Effective January 1, 2006, we adopted authoritative guidance which requires all share-based payments to employees, including grants of employee stock options, to be recognized as compensation expense over the service period (generally the vesting period) in the consolidated financial statements based on their fair values. The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model. The assumptions used in this model are expected dividend yield, expected volatility, risk-free interest rate and expected term. Unvested stock options and restricted stock awards that were granted prior to January 1, 2006

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continued to be accounted for using the same grant date fair value and same expense attribution method used under previously issued authoritative guidance, except that all awards are recognized in the results of operations over the remaining vesting periods. As of December 31, 2009, there was approximately $63.5 million of unrecognized stock-based compensation expense (net of estimated forfeitures) related to unvested stock options and restricted stock awards held by employees, which is expected to be recognized over a weighted-average period of approximately 3.1 years, related to the Company’s stock-based compensation plans.

•	Deferred Taxes. Our deferred tax assets are comprised primarily of net operating loss carryforwards. These net operating loss carryforwards may be used to offset taxable income in future periods, reducing the amount of taxes we might otherwise be required to pay. A significant portion of our net deferred tax assets, including the portion related to excess tax benefits of stock-based awards, are reserved for by a valuation allowance as required by relevant accounting literature. The remaining portion of our net deferred tax assets are no longer reserved for by a valuation allowance. Management determines the need for a valuation allowance by assessing the probability of realizing deferred tax assets, taking into consideration factors including historical operating results, expectations of future earnings and taxable income. Management will continue to evaluate the need for a valuation allowance in the future.

•	Tax Contingencies. Our tax contingencies are recorded to address potential exposures involving tax positions we have taken that could be challenged by tax authorities. These potential exposures result from applications of various statutes, rules, regulations and interpretations. Our estimates of tax contingencies reflect assumptions and judgments about potential actions by taxing jurisdictions. We believe that these assumptions and judgments are reasonable. However, our accruals may change in the future due to new developments in each matter and the ultimate resolution of these matters may be greater or less than the amount that we have accrued. Consistent with our historical financial reporting, we have elected to reflect interest and penalties related to uncertain tax positions as part of the income tax provision.

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Results of Operations

The following table sets forth our consolidated statements of operations data and expresses that data as a percentage of revenue for the periods presented (amounts in thousands):

	Years Ended December 31,
	2009		2008		2007
	$	%	$	%	$	%

Revenue	$438,536	100.0	$373,462	100.0	$319,232	100.0
Cost of operations	165,753	37.8	135,138	36.2	114,000	35.7
Sales and marketing	112,101	25.6	106,080	28.4	91,035	28.5
General and administrative	89,620	20.4	88,053	23.6	102,661	32.2
Depreciation and amortization	28,185	6.4	28,410	7.6	27,808	8.7
Interest income	9,149	2.1	35,300	9.5	42,035	13.2
Interest expense	23,515	5.4	26,428	7.1	25,887	8.1
Severance and other transaction expenses	11,066	2.5	6,941	1.9	2,527	0.8
Gain on repurchases of convertible notes	10,120	2.3	—	—	—	—
Gain on sale of EBS Master LLC	—	—	538,024	144.1	—	—
Restructuring	—	—	7,416	2.0	—	—
Impairment of auction rate securities	—	—	60,108	16.1	—	—
Other (expense) income, net	(1,369)	(0.3)	992	0.3	6,332	2.0

Income from continuing operations before income tax (benefit) provision	26,196	6.0	489,204	131.0	3,681	1.2
Income tax (benefit) provision	(45,491)	(10.3)	26,638	7.2	(9,053)	(2.8)
Equity in earnings of EBS Master LLC	—	—	4,007	1.1	28,566	8.9

Consolidated income from continuing operations	71,687	16.3	466,573	124.9	41,300	12.9
Consolidated income (loss) from discontinued operations	49,354	11.3	94,682	25.4	(18,048)	(5.6)

Consolidated net income inclusive of noncontrolling interest	121,041	27.6	561,255	150.3	23,252	7.3
Income attributable to noncontrolling interest	(3,705)	(0.8)	(1,032)	(0.3)	(10,667)	(3.4)

Net income attributable to Company stockholders	$117,336	26.8	$560,223	150.0	$12,585	3.9

Revenue from our public portal advertising and sponsorship is derived from online advertising, sponsorship (including online CME services), e-detailing promotion and physician recruitment services, content syndication and distribution, information services and other print services (including advertisements in WebMD the Magazine). Revenue from our private portal services is derived from licensing our private online portals to employers, healthcare payers and others, along with related services including lifestyle education and personalized telephonic coaching. Our customers include pharmaceutical, biotechnology, medical device and consumer products companies, as well as employers and health plans.

Cost of operations consists of salaries and related expenses, and non-cash stock-based compensation expense related to providing and distributing services and products we provide to customers and costs associated with the operation and maintenance of our public and private portals. Cost of operations also consists of editorial and production costs, Web site operations costs, non-capitalized Web site development costs, costs we pay to our distribution partners, costs associated with our lifestyle education and personalized

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telephonic coaching services, and costs related to the production and distribution of our publications, including costs related to creating and licensing content, telecommunications, leased properties and printing and distribution.

Sales and marketing expense consists primarily of advertising, product and brand promotion, as well as selling expenses including salaries and related expenses, and non-cash stock-based compensation for account executives and account management. These expenses include items related to salaries and related expenses of marketing personnel, costs and expenses for marketing programs, and fees for professional marketing and advertising services. Also included in sales and marketing expense are the non-cash advertising expenses discussed below.

General and administrative expense consists primarily of salaries, non-cash stock-based compensation and other salary-related expenses of administrative, finance, legal, information technology, human resources and executive personnel. Also included in general and administrative expense are general insurance and costs of accounting and internal control systems to support our operations.

Our discussions throughout MD&A make references to certain non-cash expenses. The following is a summary of our principal non-cash expenses:

•	Non-cash advertising expense. Expense related to the use of our prepaid advertising inventory that we received from News Corporation in exchange for equity instruments that we issued in connection with an agreement we entered into with News Corporation in 1999 and subsequently amended in 2000. This non-cash advertising expense is included in sales and marketing expense as we use the asset for promotion of our brand.

•	Non-cash stock-based compensation expense. Expense related to the awards of all share-based payments to employees and non-employee directors, such as grants of employee stock options and restricted stock. Non-cash stock-based compensation expense is reflected in the same expense captions as the related salary cost of the respective employee.

The following table is a summary of our non-cash expenses included in the respective statements of operations captions.

	Years Ended December 31,
	2009	2008	2007

Advertising expense included in:
Sales and marketing	$1,753	$5,097	$5,264

Stock-based compensation expense included in:
Cost of operations	$6,723	$3,818	$5,027
Sales and marketing	8,069	3,591	4,868
General and administrative	24,620	17,223	22,441

Income from continuing operations	$39,412	$24,632	$32,336

2009 and 2008

The following discussion is a comparison of our results of operations for the year ended December 31, 2009, to the year ended December 31, 2008.

Revenue.  Our total revenue increased 17.4% to $438,536 in 2009 from $373,462 in 2008. The increase was primarily due to higher advertising and sponsorship revenue from our public portals. A more detailed discussion regarding changes in revenue is included below under “— Supplemental Financial and Operating Information.”

Cost of Operations.  Cost of operations was $165,753 in 2009, compared to $135,138 in 2008. Our cost of operations represented 37.8% of revenue in 2009, compared to 36.2% of revenue in 2008. Included in cost

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of operations were non-cash expenses related to stock-based compensation of $6,723 in 2009, compared to $3,818 in 2008. The increase in non-cash stock-based compensation expense for 2009, compared to 2008, resulted primarily from a broad-based equity grant made to employees during the end of 2008. As a result of the timing of this grant, the related non-cash stock based compensation expense was only partially included in 2008, but included during the full year of 2009.

Cost of operations, excluding the non-cash stock-based compensation expense discussed above, was $159,030, or 36.3% of revenue in 2009, compared to $131,320, or 35.2% of revenue in 2008. The increase in absolute dollars, as well as the increase as a percentage of revenue in 2009 compared to 2008, was primarily attributable to an increase of approximately $11,200 in development and distribution expense, and an increase of approximately $15,300 of website operations expense associated with the delivery of our advertising and sponsorship arrangements and increased traffic to our Web sites.

Sales and Marketing.  Sales and marketing expense was $112,101 in 2009, compared to $106,080 in 2008. Our sales and marketing expense represented 25.6% of revenue in 2009, compared to 28.4% in 2008. Included in sales and marketing expense were non-cash expenses related to advertising of $1,753 in 2009, compared to $5,097 in 2008. Non-cash advertising expense was lower in 2009 when compared to 2008 as we fully utilized the balance or our prepaid advertising inventory during 2009. Also included in sales and marketing expense were non-cash expenses related to stock-based compensation of $8,069 in 2009, compared to $3,591 in 2008. The increase in non-cash stock-based compensation expense for 2009, compared to 2008, resulted primarily from a broad-based equity grant made to employees during the end of 2008. As a result of the timing of this grant, the related non-cash stock based compensation expense was only partially included in 2008, but included during the full year of 2009.

Sales and marketing expense, excluding the non-cash expenses discussed above, was $102,279 or 23.3% of revenue, in 2009, compared to $97,392, or 26.1% of revenue in 2008. The increase in absolute dollars in 2009 compared to 2008 was primarily attributable to an increase in compensation and other personnel-related costs due to increased staffing and sales commissions related to higher revenue. The decrease as a percentage of revenue, excluding the non-cash expenses discussed above, for 2009 compared to 2008, was primarily due to our ability to achieve the increase in revenue without incurring a proportional increase in sales and marketing expense.

General and Administrative.  General and administrative expense was $89,620 in 2009, compared to $88,053 in 2008. Our general and administrative expenses represented 20.4% of revenue in 2009, compared to 23.6% of revenue in 2008. Included in general and administrative expense was non-cash stock-based compensation expense of $24,620 in 2009, compared to $17,223 in 2008. The increase in non-cash stock-based compensation expense for 2009, compared to 2008, resulted primarily from a broad-based equity grant made to employees during the end of 2008. As a result of the timing of this grant, the related non-cash stock based compensation expense was only partially included in 2008, but included during the full year of 2009.

General and administrative expense, excluding the non-cash stock-based compensation expense discussed above, was $65,000, or 14.8% of revenue in 2009, compared to $70,830, or 19.0% of revenue in 2008. The decrease of $5,830 was attributable to approximately $8,000 of corporate expense reduction initiatives throughout the year in anticipation of the Merger which was completed in October 2009, offset by an increase of approximately $2,200 in personnel and related expenses at WebMD. Our general and administrative expenses as a percentage of revenue declined during 2009 as compared to 2008, reflecting the $8,000 corporate expense reductions as well as our ability to achieve the increase in revenue without incurring a proportional increase in general and administrative expenses.

Depreciation and Amortization.  Depreciation and amortization expense was $28,185, or 6.4% of revenue in 2009, compared to $28,410, or 7.6% of revenue in 2008. Depreciation expense increased by approximately $2,900 during 2009 compared to 2008, resulting from capital expenditures made in 2009 and 2008, which was offset by a decrease in amortization expense of approximately $3,100 resulting from certain intangible assets becoming fully amortized.

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Interest Income.  Interest income was $9,149 in 2009, compared to $35,300 in 2008. This decrease in 2009 primarily resulted from a decrease in the average rates of return, as well as lower average investment balances for the period, compared to the prior year period.

Interest Expense.  Interest expense was $23,515 in 2009, compared to $26,428 in 2008. Interest expense in 2009 and 2008 included $10,205 and $10,926, respectively, related to the amortization of the debt discount for our 3 1/8% Convertible Notes due 2025 (which we refer to as 3 1/8% Notes) and the amortization of the debt issuances costs for both our 1.75% Convertible Subordinated Notes due 2023 (which we refer to as 1.75% Notes) and our 3 1/8% Notes. During 2009 we repurchased $85,417 principal amount of our 1.75% Notes and $49,700 principal amount of our 3 1/8% Notes which resulted in the decrease in interest expense during 2009 when compared to 2008.

Gain on Repurchases of Convertible Notes.  During 2009, we repurchased $85,417 principal amount of our 1.75% Convertible Notes for $80,123, and $49,700 principal amount of our 3 1/8% Convertible Notes for $43,734. We recognized a net gain on the repurchase of these notes of $10,120 during 2009. There was no comparable repurchase activity in 2008.

Severance and Other Transaction Expenses.  We incurred severance and other transaction expenses of $11,066 during 2009 and $6,941 during 2008 related to the merger between HLTH and WebMD. During 2009, these expenses include severance and related expenses for certain HLTH senior executives that had severance and other benefits through pre-existing employment agreements which were triggered by the Merger. During 2008, these expenses related to professional fees, primarily consisting of legal, accounting and financial advisory services that we incurred related to a proposed merger between WebMD and HLTH that was never completed under the then proposed structure.

Gain on Sale of EBS Master LLC.  The gain on sale of EBS Master LLC of $538,024 in 2008 represented a pre-tax gain recognized in connection with the 2008 EBSCo Sale on February 8, 2008. For additional information see “— Introduction — Background Information on Certain Transactions and Other Significant Developments — 2008 EBSCo Sale” above.

Impairment of Auction Rate Securities.  Impairment of auction rate securities represents a charge of $60,108 related to an other-than-temporary impairment of the fair value of our ARS investments in 2008. For additional information, see “Critical Accounting Estimates and Policies — Fair Value of Investments in Auction Rate Securities” above.

Restructuring.  During 2008, as a result of our completion of the integration of previously acquired businesses and efficiencies that we realized from our infrastructure investments, combined with the continued reduction in shared services of HLTH following the divestiture of EPS, EBS and ViPS, we took an opportunity to better align the skill sets of our employees with the needs of our business. As a result, we recorded a restructuring charge of $7,416 during 2008. This amount includes (i) $3,575 related to the purchase of insurance for extended coverage during periods when we owned the divested businesses, (ii) $3,391 for severance expenses related to the reduction of our work force and (iii) $450 of costs to consolidate facilities and other exit costs.

Other (Expense) Income, Net.  Other expense was $1,369 in 2009, compared to other income of $992 in 2008. Other (expense) income, net includes (i) $2,331 and $1,092 in 2009 and 2008 of external legal costs and expenses we incurred related to the investigation by the United States Attorney for the District of South Carolina and the SEC, including legal costs we incurred related to the ongoing litigation with the insurance carriers regarding the coverage of certain expenses related to this investigation, (ii) $915 and $1,749 in 2009 and 2008 related to the reversal of indemnification accruals for certain tax contingencies associated with our former EBS subsidiary resulting from the expiration of various statutes and (iii) transition services income of $47 and $335 in 2009 and 2008 which represents amounts earned from the service fees charged to EBSCo and ViPS, for services rendered under their respective transition services agreements.

Income Tax (Benefit) Provision.  We had an income tax benefit of $45,491 in 2009, compared to an income tax provision of $26,638 in 2008. The income tax benefit of $45,491 in 2009 includes a benefit of

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$58,578 related to the reversal of valuation allowance against our net deferred tax assets, including our net operating loss carryforwards, and certain state net operating loss benefits as a result of revised apportionment factors due to the Merger. The income tax provision of $26,638 in 2008 includes a provision of $20,504 related to the gain on the 2008 EBSCo Sale, which primarily relates to certain alternative minimum taxes and other state taxes that were not offset by net operating loss carryforwards. Also, the income tax provision in 2008 excludes a benefit for the impairment of ARS, as it is currently not deductible for tax purposes, and therefore, a valuation allowance is maintained on this deferred tax asset.

Consolidated Income from Discontinued Operations, Net of Tax.  Consolidated income from discontinued operations, net of tax, was $49,354 in 2009, compared to $94,682 in 2008. Included in discontinued operations is a pre-tax gain of $25,790 from the sale of Porex in 2009 and a pre-tax gain of $96,969 from the sale of ViPS in 2008. In addition, consolidated income from discontinued operations includes the aggregate pre-tax operating results of Porex and LBB of $5,575 in 2009 and the aggregate pre-tax operating results of ViPS, Porex and LBB of $29,369 in 2008. Also included in consolidated income from discontinued operations are pre-tax charges of approximately $14,367 and $29,078 in 2009 and 2008, respectively, related to our indemnity obligations to advance amounts for reasonable defense costs for the former officers and directors of EPS, who were indicted in connection with the investigation by the United States Attorney for the District of South Carolina and the SEC. In 2009, we also recorded income of $53,150 related to settlements with certain insurance carriers related to their coverage of the defense costs being incurred by the former officers and directors of EPS. The income tax provision included within discontinued operations was $21,224 and $3,134 during 2009 and 2008.

Income Attributable to Noncontrolling Interest.  Income attributable to noncontrolling interest was $3,705 in 2009 and $1,032 in 2008 and represents the interest of the former WebMD minority shareholders during periods prior to October 23, 2009, the closing date of the Merger. Historically, income attributable to noncontrolling interest fluctuated based on the net income or loss reported by WebMD, combined with changes in the percentage ownership of WebMD held by the noncontrolling interest shareholders.

2008 and 2007

The following discussion is a comparison of our results of operations for the year ended December 31, 2008 to the year ended December 31, 2007.

Revenue.  Our total revenue increased 17.0% to $373,462 in 2008 from $319,232 in 2007. The increase was primarily due to higher advertising and sponsorship revenue from our public portals. A more detailed discussion regarding changes in revenue is included below under “— Supplemental Financial and Operating Information.”

Cost of Operations.  Cost of operations was $135,138 in 2008, compared to $114,000 in 2007. Our cost of operations represented 36.2% of revenue in 2008, compared to 35.7% of revenue in 2007. Included in cost of operations were non-cash expenses related to stock-based compensation of $3,818 in 2008, compared to $5,027 in 2007. The decrease in non-cash stock-based compensation expense for 2008, compared to 2007, resulted primarily from the graded vesting methodology used in determining stock-based compensation expense relating to the stock options and restricted stock awards granted to our employees, which includes the options and restricted stock granted at the time of our initial public offering.

Cost of operations, excluding the non-cash stock-based compensation expense discussed above, was $131,320, or 35.2% of revenue in 2008, compared to $108,973, or 34.1% of revenue in 2007. The increase in absolute dollars as well as the increase as a percentage of revenue in 2008 as compared to 2007 was primarily attributable to an increase of approximately $13,000 in compensation-related costs due to higher staffing levels relating to our Web site operations and development, as well as higher staffing levels associated with our personalized telephonic coaching services. Additionally, the increase was also related to approximately $6,500 of higher costs associated with creating and licensing content for our sponsorship arrangements and Web sites.

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Sales and Marketing.  Sales and marketing expense was $106,080 in 2008, compared to $91,035 in 2007. Our sales and marketing expense represented 28.4% of revenue in 2008, compared to 28.5% in 2007. Included in sales and marketing expense were non-cash expenses related to advertising of $5,097 in 2008, compared to $5,264 in 2007. Also included in sales and marketing expense were non-cash expenses related to stock-based compensation of $3,591 in 2008, compared to $4,868 in 2007. The decrease in non-cash stock-based compensation expense for 2008, compared to 2007, resulted primarily from the graded vesting methodology used in determining stock-based compensation expense relating to stock options and restricted stock awards granted to our employees, which includes the options and restricted stock granted at the time of our initial public offering.

Sales and marketing expense, excluding the non-cash expenses discussed above, was $97,392, or 26.1% of revenue in 2008, compared to $80,903, or 25.3% of revenue in 2007. The increase in absolute dollars, as well as the increase as a percentage of revenue in 2008 compared to 2007, were primarily attributable to an increase of approximately $13,500 in compensation and other personnel-related costs due to increased staffing and sales commissions related to higher revenue.

General and Administrative.  General and administrative expense was $88,053 in 2008, compared to $102,661 in 2007. Our general and administrative expenses represented 23.6% in 2008, compared to 32.2% in 2007. Included in general and administrative expense was non-cash stock-based compensation expense of $17,223 in 2008, compared to $22,441 in 2007. Non-cash stock-based compensation expense was lower in 2008, compared to 2007, resulting primarily from the graded vesting methodology used in determining stock-based compensation expense relating to stock options and restricted stock awards granted to our employees, which includes the options and restricted stock granted at the time of our initial public offering.

General and administrative expense, excluding the non-cash stock-based compensation expense discussed above, was $70,830, or 19.0% of revenue in 2008, compared to $80,220, or 25.1% of revenue in 2007. Approximately $10,000 of the decrease in absolute dollars was attributable to lower corporate expenses in 2008, compared to 2007. These lower corporate expenses were achievable due to the reduction in our corporate infrastructure following the sales of EPS and EBS during the latter part of 2006 and the related wind down of our remaining responsibilities under the transition services agreements with those entities.

Depreciation and Amortization.  Depreciation and amortization expense was $28,410, or 7.6% of revenue in 2008, compared to $27,808, or 8.7% of revenue in 2007. The increase in 2008, as compared to 2007, was primarily due to approximately $3,900 in depreciation expense resulting from capital expenditures made in 2008 and 2007, which was partially offset by a decrease in amortization expense of approximately $3,300 resulting from certain intangible assets becoming fully amortized.

Interest Income.  Interest income was $35,300 in 2008, compared to $42,035 in 2007. This decrease in 2008 primarily resulted from a decrease in the average rates of return for the period, partially offset by higher average investment balances.

Interest Expense.  Interest expense of $26,428 in 2008 was relatively consistent with interest expense of $25,887 in 2007. Interest expense in 2008 and 2007 included $10,926 and $10,210, respectively, related to the amortization of the debt discount for our 3 1/8% Notes and the amortization of the debt issuances costs for both our 1.75% Notes and our 3 1/8% Notes.

Gain on Sale of EBS Master LLC.  The gain on sale of EBS Master LLC of $538,024 represented a pre-tax gain recognized in connection with the 2008 EBSCo Sale on February 8, 2008. For additional information see “— Introduction — Background Information on Certain Transactions and Other Significant Developments — 2008 EBSCo Sale” above. There was no comparable amount in 2007.

Impairment of Auction Rate Securities.  Impairment of auction rate securities represents a charge of $60,108 related to an other-than-temporary impairment of the fair value of our ARS investments in 2008. For additional information, see “Critical Accounting Estimates and Policies — Fair Value of Investments in Auction Rate Securities” above. There was no comparable amount in 2007.

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Restructuring.  As a result of our completion of the integration of previously acquired businesses and efficiencies that we continue to realize from our infrastructure investments combined with the continued reduction in corporate shared services following the divestiture of EPS, EBS and ViPS, we took this opportunity to better align the skill sets of our employees with the needs of our business. We recorded a restructuring charge during 2008 of $7,416. This amount includes (i) $3,575 related to the purchase of insurance for extended coverage during periods when we owned the divested businesses, (ii) $3,391 for severance expenses related to the reduction of our work force and (iii) $450 of costs to consolidate facilities and other exit costs. There was no comparable amount in 2007.

Other (Expense) Income, Net.  Other income, net was $992 in 2008, compared to $6,332 in 2007. Other income, net includes (i) $1,092 and $1,397 in 2008 and 2007 of external legal costs and expenses we incurred related to the investigation by the United States Attorney for the District of South Carolina and the SEC, (ii) $1,749 and $1,497 in 2008 and 2007 related to the reversal of certain sales and use tax contingencies resulting from the expiration of various statutes and (iii) transition services income of $335 and $5,833 in 2008 and 2007 which represents amounts earned from the service fee charged to EBSCo, Sage Software and ViPS, net of services EBSCo provides to us, for services rendered under each of their respective transition services agreements. We provided a significantly higher level of transition services in 2007, compared to 2008, as reflected by the lower fees charged in 2008.

Income Tax Provision (Benefit).  We had an income tax provision of $26,638 in 2008, compared to an income tax benefit of $9,053 in 2007. The income tax provision of $26,638 in 2008 includes a provision of $20,504 related to the gain on the 2008 EBSCo Sale, which primarily relates to certain alternative minimum taxes and other state taxes that were not offset by net operating loss carryforwards. Also, the income tax provision in 2008 excludes a benefit for the impairment of ARS, as it is currently not deductible for tax purposes, and therefore, a valuation allowance is maintained on this deferred tax asset. The income tax benefit of $9,053 in 2007 includes a benefit of $16,327 related to the reversal of valuation allowance against our net deferred tax assets, including our net operating loss carryforwards.

Consolidated Income (Loss) from Discontinued Operations, Net of Tax.  Consolidated income from discontinued operations, net of tax, was $94,682 in 2008, compared to a loss of $18,048 in 2007. Included in consolidated income (loss) from discontinued operations, net of tax, is a pre-tax gain of $96,969 from the ViPS Sale. In addition, consolidated income (loss) from discontinued operations includes the aggregate pre-tax operating results of our ViPS segment, Porex segment and LBB of $29,369 in 2008 and the aggregate pre-tax operating results of our ViPS segment, Porex segment, LBB and ACS/ACP Business of $31,724 in 2007. Also included in consolidated income (loss) from discontinued operations are pre-tax charges of approximately $29,078 and $73,347 in 2008 and 2007, respectively, related to our indemnity obligations to advance amounts for reasonable defense costs for initially ten, and now four, former officers and directors of EPS, who were indicted in connection with the investigation by the United States Attorney for the District of South Carolina and the SEC, which was partially offset in 2007 by $14,625 related to a settlement with two of our insurance companies related to the reimbursement of these defense costs. The income tax provision (benefit) included within discontinued operations was $3,134 and $(4,894) during 2008 and 2007.

Income Attributable to Noncontrolling Interest.  Income attributable to noncontrolling interest was $1,032 in 2008, compared to $10,667 in 2007 and represents the interest of the former WebMD minority shareholders. Historically, income attributable to noncontrolling interest fluctuated based on the net income or loss reported by WebMD, combined with changes in the percentage ownership of WebMD held by the noncontrolling interest shareholders.

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Supplemental Financial and Operating Information

The following table and the discussion that follows presents information for groups of revenue based on similar services we provide, as well as information related to a non-GAAP performance measure that we use to monitor the performance of our business which we refer to as “Earnings before interest, taxes, non-cash and other items” or “Adjusted EBITDA.” Due to the fact that Adjusted EBITDA is a non-GAAP measure, we have also included a reconciliation from Adjusted EBITDA to net income.

	Years Ended December 31,
	2009	2008	2007

Revenue
Public portal advertising and sponsorship	$347,570	$284,416	$238,022
Private portal services	90,966	89,046	81,210

	$438,536	$373,462	$319,232

Earnings before interest, taxes, non-cash and other items (Adjusted EBITDA)	$112,274	$74,255	$54,969
Interest, taxes, non-cash and other items
Interest income	9,149	35,300	42,035
Interest expense	(23,515)	(26,428)	(25,887)
Income tax benefit (provision)	45,491	(26,638)	9,053
Depreciation and amortization	(28,185)	(28,410)	(27,808)
Non-cash stock-based compensation	(39,412)	(24,632)	(32,336)
Non-cash advertising	(1,753)	(5,097)	(5,264)
Severance and other transaction expenses	(11,066)	(6,941)	(2,527)
Equity in earnings of EBS Master LLC	—	4,007	28,566
Gain on repurchases of convertible notes	10,120	—	—
Gain on sale of EBS Master LLC	—	538,024	—
Impairment of auction rate securities	—	(60,108)	—
Restructuring	—	(7,416)	—
Other (expense) income, net	(1,416)	657	499

Consolidated income from continuing operations	71,687	466,573	41,300
Consolidated income (loss) from discontinued operations, net of tax	49,354	94,682	(18,048)

Consolidated net income inclusive of noncontrolling interest	121,041	561,255	23,252
(Income) attributable to noncontrolling interest	(3,705)	(1,032)	(10,667)

Net income attributable to Company stockholders	$117,336	$560,223	$12,585

2009 and 2008

The following discussion is a comparison of the results of operations for our two groups of revenue and our Adjusted EBITDA for the year ended December 31, 2009 to the year ended December 31, 2008.

Public Portal Advertising and Sponsorship.  Public portal advertising and sponsorship revenue was $347,570 in 2009, an increase of $63,154 or 22.2% from 2008. The increase in public portal advertising and sponsorship revenue was primarily attributable to an increase in the number and average size of unique sponsored programs on our sites, including both brand sponsorship and educational programs. The number of such programs grew to approximately 1,600 in 2009, compared to approximately 1,400 in 2008. In general, pricing remained relatively stable for our advertising and sponsorship programs and was not a significant source of the revenue increase. Public portal advertising and sponsorship revenue includes revenue previously referred to as “advertising and sponsorship” revenue and “content syndication and other” revenue, as well as other print service revenue (which consists primarily of revenue from advertising in WebMD the Magazine).

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Private Portal Services.  Private portal services revenue was $90,966 in 2009, an increase of $1,920 or 2.2%. The number of companies using our private portal platform was 138 in 2009 compared to 134 in 2008. In general, pricing remained relatively stable for our private portal services and was not a significant source of the revenue increase. We also have approximately 140 additional customers who purchase stand-alone decision support services from us. Private portal services revenue includes revenue previously referred to as “licensing” revenue.

Adjusted EBITDA.  Adjusted EBITDA increased to $112,274 or 25.6% of revenue in 2009 from $74,255 or 19.9% of revenue in 2008. This increase as a percentage of revenue was primarily due to higher revenue, specifically related to the increase in the number of brands and sponsored programs in our public portals, without incurring a proportionate increase in overall expenses. Additionally, corporate expense reductions of approximately $8,000 during 2009 in anticipation of the Merger contributed to the increase in Adjusted EBITDA in 2009 when compared to 2008.

2008 and 2007

The following discussion is a comparison of the results of operations for our two groups of revenue and our Adjusted EBITDA for the year ended December 31, 2008 to the year ended December 31, 2007.

Public Portal Advertising and Sponsorship.  Public portal advertising and sponsorship revenue was $284,416 in 2008, an increase of $46,394 or 19.5% from 2007. The increase in public portals revenue was primarily attributable to an increase in the number of unique sponsored programs on our sites including both brand sponsorship and educational programs. The number of such programs grew to approximately 1,400 in 2008 compared to approximately 1,000 in 2007. In general, pricing remained relatively stable for our advertising and sponsorship programs and was not a significant source of the revenue increase. Public portals revenue includes revenue previously referred to as “advertising and sponsorship” revenue and “content syndication and other” revenue, as well as other print service revenue (which consists primarily of revenue from advertising in WebMD the Magazine).

Private Portal Services.  Private portal services revenue was $89,046 in 2008, an increase of $7,836 or 9.6% compared to 2007. This increase was due to an increase in the number of companies using our private portal platform to 134 in 2008 from 117 in the prior year. In general, pricing remained relatively stable for our private portal licenses and was not a significant source of the revenue increase. We also have approximately 140 additional customers who purchase stand-alone decision-support services from us. Private portals revenue includes revenue previously referred to as “licensing” revenue.

Adjusted EBITDA.  Adjusted EBITDA was $74,255, or 19.9% of revenue in 2008, compared to $54,969, or 17.2% of revenue in 2007. This increase as a percentage of revenue was due to higher revenue from the increase in the number of brands and sponsored programs in our public portals as well as the increase in companies using our private online portal without incurring a proportionate increase in overall expenses.

Explanatory Note Regarding Adjusted EBITDA.  Adjusted EBITDA is a non-GAAP financial measure and should be viewed as supplemental to, and not as an alternative for, “income (loss) from continuing operations” or “net income (loss)” calculated in accordance with GAAP. Our management uses Adjusted EBITDA as an additional measure of performance for purposes of business decision-making, including developing budgets, managing expenditures, and evaluating potential acquisitions or divestitures. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in financial results that may not be shown solely by period-to-period comparisons of income (loss) from continuing operations or net income (loss). In addition, we use Adjusted EBITDA in the incentive compensation programs applicable to many of our employees in order to evaluate our performance. We believe that the presentation of Adjusted EBITDA is useful to investors in their analysis of our results for reasons similar to the reasons why our management finds it useful and because it helps facilitate investor understanding of decisions made by our management in light of the performance metrics used in making those decisions. In addition, we believe that providing Adjusted EBITDA, together with a reconciliation of Adjusted EBITDA to income (loss) from continuing operations or to net income (loss), helps investors make

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comparisons between us and other companies that may have different capital structures, different effective income tax rates and tax attributes, different capitalized asset values and/or different forms of employee compensation. Please see the “Explanation of Non-GAAP Financial Information” included as Annex H below for additional background information regarding our use of Adjusted EBITDA. Annex H is incorporated in this MD&A by this reference.

Liquidity and Capital Resources

Cash Flows

As of December 31, 2009, we had $459,766 of cash and cash equivalents and held investments with an aggregate fair value of $348,378. Our more significant investments include (i) a note receivable from Porex with a face value of $67,500 and a fair value of approximately $64,000 and (ii) investments in ARS with a face value of $352,700 and a fair value of approximately $280,000. While liquidity for our ARS investments is currently limited, we entered into non-recourse credit facilities with Citigroup that will allow us to borrow up to 75% of the face amount of our ARS holdings through May 2010. Our working capital as of December 31, 2009 was $125,342. Our working capital is affected by the timing of each period end in relation to items such as payments received from customers, payments made to vendors, and internal payroll and billing cycles, as well as the seasonality within our business. Accordingly, our working capital, and its impact on cash flow from operations, can fluctuate materially from period to period.

Cash provided by operating activities from our continuing operations in 2009 was $107,423, which related to consolidated net income of $121,041, adjusted for income from discontinued operations $49,354, for the non-operating gains on repurchases of convertible notes of $10,120 and for non-cash expenses of $37,412, which include depreciation and amortization expense, non-cash interest expense, non-cash advertising expense, non-cash stock-based compensation expense and deferred income taxes. Additionally, changes in operating assets and liabilities provided cash flow of $8,444, primarily due to increases in deferred revenue of $18,861, an increase in accrued expenses and other long-term liabilities of $7,677 and a decrease in prepaid expenses of $6,979, offset by an increase in accounts receivable of $25,073.

Cash provided by operating activities from our continuing operations in 2008 was $62,490 which related to consolidated net income of $561,255, adjusted for income from discontinued operations of $94,682 and equity in earnings of EBS Master LLC of $4,007, for non-operating items including the $538,024 gain on the sale of EBS Master LLC and the $60,108 impairment of auction rate securities, and for non-cash expenses of $75,472, which include depreciation and amortization expense, non-cash interest expense, non-cash advertising expense, non-cash stock-based compensation expense and deferred income taxes. Additionally, changes in operating assets and liabilities provided cash flow of $2,368.

Cash provided by investing activities from our continuing operations was $56,732 in 2009, compared to cash provided by investing activities from our continuing operations of $718,334 in 2008. Cash provided by investing activities from our continuing operations in 2009 included $72,318 of proceeds from the sale of discontinued operations of Porex and to a lesser extent LBB. The more significant items contributing to the cash provided by investing activities from our continuing operations in 2008 included $574,617 of net proceeds received from the 2008 EBSCo Sale, $223,175 of net proceeds received from the ViPS Sale and $23,333 we received, which was released from escrow, from the sale of our EPS segment, which was sold in the latter part of 2006. In 2009 we received $2,300 related to the sales of available for sale securities compared to net purchases of available for sale securities in 2008 of $58,811. We used $17,886 in connection with purchases of property and equipment in 2009 compared to $24,265 of purchases of property and equipment in 2008.

Cash used in financing activities from our continuing operations was $331,547 in 2009, compared to cash used in financing activities from our continuing operations of $715,593 in 2008. Cash used in financing activities in 2009 principally related to the repurchases of our 1.75% Notes and our 3 1/8% Notes in the aggregate of $123,857, and the repurchase of a total of 6.3 million shares of our common stock through our tender offer for $235,220, less $6,818 related to tendered shares that were not yet delivered as of December 31, 2009. These uses of cash were offset by net proceeds of $25,253 from the issuance of common stock in connection with

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employee stock option exercises, net of cash used for withholding taxes due on these stock option exercises and from vesting of restricted stock. Cash used in financing activities in 2008 principally related to $737,324 used to purchase common stock in connection with a tender offer in 2008, offset by the net proceeds of $21,683 from the issuance of common stock in connection with employee stock option exercises, net of cash used for withholding taxes due on these stock option exercises and from vesting of restricted stock.

Included in our consolidated statements of cash flows are cash flows from discontinued operations of Porex and LBB, as well as cash flows from our ViPS and ACS/ACP businesses in 2008, through the date when each of these discontinued operations were divested. Also included in cash flows from discontinued operations provided by operating activities in 2009 and 2008 is the receipt of $26,795 and $44,937 during 2009 and 2008 of reimbursements from our Director & Officer insurance carriers, offset by $36,479 and $37,091 in payments made in 2009 and 2008, respectively, in connection with the defense costs of the former officers and directors of our former EPS subsidiary in connection with the investigation by the United States Attorney for the District of South Carolina and the SEC. For additional information, see “Introduction — Background Information on Certain Transactions and other Significant Developments — Directors & Officers Liability Insurance Coverage Litigation and Indemnification Obligations to Former Officers and Directors of EPS.”

Contractual Obligations and Commitments

The following table summarizes our principal commitments as of December 31, 2009 for future specified contractual obligations, as well as the estimated timing of the cash payments associated with these obligations. This table also provides the timing of cash payments related to our long-term debt and other obligations included in our consolidated balance sheets. Management’s estimates of the timing of future cash flows are largely based on historical experience, and accordingly, actual timing of cash flows may vary from these estimates.

		Less Than			More Than
	Total	1 Year	1-3 Years	4-5 Years	5 Years
	(In thousands)

Convertible notes(a)	$537,863	$274,527	$263,336	$—	$—
Leases(b)	35,905	7,928	11,972	9,181	6,824

Total	$573,768	$282,455	$275,308	$9,181	$6,824

(a)	Convertible notes includes our 3 1/8% Notes, and our 1.75% Notes, which are first redeemable at the option of the holders in 2012 and 2010, respectively. Amounts include our contractual interest payments through the earliest date at which these notes are redeemable by the holder.

(b)	The lease amounts are net of sublease income.

The above table excludes $14,199 of uncertain tax positions, including interest and penalties, as we are unable to reasonably estimate the timing of the settlement of these items. See Note 15, “Income Taxes” located in the Notes to Consolidated Financial Statements included in Annex B above.

Outlook on Future Liquidity

As of December 31, 2009, we had $459,766 of cash and cash equivalents and held investments with an aggregate fair value of $348,378. Based on our plans and expectations, and taking into consideration issues relating to the liquidity of our ARS investments, as well as the redemption provision that becomes available to the holders of our $265 million of 1.75% convertible notes in June 2010, we believe that our available cash resources and future cash flow from operations will provide sufficient cash resources to meet the cash commitments of our 1.75% Notes, our 3 1/8% Notes and to fund our currently anticipated working capital and capital expenditure requirements, for at least the next twenty-four months. Our future liquidity and capital requirements will depend upon numerous factors, including retention of customers at current volume and revenue levels, implementation of new or updated application and service offerings, competing technological and market developments, potential future acquisitions and whether holders of our 1.75% Notes and our

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3 1/8% Notes elect their rights to convert their holdings to equity or elect their rights for redemption. In addition, our ability to generate cash flow is subject to numerous factors beyond our control, including general economic, regulatory and other matters affecting us and our customers. We plan to continue to enhance our online services and to continue to invest in acquisitions, strategic relationships, facilities and technological infrastructure and product development. We intend to grow each of our existing businesses and enter into complementary ones through both internal investments and acquisitions. We may need to raise additional funds to support expansion, develop new or enhanced applications and services, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. If required, we may raise such additional funds through public or private debt or equity financing, strategic relationships or other arrangements. We cannot assure that such financing will be available on acceptable terms, if at all, or that such financing will not be dilutive to our stockholders. Future indebtedness may impose various restrictions and covenants on us that could limit our ability to respond to market conditions, to provide for unanticipated capital investments or to take advantage of business opportunities.

Off-Balance Sheet Arrangements

We have no material off-balance sheet arrangements.

Recent Accounting Pronouncements

Accounting Pronouncements Adopted During 2009

We adopted the new authoritative guidance which establishes accounting and reporting standards for noncontrolling interests, previously called minority interests. This new guidance requires that a noncontrolling interest be reported in the consolidated balance sheets within equity and separate from the parent company’s equity. Also, the new guidance requires consolidated net income to be reported at amounts inclusive of both the parent’s and noncontrolling interest’s shares and, separately, the amounts of consolidated net income attributable to the parent and noncontrolling interest, all on the face of the consolidated operating statement. In addition, discontinued operations and continuing operations reflected as part of the noncontrolling interest should be allocated between continuing operations and discontinued operations for the calculation of earnings per share. The consolidated financial statements reflect the retrospective application of this accounting standard which we adopted effective January 1, 2009.

We adopted the new authoritative guidance which requires cash settled convertible debt to be separated into debt and equity components at issuance and a value to be assigned to each. This new guidance affects the accounting for our 3 1/8% Notes. The value assigned to the debt component will be the estimated fair value, as of the issuance date, of a similar bond without the conversion feature. The difference between the bond’s cash proceeds and this estimated fair value, which was $61,300 at the time the 3 1/8% Notes were issued during August 2005, represents a debt discount and will be amortized to interest expense over the period from issuance to August 2012 (the first date on which we may be required to repurchase the 3 1/8% Notes at the option of the holder). The $61,300 also represents the value of the equity component on the 3 1/8% Notes and was included within additional paid-in capital through December 31, 2008. The consolidated financial statements reflect the retrospective application of this accounting standard which we adopted effective January 1, 2009.

Effective January 1, 2009, we adopted the revised authoritative guidance on business combinations which changed existing practice, in part, as follows: (1) contingent consideration arrangements are now fair valued at the acquisition date and included on that basis in the purchase price consideration; (2) transaction costs are now expensed as incurred, rather than capitalized as part of the purchase price; (3) reversal of valuation allowances created in purchase accounting are now recorded through the income tax provision; and (4) in order to accrue for a restructuring plan in purchase accounting, all authoritative guidance would have to be met at the acquisition date. While the adoption of this standard did not have a material impact on our financial statements, it could materially change the accounting for business combinations consummated in the future and for tax matters relating to prior acquisitions settled subsequent to December 31, 2008.

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Effective January 1, 2009, we adopted the authoritative guidance which clarifies that unvested share-based payment awards with a right to receive nonforfeitable dividends are participating securities. We reflected the impact on the year ended December 31, 2009 in the Net Income (Loss) Per Common Share section of Note 2 to the Consolidated Financial Statements included in Annex B above. The adoption of the new guidance did not have a material impact on the years ended December 31, 2008 and 2007 and accordingly, those periods were not retrospectively adjusted.

In April 2009, the Financial Accounting Standards Board (which we refer to as the FASB) issued authoritative guidance requiring disclosures about fair value of financial instruments in interim reporting periods. Such disclosures were previously required only in annual financial statements. Because this pronouncement applies only to financial statement disclosure, it did not have an impact on our results of operations, financial position or cash flows.

In April 2009, the FASB issued authoritative guidance which changed when and how to assess other-than-temporary impairments of securities and to improve the financial statement presentation of such impairments. A more detailed description of this new guidance and the impact of its adoption is discussed in Note 16 to the Consolidated Financial Statements included in Annex B above.

In May 2009, the FASB issued authoritative guidance establishing general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. This new guidance was effective for interim or annual financial periods ending after June 15, 2009.

In June 2009, the FASB issued authoritative guidance which established the FASB Accounting Standards Codification (which we refer to as Codification). On the effective date of this new guidance, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification became non-authoritative. This new guidance was effective for financial statements issued for interim and annual periods ending after September 15, 2009. Because this pronouncement applies only to financial statement disclosure, it did not have an impact on our results of operations, financial position or cash flows.

Accounting Pronouncements to be Adopted in the Future

In October 2009, the FASB issued authoritative guidance on revenue recognition that will become effective beginning January 1, 2011, with earlier adoption permitted. Under the new guidance on arrangements that include software elements, tangible products that have software components that are essential to the functionality of the tangible product will no longer be within the scope of the software revenue recognition guidance, and software-enabled products will now be subject to other relevant revenue recognition guidance. Additionally, the FASB issued authoritative guidance on revenue arrangements with multiple deliverables that are outside the scope of the software revenue recognition guidance. Under the new guidance, when vendor specific objective evidence or third party evidence for deliverables in an arrangement cannot be determined, a best estimate of the selling price is required to separate deliverables. In addition, revenue under multiple element arrangements will be allocated using the relative selling price method. The new guidance includes new disclosure requirements on how the application of the relative selling price method affects the timing and amount of revenue recognition. We are currently evaluating the impact that this new guidance will have on our results of operations and financial position.

In January 2010, the FASB issued an amendment regarding improving disclosures about fair value measurements. This new guidance requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. We do not expect the adoption of this guidance to have an impact on our results of operations and financial position.

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ANNEX E

WEBMD HEALTH CORP. 2009 ANNUAL REPORT

PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on WebMD Common Stock with the comparable cumulative return of the NASDAQ Stock Market (U.S. and Foreign) Index and the Research Data Group (RDG) Internet Composite Index over the period of time covered in the graph. The graph assumes that $100 was invested in WebMD Common Stock on September 29, 2005 (the date of the initial public offering of WebMD Common Stock) and in each index on September 30, 2005. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF 51 MONTH CUMULATIVE TOTAL RETURN*
among WebMD Health Corp., the NASDAQ Composite Index
and the RDG Internet Composite Index

*	$100 Invested on 9/29/05 in stock or 9/30/05 in Index, including reinvestment of dividends. Fiscal year ending December 31.

ANNEX F

WEBMD HEALTH CORP. 2009 ANNUAL REPORT

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rate Sensitivity

The primary objective of our investment activities is to preserve principal and maintain adequate liquidity, while at the same time maximizing the yield we receive from our investment portfolio.

Changes in prevailing interest rates will cause the fair value of certain of our investments to fluctuate, such as our investments in auction rate securities that generally bear interest at rates indexed to LIBOR. As of December 31, 2009, the fair market value of our auction rate securities was $279.7 million. However, the fair values of our cash and money market investments, which approximate $459.8 million at December 31, 2009, are not subject to changes in interest rates.

We have entered into non-recourse credit facilities (which we refer to as the Credit Facilities) with Citigroup that is secured by our ARS holdings (including, in some circumstances, interest payable on the ARS holdings), that will allow us to borrow up to 75% of the face amount of the ARS holdings pledged as collateral under the Credit Facilities. The interest rate applicable to such borrowings is the Open Federal Funds Rate plus 395 basis points. No borrowings have been made under the Credit Facilities to date.

The 3 1/8% Notes and the 1.75% Notes that we have issued have fixed interest rates; changes in interest rates will not impact our financial condition or results of operations.

Exchange Rate Sensitivity

Currently, substantially all of our sales and expenses are denominated in United States dollars; however, Porex, which was sold on October 19, 2009 and included in discontinued operations, was exposed to fluctuations in foreign currency exchange rates, primarily the rate of exchange of the United States dollar against the Euro. This exposure arises primarily as a result of translating the results of Porex’s foreign operations to the United States dollar at exchange rates that have fluctuated from the beginning of the accounting period. Porex did not engage in foreign currency hedging activities. Foreign currency translation gains (losses) relating to our Porex operations were $2.1 million, ($4.2) million and $3.3 million in 2009, 2008 and 2007, respectively.

ANNEX G

WEBMD HEALTH CORP. 2009 ANNUAL REPORT

RISK FACTORS

This Annex G includes the risk factors from Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009 and describes circumstances or events that could have a negative effect on our financial results or operations or that could change, for the worse, existing trends in some or all of our businesses. The occurrence of one or more of the circumstances or events described below could have a material adverse effect on our financial condition, results of operations and cash flows or on the trading prices of our Common Stock and Convertible Notes or of securities that we may issue in the future. The risks and uncertainties described in this Annex G are not the only ones facing us. Additional risks and uncertainties that are not currently known to us or that we currently believe are immaterial may also adversely affect our business and operations.

Risks Related to Our Operations and the Healthcare Content We Provide

If we are unable to provide content and services that attract and retain users to The WebMD Health Network on a consistent basis, our advertising and sponsorship revenue could be reduced

Users of The WebMD Health Network have numerous other online and offline sources of healthcare information services. Our ability to compete for user traffic on our public portals depends upon our ability to make available a variety of health and medical content, decision-support applications and other services that meet the needs of a variety of types of users, including consumers, physicians and other healthcare professionals, with a variety of reasons for seeking information. Our ability to do so depends, in turn, on:

•	our ability to hire and retain qualified authors, journalists and independent writers;

•	our ability to license quality content from third parties; and

•	our ability to monitor and respond to increases and decreases in user interest in specific topics.

We cannot assure you that we will be able to continue to develop or acquire needed content, applications and tools at a reasonable cost. In addition, since consumer users of our public portals may be attracted to The WebMD Health Network as a result of a specific condition or for a specific purpose, it is difficult for us to predict the rate at which they will return to the public portals. Because we generate revenue by, among other things, selling sponsorships of specific pages, sections or events on The WebMD Health Network, a decline in user traffic levels or a reduction in the number of pages viewed by users could cause our revenue to decrease and could have a material adverse effect on our results of operations.

Developing and implementing new and updated applications, features and services for our public and private portals may be more difficult than expected, may take longer and cost more than expected, and may not result in sufficient increases in revenue to justify the costs

Attracting and retaining users of our public portals and clients for our private portals requires us to continue to improve the technology underlying those portals and to continue to develop new and updated applications, features and services for those portals. If we are unable to do so on a timely basis or if we are unable to implement new applications, features and services without disruption to our existing ones, we may lose potential users and clients.

We rely on a combination of internal development, strategic relationships, licensing and acquisitions to develop our portals and related applications, features and services. Our development and/or implementation of new technologies, applications, features and services may cost more than expected, may take longer than

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originally expected, may require more testing than originally anticipated and may require the acquisition of additional personnel and other resources. There can be no assurance that the revenue opportunities from any new or updated technologies, applications, features or services will justify the amounts spent.

We face significant competition for our healthcare information products and services

The markets for healthcare information products and services are intensely competitive, continually evolving and, in some cases, subject to rapid change.

•	Our public portals face competition from numerous other companies, both in attracting users and in generating revenue from advertisers and sponsors. We compete for users with online services and Web sites that provide health-related information, including both commercial sites and not-for-profit sites. We compete for advertisers and sponsors with: health-related Web sites; general purpose consumer Web sites that offer specialized health sub-channels; other high-traffic Web sites that include both healthcare-related and non-healthcare-related content and services; search engines that provide specialized health search; and advertising networks that aggregate traffic from multiple sites. Our public portals also face competition from offline publications and information services.

•	Our private portals compete with: providers of healthcare decision-support tools and online health management applications, including personal health records; wellness and disease management vendors; and health information services and health management offerings of healthcare benefits companies and their affiliates.

Many of our competitors have greater financial, technical, product development, marketing and other resources than we do. These organizations may be better known than we are and have more customers or users than we do. We cannot provide assurance that we will be able to compete successfully against these organizations or any alliances they have formed or may form. In addition, we expect that competitors will continue to enter these markets.

Failure to maintain and enhance the “WebMD” brand could have a material adverse effect on our business

We believe that the “WebMD” brand identity that we have developed has contributed to the success of our business and has helped us achieve recognition as a trusted source of health and wellness information. We also believe that maintaining and enhancing that brand is important to expanding the user base for our public portals, to our relationships with sponsors and advertisers, and to our ability to gain additional employer and healthcare payer clients for our private portals. We have expended considerable resources on establishing and enhancing the “WebMD” brand and our other brands, and we have developed policies and procedures designed to preserve and enhance our brands, including editorial procedures designed to provide quality control of the information we publish. We expect to continue to devote resources and efforts to maintain and enhance our brands. However, we may not be able to successfully maintain or enhance awareness of our brands, and events outside of our control may have a negative effect on our brands. If we are unable to maintain or enhance awareness of our brands, and do so in a cost-effective manner, our business could be adversely affected.

Our online businesses have a limited operating history

Our online businesses have a limited operating history and participate in relatively new markets. These markets, and our online businesses, have undergone significant changes during their short history and can be expected to continue to change. Many companies with business plans based on providing healthcare information and related services through the Internet have failed to be profitable and some have filed for bankruptcy or ceased operations. Even if demand from users exists, we cannot assure you that our businesses will continue to be profitable.

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Our failure to attract and retain qualified executives and employees may have a material adverse effect on our business

Our business depends largely on the skills, experience and performance of key members of our management team. We also depend, in part, on our ability to attract and retain qualified writers and editors, software developers and other technical personnel and sales and marketing personnel. Competition for qualified personnel in the healthcare information services and Internet industries is intense. We cannot assure you that we will be able to hire or retain a sufficient number of qualified personnel to meet our requirements, or that we will be able to do so at salary and benefit costs that are acceptable to us. Failure to do so may have an adverse effect on our business.

The timing of our advertising and sponsorship revenue may vary significantly from quarter to quarter and is subject to factors beyond our control, including regulatory changes affecting advertising and promotion of drugs and medical devices and general economic conditions

Our advertising and sponsorship revenue may vary significantly from quarter to quarter due to a number of factors, many of which are not within our control, and some of which may be difficult to forecast accurately, including potential effects on demand for our services as a result of regulatory changes affecting advertising and promotion of drugs and medical devices and general economic conditions. The majority of our advertising and sponsorship programs are for terms of approximately four to twelve months. We have relatively few longer term advertising and sponsorship programs. We cannot assure you that our current advertisers and sponsors will continue to use our services beyond the terms of their existing contracts or that they will enter into any additional contracts.

The time between the date of initial contact with a potential advertiser or sponsor regarding a specific program and the execution of a contract with the advertiser or sponsor for that program may be lengthy, especially for larger contracts, and may be subject to delays over which we have little or no control, including as a result of budgetary constraints of the advertiser or sponsor or their need for internal approvals. Other factors that could affect the timing of contracting for specific programs with advertisers and sponsors, or receipt of revenue under such contracts, include:

•	the timing of FDA approval for new products or for new approved uses for existing products;

•	the timing of FDA approval of generic products that compete with existing brand name products;

•	the timing of withdrawals of products from the market;

•	the timing of rollouts of new or enhanced services on our public portals;

•	seasonal factors relating to the prevalence of specific health conditions and other seasonal factors that may affect the timing of promotional campaigns for specific products; and

•	the scheduling of conferences for physicians and other healthcare professionals.

We may be unsuccessful in our efforts to increase advertising and sponsorship revenue from consumer products companies

Most of our advertising and sponsorship revenue has, in the past, come from pharmaceutical, biotechnology and medical device companies. We have been focusing on increasing sponsorship revenue from consumer products companies that are interested in communicating health-related or safety-related information about their products to our audience. However, while many consumer products companies are increasing the portion of their promotional spending used on the Internet, we cannot assure you that these advertisers and sponsors will find our consumer Web sites to be as effective as other Web sites or traditional media for promoting their products and services. If we encounter difficulties in competing with the other alternatives available to consumer products companies, this portion of our business may develop more slowly than we expect or may fail to develop. In addition, revenues from consumer products companies are more likely to

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reflect general economic conditions, and to be reduced to a greater extent during economic downturns or recessions, than revenues from pharmaceutical, biotechnology and medical device companies.

Lengthy sales and implementation cycles for our private online portals make it difficult to forecast our revenues from these applications and may have an adverse impact on our business

The period from our initial contact with a potential client for a private online portal and the first purchase of our solution by the client is difficult to predict. In the past, this period has generally ranged from six to twelve months, but in some cases has been longer. Potential sales may be subject to delays or cancellations due to a client’s internal procedures for approving large expenditures and other factors beyond our control, including the effect of general economic conditions on the willingness of potential clients to commit to licensing our private portals. The time it takes to implement a private online portal is also difficult to predict and has lasted as long as six months from contract execution to the commencement of live operation. Implementation may be subject to delays based on the availability of the internal resources of the client that are needed and other factors outside of our control. As a result, we have limited ability to forecast the timing of revenue from new clients. This, in turn, makes it more difficult to predict our financial performance from quarter to quarter.

During the sales cycle and the implementation period, we may expend substantial time, effort and money preparing contract proposals, negotiating contracts and implementing the private online portal without receiving any related revenue. In addition, many of the expenses related to providing private online portals are relatively fixed in the short term, including personnel costs and technology and infrastructure costs. Even if our private portal revenue is lower than expected, we may not be able to reduce related short-term spending in response. Any shortfall in such revenue would have a direct impact on our results of operations.

Our ability to provide comparative information on hospital cost and quality depends on our ability to obtain the required data on a timely basis and, if we are unable to do so, our private portal services would be less attractive to clients

We provide, in connection with our private portal services, comparative information about hospital cost and quality. Our ability to provide this information depends on our ability to obtain comprehensive, reliable data. We currently obtain this data from a number of public and private sources, including the Centers for Medicare and Medicaid Services (CMS), many individual states and the Leapfrog Group. We cannot provide assurance that we would be able to find alternative sources for this data on acceptable terms and conditions. Accordingly, our business could be negatively impacted if CMS or our other data sources cease to make such information available or impose terms and conditions for making it available that are not consistent with our planned usage. In addition, the quality of the comparative information services we provide depends on the reliability of the information that we are able to obtain. If the information we use to provide these services contains errors or is otherwise unreliable, we could lose clients and our reputation could be damaged.

Our ability to renew existing agreements with employers and health plans will depend, in part, on our ability to continue to increase usage of our private portal services by their employees and plan members

In a healthcare market where a greater share of the responsibility for healthcare costs and decision-making has been increasingly shifting to consumers, use of information technology (including personal health records) to assist consumers in making informed decisions about healthcare has also increased. We believe that through our WebMD Health and Benefits Manager platform, including our personal health record application, we are well positioned to play a role in this consumer-directed healthcare environment. However, our ability to renew existing agreements for these services depends, in part, on increasing usage of our private portal services by our employer and health plan clients’ employees and members. Increasing usage of our services requires us to continue to deliver and improve the underlying technology and develop new and updated applications, features and services. In addition, we face competition in the area of healthcare decision-support tools and online health management applications and health information services. Many of our competitors have greater financial, technical, product development, marketing and other resources than we

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do, and may be better known than we are. We cannot provide assurance that we will be able to meet our development and implementation goals or that we will be able to compete successfully against other vendors offering competitive services and, if we are unable to do so, we may experience static or diminished usage for our private portal services and possible non-renewals of our customer agreements.

We may be subject to claims brought against us as a result of content we provide

Consumers access health-related information through our online services, including information regarding particular medical conditions and possible adverse reactions or side effects from medications. If our content, or content we obtain from third parties, contains inaccuracies, it is possible that consumers, employees, health plan members or others may sue us for various causes of action. Although our Web sites contain terms and conditions, including disclaimers of liability, that are intended to reduce or eliminate our liability, the law governing the validity and enforceability of online agreements and other electronic transactions is evolving. We could be subject to claims by third parties that our online agreements with consumers and physicians that provide the terms and conditions for use of our public or private portals are unenforceable. A finding by a court that these agreements are invalid and that we are subject to liability could harm our business and require costly changes to our business.

We have editorial procedures in place to provide quality control of the information that we publish or provide. However, we cannot assure you that our editorial and other quality control procedures will be sufficient to ensure that there are no errors or omissions in particular content. Even if potential claims do not result in liability to us, investigating and defending against these claims could be expensive and time consuming and could divert management’s attention away from our operations. In addition, our business is based on establishing the reputation of our portals as trustworthy and dependable sources of healthcare information. Allegations of impropriety or inaccuracy, even if unfounded, could harm our reputation and business.

Expansion to markets outside the United States will subject us to additional risks

One element of our growth strategy is to seek to expand our online services to markets outside the United States. Generally, we expect that we would accomplish this through partnerships or joint ventures with other companies having expertise in the specific country or region. However, our participation in international markets will still be subject to certain risks beyond those applicable to our operations in the United States, such as:

•	challenges caused by language and cultural differences;

•	difficulties in staffing and managing operations from a distance;

•	uncertainty regarding liability for services and content;

•	burdens of complying with a wide variety of legal, regulatory and market requirements;

•	variability of economic and political conditions, including the extent of the impact of adverse economic conditions in markets outside the United States;

•	tariffs or other trade barriers;

•	fluctuations in currency exchange rates;

•	potentially adverse tax consequences, including restrictions on repatriation of earnings; and

•	difficulties in protecting intellectual property.

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Risks Related to the Internet and Our Technological Infrastructure

Any service interruption or failure in the systems that we use to provide online services could harm our business

Our online services are designed to operate 24 hours a day, seven days a week, without interruption. However, we have experienced and expect that we will in the future experience interruptions and delays in services and availability from time to time. We rely on internal systems as well as third-party vendors, including data center providers and bandwidth providers, to provide our online services. We may not maintain redundant systems or facilities for some of these services. In the event of a catastrophic event with respect to one or more of these systems or facilities, we may experience an extended period of system unavailability, which could negatively impact our relationship with users. In addition, system failures may result in loss of data, including user registration data, content, and other data critical to the operation of our online services, which could cause significant harm to our business and our reputation.

To operate without interruption or loss of data, both we and our service providers must guard against:

•	damage from fire, power loss and other natural disasters;

•	communications failures;

•	software and hardware errors, failures and crashes;

•	security breaches, computer viruses and similar disruptive problems; and

•	other potential service interruptions.

Any disruption in the network access or co-location services provided by third-party providers to us or any failure by these third-party providers or our own systems to handle current or higher volume of use could significantly harm our business. We exercise little control over these third-party vendors, which increases our vulnerability to problems with services they provide.

Any errors, failures, interruptions or delays experienced in connection with these third-party technologies and information services or our own systems could negatively impact our relationships with users and adversely affect our brand and our business and could expose us to liabilities to third parties. Although we maintain insurance for our business, the coverage under our policies may not be adequate to compensate us for all losses that may occur. In addition, we cannot provide assurance that we will continue to be able to obtain adequate insurance coverage at an acceptable cost.

Implementation of additions to or changes in hardware and software platforms used to deliver our online services may result in performance problems and may not provide the additional functionality that was expected

From time to time, we implement additions to or changes in the hardware and software platforms we use for providing our online services. During and after the implementation of additions or changes, a platform may not perform as expected, which could result in interruptions in operations, an increase in response time or an inability to track performance metrics. In addition, in connection with integrating acquired businesses, we may move their operations to our hardware and software platforms or make other changes, any of which could result in interruptions in those operations. Any significant interruption in our ability to operate any of our online services could have an adverse effect on our relationships with users and clients and, as a result, on our financial results. We rely on a combination of purchasing, licensing, internal development, and acquisitions to develop our hardware and software platforms. Our implementation of additions to or changes in these platforms may cost more than originally expected, may take longer than originally expected, and may require more testing than originally anticipated. In addition, we cannot provide assurance that additions to or changes in these platforms will provide the additional functionality and other benefits that were originally expected.

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If the systems we use to provide online portals experience security breaches or are otherwise perceived to be insecure, our business could suffer

We retain and transmit confidential information, including personal health records, in the processing centers and other facilities we use to provide online services. It is critical that these facilities and infrastructure remain secure and be perceived by the marketplace as secure. A security breach could damage our reputation or result in liability. We may be required to expend significant capital and other resources to protect against security breaches and hackers or to alleviate problems caused by breaches. Despite the implementation of security measures, this infrastructure or other systems that we interface with, including the Internet and related systems, may be vulnerable to physical break-ins, hackers, improper employee or contractor access, computer viruses, programming errors, denial-of-service attacks or other attacks by third parties or similar disruptive problems. Any compromise of our security, whether as a result of our own systems or the systems that they interface with, could reduce demand for our services and could subject us to legal claims from our clients and users, including for breach of contract or breach of warranty.

Our online services are dependent on the development and maintenance of the Internet infrastructure

Our ability to deliver our online services is dependent on the development and maintenance of the infrastructure of the Internet by third parties. The Internet has experienced a variety of outages and other delays as a result of damages to portions of its infrastructure, and it could face outages and delays in the future. The Internet has also experienced, and is likely to continue to experience, significant growth in the number of users and the amount of traffic. If the Internet continues to experience increased usage, the Internet infrastructure may be unable to support the demands placed on it. In addition, the reliability and performance of the Internet may be harmed by increased usage or by denial-of-service attacks. Any resulting interruptions in our services or increases in response time could, if significant, result in a loss of potential or existing users of and advertisers and sponsors on our Web sites and, if sustained or repeated, could reduce the attractiveness of our services.

Customers who utilize our online services depend on Internet service providers and other Web site operators for access to our Web sites. All of these providers have experienced significant outages in the past and could experience outages, delays and other difficulties in the future due to system failures unrelated to our systems. Any such outages or other failures on their part could reduce traffic to our Web sites.

Third parties may challenge the enforceability of our online agreements

The law governing the validity and enforceability of online agreements and other electronic transactions is evolving. We could be subject to claims by third parties that the online terms and conditions for use of our Web sites, including disclaimers or limitations of liability, are unenforceable. A finding by a court that these terms and conditions or other online agreements are invalid could harm our business.

We could be subject to breach of warranty or other claims by clients of our online portals if the software and systems we use to provide them contain errors or experience failures

Errors in the software and systems we use could cause serious problems for clients of our online portals. We may fail to meet contractual performance standards or client expectations. Clients of our online portals may seek compensation from us or may seek to terminate their agreements with us, withhold payments due to us, seek refunds from us of part or all of the fees charged under those agreements or initiate litigation or other dispute resolution procedures. In addition, we could face breach of warranty or other claims by clients or additional development costs. Our software and systems are inherently complex and, despite testing and quality control, we cannot be certain that they will perform as planned.

We attempt to limit, by contract, our liability to our clients for damages arising from our negligence, errors or mistakes. However, contractual limitations on liability may not be enforceable in certain circumstances or may otherwise not provide sufficient protection to us from liability for damages. We maintain liability insurance coverage, including coverage for errors and omissions. However, it is possible that claims could exceed the amount of our applicable insurance coverage, if any, or that this coverage may not

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continue to be available on acceptable terms or in sufficient amounts. Even if these claims do not result in liability to us, investigating and defending against them would be expensive and time consuming and could divert management’s attention away from our operations. In addition, negative publicity caused by these events may delay or hinder market acceptance of our services, including unrelated services.

Risks Related to the Healthcare Industry, Healthcare Regulation and Internet Regulation

Developments in the healthcare industry could adversely affect our business

Most of our revenue is derived from the healthcare industry and could be affected by changes affecting healthcare spending. We are particularly dependent on pharmaceutical, biotechnology and medical device companies for our advertising and sponsorship revenue. General reductions in expenditures by healthcare industry participants could result from, among other things:

•	government regulation or private initiatives that affect the manner in which healthcare providers interact with patients, payers or other healthcare industry participants, including changes in pricing or means of delivery of healthcare products and services;

•	consolidation of healthcare industry participants;

•	reductions in governmental funding for healthcare; and

•	adverse changes in business or economic conditions affecting healthcare payers or providers, pharmaceutical, biotechnology or medical device companies or other healthcare industry participants.

Federal and state legislatures and agencies periodically consider reforming aspects of the United States healthcare system and Congress is currently considering significant healthcare reform legislation. Healthcare reform legislation, if enacted, may increase governmental involvement in healthcare and health insurance, may change the way health insurance is funded (including the role that employers play in such funding), may change reimbursement rates and other terms of such insurance coverage, may affect the way information technology is used in healthcare, and may otherwise change the environment in which healthcare industry participants operate and the specific roles such participants play in the industry. Healthcare industry participants may respond to healthcare reform legislation or to the uncertainties created by potential legislation by reducing their expenditures or postponing expenditure decisions, including expenditures for WebMD’s services. We are unable to predict future legislation or proposals with any certainty or to predict the effect they could have on WebMD.

Even if general expenditures by industry participants remain the same or increase, developments in the healthcare industry may result in reduced spending in some or all of the specific market segments that we serve or are planning to serve. For example, use of our products and services could be affected by:

•	changes in the design of health insurance plans;

•	a decrease in the number of new drugs or medical devices coming to market; and

•	decreases in marketing expenditures by pharmaceutical or medical device companies, including as a result of governmental regulation or private initiatives that discourage or prohibit advertising or sponsorship activities by pharmaceutical or medical device companies.

In addition, our customers’ expectations regarding pending or potential industry developments may also affect their budgeting processes and spending plans with respect to products and services of the types we provide.

The healthcare industry has changed significantly in recent years, and we expect that significant changes will continue to occur. However, the timing and impact of developments in the healthcare industry are difficult to predict. We cannot assure you that the markets for our products and services will continue to exist at

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current levels or that we will have adequate technical, financial and marketing resources to react to changes in those markets.

Government regulation of healthcare creates risks and challenges with respect to our compliance efforts and our business strategies

The healthcare industry is highly regulated and is subject to changing political, legislative, regulatory and other influences. Existing and new laws and regulations affecting the healthcare industry could create unexpected liabilities for us, could cause us to incur additional costs and could restrict our operations. Many healthcare laws are complex, and their application to specific products and services may not be clear. In particular, many existing healthcare laws and regulations, when enacted, did not anticipate the healthcare information services that we provide. However, these laws and regulations may nonetheless be applied to our products and services. Our failure to accurately anticipate the application of these laws and regulations, or other failure to comply, could create liability for us, result in adverse publicity and negatively affect our businesses. Some of the risks we face from healthcare regulation are as follows:

•	Regulation of Drug and Medical Device Advertising and Promotion. The WebMD Health Network provides services involving advertising and promotion of prescription and over-the-counter drugs and medical devices. If the Food and Drug Administration (FDA) or the Federal Trade Commission (FTC) finds that any information on The WebMD Health Network or in WebMD the Magazine violates applicable regulations, they may take regulatory or judicial action against us and/or the advertiser or sponsor of that information. State attorneys general may also take similar action based on their state’s consumer protection statutes. Any increase or change in regulation of drug or medical device advertising and promotion could make it more difficult for us to contract for sponsorships and advertising. We cannot predict what actions the FDA or industry participants may take in the future, but the FDA’s enforcement against pharmaceutical advertising increased in 2009 from 2008 levels. It is also possible that new laws would be enacted that impose restrictions on such advertising. In addition, recent private industry initiatives have resulted in voluntary restrictions, which advertisers and sponsors have agreed to follow. Our advertising and sponsorship revenue could be materially reduced by additional restrictions on the advertising of prescription drugs and medical devices to consumers, whether imposed by law or regulation or required under policies adopted by industry members.

•	Anti-kickback Laws. There are federal and state laws that govern patient referrals, physician financial relationships and inducements to healthcare providers and patients. The federal healthcare programs’ anti-kickback law prohibits any person or entity from offering, paying, soliciting or receiving anything of value, directly or indirectly, for the referral of patients covered by Medicare, Medicaid and other federal healthcare programs or the leasing, purchasing, ordering or arranging for or recommending the lease, purchase or order of any item, good, facility or service covered by these programs. Many states also have similar anti-kickback laws that are not necessarily limited to items or services for which payment is made by a federal healthcare program. These laws are applicable to manufacturers and distributors and, therefore, may restrict how we and some of our customers market products to healthcare providers, including e-details. Any determination by a state or federal regulatory agency that any of our practices violate any of these laws could subject us to civil or criminal penalties and require us to change or terminate some portions of our business and could have an adverse effect on our business. Even an unsuccessful challenge by regulatory authorities of our practices could result in adverse publicity and be costly for us to respond to.

•	False Claims Laws. The Federal False Claims Act imposes liability on any person or entity who, among other things knowingly presents, or causes to be presented, a false or fraudulent claim for payment by a Federal healthcare program. In addition, various states have enacted false claim laws analogous to the Federal False Claims Act, and many of these states laws apply where a claim is submitted to any third-party payor and not merely a federal healthcare program. When an entity is determined to have violated the Federal False Claims Act, it may be required to pay up to three times the actual damages sustained by the government plus civil penalties. In recent years an increasing

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number of Federal False Claims Act cases have been brought against drug manufacturers and resulted in significant monetary settlements and imposition of federally supervised corporate integrity agreements in circumstances that include allegations that company-sponsored CME was unlawful off-label promotion. Any action against us for violation of these laws could cause us to incur significant legal expenses and may adversely affect our ability to operate our business.

•	Medical Professional Regulation. The practice of most healthcare professions requires licensing under applicable state law. In addition, the laws in some states prohibit business entities from practicing medicine. If a state determines that some portion of our business violates these laws, it may seek to have us discontinue those portions or subject us to penalties or licensure requirements. Any determination that we are a healthcare provider and have acted improperly as a healthcare provider may result in liability to us.

•	GINA. The Genetic Information Nondiscrimination Act (GINA) prohibits discrimination based on genetic information in employment and in health insurance coverage. The law applies to our private portal customers including both employers and group health plans. WebMD’s Health Risk Assessment (or HRA), HealthQuotient, is typically offered to employees as a voluntary component of their employer-sponsored wellness program. Title I of GINA can have significant implications for wellness programs offered by group health plans in that it prohibits the collection of genetic information, which includes an individual’s family medical history, prior to or in connection with enrollment or for underwriting purposes. Underwriting purposes includes providing incentives or rewards for completion of an HRA that requests genetic information. Title II of GINA prohibits employment discrimination based on genetic information as well as the request or purchase of genetic information of employees or their family members with limited exceptions, including a limited exception for voluntary wellness programs. WebMD may face challenges as a result of varying interpretations of the law by the multiple enforcing agencies including the U.S. Departments of Health and Human Services (“HHS”), Labor and Treasury and the Equal Employment Opportunity Commission. It is possible that the final regulations may require modifications to our HealthQuotient product to either eliminate or revise the family history section. Interpretations of the law may increase operational costs or decrease demand for our product.

Congress is currently considering significant healthcare reform legislation. Healthcare reform legislation, if enacted, may increase governmental involvement in healthcare and health insurance, may change the way health insurance is funded (including the role that employers play in such funding), may change reimbursement rates and other terms of such insurance coverage, may affect the way information technology is used in healthcare, and may otherwise change the environment in which healthcare industry participants operate and the specific roles such participants play in the industry. One important focus of healthcare reform is control of healthcare costs over the long term. We believe that our services can play an important role in efforts to reduce healthcare costs. Accordingly, healthcare reform may create opportunities for us, including with respect to personal health record applications and health and benefits decision-support tools and, more generally, with respect to our capabilities in providing health and wellness information and education. However, we are unable to predict future legislation or proposals with any certainty or to predict the effect they could have on our business, and healthcare industry participants may respond to healthcare reform legislation or to the uncertainties created by potential legislation by reducing their expenditures or postponing expenditure decisions, including expenditures for our services.

Government regulation of the Internet could adversely affect our business

The Internet and its associated technologies are subject to government regulation. However, whether and how existing laws and regulations in various jurisdictions, including privacy and consumer protection laws, apply to the Internet is still uncertain. Our failure, or the failure of our business partners or third-party service providers, to accurately anticipate the application of these laws and regulations to our products and services and the manner in which we deliver them, or any other failure to comply with such laws and regulations, could create liability for us, result in adverse publicity and negatively affect our business. In addition, new laws and regulations, or new interpretations of existing laws and regulations, may be adopted with respect to

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the Internet and online services, including in areas such as: user privacy, confidentiality, consumer protection, marketing, pricing, content, copyrights and patents, and characteristics and quality of products and services. We cannot predict how these laws or regulations will affect our business.

Internet user privacy, personal data security and the use of consumer information to track online activities are major issues both in the United States and abroad. For example, in February 2009, the FTC published Self-Regulatory Principles to govern the tracking of consumers’ activities online in order to deliver advertising targeted to the interests of individual consumers (sometimes referred to as behavioral advertising). These principles serve as guidelines to industry. In addition, there is the possibility supported by certain public statements, that the FTC may revise or eliminate the principles in favor of a more restrictive approach for companies that utilize behavioral advertising. In addition, there is a possibility of legislation, regulations and increased enforcement activities relating to behavioral advertising. We have privacy policies posted on our Web sites that we believe comply with applicable laws requiring notice to users about our information collection, use and disclosure practices. We also notify users about our information collection, use and disclosure practices relating to data we receive through offline means such as paper health risk assessments. Moreover, we take steps to reasonably protect certain sensitive personal information we hold. We cannot assure you that the privacy policies and other statements we provide to users of our products and services, or our practices will be found sufficient to protect us from liability or adverse publicity in this area. A determination by a state or federal agency or court that any of our practices do not meet applicable standards, or the implementation of new standards or requirements, could adversely affect our business.

Failure to comply with laws relating to privacy and security of personal information, including personal health information, could result in liability to us and concerns about privacy-related issues could damage our reputation and our business

Privacy and security of personal information stored or transmitted electronically, including personal health information, is a major issue in the United States. While we strive to comply with all applicable privacy and security laws and regulations, as well as our own posted privacy policies, any failure or perceived failure to comply may result in proceedings or actions against us by government entities or others, or could cause us to lose users and customers, which could have a material adverse effect on our business. In addition, we are unable to predict what additional legislation or regulation in the area of privacy of personal information, including personal health information, could be enacted and what effect that could have on our operations and business. Concerns about our practices with regard to the collection, use, disclosure, or security of personal information or other privacy related matters, even if unfounded and even if we are in compliance with applicable laws, could damage our reputation and harm our business.

The Privacy Standards and Security Standards under the Health Insurance Portability and Accountability Act of 1996 (or HIPAA) establish a set of national privacy and security standards for the protection of individually identifiable health information by health plans, healthcare clearinghouses and healthcare providers (referred to as covered entities) and their business associates. Currently, only covered entities are directly subject to potential civil and criminal liability under these Standards. However, the American Recovery and Reinvestment Act of 2009 (ARRA) amends the HIPAA Privacy and Security Standards and makes certain provisions applicable to those portions of our business, such as those managing employee or plan member health information for employers or health plans, that are business associates of covered entities. Currently, we are bound by certain contracts and agreements to use and disclose protected health information in a manner consistent with the Privacy Standards and Security Standards. Beginning on February 17, 2010, some provisions of the HIPAA Privacy and Security Standards began to apply directly to us. For periods prior to that, depending on the facts and circumstances, we could potentially be subject to criminal liability for aiding and abetting or conspiring with a covered entity to violate the Privacy Standards or Security Standards. As of February 17, 2010, we became directly subject to HIPAA’s criminal and civil penalties. ARRA increased civil penalty amounts for violations of HIPAA and significantly strengthens enforcement by requiring HHS to conduct periodic audits to confirm compliance and authorizing state attorneys general to bring civil actions seeking either injunctions or damages in response to violations of HIPAA Privacy and Security Standards that

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threaten the privacy of state residents. We cannot assure you that we will adequately address the risks created by these Standards. In addition, we are unable to predict what changes to these Standards might be made in the future or how those changes, or other changes in applicable laws and regulations, could affect our business.

Failure to maintain CME accreditation could adversely affect Medscape, LLC’s ability to provide online CME offerings

Medscape, LLC’s continuing medical education (or CME) activities are planned and implemented in accordance with the current Essential Areas and Elements and the Policies of the Accreditation Council for Continuing Medical Education, or ACCME, which oversees providers of CME credit, and other applicable accreditation standards. ACCME’s standards for commercial support of CME are intended to assure, among other things, that CME activities of ACCME-accredited providers, such as Medscape, LLC, are independent of “commercial interests,” which are defined as entities that produce, market, re-sell or distribute healthcare goods and services, excluding certain organizations. “Commercial interests,” and entities owned or controlled by “commercial interests,” are ineligible for accreditation by the ACCME.

From time to time, the ACCME revises its standards for commercial support of CME. As a result of certain past ACCME revisions, we adjusted our corporate structure and made changes to our management and operations intended to allow Medscape, LLC to provide CME activities that are developed independently from programs developed by its sister companies, which may not be independent of “commercial interests.” We believe that these changes allow Medscape, LLC to satisfy the applicable standards.

Medscape, LLC’s current ACCME accreditation expires at the end of July 2010. In order for Medscape, LLC to renew its accreditation, it will be required to demonstrate to the ACCME that it continues to meet ACCME requirements. If Medscape, LLC fails to maintain its status as an accredited ACCME provider (whether at the time of such renewal or at an earlier time as a result of a failure to comply with existing or additional ACCME standards), it would not be permitted to accredit CME activities for physicians and other healthcare professionals. Instead, Medscape, LLC would be required to use third parties to provide such CME-related services. That, in turn, could discourage potential supporters from engaging Medscape, LLC to develop CME or education-related activities, which could have a material adverse effect on our business.

Government regulation and industry initiatives could adversely affect the volume of sponsored online CME programs implemented through our Web sites or require changes to how Medscape, LLC offers CME

CME activities may be subject to government oversight or regulation by Congress, the FDA, HHS, and by state regulatory agencies. Medscape, LLC and/or the sponsors of the CME activities that Medscape, LLC accredits may be subject to enforcement actions if any of these CME activities are deemed improperly promotional, potentially leading to the termination of sponsorships.

During the past several years, educational activities, including CME, directed at physicians have been subject to increased governmental scrutiny to ensure that sponsors do not influence or control the content of the activities. In response, pharmaceutical and medical device companies have developed and implemented internal controls and procedures that promote adherence to applicable regulations and requirements. In implementing these controls and procedures, supporters of CME may interpret the regulations and requirements differently and may implement varying procedures or requirements. These controls and procedures:

•	may discourage pharmaceutical companies from providing grants for independent educational activities;

•	may slow their internal approval for such grants;

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•	may reduce the volume of sponsored educational programs that Medscape, LLC produces to levels that are lower than in the past, thereby reducing revenue; and

•	may require Medscape, LLC to make changes to how it offers or provides educational programs, including CME.

In addition, future changes to laws, regulations or accreditation standards, or to the internal compliance programs of supporters or potential supporters, may further discourage, significantly limit, or prohibit supporters or potential supporters from engaging in educational activities with Medscape, LLC, or may require Medscape, LLC to make further changes in the way it offers or provides educational activities.

Other Risks Applicable to Our Company and to Ownership of Our Securities

Negative conditions in the market for certain auction rate securities may result in WebMD incurring a loss on such investments

As of December 31, 2009, WebMD had a total of approximately $352.7 million (face value) of investments in certain auction rate securities (ARS), including investments in ARS originally made by HLTH. The ARS had a carrying value of $279.7 million as of December 31, 2009. The types of ARS investments that we own are backed by student loans, 97% of which are guaranteed under the Federal Family Education Loan Program (FFELP), and all of which had credit ratings of AAA or Aaa when purchased. We do not own any other type of ARS investments.

Since February 2008, negative conditions in the regularly held auctions for these securities have prevented holders from being able to liquidate their holdings through that type of sale. In the event that we need to or want to sell our ARS investments, we may not be able to do so until a future auction on these types of investments is successful or until a buyer is found outside the auction process. If potential buyers are unwilling to purchase the investments at their carrying amount, we would incur a loss on any such sales. In addition, the credit ratings on approximately half of the ARS investments in our portfolio have been downgraded, and there may be additional such rating downgrades in the future. If uncertainties in the credit and capital markets continue, these markets deteriorate further or ARS investments in our portfolio experience additional credit rating downgrades, there could be further fair value adjustments or other-than-temporary impairments in the carrying value of our ARS investments.

Provisions in our organizational documents and Delaware law may inhibit a takeover, which could adversely affect the value of our Common Stock

Our Restated Certificate of Incorporation and Bylaws, as well as Delaware corporate law, contain provisions that could delay or prevent a change of control or changes in our management and Board of Directors that holders of our Common Stock might consider favorable and may prevent them from receiving a takeover premium for their shares. These provisions include, for example, our classified board structure and the authorization of our Board of Directors to issue up to 50 million shares of preferred stock without a stockholder vote. In addition, our Restated Certificate of Incorporation provides that stockholders may not act by written consent and may not call special meetings. These provisions apply even if an offer to purchase our company may be considered beneficial by some of our stockholders. If a change of control or change in management is delayed or prevented, the market price of our Common Stock could decline.

If certain transactions occur with respect to our capital stock, limitations may be imposed on our ability to utilize net operating loss carryforwards and tax credits to reduce our income taxes

WebMD has substantial accumulated net operating loss (NOL) carryforwards and tax credits available to offset taxable income in future tax periods. If certain transactions occur with respect to WebMD’s capital stock (including issuances, redemptions, recapitalizations, exercises of options, conversions of convertible

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debt, purchases or sales by 5%-or-greater shareholders and similar transactions) that result in a cumulative change of more than 50% of the ownership of capital stock over a three-year period (as determined under rules prescribed by the U.S. Internal Revenue Code and applicable Treasury regulations), an annual limitation would be imposed with respect to the ability to utilize WebMD’s NOL carryforwards and federal tax credits.

In November 2008, HLTH repurchased shares of its common stock in a tender offer. The tender offer resulted in a cumulative change of more than 50% of the ownership of HLTH’s capital, as determined under the applicable rules and regulations. As a result of this ownership change, there is an annual limitation imposed on the ability to utilize our NOL carryforwards and federal tax credits.

Because substantially all of WebMD’s NOL carryforwards have already been reduced by a valuation allowance for financial accounting purposes, we would not expect an annual limitation on the utilization of the NOL carryforwards to significantly reduce the net deferred tax asset, although the timing of cash flows may be impacted to the extent any such annual limitation deferred the utilization of NOL carryforwards to future tax years.

We may not be successful in protecting our intellectual property and proprietary rights

Our intellectual property and proprietary rights are important to our businesses. The steps that we take to protect our intellectual property, proprietary information and trade secrets may prove to be inadequate and, whether or not adequate, may be expensive. We rely on a combination of trade secret, patent and other intellectual property laws and confidentiality procedures and non-disclosure contractual provisions to protect our intellectual property. We cannot assure you that we will be able to detect potential or actual misappropriation or infringement of our intellectual property, proprietary information or trade secrets. Even if we detect misappropriation or infringement by a third party, we cannot assure you that we will be able to enforce our rights at a reasonable cost, or at all. In addition, our rights to intellectual property, proprietary information and trade secrets may not prevent independent third-party development and commercialization of competing products or services.

Third parties may claim that we are infringing their intellectual property, and we could suffer significant litigation or licensing expenses or be prevented from providing certain services, which may harm our business

We could be subject to claims that we are misappropriating or infringing intellectual property or other proprietary rights of others. These claims, even if not meritorious, could be expensive to defend and divert management’s attention from our operations. If we become liable to third parties for infringing these rights, we could be required to pay a substantial damage award and to develop non-infringing technology, obtain a license or cease selling the products or services that use or contain the infringing intellectual property. We may be unable to develop non-infringing products or services or obtain a license on commercially reasonable terms, or at all. We may also be required to indemnify our customers if they become subject to third-party claims relating to intellectual property that we license or otherwise provide to them, which could be costly.

Acquisitions, business combinations and other transactions may be difficult to complete and, if completed, may have negative consequences for our business and our security holders

WebMD has been built, in part, through acquisitions. We intend to continue to seek to acquire or to engage in business combinations with companies engaged in complementary businesses. In addition, we may enter into joint ventures, strategic alliances or similar arrangements with third parties. These transactions may result in changes in the nature and scope of our operations and changes in our financial condition. Our success in completing these types of transactions will depend on, among other things, our ability to locate suitable candidates and negotiate mutually acceptable terms with them, and to obtain adequate financing. Significant

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competition for these opportunities exists, which may increase the cost of and decrease the opportunities for these types of transactions. Financing for these transactions may come from several sources, including:

•	cash and cash equivalents on hand and marketable securities;

•	proceeds from the incurrence of indebtedness; and

•	proceeds from the issuance of common stock, preferred stock, convertible debt or of other securities.

The issuance of additional equity or debt securities could:

•	cause substantial dilution of the percentage ownership of our stockholders at the time of the issuance;

•	cause substantial dilution of our earnings per share;

•	subject us to the risks associated with increased leverage, including a reduction in our ability to obtain financing or an increase in the cost of any financing we obtain;

•	subject us to restrictive covenants that could limit our flexibility in conducting future business activities; and

•	adversely affect the prevailing market price for our outstanding securities.

We do not intend to seek security holder approval for any such acquisition or security issuance unless required by applicable law, regulation or the terms of then existing securities.

Our business will suffer if we fail to successfully integrate acquired businesses and technologies or to assess the risks in particular transactions

We have in the past acquired, and may in the future acquire, businesses, technologies, services, product lines and other assets. The successful integration of the acquired businesses and assets into our operations, on a cost-effective basis, can be critical to our future performance. The amount and timing of the expected benefits of any acquisition, including potential synergies between our company and the acquired business, are subject to significant risks and uncertainties. These risks and uncertainties include, but are not limited to, those relating to:

•	our ability to maintain relationships with the customers of the acquired business;

•	our ability to retain or replace key personnel;

•	potential conflicts in sponsor or advertising relationships or in relationships with strategic partners;

•	our ability to coordinate organizations that are geographically diverse and may have different business cultures; and

•	compliance with regulatory requirements.

We cannot guarantee that any acquired businesses will be successfully integrated with our operations in a timely or cost-effective manner, or at all. Failure to successfully integrate acquired businesses or to achieve anticipated operating synergies, revenue enhancements or cost savings could have a material adverse effect on our business, financial condition and results of operations.

Although our management attempts to evaluate the risks inherent in each transaction and to value acquisition candidates appropriately, we cannot assure you that we will properly ascertain all such risks or that acquired businesses and assets will perform as we expect or enhance the value of our company as a whole. In addition, acquired companies or businesses may have larger than expected liabilities that are not covered by the indemnification, if any, that we are able to obtain from the sellers.

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We may not be able to raise additional funds when needed for our business or to exploit opportunities

Our future liquidity and capital requirements will depend upon numerous factors, including the success of our service offerings, market developments, and repurchases of our common stock. We may need to raise additional funds to support expansion, develop new or enhanced applications and services, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. If required, we may raise such additional funds through public or private debt or equity financing, strategic relationships or other arrangements. There can be no assurance that such financing will be available on acceptable terms, if at all, or that such financing will not be dilutive to our stockholders.

As widely reported, financial markets experienced extreme disruption during portions of 2008 and 2009, including volatility in the prices of securities and severely diminished liquidity and availability of credit. Financing may continue to be difficult to obtain on acceptable terms, and we could be forced to cancel or delay investments or transactions that we would otherwise have made.

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ANNEX H

Explanation of Non-GAAP Financial Measures

Annex D above (the “MD&A”) includes both financial measures in accordance with U.S. generally accepted accounting principles, or GAAP, as well as non-GAAP financial measures. The non-GAAP financial measures represent earnings before interest, taxes, non-cash and other items (which we refer to as “Adjusted EBITDA”) and related per share amounts. Adjusted EBITDA should be viewed as supplemental to, and not as an alternative for, “consolidated income (loss) from continuing operations” or “net (loss) income attributable to Company stockholders” calculated in accordance with GAAP. The MD&A also includes reconciliations of non-GAAP financial measures to GAAP financial measures.

Adjusted EBITDA is used by our management as an additional measure of our company’s performance for purposes of business decision-making, including developing budgets, managing expenditures, and evaluating potential acquisitions or divestitures. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in our company’s financial results that may not be shown solely by period-to-period comparisons of consolidated income (loss) from continuing operations or net (loss) income attributable to Company stockholders. In addition, we use Adjusted EBITDA in the incentive compensation programs applicable to many of our employees in order to evaluate our company’s performance. Our management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, particularly those items that are recurring in nature. In order to compensate for those limitations, management also reviews the specific items that are excluded from Adjusted EBITDA, but included in consolidated income (loss) from continuing operations or net (loss) income attributable to Company stockholders, as well as trends in those items. The amounts of those items are set forth, for the applicable periods, in the reconciliations of Adjusted EBITDA to consolidated income (loss) from continuing operations or to net (loss) income attributable to Company stockholders that accompany our press releases and disclosure documents containing non-GAAP financial measures, including the reconciliations contained in the MD&A.

We believe that the presentation of Adjusted EBITDA is useful to investors in their analysis of our results for reasons similar to the reasons why our management finds it useful and because it helps facilitate investor understanding of decisions made by management in light of the performance metrics used in making those decisions. In addition, as more fully described below, we believe that providing Adjusted EBITDA, together with a reconciliation of Adjusted EBITDA to consolidated income (loss) from continuing operations or to net (loss) income attributable to Company stockholders, helps investors make comparisons between our company and other companies that may have different capital structures, different effective income tax rates and tax attributes, different capitalized asset values and/or different forms of employee compensation. However, Adjusted EBITDA is intended to provide a supplemental way of comparing our company with other public companies and is not intended as a substitute for comparisons based on “consolidated income (loss) from continuing operations” or “net (loss) income attributable to Company stockholders” calculated in accordance with GAAP. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable SEC rules.

The following is an explanation of the items excluded by us from Adjusted EBITDA but included in consolidated income (loss) from continuing operations:

•	Depreciation and Amortization. Depreciation and amortization expense is a non-cash expense relating to capital expenditures and intangible assets arising from acquisitions that are expensed on a straight-line basis over the estimated useful life of the related assets. We exclude depreciation and amortization expense from Adjusted EBITDA because we believe that (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired tangible and intangible assets. Accordingly, we believe that this

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exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that the use of tangible and intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.

•	Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards to employees. We believe that excluding the effect of stock-based compensation from Adjusted EBITDA assists management and investors in making period-to-period comparisons in its operating performance because (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Additionally, we believe that excluding stock-based compensation from Adjusted EBITDA assists management and investors in making meaningful comparisons between our operating performance and the operating performance of other companies that may use different forms of employee compensation or different valuation methodologies for their stock-based compensation. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future.

•	Non-Cash Advertising Expense. This expense relates to the usage of non-cash advertising obtained from News Corporation (“Newscorp”) in exchange for equity securities issued in 2000. The advertising was available only on various Newscorp properties, primarily its television network and cable channels, without any cash cost to us and expired in 2009. We exclude this expense from Adjusted EBITDA (i) because it is a non-cash expense, (ii) because it is incremental to other non-television cash advertising expense that we may otherwise incur and (iii) to assist management and investors in comparing its operating results over multiple periods. Investors should note that it is likely that we derived some benefit from such advertising.

•	Interest Income and Expense. Interest income is associated with the level of marketable debt securities and other interest bearing accounts in which we invest, as well as with interest expense arising from our company’s capital structure (including non-cash interest expense relating to our convertible notes). Interest income and expense varies over time due to a variety of financing transactions and due to acquisitions and divestitures that we have entered into or may enter into in the future. We have, in the past, issued convertible debentures, repurchased shares in cash tender offers and repurchased shares and convertible debentures through other repurchase transactions, and completed the divestiture of certain businesses. We exclude interest income and interest expense from Adjusted EBITDA (i) because these items are not directly attributable to the performance of our business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different capital structures. Investors should note that interest income and expense will recur in future periods.

•	Income Tax Provision (Benefit). We maintain a valuation allowance on a portion of our net deferred tax assets (including our net operating loss carryforwards), the amount of which may change from quarter to quarter based on factors that are not directly related to our results for the quarter. The valuation allowance is either reversed through the statement of operations or additional paid-in capital. The timing of such reversals has not been consistent and as a result, our income tax expense can fluctuate significantly from period to period in a manner not directly related to our operating performance. We exclude the income tax provision (benefit) from Adjusted EBITDA (i) because we believe that the income tax provision (benefit) is not directly attributable to the underlying performance of our business operations and, accordingly, its exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in

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making comparisons to companies with different tax attributes. Investors should note that income tax provision (benefit) will recur in future periods.

•	Other Items. We engage in other activities and transactions that can impact our overall consolidated income (loss) from continuing operations. These other items included, but were not limited to, (i) legal expenses relating to the on-going Department of Justice investigation, (ii) equity in earnings of EBS Master LLC, which represented 48% of EBS’s income through February 8, 2008, (iii) gain on repurchases of our convertible notes, (iv) a reduction of certain sales and use tax contingencies resulting from the expiration of certain applicable statutes of limitations, (v) advisory expenses relating to the merger of HLTH Corporation into our company in 2009 and, in the prior year, relating to consideration of strategic alternatives, (vi) gain on sale from the sale of the remaining 48% ownership interest in EBS Master LLC, (vii) loss on the impairment of auction rate securities, and (viii) restructuring charge. We exclude these other items from Adjusted EBITDA because we believe these activities or transactions are not directly attributable to the performance of our business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that some of these other items may recur in future periods.

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WEBMD HEALTH CORP.
ANNUAL MEETING OF STOCKHOLDERS
October 21, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Anthony Vuolo, Lewis H. Leicher and Douglas W. Wamsley as proxies, each with full power of substitution, to represent the undersigned and to vote all shares of stock which the undersigned is entitled in any capacity to vote at the 2010 Annual Meeting of Stockholders of WEBMD HEALTH CORP., to be held at the W NEW YORK — Union Square, 201 Park Avenue South, New York, New York 10003, on October 21, 2010, at 9:30 a.m., Eastern time, and at any adjournment or postponement thereof, on the matters set forth below and, in their discretion, upon all matters incident to the conduct of the Annual Meeting and upon such other matters as may properly be brought before the Annual Meeting or any adjournment or postponement thereof. This proxy revokes all prior proxies given by the undersigned.

WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER OR, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS AND NOMINEES SET FORTH BELOW.

Please date, sign and mail your proxy card in the envelope provided as soon as possible.
☒ Please mark your votes as in this example.

The Board of Directors recommends a vote FOR the election of each of the director nominees listed in Proposal 1 and FOR Proposals 2 and 3.

			WITHHOLD	FOR ALL
			AUTHORITY	EXCEPT
		FOR ALL	FOR ALL	(See instructions
		NOMINEES	NOMINEES	below)

1.	To elect the persons listed below to each serve a three-year term as a Class II director.	☐	☐	☐

NOMINEES:

	O Kevin M. Cameron	.

O Wayne T. Gattinella

O Abdool Rahim Moossa, M.D.

O Stanley S. Trotman, Jr.

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •)

		FOR	AGAINST	ABSTAIN
2.	To ratify and approve an amendment to WebMD’s Amended and Restated 2005 Long-Term Incentive Plan to increase the number of shares of WebMD Common Stock issuable under that Plan by 2,600,000 shares.	☐	☐	☐

3.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2010.	☐	☐	☐

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and Proxy Statement.

Signature:	Signature:
Date:	Date:

NOTE:	Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If the signer is a corporation, please print the full corporate name and the full title of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and the full title of the duly authorized person executing on behalf of the partnership.